                                                       Registration Nos. 2-98326
                                                                        811-4323

                                    EX-99.14
             NEW ENGLAND FUNDS, L.P. TAX SHELTERED CUSTODIAL ACCOUNT
           AGREEMENT; NEW ENGLAND FUNDS, L.P. KEOGH PLAN; NEW ENGLAND
            FUNDS, L.P. SIMPLIFIED EMPLOYEE PENSION PLAN; NEW ENGLAND
          FUNDS, L.P. INDIVIDUAL RETIREMENT PLAN PROTOTYPE; NEW ENGLAND
                  FUNDS, L.P. 401(K) PLAN PROTOTYPE

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New England Funds, L.P.Tax-Sheltered Custodial Account Agreement
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This Tax-Sheltered Custodial Account Agreement (the "Agreement") is intended to establish a separate investment custodial account under a qualified Tax Sheltered Annuity Program (the "TSA Program") sponsored by the Employer under
Section 403(b) of the Internal Revenue Code (the "Code"). The Employer, Participant and Custodian agree that the custodial account is intended to satisfy the requirements of Section 403(b)(7) of the Code, and that Contributions made thereto by the Employer on behalf of the Participant will be accepted by the Custodian for investment in mutual fund shares for the benefit of the Participant and/or his Beneficiaries. The Employer, Participant and Custodian agree to perform any and all acts, and to execute any and all documents which may be necessary or desirable for the proper administration of this Agreement or any of its provisions.
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ARTICLE I

Definition of Terms

Where used in this Agreement, the following words and phrases shall have the following meanings unless the context clearly indicates otherwise. Singular nouns may include the plural and the masculine gender the feminine, as appropriate.

1.01 "Beneficiary" shall mean a person or entity designated by a Participant to receive benefits from the Participant Account upon the death of the Participant. In the case of a married Participant, the Beneficiary shall be his Spouse unless the designation of a non-Spouse Beneficiary is consented to by the Spouse in accordance with Section 5.08 of this Agreement.

1.02 "Code" shall mean the Internal Revenue Code of 1986, and regulations thereunder, as amended from time to time.

1.03 "Contributions" shall mean any amount received by the Custodian for investment under this Agreement, including Salary Reduction
   Contributions, Employer Contributions, and contributions resulting from a rollover and/or a transfer as provided for in Article III of this Agreement.

1.04 "Custodian" shall mean the State Street Bank and Trust Company, or any qualified successor custodian which meets the requirements of Section 6.01 of this Agreement.

1.05 "Employee" shall mean a person who performs services for the Employer and who is eligible to participate in the Employer's TSA program. A plan which provides for Employer contributions may not require as a condition of participation, that an employee complete a period of service with the employer extending beyond the later of the following dates

   (i) The date on which the employee attains the age of 21; or

   (ii) The date on which the employee completes one year of service.

1.06 "Employer" shall mean the Employer named in the Employer Affiliation Agreement, who must be an eligible organization under Section 403(b)(1)(A) of the Code for purposes of purchasing tax sheltered annuities for its eligible Employees.

1.07 "Employer Affiliation Agreement" or "Affiliation Agreement" shall mean the agreement in which the Employer adopts this Agreement and appoints a Custodian to the custodial account established thereunder.

1.08 "Employer Contributions" shall mean contributions attributable to the Employer which are discretionary in nature and are not made pursuant to a Salary Reduction Agreement.

1.09 "New England Funds" shall mean those Massachusetts business trusts registered as open-end management investment companies for a series of mutual fund shares which may be purchased through New England Funds, L.P. The term New England Funds shall include New England Funds Trust I, New England Funds Trust II, New England Cash Management Trust and New England Tax Exempt Money Market Trust.

1.10 New England Funds, L.P., is a Massachusetts corporation which is a broker-dealer and which is an indirect subsidiary of New England Mutual Life Insurance Company.

1.11 "Participant" shall mean an Employee who is eligible to participate in the Employer's TSA program and for whom the Custodial Account under this Agreement is established.

1.12 "Participant Custodial Account" or "Participant's Account" or "Account" shall mean the custodial account established under this Agreement which is intended to satisfy the requirements of Section 401(f)(2) of the Code, under which Contributions attributable to the Employer are made for the benefit of the Participant.

1.13 "Participant Investment Application" or "Investment Application" shall mean the New England Funds form used to purchase shares of New England Funds with the Contributions made to the Custodial Account as specified by the Participant in such form.

1.14 "Salary Reduction Contributions" shall mean contributions attributable to the Employer that are made to the Participant's Account pursuant to a Salary Reduction Agreement.

1.15 "Salary Reduction Agreement" is a separate written agreement between the Employer and the Participant to either reduce the Participant's salary or forego increases so that such amounts could be contributed to the Participant's Account.

1.16 "Spouse" shall mean the Spouse of the Participant; provided, however, that to the extent required by any qualified domestic relations order (as defined in Section 414(p) of the Code), a former Spouse of the Participant shall be treated as Spouse of the Participant.

1.17 "TSA Custodial Account Agreement" or "Agreement" shall mean this Agreement, together with the Employer Affiliation Agreement and each Participant Investment Application, as hereby incorporated.

1.18 "Withdrawal" shall mean the partial liquidation of a Participant's Account by virtue of the Participant's attainment of age 591/2 or financial hardship as provided in Section 5.01 and 5.02 of this Agreement.

ARTICLE II
Establishment of Custodial Account

2.01 Participant's Custodial Account. Upon receipt of a signed Employer Affiliation Agreement, Participant Investment Application and an initial Contribution, the Custodian shall establish a separate investment account in the name of the Participant and such account shall be maintained for the exclusive benefit of the Participant and/or his Beneficiaries. The Participant's Account shall include Contributions and such assets as may be purchased by the Custodian on behalf of the Participant.

2.02 Participant's Rights are Nonforfeitable and Nontransferable. Except for fees, expenses and any other charges as described in Section 6.04 of this Agreement, the Participant's interest in the balance of his Account shall be nonforfeitable and nontransferable by the Participant. The Participant's Account shall not be subject to assignment, attachment, execution, garnishment, pledge, encumbrance, charge, other legal or equitable process, or otherwise alienable. Any attempt at such shall be void; provided, however, the Custodian shall not be precluded from complying with a qualified domestic relations order (as defined in Section 414(p) of the Code) with respect to payment of alimony and/or child support. The Participant's Account shall not be subject to the claims of the Employer's creditors.

ARTICLE III
Contributions

3.01 Discretionary Employer Contributions. The Employer may contribute to the Participant's Account an amount which has been allocated according to the allocation method specified in the Employer Affiliation Agreement which allocation shall be nondiscriminatory within the meaning of Section 403(b)(1) of the Code. Such Employer's Contributions shall be subject to the following limitations:

   (A) Payment. Employer Contributions made under this Agreement must be paid to the Custodian in one or more installments not later than December 31 of each calendar year.

   (B) Nonforfeitable. Such Employer Contributions shall be fully vested and nonforfeitable when made to the Participant's Account.

   (C) Participant's Investment Direction. Employer Contributions shall be under the investment direction of the Participant in accordance with Section
       4.02 of this Agreement.

   (D) Excess Contributions Resulting from Employer Contributions. In the event the nondiscriminatory testing under Section 403(b)(12) of the Code results in excess contributions in the Participant's Account, the Employer must notify the Participant of such excess amounts and must instruct the Participant to withdraw such amounts (and any earnings thereon) as Excess Contributions in the manner prescribed in Section 3.08 of this Agreement.

3.02 Salary Reduction Contributions. The Employer shall make available to all eligible Employees the opportunity to make Salary Reduction Contributions on a basis that does not favor highly compensated Employees within the meaning of Code Section 414(q). Each Participant may make Salary Reduction Contributions by electing to reduce annually his or her salary by more than $200 under a written Salary Reduction Agreement. Any such Salary Reduction Agreement shall provide that the Participant agrees to forego an increase in salary or to accept a reduction in salary from the Employer, equal to any whole percentage or dollar amount of her/his Compensation per payroll period, but in no event shall the maximum deferral amount under such agreement exceed the dollar limitations described in Section 3.03 of this Agreement. While such Agreement is in effect, the Employer will make Salary Reduction Contributions to the Participant's Account on behalf of the Participant in an amount equal to the total amount by which the Participant's salary is reduced pursuant to the Salary Reduction Agreement.

3.03 Limitation of the Salary Reduction Agreement. A Salary Reduction Agreement to which the Participant's Account relates shall be subject to the following additional limitations:

   (A) The maximum deferral amount under a Salary Reduction Agreement cannot exceed $9500 for any given taxable year of the Participant, except that such Participant, if eligible, may increase the maximum deferral amount in accordance with the special election available under Section 402(g)(8) of the Code. Any Salary Reduction Contributions in excess of $9500 shall be treated by the Custodian as permissible increases available to the Participant under Section 402(g)(8) of the Code, unless otherwise directed by the Participant to treat such amounts as Excess Deferrals under Section 3.08 of this Agreement.

                                       1
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   (B) Any Salary Reduction Agreement between the Employer and the Participant shall be irrevocable only as to amounts earned by the Participant after such agreement becomes effective.

   (C) The Participant may not make more than one Salary Reduction Agreement with the Employer during any taxable year of the Participant.

   (D) Any such Salary Reduction Agreement may be terminated as of the end of any payroll period by either the Employer or Participant. (E) Salary Reduction Contributions shall be fully vested and nonforfeitable when made to the Participant's Account.

3.04 Annual Contribution Limit. The annual contribution limit applicable to the sum of Employer Contributions and Salary Reduction Contributions made in any taxable year of the Participant, may not exceed the Participant's exclusion allowance, as defined in Section 403(b)(2) of the Code, except that such Participant may elect to have the exclusion allowance determined under
   Section 415(c) of the Code. The Participant shall be responsible for computing his exclusion allowance under Sections 403(b)(2), or if applicable, under Section 415(c) of the Code, and shall promptly notify the Custodian when the sum of Employer Contributions and Salary Reduction Contributions exceeds the applicable exclusion allowance of the Participant. In that event, the Participant shall direct the Custodian to distribute the amounts in excess of the exclusion allowance as Excess Contributions under Section 3.08 of this Agreement.

3.05 Transfers to and from Other Accounts. With the consent of the Custodian, the proceeds from an existing annuity contract or custodial account described in Section 403(b) of the Code may be transferred into the Participant's Account. However, the balance of the Participant's Account may only be transferred into another custodial account described in Section 403(b)(7) of the Code unless otherwise permitted by law, regulation or administrative pronouncement. Any transfer described in this Section shall be made only after receipt of documents reasonably required by the Custodian to effect the transfer.

3.06 Rollover Contributions. The Participant may make a rollover contribution to the Participant's Account to the extent that such contribution qualifies in all respects as a rollover contribution within the meaning of Section 403(b)(8) of the Code or any other applicable provisions of the Code in effect at the time the contribution is made. Rollover contributions shall be accepted by the Custodian upon receipt of documents reasonably required by the Custodian to effect the rollover into the Participant's Account.

3.07 Receipt and Acceptance of Contributions. Contributions attributable to the Employer and Contributions resulting from transfers and roll-overs made pursuant to Sections 3.05 and 3.06 of this Agreement, shall be credited to the Participant's Account upon receipt by the Custodian and shall be invested in accordance with the provisions of Article IV.

3.08 Responsibility for Excess Deferrals and Excess Contributions. The Participant shall be responsible for determining the maximum deferral amount described in Section 3.03 of this Agreement, the annual contribution limit as described in Section 3.04 of this Agreement, and for making the elections related thereto under Sections 402(g), 403(b), and/or 415(c) of the Code. In the event that there are amounts in excess of the permissible limits described in Sections 3.03 and 3.04 of this Agreement, the Participant shall direct the Custodian to treat such excess as either Excess Deferrals or Excess Contributions.

   (A) Excess Deferrals. For purposes of this Agreement, Excess Deferrals shall mean Salary Reduction Contributions made in a given taxable year in excess of $9500 which are not treated by the Participant as permissible increases to the maximum deferral amount provided under Section 402(g) of the Code. The Participant shall direct the Custodian in writing no later than April 1st of the following tax year to which the Excess Deferrals relate, to distribute such Excess Deferrals and earnings thereon no later than April 15th of that year. If the Participant fails to notify the Custodian on a timely basis and the Excess Deferrals and earnings thereon are not distributed as of that April 15th, the Participant shall report such amounts to the Internal Revenue Service as income both in the year the Excess Deferrals arose and in the year they are actually distributed from the Participant's Account. Such Excess Deferrals shall also reduce the Participant's future exclusion allowance.

   (B) Excess Contributions. For purposes of this Agreement, Excess Contributions shall mean all Contributions attributable to the Employer which exceed the annual contribution limit described in Section 3.04 of this Agreement. In the case of a highly compensated Participant, Excess Contributions shall also mean excess discretionary Employer Contributions as determined by the Employer pursuant to Section 3.01 of this Agreement and in accordance with Section 401(m) of the Code. The Employer shall be responsible for notifying the Participant to withdraw such excess discretionary Employer Contributions in the manner prescribed herein. The Participant shall direct the Custodian in writing no later than April 1st of the tax year following that in which the Excess Contributions were made, to distribute such Excess Contributions and earnings thereon no later than April 15 of that same year. If the Participant fails to notify the Custodian on a timely basis and such Excess Contributions and earnings thereon are not distributed as of that date, then the Participant shall report such amounts to the Internal Revenue Service as income for the year in which the Excess Contribution arose and shall be subject to any excise tax imposed by Section 4973 of the Code.

ARTICLE IV
Investment of Contributions

4.01 Types of Investments. Contributions under this Agreement shall be invested at the direction of the Participant in shares of one or more New England Funds, which shares may be purchased through New England Funds, L.P.

4.02 Participant to Direct Investments. The Participant shall direct the Custodian to invest the initial Contribution made to the Participant's Account in the manner specified in the Participant Investment Application. Thereafter, any subsequent Contributions shall be invested by the Custodian in accordance with the written instructions of the Participant.

   (A) Exchange of Shares in the New England Funds. The Participant may at any time direct the Custodian in writing to exchange any portion of shares in the New England Funds held in the Participant's Account for other shares in the New England Funds having different investment objectives, if such exchange is permitted by the current prospectus.

   (B) Limitation of Liability for Investment Losses. The Custodian shall have no duty to look beyond the written instructions received by it from the Participant and shall in no event be responsible for any loss incurred with respect to any investments made or retained in accordance with the directions of the Participant.

4.03 Reinvestment of Earnings. All income, dividends, capital gains or other earnings on the shares of New England Funds in the Participant's Account shall be reinvested in additional full and/or fractional shares of New England Funds which shall be credited to the Participant's Account. If such earnings may be received in shares or in cash, the Custodian shall elect to receive such earnings in additional shares.

4.04 Ownership of Investments. All shares in the New England Funds purchased for a Participant's Account shall be registered in the name of the Custodian or its nominee.

4.05 Information to Participants. The Custodian shall deliver in accordance with the requirements of applicable law, to the Participant any notices of Shareholders' meetings, proxies, and proxy-soliciting materials, prospectuses and annual and other reports to shareholders relating to the shares of the New England Funds held in the Participant's Account, which have been received by the Custodian with respect to such investments.

4.06 Voting Powers. With respect to shares of the New England Funds, the Participant may direct the Custodian as to the manner in which any shares (including fractional shares) or units held by the Custodian for the Participant's Account shall be voted with respect to any matters being voted upon by the entity which issued such shares. All such directions by the Participant shall be in writing, on a form approved by the Custodian, signed by the Participant and delivered to the Custodian within the time prescribed by it. The Custodian shall not vote in the absence of such directions.

ARTICLE V
Withdrawals and Liquidation

5.01 Withdrawals after Age 591/2. After the Participant has attained age 591/2, the Participant may at any time make a Withdrawal from his Account in cash by submitting a written request to the Custodian with such proof of age as the Custodian may require.

5.02 Hardship Withdrawals. If the Participant encounters financial hardship within the meaning of Section 403(b)(7)(A)(ii) of the Code, whether before or after age 591/2, the Participant may withdraw only the Salary Reduction Contributions (not including earnings thereon) made to the Participant's Account. This restriction on hardship withdrawal will not apply to the Participant's Account balance as of December 31, 1988. The Participant must submit a written request to the Custodian with evidence satisfactory to the Custodian that the Withdrawal is necessary to meet an immediate and heavy financial need of the Participant created by the hardship, and that the amount requested is not reasonably available from other resources of the Participant. Following any Withdrawal under this Section, the Custodian may refuse to accept additional Contributions to the Participant's Account in the calendar year of the Withdrawal or in the succeeding calendar year.

5.03    Liquidation of Participant's Account.

   (A) Distribution Event. The Participant may elect to have the assets in the Participant's Account fully liquidated, or may commence distribution upon any of the following events:

       (1) The Participant's attainment of age 591/2.

       (2) The Participant's becoming disabled such that he is unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which may be expected to result in death or to be of long-continued and indefinite duration, provided that the disability satisfies Section 403(b)(7)(ii) of the Code.

      (3)      The Participant's separation from service.

      (4)      The Participant's death.

   (B)Notice of the Occurrence of a Distribution Event. The Participant, the Employer or, upon death, the Participant's Beneficiary or legal representative, must provide the Custodian with written notice of the occurrence of one of the foregoing events, with any other documentation deemed necessary to effect the liquidation of a Participant's Account. In the case of disability, such documentation shall include a physician's certificate or opinion that the conditions of clause (2) above are satisfied.

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5.04    Distribution of Benefits.

   (A)Account Liquidation Methods. Except as otherwise provided below, upon proper notification of a Distribution Event as described in Section 5.03 of this Agreement, the Participant or Beneficiary may elect to liquidate the Account under one of the prescribed methods:

      (1) One lump-sum payment in cash;

      (2) Periodic Payments over a period certain in monthly, quarterly, semiannual, or annual cash installments, such payments to be provided under a cash installment plan available through the Custodian under the rules of the New England Funds whose shares are held in the Participant's Account.

5.05 Minimum Distribution Amount. The entire interest of the individual for whose benefit the contract is maintained (Participant) will be distributed or commence to be distributed, no later than the first day of April following the calendar year in which such individual attains age 701/2 (required beginning date), over (a) the life of such individual, or the lives of such individual and his or her designated beneficiary, or (b) a period certain not extending beyond the life expectancy of such individual and his or her designated beneficiary. Payments must be made in periodic payments at intervals of no longer than one year. In addition, payments must be either non-increasing or they may increase only as provided in Q&A F-3 of Section
   1.401 (a)(9)-1 of the Proposed Income Tax Regulations.

   All distributions made hereunder shall be made in accordance with the requirements of Section 401(a)(9) of the Code, including the incidental death benefit requirements of Section 401(a)(9)(G) of the Code, and the regulations thereunder, including the minimum distribution incidental benefit requirement of section 4.401(a)(9)-2 of the Proposed Income Tax Regulations.

   Life expectancy is computed by use of the expected return multiples in Tables V and VI of Section 1.72-9 of the Income Tax Regulations. Unless otherwise elected by the individual by the time distributions are required to begin, life expectancies shall be recalculated annually. Such election shall be irrevocable by the individual and shall apply to all subsequent years. The life expectancy of a non-spouse beneficiary may not be recalculated. Instead, life expectancy will be calculated using the attained age of such beneficiary during the calendar year in which the individual attains age 701/2, and payments for subsequent years shall be calculated based on such life expectancy reduced by one for each calendar year which has elapsed since the calendar year life expectancy was first calculated.

5.06  (a) Distributions beginning before death

          If the Participant dies after distribution of his or her interest has begun, the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to the individual's death.

      (b) Distributions beginning after death If the

          Participant dies before distribution of his or her interest begins distribution of the Participant's entire interest shall be completed by December 31 of the calendar year containing the fifth anniversary of the individual's death except to the extent that an election is made to receive distributions in accordance with (1) or (2) below:

          (1) If the Participant interest is payable to a designated beneficiary, then the entire interest of the Participant may be distributed over the life or over a period certain not greater than the life expectancy of the designated beneficiary commencing on or before December 31 of the calendar year immediately following the calendar year in which the Participant died.

          (2) If the designated beneficiary is the Participant's surviving spouse, the date distributions are required to begin in accordance with (1) above shall not be earlier than the later of (A) December 31 of the calendar year immediately following the calendar year in which the Participant died or (B) December 31 of the calendar year in which the Participant would have attained age 70 1/2.

          (3) If the designated beneficiary is the Participant's surviving spouse, the spouse may rollover the account into his or her Individual Retirement Account (IRA).

      (c) Life expectancy is computed by use of the expected return multiples in Tables V and VI of Section 1.72-9 of the Income Tax Regulations. For purposes of distributions beginning after the Participant's death, unless otherwise elected by the surviving spouse by the time distributions are required to begin, life expectancies shall be recalculated annually. Such election shall be irrevocable by the surviving spouse and shall apply to all subsequent years. In the case of any other designated beneficiary, life expectancies shall be calculated using the attained age of such beneficiary during the calendar year in which distributions are required to begin pursuant to this section, and payments for any subsequent calendar year shall be calculated based on such life expectancy reduced by one for each calendar year which has elapsed since the calendar year life expectancy was first calculated.

      (d)Distributions under the section are considered to have begun if distributions are made on account of the Participant reaching his or her required beginning date or if prior to the required beginning date distributions irrevocably commence to an individual over a period permitted and in an annuity form acceptable under Section 1.401(a)(9) of the Regulations.

5.07 Designation of Beneficiary by Participant. If the plan contains employer contributions, a married Participant must designate his Spouse as the Beneficiary unless such Participant obtains spousal consent to name a non-Spouse Beneficiary. Spousal consent must be given in writing by the Participant's Spouse. Further, the Spouse's consent shall be irrevocable and shall acknowledge the specific non-Spouse Beneficiary designated by the Participant, including the designation of classes of Beneficiaries. If the Participant's Spouse fails to provide written consent as to the designation of a non-Spouse Beneficiary, then one half of the Participant's account balance shall be paid automatically to the Surviving Spouse without regard to the named Beneficiary who shall be entitled to receive only the remaining half of the Participant's account balance upon the Participant's death. The Participant may change the Beneficiary designation at any time prior to his death by written instrument satisfactory to the Custodian. Such instrument shall be dated and signed by the Participant and filed with the Custodian.

5.08 Benefits Payable by Custodian. The Custodian shall have full authority to carry out the instructions of the Participant or Beneficiary for the payment of such benefits. Upon the Participant's death, the balance in the Participant's Account shall be distributed in accordance with the last valid beneficiary designation form, but to the extent such designation is not dispositive, such amounts shall be distributed to the Participant's surviving Spouse or, if none, to the Participant's estate. All beneficiary designation forms shall be considered to be part of this Agreement and shall be enforced and administered according to the laws of the State in which the Custodian is located. 5.09 Direct Rollovers and Mandatory Withholding. For distributions made on or after January 1, 1993, a distributee may elect to have any portion of an Eligible Rollover Distribution paid in a Direct Rollover to an Eligible Retirement Plan specified by the Distributee. For purposes of this Section:

   (a) "Direct Rollover" shall mean a payment by the Plan directly to an Eligible Retirement Plan.

   (b) "Distributee" shall mean an Employee or former Employee, and Employee's or former Employee's Surviving Spouse and the Employee's for former Employee's Spouse or former Spouse who is the alternate payee under a qualified Domestic Relations Order, as defined in s414(p) of the Code.

   (c)"Eligible Retirement Plan" shall mean an individual retirement account described in s408(a) of the Code, an individual retirement annuity described in s408(b) of the Code, or a tax-sheltered annuity, described in s403(b) of the Code, that accepts the Distributee's Eligible Rollover Distribution to the Surviving Spouse an "Eligible Retirement Plan" shall mean an individual retirement account or individual retirement annuity.

   (d) "Eligible Rollover Distribution" shall mean any distribution of all or any portion of the balance to credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal period (at least annually) payments made for the life (or life expectancy) of the Distributee and the Distributee's designated beneficiary, or for a specified period of 10 years or more; any distribution to the extent such distributions are required under s401(a) (9) of the Code; and the portion of any distribution that is not includible in gross income. Eligible Rollover Distributions which are not rolled over to an Eligible Retirement Plan or otherwise exempt shall be subject to mandatory Federal withholding of tax at the rate of 20%".

ARTICLE VI
Custodian

6.01 Requirements for Appointment. The Custodian and any successor Custodian appointed to serve under this Agreement must be a bank or a person who has been approved by the Commissioner of Internal Revenue under Section 1.401-12(n) of the Internal Revenue Service Regulations.

6.02 Duties. The Custodian shall be an agent for the Employer and the Participant to receive and to invest Contributions as directed by the Participant under Article IV hereof, hold and distribute such investments, and keep adequate records and report thereon relating to transactions affecting the Participant's Account, all in accordance with this Agreement. The Custodian shall file with the Internal Revenue Service returns, reports, forms or other information which may relate to Contributions and/or distributions from the Participant's Account.

   The Custodian may perform any of its administrative duties through other persons designated by the Custodian from time to time. When State Street Bank and Trust Company serves as Custodian, the Custodian intends to delegate certain administrative functions among its partially owned subsidiary, Boston Financial Data Services, Inc., and New England Funds, L.P. No such delegation or future change therein shall be considered an amendment of this Agreement.

   Not later than sixty (60) days after the close of each calendar year, after the Custodian's resignation or removal pursuant to Section 6.05 of this Agreement, or termination by the Custodian of this Agreement pursuant to
   Section 6.06, the Custodian shall provide the Participant or his Beneficiary with a written statement of the transactions in the Participant's Account during such periods, including Contributions made, dividends paid, and distributions made. The Custodian shall be released from all liability to the Participant or any third party as to matters contained in such statement unless the Participant files written objections with the Custodian within thirty (30) days after the Custodian provides such statement.

6.03 Limitations of Custodian's Liabilities and Duties. The Custodian shall be fully protected in acting or omitting to take any action, in reliance upon any order, notice, request, consent, certificate or other direction from the Employer, the Participant or their legal representatives believed by the Custodian to be genuine and properly given. If such instructions or directions are not timely received as required under this Agreement, or if received, are in the opinion of the Custodian unclear, the Custodian shall not be liable for loss of income, or decrease in value of assets, and shall not be liable for interest, pending receipt of further written instructions or other clarification. The Custodian shall not be liable and assumes no responsibility for: the determination of Contribution amounts and the collection of Contributions; the deductibility of any Contribution or its propriety under this Agreement; the purpose, propriety, amount, or timing of any distribution under the Agreement; or the selection of investments and any losses incurred, which matters are the sole responsibility of the Participant or his Beneficiary under Sections 3.03, 3.04, 3.08 and 4.02 of this Agreement.

   Furthermore, the Custodian will not be required to effect any transaction by order of the Participant or his Beneficiary unless and until the requisite written instructions specifying the occasion for such action are rendered to the Custodian. The Custodian must be furnished with any and all applications, certificates, tax waivers, signature guarantees and other documents (including proof of any legal representative's authority) deemed necessary or advisable by the Custodian to effect such transaction. The Custodian shall have no liability to the Participant or his Beneficiary for any tax penalty or other damages resulting from any inadvertent failure by the Custodian to make a distribution under this Agreement.

   The Custodian shall not be liable for interest on temporary cash balances, if any, maintained in the Account.

   The Custodian shall not be obligated or expected to commence or defend any legal action or proceeding in connection with this Agreement or such matters unless agreed upon by the Custodian and the Participant or said legal representative, and unless fully indemnified for so doing to the Custodian's satisfaction.

6.04 Fees, Expenses and Taxes; Custodian's Right to Reserve Assets in Participant's Account. The Custodian is entitled to charge the Participant's Account for reasonable expenses arising in connection with this Agreement including the fees specified on its current fee schedule, initially appearing in the Participant Investment Application. The Custodian may change such fees on thirty (30) days written notice to the Participant.

   The following shall constitute a charge to the Participant, or, at the Custodian's option, to the Participant's Account, and shall be paid from the assets held in such Account by means of liquidation of shares in the New England Funds: the Custodian's fees; and taxes incurred in connection with the investment and reinvestment of the assets of the Account; taxes that may be levied or assessed against such assets; and all other administrative expenses incurred by the Custodian in the performance of its duties including fees for legal services rendered to the Custodian.

6.05 Resignation and
   Removal. The Custodian may resign by giving at least sixty (60) days written notice to New England Funds, L.P., the Employer and the Participant. New England Funds, L.P. may remove the Custodian by giving at least sixty (60) days written notice to the Custodian. In each case, New England Funds, L.P. shall designate a successor Custodian qualified under Code Section 403(B)(7) and Regulation Section 1.401-12(n), which successor Custodian shall accept such appointment by a writing submitted to the Custodian. Upon request, the successor Custodian shall submit evidence satisfactory to the Custodian of its qualification under Regulation Section 1.401-12(n).

   Upon receipt by the Custodian of written acceptance of such appointment by the successor Custodian, the Custodian shall transfer to such successor Custodian the assets of the Participant's Account and all necessary records or copies thereof, provided that any successor Custodian shall agree not to dispose of any records without the Custodian's consent (which shall not be unreasonably withheld). The Custodian is authorized, however, to retain whatever assets it reasonably deems necessary for payment of its fees, costs and expenses, and any other liabilities which constitute a charge on or against the assets of the Participant's Account or on or against the Custodian.

   After the Custodian has transferred the assets of the Participant's Account to the successor Custodian, the Custodian shall be relieved of all further responsibility with respect to this Agreement, the Participant's Account, and the assets thereof. The Custodian shall not be liable for the acts or omissions of any successor Custodian.

6.06 Termination by Custodian. The Custodian may terminate this Agreement if, within sixty (60) days after its resignation or removal pursuant to Section
   6.05 hereof, New England Funds, L.P. has not appointed a successor Custodian which has accepted such appointment. Termination of this Agreement shall be effected by written notice to the Employer and the Participant and by distributing all assets in the Participant's Account in cash or in kind to the Participant (or, at the Participant's request, to another custodial account established under Section 403(b)(7) of the Code), or, in the event of his death, to his Beneficiary or Beneficiaries, subject to the Custodian's right to certain expense charges under Section 6.04 of this Agreement.

ARTICLE VII Amendment and Termination

7.01 Amendment.

   (A)Amendments to Comply with Law. New England Funds, L.P. may, with the approval of the Custodian, amend this Agreement and the documents incorporated herein, including retroactive amendment, to conform to the requirements of Section 403(b) of the Code or any other law or regulation affecting this Agreement. The Employer and Participant shall be deemed to have consented to any such amendment. New England Funds, L.P. shall give prompt written notice to the Employer and the Participant of any such amendment. However, New England Funds, L.P. has no affirmative obligation to so amend the Agreement.

   (B)Other Amendments. Any amendment other than an amendment described in paragraph (A) above may be proposed by New England Funds, L.P., the Employer or the Custodian, and shall be effective if agreed to in writing by New England Funds, L.P., the Employer and the Custodian.

   (C)Limitations. Notwithstanding the above provisions concerning amendments, no amendment of this Agreement shall be made which would:

       (1) Cause or permit any part of the assets in the Participant's Account to be diverted to purposes other than for the exclusive benefit of the Participant or his Beneficiary or cause or permit any portion of such assets to revert to or become the property of the Employer;

       (2) Place any greater burden on the Custodian without its written consent;

       (3) Retroactively deprive the Participant or his Beneficiary of any benefit to which he was entitled under this Agreement by reason of Contributions made prior to the effective date of the amendment, unless such amendment is necessary to conform the Agreement to, or satisfy the conditions of any law, governmental regulation or ruling, or to permit the Participant's Account to meet the requirements of
          Section 403(b)(7) of the Code.

7.02 Termination of Agreement.

   (A)The Participant or the Employer may terminate this Agreement at any time by an instrument in writing delivered to the Custodian. Such termination shall not be effective until and unless the Custodian receives written instructions from the Participant or the Employer directing that the assets in the Participant's Account be transferred to another custodial account established under Section 403(b)(7) of the Code, and receives a formal acceptance letter from a successor Custodian qualified under
      Section 1.041-12(n) of the Regulations.

   (B)This Agreement shall not terminate if the Employer named in the Affiliation Agreement is succeeded by an Employer which meets the requirements of Section 1.06, and such successor elects in writing with the written acceptance of the Custodian, to continue the Agreement.

   (C)If it is determined by the Internal Revenue Service that this Agreement, after initially meeting the requirements of Section 403(b)(7) of the Code, no longer meets those requirements, this Agreement shall terminate. The assets which are derived from Contributions made while the Agreement met the requirements of Section 403(b)(7) of the Code, and earnings thereon, shall continue to be held by the Custodian until written instructions are received either to transfer the assets of the Participant's Account in accordance with the preceding Paragraph (A), or to distribute such assets to the Participant or Beneficiary. Such transfer on distribution will occur to the Participant within thirty (30) days following the Custodian's receipt of notice of such failure from the Employer or the Participant, subject to the Custodian's right to deduct fees and expenses under Section
      6.04 of this Agreement.

7.03 Termination of Distribution. This Agreement shall terminate when all assets held in the Participant's Account have been distributed to the Participant or Beneficiary.

ARTICLE VIII
Miscellaneous

8.01 Agreement Neither Creates Nor Modifies Contract of Employment. This Agreement shall not be deemed to create or modify any contract of employment between the Employer and the Participant.

8.02 Successors. This Agreement shall be binding upon the heirs, executors, administrators, successors and assigns of any and all parties hereto whether present or future.

8.03 Applicable Law. This Agreement is accepted by the Custodian in, and shall be construed and administered in accordance with laws of, the State in which the Custodian is located.

8.04 New England Funds, L.P. Not Party. Neither New England Funds, L.P. nor New England Funds whose shares are issued in connection with this Agreement shall be considered to be a party to this Agreement; they shall be fully protected in acting in accordance with any written direction of the Custodian and shall not be required to question any actions directed by the Custodian, except as otherwise required by law. Neither New England Funds, L.P. nor any New England Funds whose shares are issued in connection with this Agreement shall be responsible for the propriety of Contributions, distributions or investment losses under this Agreement. Under no circumstances will New England Funds, L.P. or any of the New England Funds be a fiduciary within the meaning of Section 3(21) of the Employee Retirement Income Security Act of 1974 with respect to the Participant's Account or any plan maintained by the Employer.

8.05 Cooperation in Carrying Out Agreement. The parties to this Agreement and all persons claiming any interest whatsoever hereunder agree to perform any and all acts and to execute any and all documents and paper which may be necessary or desirable for the proper administration of this Agreement or any of its provisions.

8.06 Construction. No provision of this Agreement, including the documents incorporated herein by reference, shall be construed to conflict with any provision of Treasury Department or Internal Revenue Service regulations, rulings, releases or other orders which affects its qualification under
   Section 403(b)(7) of the Code. It is intended that this Agreement, including said documents, shall be construed in a manner consistent with that purpose. Subject to the foregoing provisions of this Paragraph, in the event of any conflict between this Custodial Agreement and the Employer Affiliation Agreement or the Participant Investment Application, the provisions of this Custodial Agreement shall prevail.

8.07 Tax Treatment. Neither the Custodian, New England Funds, L.P., nor any of the New England Funds have any responsibility with respect to such tax treatment of any Contributions to or distributions from the Participant's Account, nor shall any term or provision of this Agreement be construed so as to place any such responsibility upon any one of them. Furthermore, the Employer and/or the Participant shall have sole responsibility for filing with the Internal Revenue Service and/or any other government agency such returns, reports, forms, and other information as may be required of them.

8.08 Notice. Any notice from the Custodian to the Participant pursuant to this Agreement shall be effective if sent by first class mail to the address specified in the Participant Investment Application until the Participant specifies a different address in a form acceptable to the Custodian. Any notice from the Participant or Employer to the Custodian pursuant to this Agreement shall be by first class mail addressed to its home office.

8.09 Change of Name and Address. The Participant shall notify the Custodian in writing of any change of name or address within thirty
   (30) days of such change.

8.10 Separability. If any provision of this Agreement shall be held invalid or illegal for any reason, such determination shall not affect any remaining provisions of this Agreement, but this Agreement shall be construed and enforced as if such invalid or illegal provision had never been included in this Agreement.

QUALIFIED RETIREMENT PLAN AND TRUST
Defined Contribution Basic Plan Document  03

SECTION ONE       DEFINITIONS
The following words and phrases when used in the Plan with initial capital letters shall, for the purpose of this Plan, have the meanings set forth below unless the context indicates that other meanings are intended:

1.01     Adoption Agreement
         Means the document executed by the Employer through which it adopts the Plan and Trust and thereby agrees to be bound by all terms and conditions of the Plan and Trust.

1.02     Basic Plan Document
         Means this prototype Plan and Trust document.

1.03     Break in Eligibility Service
         Means a 12 consecutive month period which coincides with an Eligibility Computation Period during which an Employee fails to complete more than 500 Hours of Service (or such lesser number of Hours of Service specified in the Adoption Agreement for this purpose).

1.04     Break in Vesting Service
         Means a Plan Year during which an Employee fails to complete more than 500 Hours of Service (or such lesser number of Hours of Service specified in the Adoption Agreement for this purpose).

1.05     Code
         Means the Internal Revenue Code of 1986 as amended from time-to-time.

1.06     Compensation
         For Plan Years beginning on or after January 1, 1989, the following definition of Compensation shall apply:

         Compensation will mean Compensation as that term is defined in Section 3.05(E)(2) of the Plan. For any Self-Employed Individual covered under the Plan, Compensation will mean Earned Income. Compensation shall include only that Compensation which is actually paid to the Participant during the applicable period. Except as provided elsewhere in this Plan, the applicable period shall be the Plan Year unless the Employer has selected another period in the Adoption Agreement.

         Unless otherwise indicated in the Adoption Agreement, Compensation shall include any amount which is contributed by the Employer pursuant to a salary reduction agreement and which is not includible in the gross income of the Employee under Sections 125, 402(a)(8), 402(h) or 403(b) of the Code.

         For years beginning after December 31, 1988, the annual Compensation of each Participant taken into account under the Plan for any year shall not exceed $200,000. This limitation shall be adjusted by the Secretary at the same time and in the same manner as under Section 415(d) of the Code, except that the dollar increase in effect on January 1 of any calendar year is effective for years beginning in such calendar year and the first adjustment to the $200,000 limitation is effected on January 1, 1990. If a Plan determines Compensation on a period of time that contains fewer than 12 calendar months, then the annual Compensation limit is an amount equal to the annual Compensation limit for the calendar year in which the compensation period begins multiplied by the ratio obtained by dividing the number of full months in the period by 12.

         In determining the Compensation of a Participant for purposes of this limitation, the rules of Section 414(q)(6) of the Code shall apply, except in applying such rules, the term "family" shall include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the year.

         If, as a result of the application of such rules the adjusted $200,000 limitation is exceeded, then (except for purposes of determining the portion of Compensation up to the integration level if this Plan provides for permitted disparity), the limitation shall be prorated among the affected individuals in proportion to each such individual's Compensation as determined under this Section prior to the application of this limitation.

         If Compensation for any prior Plan Year is taken into account in determining an Employee's contributions or benefits for the current year, the Compensation for such prior year is subject to the applicable annual Compensation limit in effect for that prior year. For this purpose, for years beginning before January 1, 1990, the applicable annual Compensation limit is $200,000.

         Unless otherwise indicated in the Adoption Agreement, where an Employee enters the Plan (and thus becomes a Participant) on an Entry Date other than the first Entry Date in a Plan Year, his Compensation will include any such earnings paid to him during the whole of such Plan Year.

         Where this Plan is being adopted as an amendment and restatement to bring a Prior Plan into compliance with the Tax Reform Act of 1986, such Prior Plan's definition of Compensation shall apply for Plan Years beginning before January 1, 1989.

         In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the annual Compensation of each Employee taken into account under the Plan shall not exceed the OBRA '93 annual Compensation limit. The OBRA '93 annual Compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Internal Revenue Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 annual Compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

         For Plan Years beginning on or after January 1, 1994, any reference in this Plan to the limitation under Section 401(a)(17) of the Code shall mean the OBRA '93 annual Compensation limit set forth in this provision.

         If Compensation for any prior determination period is taken into account in determining an Employee's benefits accruing in the current Plan Year, the Compensation for that prior determination period is subject to the OBRA '93 annual Compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first Plan Year beginning on or after January 1, 1994, the OBRA '93 annual Compensation limit is $150,000.

1.07     Custodian
         Means an entity specified in the Adoption Agreement as Custodian or any duly appointed successor as provided in Section 5.09.

1.08     Disability
         Means the inability to engage in any substantial, gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. The permanence and degree of such impairment shall be supported by medical evidence.

1.09     Earned Income
         Means the net earnings from self-employment in the trade or business with respect to which the Plan is established, for which personal services of the individual are a material income-producing factor. Net earnings will be determined without regard to items not included in gross income and the deductions allocable to such items. Net earnings are reduced by contributions by the Employer to a qualified plan to the extent deductible under Section 404 of the Code.

         Net earnings shall be determined with regard to the deduction allowed to the Employer by Section 164(f) of the Code for taxable years beginning after December 31, 1989.

1.10     Effective Date
         Means the date the Plan becomes effective as indicated in the Adoption Agreement. However, where a separate date is stated in the Plan as of which a particular Plan provision becomes effective, such date will control with respect to that provision.

1.11     Eligibility Computation Period
         An Employee's initial Eligibility Computation Period shall be the 12 consecutive month period commencing with the date such Employee first performs an Hour of Service (employment commencement date). His subsequent Eligibility Computation Periods shall be the 12 consecutive month periods commencing on the anniversaries of his employment commencement date; provided, however, if pursuant to the Adoption Agreement, an Employee is required to complete one or less Years of Eligibility Service to become a Participant, then his subsequent Eligibility Computation Periods shall be the Plan Years commencing with the Plan Year beginning during his initial Eligibility Computation Period.

1.12     Employee
         Means any person employed by the Employer maintaining the Plan or of any other employer required to be aggregated with such Employer under Sections 414(b), (c), (m) or (o) of the Code.

         The term Employee shall also include any Leased Employee deemed to be an Employee of any Employer described in the previous paragraph as provided in Sections 414(n) or (o) of the Code.

1.13     Employer
         Means any corporation, partnership, sole-proprietorship or other entity named in the Adoption Agreement and any successor who by merger, consolidation, purchase or otherwise assumes the obligations of the Plan. A partnership is considered to be the Employer of each of the partners and a sole-proprietorship is considered to be the Employer of a sole proprietor.

1.14     Employer Contribution
         Means the amount contributed by the Employer each year as determined under this Plan.

1.15 Entry Dates Means the first day of the Plan Year and the first day of the seventh month of the Plan Year, unless the Employer has specified more frequent dates in the Adoption Agreement.

1.16     ERISA
         Means the Employee Retirement Income Security Act of 1974 as amended from time-to-time.

1.17     Forfeiture
         Means that portion of a Participant's Individual Account as derived from Employer Contributions which he or she is not entitled to receive (i.e., the nonvested portion).

1.18     Fund
         Means the Plan assets held by the Trustee or Custodian for the Participants' exclusive benefit.

1.19     Highly Compensated Employee
         The term Highly Compensated Employee includes highly compensated active employees and highly compensated former employees.

         A highly compensated active employee includes any Employee who performs service for the Employer during the determination year and who, during the look-back year: (a) received Compensation from the Employer in excess of $75,000 (as adjusted pursuant to Section 415(d) of the Code);
         (b) received Compensation from the Employer in excess of $50,000 (as adjusted pursuant to Section 415(d) of the Code) and was a member of the top-paid group for such year; or (c) was an officer of the Employer and received Compensation during such year that is greater than 50% of the dollar limitation in effect under Section 415(b)(1)(A) of the Code. The term Highly Compensated Employee also includes: (a) Employees who are both described in the preceding sentence if the term "determination year" is substituted for the term "look-back year" and the Employee is one of the 100 Employees who received the most Compensation from the Employer during the determination year; and (b) Employees who are 5% owners at any time during the look-back year or determination year.

         If no officer has satisfied the Compensation requirement of (c) above during either a determination year or look-back year, the highest paid officer for such year shall be treated as a Highly Compensated Employee.

         For this purpose, the determination year shall be the Plan Year. The look-back year shall be the 12 month period immediately preceding the determination year.

         A highly compensated former employee includes any Employee who separated from service (or was deemed to have separated) prior to the determination year, performs no service for the Employer during the determination year, and was a highly compensated active employee for either the separation year or any determination year ending on or after the Employee's 55th birthday.

         If an Employee is, during a determination year or look-back year, a family member of either a 5% owner who is an active or former Employee or a Highly Compensated Employee who is one of the 10 most Highly Compensated Employees ranked on the basis of Compensation paid by the Employer during such year, then the family member and the 5% owner or top 10 Highly Compensated Employee shall be aggregated. In such case, the family member and 5% owner or top 10 Highly Compensated Employee shall be treated as a single Employee receiving Compensation and Plan contributions or benefits equal to the sum of such Compensation and contributions or benefits of the family member and 5% owner or top 10 Highly Compensated Employee. For purposes of this Section, family member includes the spouse, lineal ascendants and descendants of the Employee or former Employee and the spouses of such lineal ascendants and descendants.

         The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of Employees in the top-paid group, the top 100 Employees, the number of Employees treated as officers and the Compensation that is considered, will be made in accordance with Section 414(q) of the Code and the regulations thereunder.

1.20     Hours of Service - Means
         A. Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer. These hours will be credited to the Employee for the computation period in which the duties are performed; and

         B. Each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. No more than 501 Hours of Service will be credited under this paragraph for any single continuous period (whether or not such period occurs in a single computation period). Hours under this paragraph shall be calculated and credited pursuant to Section 2530.200b-2 of the Department of Labor Regulations which is incorporated herein by this reference; and

         C. Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. The same Hours of Service will not be credited both under paragraph (A) or paragraph (B), as the case may be, and under this paragraph (C). These hours will be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement, or payment is made.

         D. Solely for purposes of determining whether a Break in Eligibility Service or a Break in Vesting Service has occurred in a computation period (the computation period for purposes of determining whether a Break in Vesting Service has occurred is the Plan Year), an individual who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited to such individual but for such absence, or in any case in which such hours cannot be determined, 8 Hours of Service per day of such absence. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence (1) by reason of the pregnancy of the individual, (2) by reason of a birth of a child of the individual, (3) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (4) for purposes of caring for such child for a period beginning immediately following such birth or placement. The Hours of Service credited under this paragraph shall be credited (1) in the Eligibility Computation Period or Plan Year in which the absence begins if the crediting is necessary to prevent a Break in Eligibility Service or a Break in Vesting Service in the applicable period, or (2) in all other cases, in the following Eligibility Computation Period or Plan Year.

         E. Hours of Service will be credited for employment with other members of an affiliated service group (under Section 414(m) of the Code), a controlled group of corporations (under Section 414(b) of the Code), or a group of trades or businesses under common control (under Section 414(c) of the Code) of which the adopting Employer is a member, and any other entity required to be aggregated with the Employer pursuant to Section 414(o) of the Code and the regulations thereunder.

              Hours of Service will also be credited for any individual considered an Employee for purposes of this Plan under Code Sections 414(n) or 414(o) and the regulations thereunder.

         F. Where the Employer maintains the plan of a predecessor employer, service for such predecessor employer shall be treated as service for the Employer.

         G. The above method for determining Hours of Service may be altered as specified in the Adoption Agreement.

1.21     Individual Account
         Means the account established and maintained under this Plan for each Participant in accordance with Section 4.01.

1.22     Investment Fund
         Means a subdivision of the Fund established pursuant to Section 5.05.

1.23     Key Employee
         Means any person who is determined to be a Key Employee under Section 10.08.

1.24     Leased Employee
         Means any person (other than an Employee of the recipient) who pursuant to an agreement between the recipient and any other person ("leasing organization") has performed services for the recipient (or for the recipient and related persons determined in accordance with Section 414(n)(6) of the Code) on a substantially full time basis for a period of at least one year, and such services are of a type historically performed by Employees in the business field of the recipient Employer. Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for the recipient Employer shall be treated as provided by the recipient Employer.

         A Leased Employee shall not be considered an Employee of the recipient if: (1) such employee is covered by a money purchase pension plan providing: (a) a nonintegrated employer contribution rate of at least 10% of compensation, as defined in Section 415(c)(3) of the Code, but including amounts contributed pursuant to a salary reduction agreement which are excludible from the employee's gross income under Section 125, Section 402(a)(8), Section 402(h) or Section 403(b) of the Code,
         (b) immediate participation, and (c) full and immediate vesting; and
         (2) Leased Employees do not constitute more than 20% of the recipient's nonhighly compensated work force.

1.25     Normal Retirement Age
         Means the age specified in the Adoption Agreement. However, if the Employer enforces a mandatory retirement age which is less than the Normal Retirement Age, such mandatory age is deemed to be the Normal Retirement Age. If no age is specified in the Adoption Agreement, the Normal Retirement Age shall be age 59 1/2.

1.26     Owner-Employee
         Means an individual who is a sole proprietor, or who is a partner owning more than 10% of either the capital or profits interest of the partnership.

1.27     Participant
         Means any Employee or former Employee of the Employer who has met the Plan's eligibility requirements, has entered the Plan and who is or may become eligible to receive a benefit of any type from this Plan or whose Beneficiary may be eligible to receive any such benefit.

1.28     Plan
         Means the prototype defined contribution plan adopted by the Employer. The Plan consists of this Basic Plan Document plus the corresponding Adoption Agreement as completed and signed by the Employer.

1.29     Plan Administrator
         Means the person or persons determined to be the Plan Administrator in accordance with Section 8.01.

1.30     Plan Year
         Means the 12 consecutive month period which coincides with the Employer's tax year or such other 12 consecutive month period as is designated in the Adoption Agreement.

1.31     Prior Plan
         Means a plan which was amended or replaced by adoption of this Plan document, as indicated in the Adoption Agreement.

1.32     Prototype Sponsor
         Means the entity specified in the Adoption Agreement. Such entity must meet the definition of a sponsoring organization set forth in Section
         3.07 of Revenue Procedure 89-9.

1.33     Self-Employed Individual
         Means an individual who has Earned Income for the taxable year from the trade or business for which the Plan is established; also, an individual who would have had Earned Income but for the fact that the trade or business had no net profits for the taxable year.

1.34     Separate Fund
         Means a subdivision of the Fund held in the name of a particular Participant representing certain assets held for that Participant. The assets which comprise a Participant's Separate Fund are those assets earmarked for him and those assets subject to the Participant's individual direction pursuant to Section 5.14.

1.35     Taxable Wage Base
         Means, with respect to any taxable year, the maximum amount of earnings which may be considered wages for such year under Section 3121(a)(1) of the Code.

1.36     Termination of Employment
         A Termination of Employment of an Employee of an Employer shall occur whenever his status as an Employee of such Employer ceases for any reason other than his death. An Employee who does not return to work for the Employer on or before the expiration of an authorized leave of absence from such Employer shall be deemed to have incurred a Termination of Employment when such leave ends.

1.37     Top-Heavy Plan
         This Plan is a Top-Heavy Plan for any Plan Year if it is determined to be such pursuant to Section 10.08.

1.38     Trustee
         Means an individual, individuals or corporation specified in the Adoption Agreement as Trustee or any duly appointed successor as provided in Section 5.09. Trustee shall mean Custodian in the event the financial organization named as Trustee does not have full trust powers.

1.39     Valuation Date
         Means the last day of the Plan Year and each other date designated by the Plan Administrator which is selected in a uniform and nondiscriminatory manner when the assets of the Fund are valued at their then fair market value.

1.40     Vested
         Means nonforfeitable, that is, a claim which is unconditional and legally enforceable against the Plan obtained by a Participant or his Beneficiary to that part of an immediate or deferred benefit under the Plan which arises from a Participant's Years of Vesting Service.

1.41     Year of Eligibility Service
         Means a 12-consecutive month period which coincides with an Eligibility Computation period during which an Employee completes at least 1,000 Hours of Service (or such lesser number of Hours of Service specified in the Adoption Agreement for this purpose).

1.42     Year of Vesting Service
         Means a Plan Year during which an Employee completes at least 1,000 Hours of Service (or such lesser number of Hours of Service specified in the Adoption Agreement for this purpose).

         In the case of a Participant who has 5 or more consecutive Breaks in Vesting Service, all Years of Vesting Service after such Breaks in Vesting Service will be disregarded for the purpose of determining the Vested portion of his Individual Account derived from Employer Contributions that accrued before such breaks. Such Participant's prebreak service will count in vesting the postbreak Individual Account derived from Employer Contributions only if either:

         (A) such Participant had any Vested right to any portion of his Individual Account derived from Employer Contributions at the time of his Termination of Employment; or

         (B) upon returning to service, the number of consecutive Breaks in Vesting Service is less than his number of Years of Vesting Service before such breaks.

              Separate subaccounts will be maintained for the Participant's prebreak and postbreak portions of his Individual Account derived from Employer Contributions. Both subaccounts will share in the gains and losses of the Fund.

              Years of Vesting Service shall not include any period of time excluded from Years of Vesting Service in the Adoption Agreement.

              In the event the Plan Year is changed to a new 12-month period, Employees shall receive credit for Years of Vesting Service, in accordance with the preceding provisions of this definition, for each of the Plan Years (the old and new Plan Years) which overlap as a result of such change.

SECTION TWO   ELIGIBILITY AND PARTICIPATION

2.01     Eligibility to Participate
         Each Employee of the Employer, except those Employees who belong to a class of Employees which is excluded from participation as indicated in the Adoption Agreement, shall be eligible to participate in this Plan upon the satisfaction of the age and Years of Eligibility Service requirements specified in the Adoption Agreement.

2.02     Plan Entry
         A. If this Plan is a replacement of a Prior Plan by amendment or restatement, each Employee of the Employer who was a Participant in said Prior Plan before the Effective Date shall continue to be a Participant in this Plan.

         B. An Employee will become a Participant in the Plan as of the Effective Date if he has met the eligibility requirements of
              Section 2.01 as of such date. After the Effective Date, each Employee shall become a Participant on the first Entry Date following the date the Employee satisfies the eligibility requirements of Section 2.01.

         C. The Plan Administrator shall notify each Employee who becomes eligible to be a Participant under this Plan and shall furnish him with the application form, enrollment forms or other documents which are required of Participants. The eligible Employee shall execute such forms or documents and make available such information as may be required in the administration of the Plan.


2.03     Transfer to or From Ineligible Class
         If an Employee who had been a Participant becomes ineligible to participate because he is no longer a member of an eligible class of Employees, but has not incurred a Break in Eligibility Service, such Employee shall participate immediately upon his return to an eligible class of Employees. If such Employee incurs a Break in Eligibility Service, his eligibility to participate shall be determined by Section 2.04.

         An Employee who is not a member of the eligible class of Employees will become a Participant immediately upon becoming a member of the eligible class provided such Employee has satisfied the age and Years of Eligibility Service requirements. If such Employee has not satisfied the age and Years of Eligibility Service requirements as of the date he becomes a member of the eligible class, he shall become a Participant on the first Entry Date following the date he satisfies said requirements.

2.04     Return as a Participant After Break in Eligibility Service
         A. Employee Not Participant Before Break - If an Employee incurs a Break in Eligibility Service before satisfying the Plan's eligibility requirements, such Employee's Years of Eligibility Service before such Break in Eligibility Service will not be taken into account.

         B. Nonvested Participants - In the case of a Participant who does not have a Vested interest in his Individual Account derived from Employer Contributions, Years of Eligibility Service before a period of consecutive Breaks in Eligibility Service will not be taken into account for eligibility purposes if the number of consecutive Breaks in Eligibility Service in such period equals or exceeds the greater of 5 or the aggregate number of Years of Eligibility Service before such break. Such aggregate number of Years of Eligibility Service will not include any Years of Eligibility Service disregarded under the preceding sentence by reason of prior breaks.

              If a Participant's Years of Eligibility Service are disregarded pursuant to the preceding paragraph, such Participant will be treated as a new Employee for eligibility purposes. If a Participant's Years of Eligibility Service may not be disregarded pursuant to the preceding paragraph, such Participant shall continue to participate in the Plan, or, if terminated, shall participate immediately upon reemployment.

         C. Vested Participants - A Participant who has sustained a Break in Eligibility Service and who had a Vested interest in all or a portion of his Individual Account derived from Employer Contributions shall continue to participate in the Plan, or, if terminated, shall participate immediately upon reemployment.

2.05     Determinations Under This Section
         The Plan Administrator shall determine the eligibility of each Employee to be a Participant. This determination shall be conclusive and binding upon all persons except as otherwise provided herein or by law.

2.06     Terms of Employment
         Neither the fact of the establishment of the Plan nor the fact that a common law Employee has become a Participant shall give to that common law Employee any right to continued employment; nor shall either fact limit the right of the Employer to discharge or to deal otherwise with a common law Employee without regard to the effect such treatment may have upon the Employee's rights under the Plan.

SECTION THREE         CONTRIBUTIONS
3.01     Employer Contributions
         A. Obligation to Contribute - The Employer shall make contributions to the Plan in accordance with the contribution formula specified in the Adoption Agreement. If this Plan is a profit sharing plan, the Employer shall, in its sole discretion, make contributions without regard to current or accumulated earnings or profits.

         B. Allocation Formula and the Right to Share in the Employer Contribution -

              1. General - The Employer Contribution for a Plan Year will be allocated or contributed to the Individual Accounts of qualifying Participants in accordance with the allocation or contribution formula specified in the Adoption Agreement. The Employer Contribution for any Plan Year will be allocated to each Participant's Individual Account as of the last day of that Plan Year.

                 Any Employer Contribution for a Plan Year must satisfy Section 401(a)(4) and the regulations thereunder for such Plan Year.

              2. Qualifying Participants - A Participant is a qualifying
                 Participant and is entitled to share in the Employer Contribution for any Plan Year if (1) he was a Participant on at least one day during the Plan Year, (2) if this Plan is a nonstandardized plan, he completes a Year of Vesting Service during the Plan Year and (3) where the Employer has selected the "last day requirement" in the Adoption Agreement, he is an Employee of the Employer on the last day of the Plan Year (except that this last requirement (3) shall not apply if the Participant has died during the Plan Year or incurred a Termination of Employment during the Plan year after having reached his Normal Retirement Age or having incurred a Disability). Notwithstanding anything in this paragraph to the contrary, a Participant will not be a qualifying Participant for a Plan Year if he incurs a Termination of Employment during such Plan Year with not more than 500 Hours of Service if he is not an Employee on the last day of the Plan Year. The determination of whether a Participant is entitled to share in the Employer Contribution shall be made as of the last day of each Plan Year.

              3. Special Rules for Integrated Plans - If the Employer has
                 selected the integrated contribution or allocation formula in the Adoption Agreement, then the maximum disparity rate shall be determined in accordance with the following table.

                             MAXIMUM DISPARITY RATE

Integration Level                  Money Purchase   Top-Heavy      Nontop-Heavy
                                                  Profit Sharing  Profit Sharing

Taxable Wage Base (TWB)            5.7%               2.7%            5.7%

More than $0 but not more than X*  5.7%               2.7%             5.7%

More than X* of TWB but not more
than 80% of TWB                    4.3%               1.3%              4.3%

More than 80% of TWB but not
more than TWB                      5.4%               2.4%            5.4%


  * X means the greater of $10,000 or 20% of TWB.

         C. Allocation of Forfeitures - Forfeitures for a Plan Year which arise as a result of the application of Section 6.01(D) shall be allocated as follows:

              1. Profit Sharing Plan - If this is a profit sharing plan, Forfeitures shall be allocated in the manner provided in
                  Section 3.01(B)(for Employer Contributions) to the Individual Accounts of Participants who are entitled to share in the Employer Contribution for such Plan Year.

              2. Money Purchase Pension and Target Benefit Plan - If this Plan is a money purchase pension plan or a target benefit plan, Forfeitures shall be applied towards the reduction of Employer Contributions to the Plan. However, if the Employer has indicated in the Adoption Agreement that Forfeitures shall be allocated to the Individual Accounts of Participants, then Forfeitures shall be allocated in the manner provided in
                  Section 3.01(B) (for Employer Contributions) to the Individual Accounts of Participants who are entitled to share in the Employer Contributions for such Plan Year.

         D. Timing of Employer Contribution - The Employer Contribution for each Plan Year shall be delivered to the Trustee (or Custodian, if applicable) not later than the due date for filing the Employer's income tax return for its fiscal year in which the Plan Year ends, including extensions thereof.

         E. Minimum Allocation for Top-Heavy Plans - The contribution and allocation provisions of this Section 3.01(E) shall apply for any Plan Year with respect to which this Plan is a Top-Heavy Plan.

              1. Except as otherwise provided in (3) and (4) below, the Employer
                 Contributions and Forfeitures allocated on behalf of any Participant who is not a Key Employee shall not be less than the lesser of 3% of such Participant's Compensation or (in the case where the Employer has no defined benefit plan which designates this Plan to satisfy Section 401 of the Code) the largest percentage of Employer Contributions and Forfeitures, as a percentage of the first $200,000 (increased by any cost of living adjustment made by the Secretary of Treasury or his delegate) of the Key Employee's Compensation, allocated on behalf of any Key Employee for that year. The minimum allocation is determined without regard to any Social Security contribution. This minimum allocation shall be made even though under other Plan provisions, the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the year because of (a) the Participant's failure to complete 1,000 Hours of Service (or any equivalent provided in the Plan), or (b) the Participant's failure to make mandatory Employee Contributions to the Plan, or (c) Compensation less than a stated amount.

              2. For purposes of computing the minimum allocation, Compensation shall mean Compensation as defined in Section 1.06 of the Plan.

              3. The provision in (1) above shall not apply to any Participant who was not employed by the Employer on the last day of the Plan Year.

              4. The provision in (1) above shall not apply to any Participant to the extent the Participant is covered under any other plan or plans of the Employer and the Employer has provided in the Adoption Agreement that the minimum allocation or benefit requirement applicable to Top-Heavy Plans will be met in the other plan or plans.

              5.  The minimum allocation required under this Section 3.01(E) and
                  Section 3.01(F)(1) (to the extent required to be nonforfeitable under Code Section 416(b)) may not be forfeited under Code Section 411(a)(3)(B) or 411(a)(3)(D).

         F. Special Requirements for Paired Plans - The Employer maintains paired plans if the Employer has adopted both a standardized profit sharing plan and a standardized money purchase pension plan using this Basic Plan Document.

              1. Minimum Allocation - The mandatory minimum allocation provision of Section 3.01(E) shall not apply to any Participant if the Employer maintains paired plans. Rather, for each Plan Year, the Employer will provide a minimum contribution equal to 3% of Compensation for each non-Key Employee who is entitled to a minimum contribution. Such minimum contribution will only be made to one of the Plans. If an Employee is a Participant in only one of the Plans, the minimum contribution shall be made to that Plan. If the Employee is a Participant in both Plans, the minimum contribution shall be made to the money purchase plan.

              2. Only One Plan can be Integrated - If the Employer maintains paired plans, only one of the Plans may provide for the disparity in contributions which is permitted under Section 401(l) of the Code. In the event that both Adoption Agreements provide for such integration, only the money purchase pension plan shall be deemed to be integrated.

         G. Return of the Employer Contribution to the Employer Under Special Circumstances - Any contribution made by the Employer because of a mistake of fact must be returned to the Employer within one year of the contribution.

              In the event that the Commissioner of Internal Revenue determines that the Plan is not initially qualified under the Code, any contributions made incident to that initial qualification by the Employer must be returned to the Employer within one year after the date the initial qualification is denied, but only if the application for qualification is made by the time prescribed by law for filing the Employer's return for the taxable year in which the Plan is adopted, or such later date as the Secretary of the Treasury may prescribe.

              In the event that a contribution made by the Employer under this Plan is conditioned on deductibility and is not deductible under Code Section 404, the contribution, to the extent of the amount disallowed, must be returned to the Employer within one year after the deduction is disallowed.

         H.   Omission of Participant

              1. If the Plan is a money purchase plan or a target benefit plan and, if in any Plan Year, any Employee who should be included as a Participant is erroneously omitted and discovery of such omission is not made until after a contribution by the Employer for the year has been made and allocated, the Employer shall make a subsequent contribution with respect to the omitted Employee in the amount which the Employer would have contributed with respect to that Employee had he not been omitted.

              2. If the Plan is a profit sharing plan, and if in any Plan Year, any Employee who should be included as a Participant is erroneously omitted and discovery of such omission is not made until after the Employer Contribution has been made and allocated, then the Plan Administrator must re-do the allocation (if a correction can be made) and inform the Employee. Alternatively, the Employer may choose to contribute for the omitted Employee the amount which the Employer would have contributed for him.

3.02     Employee Contributions
         This Plan will not accept nondeductible employee contributions and matching contributions for Plan Years beginning after the Plan Year in which this Plan is adopted by the Employer. Employee contributions for Plan Years beginning after December 31, 1986, together with any matching contributions as defined in Section 401(m) of the Code, will be limited so as to meet the nondiscrimination test of Section 401(m) of the Code.

         A separate account will be maintained by the Plan Administrator for the nondeductible employee contributions of each Participant.

         A Participant may, upon a written request submitted to the Plan Administrator, withdraw the lesser of the portion of his Individual Account attributable to his nondeductible employee contributions or the amount he contributed as nondeductible employee contributions.

         Employee contributions and earnings thereon will be nonforfeitable at all times. No Forfeiture will occur solely as a result of an Employee's withdrawal of employee contributions.

         The Plan Administrator will not accept deductible employee contributions which are made for a taxable year beginning after December 31, 1986. Contributions made prior to that date will be maintained in a separate account which will be nonforfeitable at all times. The account will share in the gains and losses of the Fund in the same manner as described in Section 4.03 of the Plan. No part of the deductible employee contribution account will be used to purchase life insurance. Subject to Section 6.05, joint and survivor annuity requirements (if applicable), the Participant may withdraw any part of the deductible employee contribution account by making a written application to the Plan Administrator.

3.03     Rollover Contributions
         If the Plan Administrator so permits in a uniform and nondiscriminatory manner, an Employee may contribute a rollover contribution to the Plan; provided that such Employee submits a written certification, satisfactory to the Trustee (or Custodian), that the contribution qualifies as a rollover contribution.

         A separate account shall be maintained by the Plan Administrator for each Employee's rollover contributions which will be nonforfeitable at all times. Such account will share in the income and gains and losses of the Fund in the manner described in Section 4.03 and shall be subject to the Plan's provisions governing distributions.

         For purposes of this Section 3.03, "rollover contribution" means a contribution described in Sections 402(a)(5), 403(a)(4) or 408(d)(3) of the Code or in any other provision which may be added to the Code which may authorize rollovers to the Plan.

3.04     Transfer Contributions
         If the Plan Administrator so permits in a uniform and nondiscriminatory manner, the Trustee (or Custodian, if applicable) may receive any amounts transferred to it from the trustee or custodian of another plan qualified under Code Section 401(a).

         A separate account shall be maintained by the Plan Administrator for each Employee's transfer contributions which will be nonforfeitable at all times. Such account will share in the income and gains and losses of the Fund in the manner described in Section 4.03 and shall be subject to the Plan's provisions governing distributions.

3.05     Limitation on Allocations
         A. If the Participant does not participate in, and has never participated in another qualified plan maintained by the Employer or a welfare benefit fund, as defined in Section 419(e) of the Code maintained by the Employer, or an individual medical account, as defined in Section 415(l)(2) of the Code, maintained by the Employer, which provides an annual addition as defined in Section 3.05(E)(1), the following rules shall apply:

              1. The amount of annual additions which may be credited to the Participant's Individual Account for any limitation year will not exceed the lesser of the maximum permissible amount or any other limitation contained in this Plan. If the Employer Contribution that would otherwise be contributed or allocated to the Participant's Individual Account would cause the annual additions for the limitation year to exceed the maximum permissible amount, the amount contributed or allocated will be reduced so that the annual additions for the limitation year will equal the maximum permissible amount.

              2. Prior to determining the Participant's actual compensation for the limitation year, the Employer may determine the maximum permissible amount for a Participant on the basis of a reasonable estimation of the Participant's Compensation for the limitation year, uniformly determined for all participants similarly situated.

              3. As soon as is administratively feasible after the end of the limitation year, the maximum permissible amount for the limitation year will be determined on the basis of the Participant's actual compensation for the limitation year.

              4. If pursuant to Section 3.05(A)(3) or as a result of the allocation of Forfeitures there is an excess amount, the excess will be disposed of as follows:

                  a. Any nondeductible voluntary employee contributions, to the extent they would reduce the excess amount, will be returned to the Participant;

                  b. If after the application of paragraph (a) an excess amount still exists, and the Participant is covered by the Plan at the end of the limitation year, the excess amount in the Participant's Individual Account will be used to reduce Employer Contributions (including any allocation of Forfeitures) for such Participant in the next limitation year, and each succeeding limitation year if necessary;

                  c. If after the application of paragraph (a) an excess amount still exists, and the Participant is not covered by the Plan at the end of a limitation year, the excess amount will be held unallocated in a suspense account. The suspense account will be applied to reduce future Employer Contributions (including allocation of any Forfeitures) for all remaining Participants in the next limitation year, and each succeeding limitation year if necessary;

                  d. If a suspense account is in existence at any time during a limitation year pursuant to this Section, it will not participate in the allocation of the Fund's investment gains and losses. If a suspense account is in existence at any time during a particular limitation year, all amounts in the suspense account must be allocated and reallocated to Participants' Individual Accounts before any Employer Contributions or any Employee contributions may be made to the Plan for that limitation year. Excess amounts may not be distributed to Participants or former Participants.

         B. If, in addition to this Plan, the Participant is covered under another qualified master or prototype defined contribution plan maintained by the Employer, a welfare benefit fund, as defined in
              Section 419(e) of the Code maintained by the Employer, or an individual medical account, as defined in Section 415(l)(2) of the Code, maintained by the Employer, which provides an annual addition as defined in Section 3.05(E)(1), during any limitation year, the following rules apply:

              1. The annual additions which may be credited to a Participant's
                 Individual Account under this Plan for any such limitation year will not exceed the maximum permissible amount reduced by the annual additions credited to a Participant's Individual Account under the other plans and welfare benefit funds for the same limitation year. If the annual additions with respect to the Participant under other defined contribution plans and welfare benefit funds maintained by the employer are less than the maximum permissible amount and the Employer Contribution that would otherwise be contributed or allocated to the Participant's Individual Account under this Plan would cause the annual additions for the limitation year to exceed this limitation, the amount contributed or allocated will be reduced so that the annual additions under all such plans and funds for the limitation year will equal the maximum permissible amount. If the annual additions with respect to the Participant under such other defined contribution plans and welfare benefit funds in the aggregate are equal to or greater than the maximum permissible amount, no amount will be contributed or allocated to the Participant's Individual Account under this Plan for the limitation year.

              2. Prior to determining the Participant's actual compensation for the limitation year, the Employer may determine the maximum permissible amount for a Participant in the manner described in Section 3.05(A)(2).

              3. As soon as is administratively feasible after the end of the limitation year, the maximum permissible amount for the limitation year will be determined on the basis of the Participant's actual compensation for the limitation year.

              4. If, pursuant to Section 3.05(B)(3) or as a result of the allocation of Forfeitures, a Participant's annual additions under this Plan and such other plans would result in an excess amount for a limitation year, the excess amount will be deemed to consist of the annual additions last allocated, except that annual additions attributable to a welfare benefit fund or individual medical account will be deemed to have been allocated first regardless of the actual allocation date.

              5. If an excess amount was allocated to a Participant on an allocation date of this Plan which coincides with an allocation date of another plan, the excess amount attributed to this Plan will be the product of,

                  a.  the total excess amount allocated as of such date, times

                  b. the ratio of (i) the annual additions allocated to the Participant for the limitation year as of such date under this Plan to (ii) the total annual additions allocated to the Participant for the limitation year as of such date under this and all the other qualified master or prototype defined contribution plans.

              6. Any excess amount attributed to this Plan will be disposed in the manner described in Section 3.05(A)(4).

         C. If the Participant is covered under another qualified defined contribution plan maintained by the Employer which is not a master or prototype plan, annual additions which may be credited to the Participant's Individual Account under this Plan for any limitation year will be limited in accordance with Sections 3.05(B)(1) through 3.05(B)(6) as though the other plan were a master or prototype plan unless the Employer provides other limitations in the Section of the Adoption Agreement titled "Limitation on Allocation - More Than One Plan."

         D. If the Employer maintains, or at any time maintained, a qualified defined benefit plan covering any Participant in this Plan, the sum of the Participant's defined benefit plan fraction and defined contribution plan fraction will not exceed 1.0 in any limitation year. The annual additions which may be credited to the Participant's Individual Account under this Plan for any limitation year will be limited in accordance with the Section of the Adoption Agreement titled "Limitation on Allocation - More Than One Plan."

         E. The following terms shall have the following meanings when used in this Section 3.05:

              1. Annual additions: The sum of the following amounts credited to a Participant's Individual Account for the limitation year:

                  a.  Employer Contributions,

                  b.  Employee contributions,

                  c.  Forfeitures, and

                  d. Amounts allocated, after March 31, 1984, to an individual medical account, as defined in Section 415(l)(2) of the Code, which is part of a pension or annuity plan maintained by the Employer are treated as annual additions to a defined contribution plan. Also amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits, allocated to the separate account of a key employee, as defined in Section 419A(d)(3) of the Code, under a welfare benefit fund, as defined in Section 419(e) of the Code, maintained by the Employer are treated as annual additions to a defined contribution plan.

                      For this purpose, any excess amount applied under Section 3.05(A)(4) or 3.05(B)(6) in the limitation year to reduce Employer Contributions will be considered annual additions for such limitation year.

              2. Compensation: As elected by the Employer in the Adoption Agreement (and if no election is made, Section 3401(a) wages will be deemed to have been selected), Compensation shall mean all of a Participant's:

                  a. Section 3121 wages. Wages as defined in Section 3121(a) of the Code, for purposes of calculating Social Security taxes, but determined without regard to the wage base limitation in Section 3121(a)(1), the special rules in
                      Section 3121(v), any rules that limit covered employment based on the type or location of an Employee's Employer, and any rules that limit the remuneration included in wages based on familial relationship or based on the nature or location of the employment or the services performed (such as the exceptions to the definition of employment in Section 3121(b)(1) through (20)).

                  b. Section 3401(a) wages. Wages as defined in Section 3401(a) of the Code, for the purposes of income tax withholding at the source but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Section 3401(a)(2)).

                  c. 415 safe-harbor compensation. Wages, salaries, and fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer maintaining the Plan to the extent that the amounts are includable in gross income (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, reimbursements, and expense allowances), and excluding the following:

                      1. Employer contributions to a plan of deferred compensation which are not includible in the Employee's gross income for the taxable year in which contributed, or employer contributions under a simplified employee pension plan to the extent such contributions are deductible by the Employee, or any distributions from a plan of deferred compensation;

                      2. Amounts realized from the exercise of a nonqualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

                      3. Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

                      4. Other amounts which received special tax benefits, or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity described in Section 403(b) of the Code (whether or not the amounts are actually excludible from the gross income of the Employee).

                      For any Self-Employed Individual, Compensation will mean Earned Income. For limitation years beginning after December 31, 1991, for purposes of applying the limitations of this Section 3.05, compensation for a limitation year is the compensation actually paid or includible in gross income during such limitation year.

                      Notwithstanding the preceding sentence, compensation for a Participant in a defined contribution plan who is permanently and totally disabled (as defined in Section 22(e)(3) of the Code) is the compensation such Participant would have received for the limitation year if the Participant had been paid at the rate of compensation paid immediately before becoming permanently and totally disabled; such imputed compensation for the disabled participant may be taken into account only if the Participant is not a Highly Compensated Employee (as defined in Section 414(q) of the Code) and contributions made on behalf of such Participant are nonforfeitable when made.

              3. Defined benefit fraction: A fraction, the numerator of which is the sum of the Participant's projected annual benefits under all the defined benefit plans (whether or not terminated) maintained by the Employer, and the denominator of which is the lesser of 125% of the dollar limitation determined for the limitation year under Section 415(b) and
                  (d) of the Code or 140% of the highest average compensation, including any adjustments under Section 415(b) of the Code.

                  Notwithstanding the above, if the Participant was a Participant as of the first day of the first limitation year beginning after December 31, 1986, in one or more defined benefit plans maintained by the employer which were in existence on May 6, 1986, the denominator of this fraction will not be less than 125% of the sum of the annual benefits under such plans which the participant had accrued as of the close of the last limitation year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the plan after May 5, 1986. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of Section 415 of the Code for all limitation years beginning before January 1, 1987.

               4. Defined contribution dollar limitation: $30,000 or if greater, one-fourth of the defined benefit dollar limitation set forth in Section 415(b)(1) of the Code as in effect for the limitation year.

               5. Defined contribution fraction: A fraction, the numerator of which is the sum of the annual additions to the Participant's account under all the defined contribution plans (whether or not terminated) maintained by the Employer for the current and all prior limitation years (including the annual additions attributable to the Participant's nondeductible employee contributions to all defined benefit plans, whether or not terminated, maintained by the Employer, and the annual additions attributable to all welfare benefit funds, as defined in Section 419(e) of the Code, and individual medical accounts, as defined in Section 415(l)(2) of the Code, maintained by the Employer), and the denominator of which is the sum of the maximum aggregate amounts for the current and all prior limitation years of service with the Employer (regardless of whether a defined contribution plan was maintained by the Employer). The maximum aggregate amount in any limitation year is the lesser of 125% of the dollar limitation determined under Section 415(b) and (d) of the Code in effect under Section 415(c)(1)(A) of the Code or 35% of the Participant's compensation for such year.

                  If the Employee was a participant as of the end of the first day of the first limitation year beginning after December 31, 1986, in one or more defined contribution plans maintained by the Employer which were in existence on May 6, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the defined benefit fraction would otherwise exceed 1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of (1) the excess of the sum of the fractions over 1.0 times (2) the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last limitation year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the Plan made after May 5, 1986, but using the Section 415 limitation applicable to the first limitation year beginning on or after January 1, 1987.

                  The annual addition for any limitation year beginning before January 1, 1987, shall not be recomputed to treat all employee contributions as annual additions.

              6. Employer: For purposes of this Section 3.05, Employer shall mean the Employer that adopts this Plan, and all members of a controlled group of corporations (as defined in Section 414(b) of the Code as modified by Section 415(h)), all commonly controlled trades or businesses (as defined in Section 414(c) as modified by Section 415(h)) or affiliated service groups (as defined in Section 414(m)) of which the adopting Employer is a part, and any other entity required to be aggregated with the Employer pursuant to regulations under
                  Section 414(o) of the Code.

              7. Excess amount: The excess of the Participant's annual additions for the limitation year over the maximum permissible amount.

              8. Highest average compensation: The average compensation for the three consecutive years of service with the Employer that produces the highest average.

              9. Limitation year: A calendar year, or the 12-consecutive month period elected by the Employer in the Section of the Adoption Agreement titled "Limitation on Allocation - More Than One Plan." All qualified plans maintained by the Employer must use the same limitation year. If the limitation year is amended to a different 12-consecutive month period, the new limitation year must begin on a date within the limitation year in which the amendment is made.

              10. Master or prototype plan:  A plan the form of which is the subject of a favorable opinion letter from the Internal Revenue Service.

              11. Maximum permissible amount: The maximum annual addition that may be contributed or allocated to a Participant's Individual Account under the Plan for any limitation year shall not exceed the lesser of:

                  a.  the defined contribution dollar limitation, or

                  b. 25% of the Participant's compensation for the limitation year.

                  The compensation limitation referred to in (b) shall not apply to any contribution for medical benefits (within the meaning of Section 401(h) or Section 419A(f)(2) of the Code) which is otherwise treated as an annual addition under Section 415(l)(1) or 419A(d)(2) of the Code.

                  If a short limitation year is created because of an amendment changing the limitation year to a different 12-consecutive month period, the maximum permissible amount will not exceed the defined contribution dollar limitation multiplied by the following fraction:

                      Number of months in the short limitation year
                                    12

              12. Projected annual benefit: The annual retirement benefit
                  (adjusted to an actuarially equivalent straight life annuity if such benefit is expressed in a form other than a straight life annuity or qualified joint and survivor annuity) to which the Participant would be entitled under the terms of the Plan assuming:

                  a. the Participant will continue employment until normal retirement age under the Plan (or current age, if later), and

                  b. the Participant's compensation for the current limitation year and all other relevant factors used to determine benefits under the Plan will remain constant for all future limitation years.

SECTION FOUR          INDIVIDUAL ACCOUNTS OF PARTICIPANTS AND VALUATION

4.01     Individual Accounts
         A. The Plan Administrator shall establish and maintain an Individual Account in the name of each Participant to reflect the total value of his interest in the Fund. Each Individual Account established hereunder shall consist of such subaccounts as may be needed for each Participant including:

              1. a subaccount to reflect Employer Contributions and Forfeitures allocated on behalf of a Participant;

              2. a subaccount to reflect a Participant's rollover contributions;

              3. a subaccount to reflect a Participant's transfer contributions;

              4. a subaccount to reflect a Participant's nondeductible employee contributions; and

              5. a subaccount to reflect a Participant's deductible employee contributions.

              Such subaccounts are primarily for accounting purposes, and do not necessarily require a segregation of the Fund.

         B. The Plan Administrator may establish additional accounts as it may deem necessary for the proper administration of the Plan, including, but not limited to, a suspense account for Forfeitures as required pursuant to Section 6.01(D).

4.02     Valuation of Fund
         The Fund will be valued each Valuation Date at fair market value.

4.03     Valuation of Individual Accounts
         A. Where all or a portion of the assets of a Participant's Individual Account are invested in a Separate Fund for the Participant, then the value of that portion of such Participant's Individual Account at any relevant time equals the sum of the fair market values of the assets in such Separate Fund, less any applicable charges or penalties.

         B. The fair market value of the remainder of each Individual Account is determined in the following manner:

              1. First, the portion of the Individual Account invested in each Investment Fund as of the previous Valuation Date is determined. Each such portion is reduced by any withdrawal made from the applicable Investment Fund to or for the benefit of a Participant or his Beneficiary, further reduced by any amounts forfeited by the Participant pursuant to Section 6.01(D) and further reduced by any transfer to another Investment Fund since the previous Valuation Date and is increased by any amount transferred from another Investment Fund since the previous Valuation Date. The resulting amounts are the net Individual Account portions invested in the Investment Funds.

              2. Secondly, the net Individual Account portions invested in each Investment Fund are adjusted upwards or downwards, pro rata (i.e., ratio of each net Individual Account portion to the sum of all net Individual Account portions) so that the sum of all the net Individual Account portions invested in an Investment Fund will equal the then fair market value of the Investment Fund. Notwithstanding the previous sentence, for the first Plan Year only, the net Individual Account portions shall be the sum of all contributions made to each Participant's Individual Account during the first Plan Year.

              3. Thirdly, any contributions to the Plan and Forfeitures are allocated in accordance with the appropriate allocation provisions of Section 3. For purposes of Section 4, contributions made by the Employer for any Plan Year but after that Plan Year will be considered to have been made on the last day of that Plan Year regardless of when paid to the Trustee (or Custodian, if applicable).

                  Amounts contributed between Valuation Dates will not be credited with investment gains or losses until the next following Valuation Date.

              4. Finally, the portions of the Individual Account invested in each Investment Fund (determined in accordance with (1), (2) and (3) above) are added together.

4.04     Segregation of Assets
         If a Participant elects a mode of distribution other than a lump sum, the Plan Administrator may place that Participant's account balance into a segregated Investment Fund for the purpose of maintaining the necessary liquidity to provide benefit installments on a periodic basis.

4.05     Statement of Individual Accounts
         No later than 270 days after the close of each Plan Year, the Plan Administrator shall furnish a statement to each Participant indicating the Individual Account balances of such Participant as of the last Valuation Date in such Plan Year.

4.06     Modification of Method for Valuing Individual Accounts
         If necessary or appropriate, the Plan Administrator may establish different or additional procedures (which shall be uniform and nondiscriminatory) for determining the fair market value of the Individual Accounts.

SECTION FIVE          TRUSTEE OR CUSTODIAN

5.01     Creation of Fund
         By adopting this Plan, the Employer establishes the Fund which shall consist of the assets of the Plan held by the Trustee (or Custodian, if applicable) pursuant to this Section 5. Assets within the Fund may be pooled on behalf of all Participants, earmarked on behalf of each Participant or be a combination of pooled and earmarked. To the extent that assets are earmarked for a particular Participant, they will be held in a Separate Fund for that Participant.

         No part of the corpus or income of the Fund may be used for, or diverted to, purposes other than for the exclusive benefit of Participants or their Beneficiaries.

5.02     Investment Authority
         Except as provided in Section 5.14 (relating to individual direction of investments by Participants), the Employer, not the Trustee (or Custodian, if applicable), shall have exclusive management and control over the investment of the Fund into any permitted investment.

5.03 Financial Organization Custodian or Trustee Without Full Trust Powers This Section 5.03 applies where a financial organization has indicated in the Adoption Agreement that it will serve, with respect to this Plan, as Custodian or as Trustee without full trust powers (under applicable law). Hereinafter, a financial organization Trustee without full trust powers (under applicable law) shall be referred to as a Custodian.

         A. Permissible Investments - The assets of the Plan shall be invested only in those investments listed as permissible investments in the Adoption Agreement.

         B. Responsibilities of the Custodian - The responsibilities of the Custodian shall be limited to the following:

              1. To receive Plan contributions and to hold, invest and reinvest the Fund without distinction between principal and interest; provided, however, that nothing in this Plan shall require the Custodian to maintain physical custody of stock certificates (or other indicia of ownership of any type of asset) representing assets within the Fund;

              2. To maintain accurate records of contributions, earnings, withdrawals and other information the Custodian deems relevant with respect to the Plan;

              3. To make disbursements from the Fund to Participants or Beneficiaries upon the proper authorization of the Plan Administrator; and

              4. To furnish to the Plan Administrator a statement which reflects the value of the investments in the hands of the Custodian as of the end of each Plan Year.

         C. Powers of the Custodian - Except as otherwise provided in this Plan, the Custodian shall have the power to take any action with respect to the Fund which it deems necessary or advisable to discharge its responsibilities under this Plan including, but not limited to, the following powers:

              1. To invest all or a portion of the Fund (including idle cash balances) in time deposits, savings accounts, money market accounts or similar investments bearing a reasonable rate of interest in the Custodian's own savings department or the savings department of another financial organization;

              2. To vote upon any stocks, bonds, or other securities; to give general or special proxies or powers of attorney with or without power of substitution; to exercise any conversion privileges or subscription rights and to make any payments incidental thereto; to oppose, or to consent to, or otherwise participate in, corporate reorganizations or other changes affecting corporate securities, and to pay any assessments or charges in connection therewith; and generally to exercise any of the powers of an owner with respect to stocks, bonds, securities or other property;

              3. To hold securities or other property of the Fund in its own name, in the name of its nominee or in bearer form; and

              4. To make, execute, acknowledge, and deliver any and all documents of transfer and conveyance and any and all other instruments that may be necessary or appropriate to carry out the powers herein granted.

5.04     [INTENTIONALLY OMITTED]

5.05     Division of Fund into investment funds
         The Employer may direct the Trustee (or Custodian, if applicable) from time-to-time to divide and redivide the Fund into one or more Investment Funds. Such Investment Funds may include, but not be limited to, Investment Funds representing the assets under the control of an investment manager pursuant to Section 5.12 and Investment Funds representing investment options available for individual direction by Participants pursuant to Section 5.14. Upon each division or redivision, the Employer may specify the part of the Fund to be allocated to each such Investment Fund and the terms and conditions, if any, under which the assets in such Investment Fund shall be invested.

5.06     Compensation and Expenses
         The Trustee (or Custodian, if applicable) shall receive such reasonable compensation as may be agreed upon by the Trustee (or Custodian) and the Employer. The Trustee (or Custodian) shall be entitled to reimbursement by the Employer for all proper expenses incurred in carrying out his duties under this Plan, including reasonable legal, accounting and actuarial expenses. If not paid by the Employer, such compensation and expenses may be charged against the Fund.

         All taxes of any kind that may be levied or assessed under existing or future laws upon, or in respect of, the Fund or the income thereof shall be paid from the Fund.

5.07     Not Obligated to Question Data
         The Employer shall furnish the Trustee (or Custodian, if applicable) and Plan Administrator the information which each party deems necessary for the administration of the Plan including, but not limited to, changes in a Participant's status, eligibility, mailing addresses and other such data as may be required. The Trustee (or Custodian) and Plan Administrator shall be entitled to act on such information as is supplied them and shall have no duty or responsibility to further verify or question such information.

5.08     Liability for Withholding on Distributions
         The Plan Administrator shall be responsible for withholding federal income taxes from distributions from the Plan, unless the Participant (or Beneficiary, where applicable) elects not to have such taxes withheld. However, the Trustee (or Custodian, if applicable) shall act as agent for the Plan Administrator to withhold such taxes and to make the appropriate distribution reports, subject to the Plan Administrator's obligation to furnish all the necessary information to so withhold to the Trustee (or Custodian).

5.09     Resignation or Removal of Trustee (or Custodian)
         The Trustee (or Custodian, if applicable) may resign at any time by giving 30 days advance written notice to the Employer. The resignation shall become effective 30 days after receipt of such notice unless a shorter period is agreed upon.

         The Employer may remove any Trustee (or Custodian) at any time by giving written notice to such Trustee (or Custodian) and such removal shall be effective 30 days after receipt of such notice unless a shorter period is agreed upon. The Employer shall have the power to appoint a successor Trustee (or Custodian).

         Upon such resignation or removal, if the resigning or removed Trustee (or Custodian) is the sole Trustee (or Custodian), he shall transfer all of the assets of the Fund then held by him as expeditiously as possible to the successor Trustee (or Custodian) after paying or reserving such reasonable amount as he shall deem necessary to provide for the expense in the settlement of the accounts and the amount of any compensation due him and any sums chargeable against the Fund for which he may be liable. If the Funds as reserved are not sufficient for such purpose, then he shall be entitled to reimbursement from the successor Trustee (or Custodian) out of the assets in the successor Trustee's (or Custodian's) hands under this Plan. If the amount reserved shall be in excess of the amount actually needed, the former Trustee (or Custodian) shall return such excess to the successor Trustee (or Custodian).

         Upon receipt of such assets, the successor Trustee (or Custodian) shall thereupon succeed to all of the powers and responsibilities given to the Trustee (or Custodian) by this Plan.

         The resigning or removed Trustee (or Custodian) shall render an accounting to the Employer and unless objected to by the Employer within 30 days of its receipt, the accounting shall be deemed to have been approved and the resigning or removed Trustee (or Custodian) shall be released and discharged as to all matters set forth in the accounting. Where a financial organization is serving as Trustee (or Custodian) and it is merged with or bought by another organization (or comes under the control of any federal or state agency), that organization shall serve as the successor Trustee (or Custodian) of this Plan, but only if it is the type of organization that can so serve under applicable law.

         Where the Trustee or Custodian is serving as a nonbank trustee or custodian pursuant to Section 1.401-12(n) of the Income Tax Regulations, the Employer will appoint a successor Trustee (or Custodian) upon notification by the Commissioner of Internal Revenue that such substitution is required because the Trustee (or Custodian) has failed to comply with the requirements of Section 1.401-12(n) or is not keeping such records or making such returns or rendering such statements as are required by forms or regulations.

5.10     Degree of Care
         Limitations of Liability - The Trustee (or Custodian, if applicable) shall not be liable for any losses incurred by the Fund by any lawful direction to invest communicated by the Employer, Plan Administrator or any Participant or Beneficiary. The Trustee (or Custodian) shall be under no liability for distributions made or other action taken or not taken at the written direction of the Plan Administrator. It is specifically understood that the Trustee (or Custodian) shall have no duty or responsibility with respect to the determination of matters pertaining to the eligibility of any Employee to become a Participant or remain a Participant hereunder, the amount of benefit to which a Participant or Beneficiary shall be entitled to receive hereunder, whether a distribution to Participant or Beneficiary is appropriate under the terms of the Plan or the size and type of any policy to be purchased from any insurer for any Participant hereunder or similar matters; it being understood that all such responsibilities under the Plan are vested in the Plan Administrator.

5.11 Indemnification of Prototype Sponsor and Trustee (or Custodian) Notwithstanding any other provision herein, and except as may be otherwise provided by ERISA, the Employer shall indemnify and hold harmless the Trustee (or Custodian, if applicable) and the Prototype Sponsor, their officers, directors, employees, agents, their heirs, executors, successors and assigns, from and against any and all liabilities, damages, judgments, settlements, losses, costs, charges, or expenses (including legal expenses) at any time arising out of or incurred in connection with any action taken by such parties in the performance of their duties with respect to this Plan, unless there has been a final adjudication of gross negligence or willful misconduct in the performance of such duties.

         Further, except as may be otherwise provided by ERISA, the Employer will indemnify the Trustee (or Custodian) and Prototype Sponsor from any liability, claim or expense (including legal expense) which the Trustee (or Custodian) and Prototype Sponsor shall incur by reason of or which results, in whole or in part, from the Trustee's (or Custodian's) or Prototype Sponsor's reliance on the facts and other directions and elections the Employer communicates or fails to communicate.

5.12     Investment Managers

         A. Definition of Investment Manager - The Employer may appoint one or more investment managers to make investment decisions with respect to all or a portion of the Fund. The investment manager shall be any firm or individual registered as an investment adviser under the Investment Advisers Act of 1940, a bank as defined in said Act or an insurance company qualified under the laws of more than one state to perform services consisting of the management, acquisition or disposition of any assets of the Plan.

         B. Investment Manager's Authority - A separate Investment Fund shall be established representing the assets of the Fund invested at the direction of the investment manager. The investment manager so appointed shall direct the Trustee (or Custodian, if applicable) with respect to the investment of such Investment Fund. The investments which may be acquired at the direction of the investment manager are limited to those described in Section 5.03(A) (for Custodians) or Section 5.04(A) (for Trustees).

         C. Written Agreement - The appointment of any investment manager shall be by written agreement between the Employer and the investment manager and a copy of such agreement (and any modification or termination thereof) must be given to the Trustee (or Custodian).

              The agreement shall set forth, among other matters, the effective date of the investment manager's appointment and an acknowledgment by the investment manager that it is a fiduciary of the Plan under ERISA.

         D. Concerning the Trustee (or Custodian) - Written notice of each appointment of an investment manager shall be given to the Trustee (or Custodian) in advance of the effective date of such appointment. Such notice shall specify which portion of the Fund will constitute the Investment Fund subject to the investment manager's direction. The Trustee (or Custodian) shall comply with the investment direction given to it by the investment manager and will not be liable for any loss which may result by reason of any action (or inaction) it takes at the direction of the investment manager.

5.13     [INTENTIONALLY OMITTED]

5.14     Direction of Investments by Participant
         If so indicated in the Adoption Agreement, each Participant may individually direct the Trustee (or Custodian, if applicable) regarding the investment of part or all of his Individual Account. To the extent so directed, the Employer, Plan Administrator, Trustee (or Custodian) and all other fiduciaries are relieved of their fiduciary responsibility under Section 404 of ERISA.

         The Plan Administrator shall direct that a Separate Fund be established in the name of each Participant who directs the investment of part or all of his Individual Account. Each Separate Fund shall be charged or credited (as appropriate) with the earnings, gains, losses or expenses attributable to such Separate Fund. No fiduciary shall be liable for any loss which results from a Participant's individual direction. The assets subject to individual direction shall not be invested in collectibles as that term is defined in Section 408(m) of the Code.

         The Plan Administrator shall establish such uniform and nondiscriminatory rules relating to individual direction as it deems necessary or advisable including, but not limited to, rules describing
         (1) which portions of Participant's Individual Account can be individually directed; (2) the frequency of investment changes; (3) the forms and procedures for making investment changes; and (4) the effect of a Participant's failure to make a valid direction.

         Subject to the approval of the Prototype Sponsor, the Plan Administrator may, in a uniform and nondiscriminatory manner, limit the available investments for Participants' individual direction to certain specified investment options (including, but not limited to, certain mutual funds, investment contracts, deposit accounts and group trusts). The Plan Administrator may permit, in a uniform and nondiscriminatory manner, a Beneficiary of a deceased Participant to individually direct in accordance with this Section.

SECTION SIX       VESTING AND DISTRIBUTION

6.01     Distribution to Participant
         A.   When Distributable

              1. Entitlement to Distribution - The Vested portion of a Participant's Individual Account shall be distributable to the Participant upon the occurrence of any of the following events:

                  a.  the Participant's Termination of Employment;

                  b.  the Participant's attainment of Normal Retirement Age;

                  c.  the Participant's Disability; or

                  d.  the termination of the Plan.

              2. Written Request: When Distributed - A Participant entitled to distribution who wishes to receive a distribution must submit a written request to the Plan Administrator. Such request shall be made upon a form provided by the Plan Administrator. Upon a valid request, the Plan Administrator shall direct the Trustee (or Custodian, if applicable) to commence distribution no later than 90 days following the later of:

                  a. the close of the Plan Year within which the event occurs which entitles the Participant to distribution; or

                  b. the close of the Plan Year in which the request is received.

              3. Special Rules For Withdrawals During Service - If this is a profit sharing plan and the Adoption Agreement so provides, a Participant who is not otherwise entitled to a distribution under Section 6.01(A)(1) may elect to receive a distribution of all or a part of the Vested portion of his Individual Account, subject to the requirements of Section 6.05 and further subject to the following limits:

                  a. Participant for 5 or more years. An Employee who has been a Participant in the Plan for 5 or more years may withdraw up to his entire Vested portion of his Individual Account.

                  b. Participant for less than 5 years. An Employee who has been a Participant in the Plan for less than 5 years may withdraw only the amount which has been in his Vested Individual Account attributable to Employer Contributions for at least 2 full Plan Years.

                  However, if the distribution is on account of hardship, the Participant may withdraw up to his entire Vested portion of his Individual Account. For purposes of the preceding sentence, hardship is defined as an immediate and heavy financial need of the Participant where such Participant lacks other available resources. The following are the only financial needs considered immediate and heavy: expenses incurred or necessary for medical care, described in Section 213(d) of the Code, of the Employee, the Employee's spouse or dependents; the purchase (excluding mortgage payments) of a principal residence for the Employee; payment of tuition and related educational fees for the next 12 months of post-secondary education for the Employee, the Employee's spouse, children or dependents; or the need to prevent the eviction of the Employee from, or a foreclosure on the mortgage of, the Employee's principal residence.

                  A distribution will be considered as necessary to satisfy an immediate and heavy financial need of the Employee only if:

                  1) The employee has obtained all distributions, other than hardship distributions, and all nontaxable loans under all plans maintained by the Employer;

                  2) The distribution is not in excess of the amount of an immediate and heavy financial need (including amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution).

              4. Commencement of Benefits - Notwithstanding any other provision, unless the Participant elects otherwise, distribution of benefits will begin no later than the 60th day after the latest of the close of the Plan Year in which:

                  a.  the Participant attains Normal Retirement Age;

                  b. occurs the 10th anniversary of the year in which the Participant commenced participation in the Plan; or

                  c.  the Participant incurs a Termination of Employment.

                  Notwithstanding the foregoing, the failure of a Participant and spouse to consent to a distribution while a benefit is immediately distributable, within the meaning of Section 6.02(B), shall be deemed to be an election to defer commencement of payment of any benefit sufficient to satisfy this Section 6.01(A)(4).

         B. Determining the Vested Portion - In determining the Vested portion of a Participant's Individual Account, the following rules apply:

              1. Employer Contributions and Forfeitures - The Vested portion of a Participant's Individual Account derived from Employer Contributions and Forfeitures is determined by applying the vesting schedule selected in the Adoption Agreement (or the vesting schedule described in Section 6.01(C) if the Plan is a Top-Heavy Plan).

              2. Rollover and Transfer Contributions - A Participant is fully Vested in his rollover contributions and transfer contributions.

              3. Fully Vested Under Certain Circumstances - A Participant is fully Vested in his Individual Account if any of the following occurs:

                  a.  the Participant reaches Normal Retirement Age;

                  b.  the Participant incurs a Disability;

                  c.  the Participant dies;

                  d.  the Plan is terminated or partially terminated; or

                  e. there exists a complete discontinuance of contributions under the Plan (if this Plan is a profit sharing plan).

              4. Participants in a Prior Plan - If a Participant was a participant in a Prior Plan on the Effective Date, his Vested percentage shall not be less than it would have been under such Prior Plan as computed on the Effective Date.

         C. Minimum Vesting Schedule for Top-Heavy Plans - The following vesting provisions apply for any Plan Year in which this Plan is a Top-Heavy Plan.

              Notwithstanding the other provisions of this Section 6.01 or the vesting schedule selected in the Adoption Agreement (unless those provisions or that schedule provide for more rapid vesting), a Participant's Vested portion of his Individual Account attributable to Employer Contributions and Forfeitures shall be determined in accordance with the following minimum vesting schedule:

              Years of Vesting Service            Vested Percentage
                      1                                   0
                      2                                   20
                      3                                   40
                      4                                   60
                      5                                   80
                      6                                   100

              This minimum vesting schedule applies to all benefits within the meaning of Section 411(a)(7) of the Code, except those attributable to employee contributions including benefits accrued before the effective date of Section 416 of the Code and benefits accrued before the Plan became a Top-Heavy Plan. Further, no decrease in a Participant's Vested percentage may occur in the event the Plan's status as a Top-Heavy Plan changes for any Plan Year. However, this Section 6.01(C) does not apply to the Individual Account of any Employee who does not have an Hour of Service after the Plan has initially become a Top-Heavy Plan and such Employee's Individual Account attributable to Employer Contributions and Forfeitures will be determined without regard to this Section.

              If this Plan ceases to be a Top-Heavy Plan, then in accordance with the above restrictions, the vesting schedule as selected in the Adoption Agreement will govern. If the vesting schedule under the Plan shifts in or out of top-heavy status, such shift is an amendment to the vesting schedule and the election in Section 9.04 applies.

         D. Break in Vesting Service and Forfeitures - If a Participant incurs a Termination of Employment, any portion of his Individual Account which is not Vested shall be held in a suspense account. Such suspense account shall share in any increase or decrease in the fair market value of the assets of the Fund in accordance with
              Section 4 of the Plan. The disposition of such suspense account shall be as follows:

              1. No Breaks in Vesting Service - If a Participant neither receives nor is deemed to receive a distribution pursuant to
                  Section 6.01(D)(2) or (3) and the Participant returns to the service of the Employer before incurring 5 consecutive Breaks in Vesting Service, there shall be no Forfeiture and the amount in such suspense account shall be recredited to such Participant's Individual Account.

              2. Cash-out of Certain Participants - If the value of the Vested portion of such Participant's Individual Account derived from Employee and Employer Contributions does not exceed $3,500, the Participant shall receive a distribution of the entire Vested portion of such Individual Account and the portion which is not Vested shall be treated as a Forfeiture. For purposes of this Section, if the value of the Vested portion of a Participant's Individual Account is zero, the Participant shall be deemed to have received a distribution of such Vested Individual Account. A Participant's Vested Individual Account balance shall not include accumulated deductible employee contributions within the meaning of Section 72(o)(5)(B) of the Code for Plan Years beginning prior to January 1, 1989.

              3. Participants Who Elect to Receive Distributions - If such Participant elects to receive a distribution, in accordance with Section 6.02(B), of the value of the Vested portion of his Individual Account derived from Employee and Employer Contributions, the portion which is not Vested shall be treated as a Forfeiture.

              4. Re-employed Participants - If a Participant receives or is deemed to receive a distribution pursuant to Section 6.01(D)(2) or (3) above and the Participant resumes employment covered under this Plan, the Participant's Employer-derived Individual Account balance will be restored to the amount on the date of distribution if the Participant repays to the Plan the full amount of the distribution attributable to Employer Contributions before the earlier of 5 years after the first date on which the Participant is subsequently re-employed by the Employer, or the date the Participant incurs 5 consecutive Breaks in Vesting Service following the date of the distribution.

                  Amounts forfeited under Section 6.01(D) shall be allocated in accordance with Section 3.01(C) as of the last day of the Plan Year during which the Forfeiture arises. Any restoration of a Participant's Individual Account pursuant to Section 6.01(D)(4) shall be made from other Forfeitures, income or gain to the Fund or contributions made by the Employer.

         E. Distribution Prior to Full Vesting - If a distribution is made to a Participant who was not then fully Vested in his Individual Account derived from Employer Contributions and the Participant may increase his Vested percentage in his Individual Account, then the following rules shall apply:

              1. a separate account will be established for the Participant's interest in the Plan as of the time of the distribution, and

              2. at any relevant time the Participant's Vested portion of the separate account will be equal to an amount ("X") determined by the formula: X=P (AB + (R x D)) - (R x D) where "P" is the Vested percentage at the relevant time, "AB" is the separate account balance at the relevant time; "D" is the amount of the distribution; and "R" is the ratio of the separate account balance at the relevant time to the separate account balance after distribution.

6.02     Form of Distribution to a Participant
         A. Value of Individual Account Does Not Exceed $3,500 - If the value of the Vested portion of a Participant's Individual Account derived from Employee and Employer Contributions does not exceed $3,500, distribution from the Plan shall be made to the Participant in a single lump sum in lieu of all other forms of distribution from the Plan.

         B.   Value of Individual Account Exceeds $3,500

               1. If the value of the Vested portion of a Participant's
                  Individual Account derived from Employee and Employer Contributions exceeds (or at the time of any prior distribution exceeded) $3,500, and the Individual Account is immediately distributable, the Participant and the Participant's spouse (or where either the Participant or the spouse died, the survivor) must consent to any distribution of such Individual Account. The consent of the Participant and the Participant's spouse shall be obtained in writing within the 90-day period ending on the annuity starting date. The annuity starting date is the first day of the first period for which an amount is paid as an annuity or any other form. The Plan Administrator shall notify the Participant and the Participant's spouse of the right to defer any distribution until the Participant's Individual Account is no longer immediately distributable. Such notification shall include a general description of the material features, and an explanation of the relative values of, the optional forms of benefit available under the Plan in a manner that would satisfy the notice requirements of Section 417(a)(3) of the Code, and shall be provided no less than 30 days and no more than 90 days prior to the annuity starting date. If a distribution is one to which Sections 401(a)(11) and 417 of the Internal Revenue Code do not apply, such distribution may commence less than 30 days after the notice required under
                  Section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:

                  a. the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

                  b. the Participant, after receiving the notice, affirmatively elects a distribution.

                  Notwithstanding the foregoing, only the Participant need consent to the commencement of a distribution in the form of a qualified joint and survivor annuity while the Individual Account is immediately distributable. Neither the consent of the Participant nor the Participant's spouse shall be required to the extent that a distribution is required to satisfy
                  Section 401(a)(9) or Section 415 of the Code. In addition, upon termination of this Plan if the Plan does not offer an annuity option (purchased from a commercial provider), the Participant's Individual Account may, without the Participant's consent, be distributed to the Participant or transferred to another defined contribution plan (other than an employee stock ownership plan as defined in Section 4975(e)(7) of the Code) within the same controlled group.

                  An Individual Account is immediately distributable if any part of the Individual Account could be distributed to the Participant (or surviving spouse) before the Participant attains or would have attained (if not deceased) the later of Normal Retirement Age or age 62.

              2. For purposes of determining the applicability of the foregoing consent requirements to distributions made before the first day of the first Plan year beginning after December 31, 1988, the Vested portion of a Participant's Individual Account shall not include amounts attributable to accumulated deductible employee contributions within the meaning of Section 72(o)(5)(B) of the Code.

         C. Other Forms of Distribution to Participant - If the value of the Vested portion of a Participant's Individual Account exceeds $3,500 and the Participant has properly waived the joint and survivor annuity, as described in Section 6.05, the Participant may request in writing that the Vested portion of his Individual Account be paid to him in one or more of the following forms of payment: (1) in a lump sum; (2) in installment payments over a period not to exceed the life expectancy of the Participant or the joint and last survivor life expectancy of the Participant and his designated Beneficiary; or (3) applied to the purchase of an annuity contract.

              Notwithstanding anything in this Section 6.02 to the contrary, a Participant cannot elect payments in the form of an annuity if the safe harbor rules of Section 6.05(F) apply.

6.03     Distributions Upon the Death of a Participant
         A. Designation of Beneficiary - Spousal Consent - Each Participant may designate, upon a form provided by and delivered to the Plan Administrator, one or more primary and contingent Beneficiaries to receive all or a specified portion of his Individual Account in the event of his death. A Participant may change or revoke such Beneficiary designation from time to time by completing and delivering the proper form to the Plan Administrator.

              In the event that a Participant wishes to designate a primary Beneficiary who is not his spouse, his spouse must consent in writing to such designation, and the spouse's consent must acknowledge the effect of such designation and be witnessed by a notary public. Notwithstanding this consent requirement, if the Participant establishes to the satisfaction of the Plan Administrator that such written consent may not be obtained because there is no spouse or the spouse cannot be located, no consent shall be required. Any change of Beneficiary will require a new spousal consent.

         B. Payment to Beneficiary - If a Participant dies before his entire Individual Account has been paid to him, such deceased Participant's Individual Account shall be payable to any surviving Beneficiary designated by the Participant, or, if no Beneficiary survives the Participant, to the Participant's estate.

         C. Written Request: When Distributed - A Beneficiary of a deceased Participant entitled to a distribution who wishes to receive a distribution must submit a written request to the Plan Administrator. Such request shall be made upon a form provided by the Plan Administrator. Upon a valid request, the Plan Administrator shall direct the Trustee (or Custodian) to commence distribution no later than 90 days following the later of:

              1.  the close of the Plan Year within which the Participant dies;
                  or

              2.  the close of the Plan Year in which the request is received.

          D. Location of Participant or Beneficiary Unknown - In the event that all, or any portion, of the distribution payable to a Participant or his Beneficiary hereunder shall, at the expiration of 5 years after it becomes payable, remain unpaid solely by reason of the inability of the Plan Administrator, after sending a registered letter, return receipt requested, to the last known address, and after further diligent effort, to ascertain the whereabouts of such Participant or his Beneficiary, the amount so distributable shall be forfeited and allocated in accordance with the terms of the Plan. In the event a Participant or Beneficiary is located subsequent to his benefit being forfeited, such benefit shall be restored; provided, however, if all or a portion of such amount has been lost by reason of escheat under state law, the Participant or Beneficiary shall cease to be entitled to the portion so lost.

6.04     Form of Distribution to Beneficiary
         A. Value of Individual Account Does Not Exceed $3,500 - If the value of the Participant's Individual Account derived from Employee and Employer Contributions does not exceed $3,500, the Plan Administrator shall direct the Trustee (or Custodian, if applicable) to make a distribution to the Beneficiary in a single lump sum in lieu of all other forms of distribution from the Plan.

         B. Value of Individual Account Exceeds $3,500 - If the value of a Participant's Individual Account derived from Employee and Employer Contributions exceeds $3,500 the preretirement survivor annuity requirements of Section 6.05 shall apply unless waived in accordance with that Section or unless the safe harbor rules of
              Section 6.05(F) apply.

         C. Other Forms of Distribution to Beneficiary - If the value of a Participant's Individual Account exceeds $3,500 and the Participant has properly waived the preretirement survivor annuity, as described in Section 6.05 (if applicable), the Beneficiary may, subject to the requirements of Section 6.06, request in writing that the Participant's Individual Account be paid to him as follows: (1) in a lump sum; or (2) in installment payments over a period not to exceed the life expectancy of such Beneficiary.

6.05     Joint and Survivor Annuity Requirements
         A. The provisions of this Section shall apply to any Participant who is credited with at least one Hour of Eligibility Service with the Employer on or after August 23, 1984, and such other participants as provided in Section 6.05(G).

         B. Qualified Joint and Survivor Annuity - Unless an optional form of benefit is selected pursuant to a qualified election within the 90-day period ending on the annuity starting date, a married Participant's Vested account balance will be paid in the form of a qualified joint and survivor annuity and an unmarried Participant's Vested account balance will be paid in the form of a life annuity. The Participant may elect to have such annuity distributed upon attainment of the earliest retirement age under the Plan.

         C. Qualified Preretirement Survivor Annuity - Unless an optional form of benefit has been selected within the election period pursuant to a qualified election, if a Participant dies before the annuity starting date then the Participant's Vested account balance shall be applied toward the purchase of an annuity for the life of the surviving spouse. The surviving spouse may elect to have such annuity distributed within a reasonable period after the Participant's death.

         D.   Definitions

              1. Election Period - The period which begins on the first day of the Plan Year in which the Participant attains age 35 and ends on the date of the Participant's death. If a Participant separates from service prior to the first day of the Plan year in which age 35 is attained, with respect to the account balance as of the date of separation, the election period shall begin on the date of separation.

                  Pre-age 35 waiver - A Participant who will not yet attain age 35 as of the end of any current Plan Year may make a special qualified election to waive the qualified preretirement survivor annuity for the period beginning on the date of such election and ending on the first day of the Plan Year in which the Participant will attain age 35. Such election shall not be valid unless the Participant receives a written explanation of the qualified preretirement survivor annuity in such terms as are comparable to the explanation required under Section 6.05(E)(1). Qualified preretirement survivor annuity coverage will be automatically reinstated as of the first day of the Plan Year in which the Participant attains age 35. Any new waiver on or after such date shall be subject to the full requirements of this Section 6.05.

               2. Earliest Retirement Age - The earliest date on which, under the Plan, the Participant could elect to receive retirement benefits.

               3. Qualified Election - A waiver of a qualified joint and
                  survivor annuity or a qualified preretirement survivor annuity. Any waiver of a qualified joint and survivor annuity or a qualified preretirement survivor annuity shall not be effective unless: (a) the Participant's spouse consents in writing to the election, (b) the election designates a specific Beneficiary, including any class of beneficiaries or any contingent beneficiaries, which may not be changed without spousal consent (or the spouse expressly permits designations by the Participant without any further spousal consent); (c) the spouse's consent acknowledges the effect of the election; and (d) the spouse's consent is witnessed by a plan representative or notary public. Additionally, a Participant's waiver of the qualified joint and survivor annuity shall not be effective unless the election designates a form of benefit payment which may not be changed without spousal consent (or the spouse expressly permits designations by the Participant without any further spousal consent). If it is established to the satisfaction of a plan representative that there is no spouse or that the spouse cannot be located, a waiver will be deemed a qualified election.

                  Any consent by a spouse obtained under this provision (or establishment that the consent of a spouse may not be obtained) shall be effective only with respect to such spouse. A consent that permits designations by the Participant without any requirement of further consent by such spouse must acknowledge that the spouse has the right to limit consent to a specific Beneficiary, and a specific form of benefit where applicable, and that the spouse voluntarily elects to relinquish either or both of such rights. A revocation of a prior waiver may be made by a Participant without the consent of the spouse at any time before the commencement of benefits. The number of revocations shall not be limited. No consent obtained under this provision shall be valid unless the Participant has received notice as provided in Section 6.05(E) below.

              4. Qualified Joint and Survivor Annuity - An immediate annuity for the life of the Participant with a survivor annuity for the life of the spouse which is not less than 50% and not more than 100% of the amount of the annuity which is payable during the joint lives of the Participant and the spouse and which is the amount of benefit which can be purchased with the Participant's vested account balance. The percentage of the survivor annuity under the Plan shall be 50% (unless a different percentage is elected by the Employer in the Adoption Agreement).

              5. Spouse (surviving spouse) - The spouse or surviving spouse of the Participant, provided that a former spouse will be treated as the spouse or surviving spouse and a current spouse will not be treated as the spouse or surviving spouse to the extent provided under a qualified domestic relations order as described in Section 414(p) of the Code.

               6. Annuity Starting Date - The first day of the first period for which an amount is paid as an annuity or any other form.

              7. Vested Account Balance - The aggregate value of the Participant's Vested account balances derived from Employer and Employee contributions (including rollovers), whether Vested before or upon death, including the proceeds of insurance contracts, if any, on the Participant's life. The provisions of this Section 6.05 shall apply to a Participant who is Vested in amounts attributable to Employer Contributions, Employee contributions (or both) at the time of death or distribution.

         E.   Notice Requirements

              1. In the case of a qualified joint and survivor annuity, the Plan Administrator shall no less than 30 days and not more than 90 days prior to the annuity starting date provide each Participant a written explanation of: (a) the terms and conditions of a qualified joint and survivor annuity; (b) the Participant's right to make and the effect of an election to waive the qualified joint and survivor annuity form of benefit; (c) the rights of a Participant's spouse; and (d) the right to make, and the effect of, a revocation of a previous election to waive the qualified joint and survivor annuity.

              2. In the case of a qualified preretirement survivor annuity as described in Section 6.05(C), the Plan Administrator shall provide each Participant within the applicable period for such Participant a written explanation of the qualified preretirement survivor annuity in such terms and in such manner as would be comparable to the explanation provided for meeting the requirements of Section 6.05(E)(1) applicable to a qualified joint and survivor annuity.

                  The applicable period for a Participant is whichever of the following periods ends last: (a) the period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35; (b) a reasonable period ending after the individual becomes a Participant; (c) a reasonable period ending after Section 6.05(E)(3) ceases to apply to the Participant; (d) a reasonable period ending after this Section 6.05 first applies to the Participant. Notwithstanding the foregoing, notice must be provided within a reasonable period ending after separation from service in the case of a Participant who separates from service before attaining age 35.

                  For purposes of applying the preceding paragraph, a reasonable period ending after the enumerated events described in (b),
                  (c) and (d) is the end of the two-year period beginning one year prior to the date the applicable event occurs, and ending one year after that date. In the case of a Participant who separates from service before the Plan Year in which age 35 is attained, notice shall be provided within the two-year period beginning one year prior to separation and ending one year after separation. If such a Participant thereafter returns to employment with the Employer, the applicable period for such Participant shall be redetermined.

              3. Notwithstanding the other requirements of this Section 6.05(E), the respective notices prescribed by this Section 6.05(E), need not be given to a Participant if (a) the Plan "fully subsidizes" the costs of a qualified joint and survivor annuity or qualified preretirement survivor annuity, and (b) the Plan does not allow the Participant to waive the qualified joint and survivor annuity or qualified preretirement survivor annuity and does not allow a married Participant to designate a nonspouse beneficiary. For purposes of this Section 6.05(E)(3), a plan fully subsidizes the costs of a benefit if no increase in cost, or decrease in benefits to the Participant may result from the Participant's failure to elect another benefit.

         F.   Safe Harbor Rules

              1.  If the Employer so indicates in the Adoption Agreement, this
                  Section 6.05(F) shall apply to a Participant in a profit sharing plan, and shall always apply to any distribution, made on or after the first day of the first Plan Year beginning after December 31, 1988, from or under a separate account attributable solely to accumulated deductible employee contributions, as defined in Section 72(o)(5)(B) of the Code, and maintained on behalf of a Participant in a money purchase pension plan, (including a target benefit plan) if the following conditions are satisfied:

                  a. the Participant does not or cannot elect payments in the form of a life annuity; and

                  b. on the death of a participant, the Participant's Vested account balance will be paid to the Participant's surviving spouse, but if there is no surviving spouse, or if the surviving spouse has consented in a manner conforming to a qualified election, then to the Participant's designated beneficiary. The surviving spouse may elect to have distribution of the Vested account balance commence within the 90-day period following the date of the Participant's death. The account balance shall be adjusted for gains or losses occurring after the Participant's death in accordance with the provisions of the Plan governing the adjustment of account balances for other types of distributions. This Section 6.05(F) shall not be operative with respect to a Participant in a profit sharing plan if the plan is a direct or indirect transferee of a defined benefit plan, money purchase plan, a target benefit plan, stock bonus, or profit sharing plan which is subject to the survivor annuity requirements of Section 401(a)(11) and
                     Section 417 of the Code. If this Section 6.05(F) is operative, then the provisions of this Section 6.05 other than Section 6.05(G) shall be inoperative.

              2. The Participant may waive the spousal death benefit described in this Section 6.05(F) at any time provided that no such waiver shall be effective unless it satisfies the conditions of Section 6.05(D)(3) (other than the notification requirement referred to therein) that would apply to the Participant's waiver of the qualified preretirement survivor annuity.

              3. For purposes of this Section 6.05(F), Vested account balance shall mean, in the case of a money purchase pension plan or a target benefit plan, the Participant's separate account balance attributable solely to accumulated deductible employee contributions within the meaning of Section 72(o)(5)(B) of the Code. In the case of a profit sharing plan, Vested account balance shall have the same meaning as provided in Section 6.05(D)(7).

         G.   Transitional Rules

              1. Any living Participant not receiving benefits on August 23, 1984, who would otherwise not receive the benefits prescribed by the previous subsections of this Section 6.05 must be given the opportunity to elect to have the prior subsections of this Section apply if such Participant is credited with at least one Hour of Service under this Plan or a predecessor plan in a Plan Year beginning on or after January 1, 1976, and such Participant had at least 10 Years of Vesting Service when he or she separated from service.

              2. Any living Participant not receiving benefits on August 23, 1984, who was credited with at least one Hour of Service under this Plan or a predecessor plan on or after September 2, 1974, and who is not otherwise credited with any service in a Plan Year beginning on or after January 1, 1976, must be given the opportunity to have his or her benefits paid in accordance with Section 6.05(G)(4).

              3. The respective opportunities to elect (as described in Section 6.05(G)(1) and (2) above) must be afforded to the appropriate Participants during the period commencing on August 23, 1984, and ending on the date benefits would otherwise commence to said Participants.

              4. Any Participant who has elected pursuant to Section 6.05(G)(2) and any Participant who does not elect under Section 6.05(G)(1) or who meets the requirements of Section 6.05(G)(1) except that such Participant does not have at least 10 Years of Vesting Service when he or she separates from service, shall have his or her benefits distributed in accordance with all of the following requirements if benefits would have been payable in the form of a life annuity:

                  a. Automatic Joint and Survivor Annuity - If benefits in the form of a life annuity become payable to a married Participant who:

                      1. begins to receive payments under the Plan on or after Normal Retirement Age; or

                      2. dies on or after Normal Retirement Age while still working for the Employer; or

                      3. begins to receive payments on or after the qualified early retirement age; or

                      4. separates from service on or after attaining Normal Retirement Age (or the qualified early retirement age) and after satisfying the eligibility requirements for the payment of benefits under the Plan and thereafter dies before beginning to receive such benefits;

                      then such benefits will be received under this Plan in the form of a qualified joint and survivor annuity, unless the Participant has elected otherwise during the election period. The election period must begin at least 6 months before the Participant attains qualified early retirement age and ends not more than 90 days before the commencement of benefits. Any election hereunder will be in writing and may be changed by the Participant at any time.

                  b. Election of Early Survivor Annuity - A Participant who is
                     employed after attaining the qualified early retirement age will be given the opportunity to elect, during the election period, to have a survivor annuity payable on death. If the Participant elects the survivor annuity, payments under such annuity must not be less than the payments which would have been made to the spouse under the qualified joint and survivor annuity if the Participant had retired on the day before his or her death. Any election under this provision will be in writing and may be changed by the Participant at any time. The election period begins on the later of (1) the 90th day before the Participant attains the qualified early retirement age, or (2) the date on which participation begins, and ends on the date the Participant terminates employment.

                  c.  For purposes of Section 6.05(G)(4):

                      1.   Qualified early retirement age is the latest of:

                           a. the earliest date, under the Plan, on which the Participant may elect to receive retirement benefits,

                           b. the first day of the 120th month beginning before the Participant reaches Normal Retirement Age, or

                           c.  the date the Participant begins participation.

                      2. Qualified joint and survivor annuity is an annuity for the life of the Participant with a survivor annuity for the life of the spouse as described in
                           Section 6.05 (D)(4) of this Plan.

6.06     Distribution Requirements
         A.   General Rules

              1. Subject to Section 6.05, Joint and Survivor Annuity Requirements, the requirements of this Section shall apply to any distribution of a Participant's interest and will take precedence over any inconsistent provisions of this Plan. Unless otherwise specified, the provisions of this Section
                  6.06 apply to calendar years beginning after December 31, 1984.

              2. All distributions required under this Section 6.06 shall be determined and made in accordance with the Income Tax Regulations under Section 401(a)(9), including the minimum distribution incidental benefit requirement of Section 1.401(a)(9)-2 of the regulations.

         B. Required Beginning Date - The entire interest of a Participant must be distributed or begin to be distributed no later than the Participant's required beginning date.

         C. Limits on Distribution Periods - As of the first distribution calendar year, distributions, if not made in a single sum, may only be made over one of the following periods (or a combination thereof):

              1.  the life of the Participant,

              2.  the life of the Participant and a designated Beneficiary,

              3. a period certain not extending beyond the life expectancy of the Participant, or

              4. a period certain not extending beyond the joint and last survivor expectancy of the Participant and a designated Beneficiary.

         D. Determination of Amount to be Distributed Each Year - If the Participant's interest is to be distributed in other than a single sum, the following minimum distribution rules shall apply on or after the required beginning date:

              1.  Individual Account

                  a. If a Participant's benefit is to be distributed over (1) a period not extending beyond the life expectancy of the Participant or the joint life and last survivor expectancy of the Participant and the Participant's designated Beneficiary or (2) a period not extending beyond the life expectancy of the designated Beneficiary, the amount required to be distributed for each calendar year, beginning with distributions for the first distribution calendar year, must at least equal the quotient obtained by dividing the Participant's benefit by the applicable life expectancy.

                  b. For calendar years beginning before January 1, 1989, if the Participant's spouse is not the designated Beneficiary, the method of distribution selected must assure that at least 50% of the present value of the amount available for distribution is paid within the life expectancy of the Participant.

                  c. For calendar years beginning after December 31, 1988, the amount to be distributed each year, beginning with distributions for the first distribution calendar year shall not be less than the quotient obtained by dividing the Participant's benefit by the lesser of (1) the applicable life expectancy or (2) if the Participant's spouse is not the designated Beneficiary, the applicable divisor determined from the table set forth in Q&A-4 of
                      Section 1.401(a)(9)-2 of the Income Tax Regulations. Distributions after the death of the Participant shall be distributed using the applicable life expectancy in
                      Section 6.06(D)(1)(a) above as the relevant divisor without regard to regulations 1.401(a)(9)-2.

                  d. The minimum distribution required for the Participant's first distribution calendar year must be made on or before the Participant's required beginning date. The minimum distribution for other calendar years, including the minimum distribution for the distribution calendar year in which the Employee's required beginning date occurs, must be made on or before December 31 of that distribution calendar year.

              2. Other Forms - If the Participant's benefit is distributed in the form of an annuity purchased from an insurance company, distributions thereunder shall be made in accordance with the requirements of Section 401(a)(9) of the Code and the regulations thereunder.

         E.   Death Distribution Provisions

              1. Distribution Beginning Before Death - If the Participant dies after distribution of his or her interest has begun, the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Participant's death.

              2. Distribution Beginning After Death - If the Participant dies before distribution of his or her interest begins, distribution of the Participant's entire interest shall be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death except to the extent that an election is made to receive distributions in accordance with (a) or (b) below:

                  a. if any portion of the Participant's interest is payable to a designated Beneficiary, distributions may be made over the life or over a period certain not greater than the life expectancy of the designated Beneficiary commencing on or before December 31 of the calendar year immediately following the calendar year in which the Participant died;

                  b. if the designated Beneficiary is the Participant's surviving spouse, the date distributions are required to begin in accordance with (a) above shall not be earlier than the later of (1) December 31 of the calendar year immediately following the calendar year in which the Participant dies or (2) December 31 of the calendar year in which the Participant would have attained age 70 1/2.

                  If the Participant has not made an election pursuant to this
                  Section 6.06(E)(2) by the time of his or her death, the Participant's designated Beneficiary must elect the method of distribution no later than the earlier of (1) December 31 of the calendar year in which distributions would be required to begin under this Section 6.06(E)(2), or (2) December 31 of the calendar year which contains the fifth anniversary of the date of death of the Participant. If the Participant has no designated Beneficiary, or if the designated Beneficiary does not elect a method of distribution, distribution of the Participant's entire interest must be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

              3. For purposes of Section 6.06(E)(2) above, if the surviving spouse dies after the Participant, but before payments to such spouse begin, the provisions of Section 6.06(E)(2), with the exception of paragraph (b) therein, shall be applied as if the surviving spouse were the Participant.

              4. For purposes of this Section 6.06(E), any amount paid to a child of the Participant will be treated as if it had been paid to the surviving spouse if the amount becomes payable to the surviving spouse when the child reaches the age of majority.

              5. For purposes of this Section 6.06(E), distribution of a Participant's interest is considered to begin on the Participant's required beginning date (or, if Section 6.06(E)(3) above is applicable, the date distribution is required to begin to the surviving spouse pursuant to Section 6.06(E)(2) above). If distribution in the form of an annuity irrevocably commences to the Participant before the required beginning date, the date distribution is considered to begin is the date distribution actually commences.

         F.   Definitions

              1. Applicable Life Expectancy - The life expectancy (or joint and last survivor expectancy) calculated using the attained age of the Participant (or designated Beneficiary) as of the Participant's (or designated Beneficiary's) birthday in the applicable calendar year reduced by one for each calendar year which has elapsed since the date life expectancy was first calculated. If life expectancy is being recalculated, the applicable life expectancy shall be the life expectancy as so recalculated. The applicable calendar year shall be the first distribution calendar year, and if life expectancy is being recalculated such succeeding calendar year.

              2. Designated Beneficiary - The individual who is designated as the Beneficiary under the Plan in accordance with Section 401(a)(9) of the Code and the regulations thereunder.

              3. Distribution Calendar Year - A calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant's required beginning date. For distributions beginning after the Participant's death, the first distribution calendar year is the calendar year in which distributions are required to begin pursuant to Section 6.06(E) above.

              4. Life Expectancy - Life expectancy and joint and last survivor expectancy are computed by use of the expected return multiples in Tables V and VI of Section 1.72-9 of the Income Tax Regulations.

                  Unless otherwise elected by the Participant (or spouse, in the case of distributions described in Section 6.06(E)(2)(b) above) by the time distributions are required to begin, life expectancies shall be recalculated annually. Such election shall be irrevocable as to the Participant (or spouse) and shall apply to all subsequent years. The life expectancy of a nonspouse Beneficiary may not be recalculated.

              5.  Participant's Benefit

                  a. The account balance as of the last valuation date in the valuation calendar year (the calendar year immediately preceding the distribution calendar year) increased by the amount of any Contributions or Forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date.

                  b. Exception for second distribution calendar year. For purposes of paragraph (a) above, if any portion of the minimum distribution for the first distribution calendar year is made in the second distribution calendar year on or before the required beginning date, the amount of the minimum distribution made in the second distribution calendar year shall be treated as if it had been made in the immediately preceding distribution calendar year.

              6.  Required Beginning Date

                  a. General Rule - The required beginning date of a Participant is the first day of April of the calendar year following the calendar year in which the Participant attains age 70 1/2.

                  b. Transitional Rules - The required beginning date of a Participant who attains age 70 1/2 before January 1, 1988, shall be determined in accordance with (1) or (2) below:

                      1. Non 5% Owners - The required beginning date of a Participant who is not a 5% owner is the first day of April of the calendar year following the calendar year in which the later of retirement or attainment of age 70 1/2 occurs.

                      2. 5% Owners - The required beginning date of a Participant who is a 5% owner during any year beginning after December 31, 1979, is the first day of April following the later of:

                           a. the calendar year in which the Participant attains age 70 1/2, or

                           b. the earlier of the calendar year with or within which ends the Plan Year in which the Participant becomes a 5% owner, or the calendar year in which the Participant retires.

                               The required beginning date of a Participant who is not a 5% owner who attains age 70 1/2 during 1988 and who has not retired as of January 1, 1989, is April 1, 1990.

                           c. 5% Owner - A Participant is treated as a 5% owner for purposes of this Section 6.06(F)(6) if such Participant is a 5% owner as defined in Section 416(i) of the Code (determined in accordance with Section 416 but without regard to whether the Plan is top-heavy) at any time during the Plan Year ending with or within the calendar year in which such owner attains age 66 1/2 or any subsequent Plan Year.

                           d. Once distributions have begun to a 5% owner under this Section 6.06(F)(6) they must continue to be distributed, even if the Participant ceases to be a 5% owner in a subsequent year.

         G.   Transitional Rule

              1. Notwithstanding the other requirements of this Section 6.06 and subject to the requirements of Section 6.05, Joint and Survivor Annuity Requirements, distribution on behalf of any Employee, including a 5% owner, may be made in accordance with all of the following requirements (regardless of when such distribution commences):

                  a. The distribution by the Fund is one which would not have disqualified such Fund under Section 401(a)(9) of the Code as in effect prior to amendment by the Deficit Reduction Act of 1984.

                  b. The distribution is in accordance with a method of distribution designated by the Employee whose interest in the Fund is being distributed or, if the Employee is deceased, by a Beneficiary of such Employee.

                  c. Such designation was in writing, was signed by the Employee or the Beneficiary, and was made before January 1, 1984.

                  d. The Employee had accrued a benefit under the Plan as of December 31, 1983.

                  e. The method of distribution designated by the Employee or the Beneficiary specifies the time at which distribution will commence, the period over which distributions will be made, and in the case of any distribution upon the Employee's death, the Beneficiaries of the Employee listed in order of priority.

              2. A distribution upon death will not be covered by this transitional rule unless the information in the designation contains the required information described above with respect to the distributions to be made upon the death of the Employee.

              3. For any distribution which commences before January 1, 1984, but continues after December 31, 1983, the Employee, or the Beneficiary, to whom such distribution is being made, will be presumed to have designated the method of distribution under which the distribution is being made if the method of distribution was specified in writing and the distribution satisfies the requirements in Sections 6.06(G)(1)(a) and (e).

              4. If a designation is revoked, any subsequent distribution must satisfy the requirements of Section 401(a)(9) of the Code and the regulations thereunder. If a designation is revoked subsequent to the date distributions are required to begin, the Plan must distribute by the end of the calendar year following the calendar year in which the revocation occurs the total amount not yet distributed which would have been required to have been distributed to satisfy Section 401(a)(9) of the Code and the regulations thereunder, but for the
                  Section 242(b)(2) election. For calendar years beginning after December 31, 1988, such distributions must meet the minimum distribution incidental benefit requirements in Section 1.401(a)(9)-2 of the Income Tax Regulations. Any changes in the designation will be considered to be a revocation of the designation. However, the mere substitution or addition of another Beneficiary (one not named in the designation) under the designation will not be considered to be a revocation of the designation, so long as such substitution or addition does not alter the period over which distributions are to be made under the designation, directly or indirectly (for example, by altering the relevant measuring life). In the case in which an amount is transferred or rolled over from one plan to another plan, the rules in Q&A J-2 and Q&A J-3 shall apply.

6.07     Annuity Contracts

         Any annuity contract distributed under the Plan (if permitted or required by this Section 6) must be nontransferable. The terms of any annuity contract purchased and distributed by the Plan to a Participant or spouse shall comply with the requirements of the Plan.

6.08     [INTENTIONALLY OMITTED]

6.09     Distribution in Kind
         The Plan Administrator may cause any distribution under this Plan to be made either in a form actually held in the Fund, or in cash by converting assets other than cash into cash, or in any combination of the two foregoing ways.

6.10     Direct Rollovers of Eligible Rollover Distributions

         A. Direct Rollover Option - This Section applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

         B.   Definitions

              1. Eligible rollover distribution - An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include:

                  a. any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more;

                  b. any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and

                  c. the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

              2. Eligible retirement plan - An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in
                  Section 408(b) of the Code, an annuity plan described in
                  Section 403(a) of the Code, or a qualified trust described in
                  Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

              3. Distributee - A distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

              4. Direct rollover - A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

SECTION SEVEN         CLAIMS PROCEDURE

7.01     Filing a Claim for Plan Distributions

         A Participant or Beneficiary who desires to make a claim for the Vested portion of the Participant's Individual Account shall file a written request with the Plan Administrator on a form to be furnished to him by the Plan Administrator for such purpose. The request shall set forth the basis of the claim. The Plan Administrator is authorized to conduct such examinations as may be necessary to facilitate the payment of any benefits to which the Participant or Beneficiary may be entitled under the terms of the Plan.

7.02     Denial of Claim
         Whenever a claim for a Plan distribution by any Participant or Beneficiary has been wholly or partially denied, the Plan Administrator must furnish such Participant or Beneficiary written notice of the denial within 60 days of the date the original claim was filed. This notice shall set forth the specific reasons for the denial, specific reference to pertinent Plan provisions on which the denial is based, a description of any additional information or material needed to perfect the claim, an explanation of why such additional information or material is necessary and an explanation of the procedures for appeal.

7.03     Remedies Available
         The Participant or Beneficiary shall have 60 days from receipt of the denial notice in which to make written application for review by the Plan Administrator. The Participant or Beneficiary may request that the review be in the nature of a hearing. The Participant or Beneficiary shall have the right to representation, to review pertinent documents and to submit comments in writing. The Plan Administrator shall issue a decision on such review within 60 days after receipt of an application for review as provided for in Section 7.02. Upon a decision unfavorable to the Participant or Beneficiary, such Participant or Beneficiary shall be entitled to bring such actions in law or equity as may be necessary or appropriate to protect or clarify his right to benefits under this Plan.

SECTION EIGHT         PLAN ADMINISTRATOR
8.01     Employer is Plan Administrator
         A. The Employer shall be the Plan Administrator unless the managing body of the Employer designates a person or persons other than the Employer as the Plan Administrator and so notifies the Prototype Sponsor and the Trustee (or Custodian, if applicable). The Employer shall also be the Plan Administrator if the person or persons so designated cease to be the Plan Administrator.

         B. If the managing body of the Employer designates a person or persons other than the Employer as Plan Administrator, such person or persons shall serve at the pleasure of the Employer and shall serve pursuant to such procedures as such managing body may provide. Each such person shall be bonded as may be required by law.

8.02     Powers and Duties of the Plan Administrator
         A. The Plan Administrator may, by appointment, allocate the duties of the Plan Administrator among several individuals or entities. Such appointments shall not be effective until the party designated accepts such appointment in writing.

         B. The Plan Administrator shall have the authority to control and manage the operation and administration of the Plan. The Plan Administrator shall administer the Plan for the exclusive benefit of the Participants and their Beneficiaries in accordance with the specific terms of the Plan.

         C. The Plan Administrator shall be charged with the duties of the general administration of the Plan, including, but not limited to, the following:

              1. To determine all questions of interpretation or policy in a manner consistent with the Plan's documents and the Plan Administrator's construction or determination in good faith shall be conclusive and binding on all persons except as otherwise provided herein or by law. Any interpretation or construction shall be done in a nondiscriminatory manner and shall be consistent with the intent that the Plan shall continue to be deemed a qualified plan under the terms of
                  Section 401(a) of the Code, as amended from time-to-time, and shall comply with the terms of ERISA, as amended from time-to-time;

              2. To determine all questions relating to the eligibility of Employees to become or remain Participants hereunder;

              3. To compute the amounts necessary or desirable to be contributed to the Plan;

              4. To compute the amount and kind of benefits to which a Participant or Beneficiary shall be entitled under the Plan and to direct the Trustee (or Custodian, if applicable) with respect to all disbursements under the Plan, and, when requested by the Trustee (or Custodian), to furnish the Trustee (or Custodian) with instructions, in writing, on matters pertaining to the Plan and the Trustee (or Custodian) may rely and act thereon;

              5. To maintain all records necessary for the administration of the Plan;

              6. To be responsible for preparing and filing such disclosure and tax forms as may be required from time-to-time by the Secretary of Labor or the Secretary of the Treasury; and

              7. To furnish each Employee, Participant or Beneficiary such notices, information and reports under such circumstances as may be required by law.

         D. The Plan Administrator shall have all of the powers necessary or appropriate to accomplish his duties under the Plan, including, but not limited to, the following:

              1. To appoint and retain such persons as may be necessary to carry out the functions of the Plan Administrator;

              2. To appoint and retain counsel, specialists or other persons as the Plan Administrator deems necessary or advisable in the administration of the Plan;

              3.  To resolve all questions of administration of the Plan;

              4. To establish such uniform and nondiscriminatory rules which it deems necessary to carry out the terms of the Plan;

              5. To make any adjustments in a uniform and nondiscriminatory manner which it deems necessary to correct any arithmetical or accounting errors which may have been made for any Plan Year; and

              6. To correct any defect, supply any omission or reconcile any inconsistency in such manner and to such extent as shall be deemed necessary or advisable to carry out the purpose of the Plan.

8.03     Expenses and Compensation
         All reasonable expenses of administration including, but not limited to, those involved in retaining necessary professional assistance may be paid from the assets of the Fund. Alternatively, the Employer may, in its discretion, pay such expenses. The Employer shall furnish the Plan Administrator with such clerical and other assistance as the Plan Administrator may need in the performance of his duties.

8.04     Information From Employer
         To enable the Plan Administrator to perform his duties, the Employer shall supply full and timely information to the Plan Administrator (or his designated agents) on all matters relating to the Compensation of all Participants, their regular employment, retirement, death, Disability or Termination of Employment, and such other pertinent facts as the Plan Administrator (or his agents) may require. The Plan Administrator shall advise the Trustee (or Custodian, if applicable) of such of the foregoing facts as may be pertinent to the Trustee's (or Custodian's) duties under the Plan. The Plan Administrator (or his agents) is entitled to rely on such information as is supplied by the Employer and shall have no duty or responsibility to verify such information.

SECTION NINE          AMENDMENT AND TERMINATION

9.01     Right of Prototype Sponsor to Amend the Plan
         A. The Employer, by adopting the Plan, expressly delegates to the Prototype Sponsor the power, but not the duty, to amend the Plan without any further action or consent of the Employer as the Prototype Sponsor deems necessary for the purpose of adjusting the Plan to comply with all laws and regulations governing pension or profit sharing plans. Specifically, it is understood that the amendments may be made unilaterally by the Prototype Sponsor. However, it shall also be understood that the Prototype
              Sponsor shall be under no obligation to amend the Plan documents and the Employer expressly waives any rights or claims against the Prototype Sponsor for not exercising this power to amend. For purposes of Prototype Sponsor amendments, the mass submitter shall be recognized as the agent of the Prototype Sponsor. If the Prototype Sponsor does not adopt the amendments made by the mass submitter, it will no longer be identical to or a minor modifier of the mass submitter plan.

         B. An amendment by the Prototype Sponsor shall be accomplished by giving written notice to the Employer of the amendment to be made. The notice shall set forth the text of such amendment and the date such amendment is to be effective. Such amendment shall take effect unless within the 30 day period after such notice is provided, or within such shorter period as the notice may specify, the Employer gives the Prototype Sponsor written notice of refusal to consent to the amendment. Such written notice of refusal shall have the effect of withdrawing the Plan as a prototype plan and shall cause the Plan to be considered an individually designed plan. The right of the Prototype Sponsor to cause the Plan to be amended shall terminate should the Plan cease to conform as a prototype plan as provided in this or any other section.

9.02     Right of Employer to Amend the Plan
         The Employer may (1) change the choice of options in the Adoption Agreement, (2) add overriding language in the Adoption Agreement when such language is necessary to satisfy Section 415 or Section 416 of the Code because of the required aggregation of multiple plans, and (3) add certain model amendments published by the Internal Revenue Service which specifically provide that their adoption will not cause the Plan to be treated as individually designed. An Employer that amends the Plan for any other reason, including a waiver of the minimum funding requirement under Section 412(d) of the Code, will no longer participate in this prototype plan and will be considered to have an individually designed plan.

         An Employer who wishes to amend the Plan to change the options it has chosen in the Adoption Agreement must complete and deliver a new Adoption Agreement to the Prototype Sponsor and Trustee (or Custodian, if applicable). Such amendment shall become effective upon execution by the Employer and Trustee (or Custodian).

         The Employer further reserves the right to replace the Plan in its entirety by adopting another retirement plan which the Employer designates as a replacement plan.

9.03     Limitation on Power to Amend

         No amendment to the Plan shall be effective to the extent that it has the effect of decreasing a Participant's accrued benefit.

         Notwithstanding the preceding sentence, a Participant's Individual Account may be reduced to the extent permitted under Section 412(c)(8) of the Code. For purposes of this paragraph, a plan amendment which has the effect of decreasing a Participant's Individual Account or eliminating an optional form of benefit with respect to benefits attributable to service before the amendment shall be treated as reducing an accrued benefit. Furthermore, if the vesting schedule of a Plan is amended, in the case of an Employee who is a Participant as of the later of the date such amendment is adopted or the date it becomes effective, the Vested percentage (determined as of such date) of such Employee's Individual Account derived from Employer Contributions will not be less than the percentage computed under the Plan without regard to such amendment.

9.04     Amendment of Vesting Schedule
         If the Plan's vesting schedule is amended, or the Plan is amended in any way that directly or indirectly affects the computation of the Participant's Vested percentage, or if the Plan is deemed amended by an automatic change to or from a top-heavy vesting schedule, each Participant with at least 3 Years of Vesting Service with the Employer may elect, within the time set forth below, to have the Vested percentage computed under the Plan without regard to such amendment.

         For Participants who do not have at least 1 Hour of Service in any Plan Year beginning after December 31, 1988, the preceding sentence shall be applied by substituting "5 Years of Vesting Service" for "3 Years of Vesting Service" where such language appears.

         The Period during which the election may be made shall commence with the date the amendment is adopted or deemed to be made and shall end the later of:

         A.   60 days after the amendment is adopted;

         B.   60 days after the amendment becomes effective; or

         C. 60 days after the Participant is issued written notice of the amendment by the Employer or Plan Administrator.

9.05     Permanency
         The Employer expects to continue this Plan and make the necessary contributions thereto indefinitely, but such continuance and payment is not assumed as a contractual obligation. Neither the Adoption Agreement nor the Plan nor any amendment or modification thereof nor the making of contributions hereunder shall be construed as giving any Participant or any person whomsoever any legal or equitable right against the Employer, the Trustee (or Custodian, if applicable), the Plan Administrator or the Prototype Sponsor except as specifically provided herein, or as provided by law.

9.06     Method and Procedure for Termination
         The Plan may be terminated by the Employer at any time by appropriate action of its managing body. Such termination shall be effective on the date specified by the Employer. The Plan shall terminate if the Employer shall be dissolved, terminated, or declared bankrupt. Written notice of the termination and effective date thereof shall be given to the Trustee (or Custodian, if applicable), Plan Administrator, Prototype Sponsor, Participants and Beneficiaries of deceased Participants, and the required filings (such as the Form 5500 series and others) must be made with the Internal Revenue Service and any other regulatory body as required by current laws and regulations. Until all of the assets have been distributed from the Fund, the Employer must keep the Plan in compliance with current laws and regulations by (a) making appropriate amendments to the Plan and (b) taking such other measures as may be required.

9.07     Continuance of Plan by Successor Employer
         Notwithstanding the preceding Section 9.06, a successor of the Employer may continue the Plan and be substituted in the place of the present Employer. The successor and the present Employer (or, if deceased, the executor of the estate of a deceased Self-Employed Individual who was the Employer) must execute a written instrument authorizing such substitution and the successor must complete and sign a new Adoption Agreement.

9.08     Failure of Plan Qualification
         If the Plan fails to attain or retain its qualified status, the Plan will no longer be considered to be part of a prototype plan, and such Employer can no longer participate under this prototype. In such event, the Plan will be considered an individually designed plan.

SECTION TEN       MISCELLANEOUS

10.01    State Community Property Laws
         The terms and conditions of this Plan shall be applicable without regard to the community property laws of any state.

10.02    Headings
         The headings of the Plan have been inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof.

10.03    Gender and Number
         Whenever any words are used herein in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and whenever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

10.04    Plan Merger or Consolidation
         In the case of any merger or consolidation of the Plan with, or transfer of assets or liabilities of such Plan to, any other plan, each Participant shall be entitled to receive benefits immediately after the merger, consolidation, or transfer (if the Plan had then terminated) which are equal to or greater than the benefits he would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated). The Trustee (or Custodian, if applicable) has the authority to enter into merger agreements or agreements to directly transfer the assets of this Plan but only if such agreements are made with trustees or custodians of other retirement plans described in Section 401(a) of the Code.

10.05    Standard of Fiduciary Conduct
         The Employer, Plan Administrator, Trustee and any other fiduciary under this Plan shall discharge their duties with respect to this Plan solely in the interests of Participants and their Beneficiaries and with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. No fiduciary shall cause the Plan to engage in any transaction known as a "prohibited transaction" under ERISA.

10.06    General Undertaking of All Parties
         All parties to this Plan and all persons claiming any interest whatsoever hereunder agree to perform any and all acts and execute any and all documents and papers which may be necessary or desirable for the carrying out of this Plan and any of its provisions.

 10.07   Agreement Binds Heirs, etc.
         This Plan shall be binding upon the heirs, executors, administrators, successors and assigns, as those terms shall apply to any and all parties hereto, present and future.

10.08    Determination of Top-Heavy Status
         A. For any Plan Year beginning after December 31, 1983, this Plan is a Top-Heavy Plan if any of the following conditions exist:

              1. If the top-heavy ratio for this Plan exceeds 60% and this Plan is not part of any required aggregation group or permissive aggregation group of plans;

              2. If this Plan is part of a required aggregation group of plans but not part of a permissive aggregation group and the top-heavy ratio for the group of plans exceeds 60%;

              3. If this Plan is a part of a required aggregation group and part of a permissive aggregation group of plans and the top-heavy ratio for the permissive aggregation group exceeds 60%.

         For purposes of this Section 10.08, the following terms shall have the meanings indicated below:

         B. Key Employee - Any Employee or former Employee (and the beneficiaries of such Employee) who at any time during the determination period was an officer of the Employer if such individual's annual compensation exceeds 50% of the dollar limitation under Section 415(b)(1)(A) of the Code, an owner (or considered an owner under Section 318 of the Code) of one of the 10 largest interests in the Employer if such individual's compensation exceeds 100% of the dollar limitation under Section 415(c)(1)(A) of the Code, a 5% owner of the Employer, or a 1% owner of the Employer who has an annual compensation of more than $150,000. Annual compensation means compensation as defined in
              Section 415(c)(3) of the Code, but including amounts contributed by the Employer pursuant to a salary reduction agreement which are excludible from the Employee's gross income under Section 125,
              Section 402(a)(8), Section 402(h) or Section 403(b) of the Code. The determination period is the Plan Year containing the determination date and the 4 preceding Plan Years.

              The determination of who is a Key Employee will be made in accordance with Section 416(i)(1) of the Code and the regulations thereunder.

         C.   Top-heavy ratio

              1. If the Employer maintains one or more defined contribution plans (including any simplified employee pension plan) and the Employer has not maintained any defined benefit plan which during the 5-year period ending on the determination date(s) has or has had accrued benefits, the top-heavy ratio for this Plan alone or for the required or permissive aggregation group as appropriate is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the determination date(s) (including any part of any account balance distributed in the 5-year period ending on the determination date(s)), and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the 5-year period ending on the determination date(s)), both computed in accordance with
                  Section 416 of the Code and the regulations thereunder. Both the numerator and the denominator of the top-heavy ratio are increased to reflect any contribution not actually made as of the determination date, but which is required to be taken into account on that date under Section 416 of the Code and the regulations thereunder.

              2. If the Employer maintains one or more defined contribution plans (including any simplified employee pension plan) and the Employer maintains or has maintained one or more defined benefit plans which during the 5-year period ending on the determination date(s) has or has had any accrued benefits, the top-heavy ratio for any required or permissive aggregation group as appropriate is a fraction, the numerator of which is the sum of account balances under the aggregated defined contribution plan or plans for all Key Employees, determined in accordance with (1) above, and the present value of accrued benefits under the aggregated defined benefit plan or plans for all Key Employees as of the determination date(s), and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all Participants, determined in accordance with (1) above, and the present value of accrued benefits under the defined benefit plan or plans for all Participants as of the determination date(s), all determined in accordance with Section 416 of the Code and the regulations thereunder. The accrued benefits under a defined benefit plan in both the numerator and denominator of the top-heavy ratio are increased for any distribution of an accrued benefit made in the 5-year period ending on the determination date.

              3. For purposes of (1) and (2) above, the value of account balances and the present value of accrued benefits will be determined as of the most recent valuation date that falls within or ends with the 12-month period ending on the determination date, except as provided in Section 416 of the Code and the regulations thereunder for the first and second plan years of a defined benefit plan. The account balances and accrued benefits of a Participant (a) who is not a Key Employee but who was a Key Employee in a Prior Year, or (b) who has not been credited with at least one Hour of Service with any employer maintaining the plan at any time during the 5-year period ending on the determination date will be disregarded. The calculation of the top-heavy ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Section 416 of the Code and the regulations thereunder. Deductible employee contributions will not be taken into account for purposes of computing the top-heavy ratio. When aggregating plans the value of account balances and accrued benefits will be calculated with reference to the determination dates that fall within the same calendar year.

                  The accrued benefit of a Participant other than a Key Employee shall be determined under (a) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer, or (b) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Section 411(b)(1)(C) of the Code.

              4. Permissive aggregation group: The required aggregation group of plans plus any other plan or plans of the Employer which, when considered as a group with the required aggregation group, would continue to satisfy the requirements of Sections 401(a)(4) and 410 of the Code.

              5. Required aggregation group: (a) Each qualified plan of the Employer in which at least one Key Employee participates or participated at any time during the determination period (regardless of whether the Plan has terminated), and (b) any other qualified plan of the Employer which enables a plan described in (a) to meet the requirements of Sections 401(a)(4) or 410 of the Code.

              6. Determination date: For any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year. For the first Plan Year of the Plan, the last day of that year.

              7. Valuation date: For purposes of calculating the top-heavy ratio, the valuation date shall be the last day of each Plan Year.

              8. Present value: For purposes of establishing the "present value" of benefits under a defined benefit plan to compute the top-heavy ratio, any benefit shall be discounted only for mortality and interest based on the interest rate and mortality table specified for this purpose in the defined benefit plan.

10.09    Special Limitations for Owner-Employees

         If this Plan provides contributions or benefits for one or more Owner-Employees who control both the business for which this Plan is established and one or more other trades or businesses, this Plan and the plan established for other trades or businesses must, when looked at as a single plan, satisfy Sections 401(a) and (d) of the Code for the employees of those trades or businesses.

         If the Plan provides contributions or benefits for one or more Owner-Employees who control one or more other trades or businesses, the employees of the other trades or businesses must be included in a plan which satisfies Sections 401(a) and (d) of the Code and which provides contributions and benefits not less favorable than provided for Owner-Employees under this Plan.

         If an individual is covered as an Owner-Employee under the plans of two or more trades or businesses which are not controlled and the individual controls a trade or business, then the contributions or benefits of the employees under the plan of the trade or business which is controlled must be as favorable as those provided for him under the most favorable plan of the trade or business which is not controlled.

         For purposes of the preceding paragraphs, an Owner-Employee, or two or more Owner-Employees, will be considered to control a trade or business if the Owner-Employee, or two or more Owner-Employees, together:

         A.   own the entire interest in a unincorporated trade or business, or

         B. in the case of a partnership, own more than 50% of either the capital interest or the profit interest in the partnership.

         For purposes of the preceding sentence, an Owner-Employee, or two or more Owner-Employees, shall be treated as owning any interest in a partnership which is owned, directly or indirectly, by a partnership which such Owner-Employee, or such two or more Owner-Employees, are considered to control within the meaning of the preceding sentence.

10.10    Inalienability of Benefits
         No benefit or interest available hereunder will be subject to assignment or alienation, either voluntarily or involuntarily. The preceding sentence shall also apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order, unless such order is determined to be a qualified domestic relations order, as defined in
         Section 414(p) of the Code.

         Generally, a domestic relations order cannot be a qualified domestic relations order until January 1, 1985. However, in the case of a domestic relations order entered before such date, the Plan
         Administrator:

         (1) shall treat such order as a qualified domestic relations order if such Plan Administrator is paying benefits pursuant to such order on such date, and

         (2) may treat any other such order entered before such date as a qualified domestic relations order even if such order does not meet the requirements of Section 414(p) of the Code.

               NEW ENGLAND FUNDS SIMPLIFIED EMPLOYEE PENSION PLAN

UNIVERSAL SIMPLIFIED EMPLOYEE PENSION PLAN
Basic Plan Document
-------------------------------------------------------------------------------

SECTION ONE       ESTABLISHMENT AND PURPOSE OF PLAN

             1.01 PURPOSE: The purpose of this Plan is to provide, in accordance with its provisions, a Simplified Employee Pension Plan providing benefits upon retirement for the individuals who are eligible to participate hereunder.

             1.02 INTENT TO QUALIFY: It is the intent of the Employer that this Plan shall be for the exclusive benefit of its Employees and shall qualify for approval under Section 408(k) of the Internal Revenue Code, as amended from time to time (or corresponding provisions of any subsequent Federal law at that time in effect). In case of any ambiguity, it shall be interpreted to accomplish such result. It is further intended that it comply with the provisions of the Employee Retirement Income Security Act of 1974 (ERISA) as amended from time to time.

             1.03 WHO MAY ADOPT An employer who has ever maintained a defined benefit plan which is now terminated may not participate in this prototype Simplified Employee Pension Plan. If, subsequent to adopting this Plan, any defined benefit plan of the Employer terminates, the employer will no longer participate in this prototype plan and will be considered to have an individually designed plan.

             1.04 USE WITH IRA This prototype Simplified Employee Pension Plan must be used with an Internal Revenue Service model IRA (Form 5305 or Form 5305-A) or an Internal Revenue Service approved master or prototype IRA.

             1.05 FOR MORE INFORMATION To obtain more information concerning the rules governing this Plan, contact the Prototype Sponsor listed in Section 5 of the Adoption Agreement.

SECTION TWO           DEFINITIONS

             2.01 ADOPTION AGREEMENT Means the document executed by the Employer through which it adopts the Plan and thereby agrees to be bound by all terms and conditions of the Plan.

             2.02     CODE  Means the Internal Revenue Code of 1986 as amended.

             2.03 COMPENSATION Compensation for the purposes of the $300 limit of Section 408(k)(2)(C) of the Code shall be defined as Section 414(q)(7) Compensation.

                      For all other purposes, Compensation shall mean all of a Participant's wages as defined in Section 3401(a) of the Code for the purposes of income tax withholding at the source (that is, W-2 wages) but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Section 3401(a)(2) of the Code).

                      For any Self-Employed Individual covered under the Plan, Compensation will mean Earned Income.

                      Compensation shall include only that Compensation which is actually paid to the Participant during the Plan Year.

                      Compensation shall include any amount which is contributed by the Employer pursuant to a salary reduction agreement and which is not includible in the gross income of the Employee under Sections 125, 402(a)(8), 402(h) or 403(b) of the Code.

                      The annual Compensation of each Participant taken into account under the Plan for any year shall not exceed $200,000. This limitation shall be adjusted by the Secretary at the same time and in the same manner as under
                      Section 415(d) of the Code, except the dollar increase in effect on January 1 of any calendar year is effective for years beginning in such calendar year and the first adjustment to the $200,000 limitation is effected on January 1, 1990. If a Plan determines Compensation on a period of time that contains fewer than 12 calendar months, then the annual Compensation limit is an amount equal to the annual Compensation limit for the calendar year in which the compensation period begins multiplied by the ratio obtained by dividing the number of full months in the period by 12.

                      In determining the Compensation of a Participant the rules of Section 414(q)(6) of the Code shall apply, except in applying such rules, the term "family" shall include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the year. If, as a result of the application of such rules the adjusted $200,000 limitation is exceeded, then (except for purposes of determining the portion of Compensation up to the integration level if this Plan provides for permitted disparity), the limitation shall be prorated among the affected individuals in proportion to each such individual's Compensation as determined under this section prior to the application of this limitation.

                      In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the annual Compensation of each Employee taken into account under the Plan shall not exceed the OBRA '93 annual Compensation limit. The OBRA '93 annual Compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Internal Revenue Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 annual Compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

                      For Plan Years beginning on or after January 1, 1994, any reference in this Plan to the limitation under Section 401(a)(17) of the Code shall mean the OBRA '93 annual Compensation limit set forth in this provision.

             2.04 EARNED INCOME Means the net earnings from self-employment in the trade or business with respect to which the Plan is established, for which personal services of the individual are a material income-producing factor. Net earnings will be determined without regard to items not included in gross income and the deductions allocable to such items. Net earnings are reduced by contributions by the Employer to a qualified plan or to a Simplified Employee Pension Plan to the extent deductible under Section 404 of the Code.

                      Net earnings shall be determined with regard to the deduction allowed to the Employer by Section 164(f) of the Code for taxable years beginning after December 31, 1989.

             2.05 EFFECTIVE DATE Means the date the Plan becomes effective as indicated in the Adoption Agreement.

             2.06 EMPLOYEE Means any person who is a natural person employed by the Employer as a common law employee and if the Employer is a sole proprietorship or partnership, any Self-Employed Individual who performs services with respect to the trade or business of the Employer. Further, any employee of any other employer required to be aggregated under Section 414(b), (c), (m), or (o) of the Code and any leased employee required to be treated as an employee of the Employer under Section 414(n) of the Code shall also be considered an Employee.

             2.07 EMPLOYER Means any corporation, partnership or sole proprietorship named in the Adoption Agreement and any successor who by merger, consolidation, purchase or otherwise assumes the obligations of the Plan. A partnership is considered to be the Employer of each of the partners and a sole proprietorship is considered to be the Employer of the sole proprietor.

             2.08 EMPLOYER CONTRIBUTION Means the amount contributed by the Employer to this Plan.

             2.09 IRA Means the designated Individual Retirement Account or Individual Retirement Annuity, which satisfies the requirements of Section 408 of the Code, and which is maintained by a Participant with the Prototype Sponsor (unless the Prototype Sponsor allows Participants to maintain their IRAs with other organizations).

             2.10 PARTICIPANT Means any Employee who has met the participation requirements of Section 3.01 and who is or may become eligible to receive an Employer Contribution.

             2.11 PLAN Means this plan document plus the corresponding Adoption Agreement as completed and signed by the Employer.

             2.12 PLAN YEAR Means the calendar year or the 12 consecutive month period which coincides with the Employer's taxable year.

             2.13 PRIOR PLAN Means a plan which was amended or replaced by adoption of this plan document, as indicated in the Adoption Agreement.

             2.14 PROTOTYPE SPONSOR Means the entity specified in the Adoption Agreement which sponsors this prototype Plan.

             2.15 SELF-EMPLOYED INDIVIDUAL Means an individual who has Earned Income for a Plan Year from the trade or business for which the Plan is established; also, an individual who would have had Earned Income but for the fact that the trade or business had no net profits for the Plan Year.

             2.16 SERVICE Means the performance of duties by an Employee for the Employer, for any period of time, however short, for which the Employee is paid or entitled to payment. When the Employer maintains the Plan of a predecessor employer, an Employee's Service will include his or her service for such predecessor employer.

             2.17 TAXABLE WAGE BASE Means the maximum amount of earnings which may be considered wages for a year under Section 3121(a)(1) of the Code in effect as of the beginning of the Plan Year.

SECTION THREE         ELIGIBILITY AND PARTICIPATION

             3.01 ELIGIBILITY REQUIREMENTS Except for those Employees excluded pursuant to Section 3.02, each Employee of the Employer who fulfills the eligibility requirements specified in the Adoption Agreement shall, as a condition for further employment, become a Participant. Each Participant must establish an IRA with the Prototype Sponsor to which Employer Contributions under this Plan will be made.

             3.02 EXCLUSION OF CERTAIN EMPLOYEES If the Employer has so indicated in the Adoption Agreement, the following Employees shall not be eligible to become a participant in the Plan: (a) Those Employees included in a unit of Employees covered by the terms of a collective bargaining agreement, provided retirement benefits were the subject of good faith bargaining; and
                      (b) those Employees who are nonresident aliens, who have received no earned income from the Employer which constitutes earned income from sources within the United States.

             3.03     ADMITTANCE AS A PARTICIPANT

                      A. Prior Plan - If this Plan is an amendment or continuation of a Prior Plan, each Employee of the Employer who immediately before the Effective Date was a participant in said Prior Plan shall be a Participant in this Plan as of said date.

                      B. Notification of Eligibility - The Employer shall notify each Employee who becomes a Participant of his or her status as a Participant in the Plan and of his or her duty to establish an IRA with the Prototype Sponsor to which Employer Contributions may be made.

                      C. Establishment of an IRA - If a Participant fails to establish an IRA for whatever reason, the Employer may execute any necessary documents to establish an IRA on behalf of the Participant.

             3.04 DETERMINATIONS UNDER THIS SECTION The Employer shall determine the eligibility of each Employee to be a Participant. This determination shall be conclusive and binding upon all persons except as otherwise provided herein or by law.

             3.05 LIMITATION RESPECTING EMPLOYMENT Neither the fact of the establishment of the Plan nor the fact that a common-law employee has become a Participant shall give to that common-law employee any right to continued employment; nor shall either fact limit the right of the Employer to discharge or to deal otherwise with a common-law employee without regard to the effect such treatment may have upon the Employee's rights under the Plan.

SECTION FOUR           CONTRIBUTIONS AND ALLOCATIONS

             4.01     EMPLOYER CONTRIBUTIONS

                      A. Allocation Formula - Employer Contributions shall be allocated in accordance with the allocation formula selected in the Adoption Agreement. Each Employee who has satisfied the eligibility requirements pursuant to Section 3.01 (thereby becoming a Participant) will share in such allocation.

                           If the Employer has selected the pro rata allocation formula in the Adoption Agreement, then Employer Contributions for each Plan Year shall be allocated to the IRA of each Participant in the same proportion as such Participant's Compensation (not in excess of $200,000, indexed for cost of living increases in accordance with Section 408(k)(8) of the Code) for the Plan Year bears to the total Compensation of all Participants for such year.

                           Employer Contributions made for a Plan Year on behalf of any Participant shall not exceed the lesser of 15% of Compensation or the limitation in effect under Code Section 415(c)(1)(A) (indexed for cost of living increases in accordance with Code Section 415(d)).

                      B. Integrated Allocation Formula - If the Employer has selected the integrated allocation formula in the Adoption Agreement, then Employer Contributions for the Plan Year will be allocated to Participants' IRA as follows:

                           Step 1 Employer Contributions will be allocated to each Participant's IRA in the ratio that each Participant's total Compensation bears to all Participants' total Compensation, but not in excess of 3% of each Participant's Compensation.

                           Step 2 Any Employer Contributions remaining after the allocation in Step 1 will be allocated to each Participant's IRA in the ratio that each Participant's Compensation for the Plan Year in excess of the integration level bears to the Compensation of all Participants in excess of the integration level, but not in excess of 3%.

                           Step 3 Any Employer Contributions remaining after the allocation in Step 2 will be allocated to each Participant's IRA in the ratio that the sum of each Participant's total Compensation and Compensation in excess of the integration level bears to the sum of all Participants' total Compensation and Compensation in excess of the integration level, but not in excess of the maximum disparity rate described in the table below.

                           Step 4 Any Employer Contributions remaining after the allocation in Step 3 will be allocated to each Participant's IRA in the ratio that each Participant's total Compensation for the Plan Year bears to all Participants' total Compensation for that Plan Year.

                           The integration level shall be equal to the Taxable Wage Base or such lesser amount elected by the Employer in the Adoption Agreement.

                                    Integration Level                                   Maximum Disparity Rate
                                    -----------------                                   ----------------------
                           Taxable Wage Base (TWB)                                               2.7%
                           More than $0 but not more than X*                                     2.7%
                           More than X* of TWB but not more than 80% of TWB                      1.3%
                           More than 80% of TWB but not more than TWB                            2.4%

                           *X mean the greater of $10,000 or 20% of TWB.

                      C. Timing of Employer Contribution - Employer Contributions, if any, made on behalf of Participants for a Plan Year shall be allocated and deposited to the IRA of each Participant no later than the due date for filing the Employer's tax return (including extensions).

             4.02 DEDUCTIBILITY OF CONTRIBUTIONS Contributions to the Plan are deductible by the Employer for the taxable year with or within which the Plan Year of the Plan ends. Contributions made for a particular taxable year and contributed by the due date of the Employer's income tax return, including extensions, are deemed made in that taxable year.

             4.03 VESTING, WITHDRAWAL RIGHTS TO CONTRIBUTIONS All Employer Contributions made under the Plan on behalf of Employees shall be fully vested and nonforfeitable at all times. Each Employee shall have an unrestricted right to withdraw at any time all or a portion of the Employer Contributions made on his or her behalf. However, withdrawals taken are subject to the same taxation and penalty provisions of the Code which are applicable to IRA distributions.

             4.04 SIMPLIFIED EMPLOYER REPORTS The Employer shall furnish reports, relating to contributions made under the Plan, in the time and manner and containing the information prescribed by the Secretary of the Treasury, to Participants. Such reports shall be furnished at least annually and shall disclose the amount of the contribution made under the Plan to the Participant's IRA.

SECTION FIVE          AMENDMENT OR TERMINATION OF PLAN

             5.01 AMENDMENT BY EMPLOYER The Employer reserves the right to amend the elections made or not made on the Adoption Agreement by executing a new Adoption Agreement and delivering a copy of the same to the Prototype Sponsor. The Employer shall not have the right to amend any nonelective provision of the Adoption Agreement nor the right to amend provisions of this plan document. If the Employer adopts an amendment to the Adoption Agreement or plan document in violation of the preceding sentence, the Plan will be deemed to be an individually designed plan and may no longer participate in this prototype Plan.

             5.02 AMENDMENT BY PROTOTYPE SPONSOR By adopting this Plan, the Employer delegates to the Prototype Sponsor the power to amend or replace the Adoption Agreement of the Plan to conform them to the provisions of any law, regulations or administrative rulings pertaining to Simplified Employee Pensions and to make such other changes to the Plan, which, in the judgement of the Prototype Sponsor, are necessary or appropriate. The Employer shall be deemed to have consented to all such amendments; provided however, that no changes may be made without the consent of the Employer if the effect would be to substantially change the costs or benefits under the Plan. The Prototype Sponsor shall not have the obligation to exercise or not to exercise the power delegated to it nor shall the Prototype Sponsor incur liability of any nature for any act done or failed to be done by the Prototype Sponsor in good faith in the exercise or nonexercise of the power delegated hereunder. The Prototype Sponsor shall notify the Employer should it discontinue sponsorship of the Plan.

             5.03 LIMITATIONS ON POWER TO AMEND No amendment by either the Employer or the Prototype Sponsor shall reduce or otherwise adversely affect any benefits of a Participant or Beneficiary acquired prior to such amendment unless it is required to maintain compliance with any law, regulation or administrative ruling pertaining to Simplified Employee Pensions.

             5.04 TERMINATION While the Employer expects to continue the Plan indefinitely, the Employer shall not be under any obligation or liability to continue contributions or to maintain the Plan for any given length of time. The Employer may terminate this Plan at any time by appropriate action of its managing body. This Plan shall terminate on the occurrence of any of the following events:

                      A. Delivery to the Prototype Sponsor of a notice of termination executed by the Employer specifying the effective date of the Plan's termination.

                      B. Adjudication of the Employer as bankrupt or the liquidation or dissolution of the Employer.

             5.05 NOTICE OF AMENDMENT, TERMINATION Any amendment or termination shall be communicated by the Employer to all appropriate parties as required by law. Amendments made by the Prototype Sponsor shall be furnished to the Employer and communicated by the Employer to all appropriate parties as required by law. Any filings required by the Internal Revenue Service or any other regulatory body relating to the amendment or termination of the Plan shall be made by the Employer.

             5.06 CONTINUANCE OF PLAN BY SUCCESSOR EMPLOYER A successor of the Employer may continue the Plan and be substituted in the place of the present Employer. The successor and present Employer (or if deceased, the executor of the estate of a deceased Self-Employed Individual who was the Employer) must execute a written instrument authorizing such substitution and the successor must complete and sign a new Adoption Agreement.

SECTION SIX            SALARY DEFERRAL SEP PROVISIONS

             In addition to Sections 1 through 5, the provisions of this Section 6 shall apply if the Employer is an Eligible Employer and has adopted a salary deferral Simplified Employee Pension Plan by indicating in the Adoption

             Agreement that Retirement Savings Contributions are permitted.

             If the Employer has so indicated in the Adoption Agreement, the Employer agrees to permit Retirement Savings Contributions to be made which will be contributed by the Employer to the IRA established by or on behalf of each Contributing Participant. This arrangement is intended to qualify as a salary reduction simplified employee pension ("SARSEP") under Section 408(k)(6) of the Code and the regulations thereunder.

             The SARSEP portion of this Plan shall be effective upon adoption. No Retirement Savings Contributions may be based on Compensation an Employee could have received before adoption of the SARSEP and execution by the Employee of a Retirement Savings Agreement.

             6.100    DEFINITIONS

             6.101 COMPENSATION Means Compensation as defined in Section 2.03 of the Plan and shall include any amount which is contributed by the Employer as a Retirement Savings Contribution pursuant to a Retirement Savings Agreement which is not includible in the gross income of the Employee under Section 402(h) of the Code.

             6.102 CONTRIBUTING PARTICIPANT Means a person who has met the participation requirements and who has enrolled as a Contributing Participant pursuant to Section 6.201 and on whose behalf the Employer is contributing Retirement Savings Contributions.

             6.103 ELIGIBLE EMPLOYER Means an Employer which: (a) has no more than 25 Employees who are eligible to participate in the Plan (or would have been eligible to participate if this Plan had been maintained) at any time during the preceding Plan Year; (b) has no leased employees within the meaning of Section 414(n)(2) of the Code; (c) is not a state or local government or political subdivision thereof, or any agency or instrumentality thereof, or an organization exempt from tax under Subtitle A of the Code; and (d) does not currently maintain or has not maintained a defined benefit plan, even if now terminated.

             6.104 ENROLLMENT DATE Means the first day of any Plan Year, the first day of the seventh month of any Plan Year and any more frequent dates as the Employer may designate in a uniform and nondiscriminatory manner.

             6.105 EXCESS CONTRIBUTION Means the amount of each Highly Compensated Employee's Retirement Savings Contributions that exceeds the actual deferral percentage test limits described in Section 6.303(B) of the Plan for a Plan Year.

             6.106 HIGHLY COMPENSATED EMPLOYEE Means a Participant described in Section 414(q) of the Code who during the current or preceding year: (a) was a 5% owner of the Employer as defined in Section 416(i)(1)(B)(i) of the Code; (b) received Compensation in excess of $50,000, as adjusted pursuant to Section 415(d), and was in the top-paid group (the top 20% of Employees, by Compensation); (c) received Compensation in excess of $75,000, as adjusted pursuant to section 415(d); or (d) was an officer and received Compensation in excess of 50% of the dollar limit under
                      Section 415 of the Code for defined benefit plans.

             6.107 KEY EMPLOYEE Means any Employee or former Employee or beneficiaries of these Employees who at any time during the Plan Year or the four preceding Plan Years is or was:
                      (a) an officer of the Employer (if the Employee's annual Compensation exceeds 50% of the dollar limitation under
                      Section 415(b)(1)(A) of the Code); (b) an owner of one of the 10 largest interests in the Employer (if the Employee's annual Compensation exceeds 100% of the dollar limitation under Section 415(c)(1)(A) of the Code); (c) a 5% owner of the Employer as defined in Section 416(i)(1)(B)(i) of the Code; or (d) a 1% owner of Employer (if the Employee has annual Compensation in excess of $150,000).

             6.108 RETIREMENT SAVINGS AGREEMENT Means an agreement, on a form provided by the Employer, pursuant to which a Contributing Participant may elect to have his or her Compensation reduced and paid as a Retirement Savings Contribution to his or her IRA by the Employer.

             6.109 RETIREMENT SAVINGS CONTRIBUTIONS Means contributions made by the Employer on behalf of a Contributing Participant pursuant to Section 6.301. Retirement Savings Contributions shall be deemed to be Employer Contributions for purposes of (a) the contribution limits described in
                      Section 4.01(A) of the Plan; (b) the vesting and withdrawal rights described in Section 4.03 of the Plan; and (c) determining whether this Plan is a Top-Heavy Plan.

             6.110 TOP-HEAVY PLAN This Plan is a Top-Heavy Plan for any Plan Year if, as of the last day of the previous Plan Year (or current Plan Year if this is the first year of the Plan) the total of the Employer Contributions made on behalf of Key Employees for all the years this Plan has been in existence exceeds 60% of such contributions for all Employees. If the Employer maintains (or maintained within the prior five years) any other SEP or defined contribution plan in which a Key Employee participates (or participated), the contributions or account balances, whichever is applicable, must be aggregated with the contributions made to the Plan. The contributions (and account balances, if applicable) of an Employee who ceases to be a Key Employee or of an individual who has not been in the employ of the Employer for the previous five years shall be disregarded. The identification of Key Employees and the top-heavy calculation shall be determined in accordance with Section 416 of the Code and the regulations thereunder.

             6.200    CONTRIBUTING PARTICIPANT

             6.201    REQUIREMENTS TO ENROLL AS A CONTRIBUTING PARTICIPANT

                      A. Enrollment - Each Employee who becomes a Participant may enroll as a Contributing Participant. A Participant shall be eligible to enroll as a Contributing Participant on any Enrollment Date.

                      B. Initial Enrollment - Notwithstanding the time set forth in Section 6.201(A) as of which a Participant may enroll as a Contributing Participant, the Employer shall have the authority to designate, in a uniform and nondiscriminatory manner, additional Enrollment Dates during the twelve month period beginning on the Effective Date in order that an orderly first enrollment might be completed.

             6.202 MODIFICATION OF RETIREMENT SAVINGS AGREEMENT A Contributing Participant may modify his or her Retirement Savings Agreement to increase or decrease (within the limits placed on Retirement Savings Contributions in the Adoption Agreement) the amount of his or her Compensation deferred into his or her IRA under the Plan. Such modification may only be prospectively made effective as of an Enrollment Date, or as of any other more frequent date(s) if the Employer so permits in a uniform and nondiscriminatory manner. A Contributing Participant who desires to make such a modification shall complete, sign and file a new Retirement Savings Agreement with the Employer at least 30 days (or such lesser period of days as the Employer shall permit in a uniform and nondiscriminatory manner) before the modification is to become effective.

             6.203 WITHDRAWAL AS A CONTRIBUTING PARTICIPANT A Participant may withdraw as a Contributing Participant as of the last date preceding any Enrollment Date (or as of any other date if the Employer so permits in a uniform and nondiscriminatory manner) by revoking his or her authorization to the Employer to make Retirement Savings Contributions on his or her behalf. A Participant who desires to withdraw as a Contributing Participant shall give written notice of withdrawal to the Employer at least 30 days (or such lesser period of days as the Employer shall permit in a uniform and nondiscriminatory manner) before the effective date of withdrawal. A Participant shall cease to be a Contributing Participant upon his or her termination of employment, or on account of termination of the Plan.

             6.204    RETURN AS CONTRIBUTING PARTICIPANT AFTER WITHDRAWAL
                      A Participant who has withdrawn as a Contributing Participant under Section 6.203 may not again become a Contributing Participant until the first day of the first Plan Year following the effective date of his or her withdrawal as Contributing Participant.

             6.300    RETIREMENT SAVINGS CONTRIBUTIONS

             6.301 SALARY DEFERRAL ARRANGEMENT The Employer shall contribute Retirement Savings Contributions on behalf of all Contributing Participants for each Plan Year that the following requirements are satisfied:

                      A.   The Employer is an Eligible Employer; and
                      B. Not less than 50% of the Employees eligible to participate elect to have Retirement Savings Contributions contributed to the Plan on their behalf.

                      Subject to the limits described in Section 6.303, the amount of Retirement Savings Contributions so contributed shall be the amount required by the Retirement Savings Agreements of Contributing Participants.

                      No Retirement Savings Contribution may be based on Compensation a Participant received, or had a right to receive, before execution of a Retirement Savings Agreement by the Participant.

             6.302 FAILURE TO SATISFY 50% PARTICIPATION REQUIREMENT If the 50% participation requirement described in Section 6.301(B)is not satisfied as of the end of any Plan Year, all the Retirement Savings Contributions made by Employees for the Plan Year shall be considered "Disallowed Deferrals", i.e., IRA contributions that are not SEP-IRA contributions. The Employer shall notify each affected Employee, within 2 1/2 months after the end of the Plan Year to which the Disallowed Deferrals relate, that the deferrals are no longer considered SEP-IRA contributions. Such notification shall specify the amount of the Disallowed Deferrals and the calendar year of the Employee in which they are includible in income and must provide an explanation of applicable penalties if the Disallowed Deferrals are not withdrawn in a timely fashion.

                      The notice to each affected Employee must state specifically: (a) the amount of the Disallowed Deferrals;
                      (b) that the Disallowed Deferrals are includible in the Employee's gross income for the calendar year or years in which the amounts deferred would have been received by the Employee in cash had he or she not made an election to defer and that the income allocable to such Disallowed Deferrals is includible in the year withdrawn from the IRA; and (c) that the Employee must withdraw the Disallowed Deferrals (and allocable income) from the SEP-IRA by April 15 following the calendar year of notification by the Employer. Those Disallowed Deferrals not withdrawn by April 15 following the year of notification will be subject to the IRA contribution limitations of Sections 219 and 408 of the Code and thus may be considered an excess contribution to the Employee's IRA. Disallowed Deferrals may be subject to the 6% tax on excess contributions under Section 4973 of the Code. If income allocable to a Disallowed Deferral is not withdrawn by April 15 following the year of notification by the Employer, the income may be subject to the 10% tax on early distributions under Section 72(t) of the Code when withdrawn.

                      Disallowed Deferrals are reported in the same manner as are Excess Contributions.

             6.303    LIMITS ON RETIREMENT SAVINGS CONTRIBUTIONS
                      A. Maximum Amount - No Contributing Participant shall be permitted to have Retirement Savings Contributions made under this Plan during any calendar year in excess of $7,000 (as indexed pursuant to Code Section 402(g)(5)). The $7,000 (indexed) limit applies to the total elective deferrals the Contributing Participant makes for the calendar year under this Plan and under any cash or deferred arrangement described in Section 401(k) of the Code and any salary reduction arrangement described in Section 403(b) of the Code. The limit may be increased to $9,500 if the Contributing Participant makes elective deferrals to a salary reduction arrangement under Section 403(b) of the Code.

                           Under no circumstances may an Employee=s Retirement Savings Contributions in any calendar year exceed the lesser of: (1) the limitation under Section 402(g) of the Code based on all of the plans of the Employer; or (2) 15% of his or her Compensation (less any amount contributed by the Employer as a Retirement Savings Contribution). Compute the amount of this 15% limit by using the following formula:

                                    Compensation (before subtracting Retirement
                                    Savings Contributions) x 13.0435%.

                           If an Employer maintains any other SEP plan to which non-elective SEP Employer Contributions are made for a Plan Year, or any qualified plan to which contributions are made for such Plan Year, then an Employee's Retirement Savings Contribution may be limited to the extent necessary to satisfy the maximum contribution limitation under Section 415(c)(1)(A) of the Code.

                           In addition to the dollar limitation of Section 415(c)(1)(A), which is $30,000 in 1991, Employer
                           Contributions to this Plan, when aggregated with contributions to all other SEP plans and qualified plans of the Employer, generally may not exceed 15% of Compensation (less any amount contributed by the Employer as a Retirement Savings Contribution) for any Employee. If these limits are exceeded on behalf of any Employee for a particular Plan Year, that Employee's Retirement Savings Contributions for that year must be reduced to the extent of the excess.

                      B. Actual Deferral Percentage (ADP) Test Limits - Retirement Savings Contributions by a Highly Compensated Employee must satisfy the actual deferral percentage (hereinafter "ADP") limitation under
                           Section 408(k)(6) of the Code. Amounts in excess of the ADP limitation will be deemed Excess

                           Contributions on behalf of the affected Highly Compensated Employee or Employees. The ADP of any Highly Compensated Employee who is eligible to be a Contributing Participant shall not be more than the product obtained by multiplying the average of the ADPs of all non-Highly Compensated Employees who are eligible to be Contributing Participants by 1.25. For purposes of this Section 6.303, an Employee's ADP is the ratio (expressed as a percentage) of his or her Retirement Savings Contributions for the Plan Year to his or her Compensation for the Plan Year. The ADP of an Employee who is eligible to be a Contributing Participant, but who does not make Retirement Savings Contributions during the Plan Year is zero. The determination of the ADP for any Employee is to be made in accordance with Section 408(k)(6) of the Code and should satisfy such other requirements as may be provided by the Secretary of the Treasury.

                      C. Special Rule for Family Members - For purposes of determining the ADP of a Highly Compensated Employee, the Retirement Savings Contributions and Compensation of the Employee will also include the Retirement Savings Contributions and Compensation of any family member. This special rule applies only if the Highly Compensated Employee is in one of the following groups: (a) a more than 5% owner of the Employer; or
                           (b) one of a group of the 10 most Highly Compensated Employees.

                           The Retirement Savings Contributions and Compensation of family members used in this special rule do not count in computing the average of the ADPs of non-Highly Compensated Employees.

                           For purposes of this special rule, a family member is an individual who is related to a Highly Compensated Employee as a spouse, or as a lineal ascendant or descendant or the spouses of such lineal ascendants or descendants in accordance with Section 414(q) of the Code and the regulations thereunder.

             6.304 DISTRIBUTION OF EXCESS RETIREMENT SAVINGS CONTRIBUTIONS To the extent that a Contributing Participant's Retirement Savings Contributions for a calendar year exceed the limit described in Section 6.303(A) (i.e., the $7,000 (indexed) limit), the Contributing Participant must withdraw the excess Retirement Savings Contributions (and any income allocable to such amount) by April 15 following the year of the deferral.

             6.305 DISTRIBUTION OF EXCESS CONTRIBUTIONS The Employer shall notify each Employee, no later than 2 1/2 months following the close of the Plan Year of the amount, if any, of any Excess Contribution to that Employee's IRA for such Plan Year. If the Employer does not so notify Employees by such date, the Employer must pay a tax equal to 10% of the Excess Contributions for the Plan Year pursuant to Section 4979 of the Code. If the Employer fails to notify Employees by the end of the Plan Year following the Plan Year of the Excess Contributions, the SEP no longer will be considered to meet the requirements of Section 408(k)(6) of the Code. This means that the earnings on the SEP are subject to tax immediately, that no more Retirement Savings Contributions may be made under the SEP, and that Retirement Savings Contributions of all Employees with uncorrected Excess Contributions must be included in their income in that year. If the SEP no longer meets the requirements of Section 408(k)(6), then any contribution to an Employee's IRA will be subject to the IRA contribution limitations of Section 219 and 408 of the Code and thus may be considered an excess contribution to the Employee's IRA.

                      The Employer's notification to each affected Employee of the Excess Contributions must specifically state in a manner calculated to be understood by the average Plan
                      Participant: (a) the amount of the Excess Contributions attributable to that Employee's Retirement Savings Contributions; (b) the Plan Year for which the Excess Contributions were made; (c) that the Excess Contributions are includible in the affected Employee's gross income for the calendar year in which such Excess Contributions were made; and (d) that the Employee must withdraw the Excess Contributions (and allocable income) from the IRA by April 15 following the year of notification by the Employer. Those Excess Contributions not withdrawn by April 15 following the year of notification will be subject to the IRA contribution limitations of Sections 219 and 408 of the Code for the preceding calendar year and thus may be considered an excess contribution to the Employee's IRA. Such excess contributions may be subject to the 6% tax on excess contributions under Section 4973 of the Code. If income allocable to an Excess Contribution is not withdrawn by April 15 following the year of notification by the Employer, the income may be subject to the 10% tax on early distributions under Section 72(t) of the Code when withdrawn. However, if the Excess Contributions (not including allocable income) total less than $100, then the Excess Contributions are includible in the Employee's gross income in the year of notification. Income allocable to the Excess Contributions is includible in the year of withdrawal from the IRA.

             6.306    DETERMINATION OF INCOME For purposes of Sections 6.302,
                      6.304 and 6.305, the income allocable to Disallowed Deferrals, excess Retirement Savings Contributions or Excess Contributions for a year shall be determined by multiplying the income earned on the IRA for the period which begins on the first day of such year and ends on the date of distribution from the IRA by a fraction, the numerator of which is the Disallowed Deferral, excess Retirement Savings Contribution or Excess Contribution for such year and the denominator of which is the sum of the account balance of the IRA as of the beginning of such year and the total contributions made to the IRA for such year.

             6.307 RESTRICTION ON TRANSFERS AND WITHDRAWALS The Employer shall notify each Contributing Participant that, until the earlier of 2 1/2 months after the end of a particular Plan Year or the date the Employer notifies its employees that the actual deferral percentage limitations have been calculated, any transfer or distribution from the Contributing Participant's IRA of Retirement Savings Contributions (or income on these contributions) attributable to Retirement Savings Contributions made during that Plan Year will be includible in income for purposes of Sections 72(t) and 408(d)(1) of the Code.

             6.308 ALLOCATION OF RETIREMENT SAVINGS CONTRIBUTIONS Retirement Savings Contributions made on behalf of Contributing Participants for a Plan Year shall be allocated and deposited to the IRA of each Contributing Participant by the Employer as soon as is administratively feasible.

             6.400    SPECIAL RULES FOR TOP-HEAVY PLANS

             6.401 MINIMUM ALLOCATION The following mandatory minimum allocation applies when this Plan is a Top-Heavy Plan:

                      Unless another plan of the Employer is designated in the space below to satisfy the top-heavy requirements of
                      Section 416 of the Code, each year this Plan is a Top-Heavy Plan, the Employer will make a minimum contribution to the IRA of each Participant who is not a Key Employee, which, in combination with other non-elective contributions, if any, is equal to the lesser of 3% of such Participant's Compensation or a percentage of Compensation equal to the percentage of Compensation at which elective and non-elective contributions are made under the Plan for the Plan Year for the Key Employee for whom such percentage is the largest.

                      The top-heavy minimum will be met in the following plan:

                      --------------------------------------------------------

                      --------------------------------------------------------

                      (If applicable, name the plan other than this Plan in which the minimum top-heavy contribution will be made.)

             6.402 RETIREMENT SAVINGS CONTRIBUTIONS CANNOT BE USED FOR MINIMUM ALLOCATION For purposes of satisfying the minimum allocation requirement of Section 416 of the Code, Retirement Savings Contributions contributed for the benefit of Employees who are not Key Employees may not be used to satisfy the minimum allocation requirement.

















#409 (1/94)A92                1995 Universal Pensions, Inc., Brainerd, MN 56401

          [Logo]
    NEW ENGLAND FUNDS
Where The Best Minds Meet(TM)

INDIVIDUAL
-------------------
RETIREMENT
-------------------
ACCOUNT
-------------------

PLAN AND DISCLOSURE
STATEMENT

----------------------------------------------------------------------------
  WHAT'S INSIDE  . . . .
  * SUMMARY QUESTIONS & ANSWERS ....................................... P. 1
  * CUSTODIAL ACCOUNT AGREEMENT ....................................... P. 2
  * INFORMATION ON YOUR INDIVIDUAL RETIREMENT ACCOUNT ................. P. 8
  * INTERNAL REVENUE SERVICE LETTER ................................... P.13
----------------------------------------------------------------------------

Q. HOW MUCH CAN I CONTRIBUTE TO MY IRA?
A. The Tax Reform Act of 1986 ("TRA-86") did not change the IRA contribution limits. For each year prior to the year in which you attain age seventy and one-half (70 1/2), you can still contribute up to the lesser of $2,000 or 100% of your compensation (earned income, if you are self-employed). However, as a result of the new limits on deductibility, all or a portion of your contribution may not be deductible.

Q. WHEN CAN I MAKE A CONTRIBUTION TO AN IRA?
A. You may make a contribution to your existing IRA or establish a new IRA for a taxable year up to April 15th of the following year.

Q. CAN I MAKE A CONTRIBUTION TO A SEPARATE IRA FOR MY SPOUSE?
A. TRA-86 liberalized the requirements for making contributions to a separate spousal IRA. For each year prior to the year in which your spouse attains age seventy and one-half (70 1/2), you can now make a contribution to a separate IRA for your spouse, regardless of whether your spouse had any compensation or earned income in that year. To make an IRA contribution for your spouse you must file a joint tax return and your spouse must elect on the return to be treated as having no compensation or earned income for that year. The limits of the amount you can contribute have not changed. The aggregate amount of your contribution to both IRA's cannot exceed the lesser of $2,250, or 100% of your compensation (earned income, if you are self-employed). You must set up a separate IRA for your spouse and no more than the lesser of $2,000, or 100% of joint earned income may be deposited in any one account.

Q. HOW DO I KNOW IF MY CONTRIBUTION IS TAX DEDUCTIBLE?
A. The deductibility of your contribution depends upon whether you, or, if applicable, your spouse, is an active participant in an employer-sponsored retirement plan. If neither you nor your spouse are an active participant, the entire contribution to your IRA and, if applicable, your spouse's IRA is deductible.

Q. WHAT PORTION OF MY CONTRIBUTION IS DEDUCTIBLE IF EITHER MY SPOUSE OR I AM
   AN ACTIVE PARTICIPANT IN AN EMPLOYER-SPONSORED RETIREMENT PLAN?
A. The portion of your contribution that is deductible depends upon your filing status and the amount of your Adjusted Gross Income ("AGI"). If you are single and your AGI does not exceed $25,000; or if you are married, filing jointly and your AGI does not exceed $40,000; the entire contribution to your IRA and, if applicable, your spouse's IRA will be deductible. If you are single and your AGI exceeds $35,000; or if you are married, filing jointly and your AGI exceeds $50,000, the entire contribution to your IRA and, if applicable, your spouse's IRA will be nondeductible. If you are married but live apart from your spouse, filing separately and your spouse is an active participant but you are not, the entire contribution to your IRA will be deductible. If you are an active participant with an AGI of $10,000 or more and you are married, filing separately, the entire contribution to your IRA will be nondeductible.

Q. WHAT HAPPENS IF I CONTRIBUTE MORE THAN I'M ALLOWED TO MY IRA?
A. The maximum allowable contribution you can make to an IRA is $2,000 or 100% of earned income, whichever is less. Any amounts contributed to the IRA in excess of the maximum allowable contribution will be considered an "excess contribution." An excess contribution is subject to a nondeductible excise tax of 6% for each year it remains in the IRA. This is true whether the excess contribution is deductible or nondeductible.

Q. HOW CAN I CORRECT AN EXCESS CONTRIBUTION?
A. Excess contributions may be corrected without paying a 6% penalty, provided you withdraw the excess and any earnings on the excess before the due date (including extensions) for filing your tax return for the year for which you made the excess contribution. A deduction should not be taken for any excess contributions. Earnings on any excess contribution withdrawn by this method must be withdrawn along with the amount of the contribution. These earnings must be included in your income for the tax year in which the contribution was made.

Q. HOW ARE AMOUNTS DISTRIBUTED FROM MY IRA GOING TO BE TAXED?
A. Amounts distributed to you are includible in your gross income in the taxable year that you receive them unless considered a return of nondeductible contributions, and are then taxable as ordinary income. Since the purpose of the IRA is to accumulate funds for retirement, your receipt or use of any portion of this IRA before you attain age 59 1/2 generally will be considered as an early withdrawal and subject to a 10% penalty tax unless the distribution was a result of death or disability. TRA-86 has added an additional exception to the early withdrawal rule. The 10% penalty tax for early withdrawal will not apply if the distribution is part of a scheduled series of substantially equal periodic payments for your life (or the joint lives of you and your beneficiary) or your life expectancy (or the joint life expectancy of you and your beneficiary). If there is an adjustment to the scheduled series of payments, the 10% penalty tax may apply. For example, if you begin receiving payments at age 50 under a distribution method which provides for substantially equal payments over your life expectancy, and at age 58 you elect to receive the remaining amount in a lump sum, the 10% penalty tax will apply to the lump sum and to the amounts previously distributed to you prior to age 59 1/2.

Q. HOW ARE MY DISTRIBUTIONS FROM MY IRA REPORTED?
A. The custodian will report all distributions to the IRS on a form 1099R. This report will include a description of the type of distribution (e.g. premature, regular, rollover, etc.) For reporting purposes, a direct transfer of assets to a successor custodian or trustee shall not be considered a distribution.

Q. CAN I ROLL OVER A DISTRIBUTION I RECEIVE FROM MY EMPLOYER'S RETIREMENT PLAN INTO AN IRA?
A. If you receive an eligible distribution from a tax-qualified retirement plan as a result of termination of employment, plan discontinuance or retirement, it may be deposited into your IRA. Distributions from qualified plans (other than the return of Non-deductible Employee Contributions) must be "rolled over" into an IRA within 60 days of receipt from the other qualifed plan in order to continue their tax-deferred status.

Q. WHAT ARE THE WITHHOLDING REQUIREMENTS WHICH APPLY TO DISTRIBUTIONS MADE
   AFTER JANUARY 1, 1993?
A. Generally, a plan making a distribution after January 1, 1993 may be required to withhold 20% of the "eligible rollover amount." For most kinds of distributions, that means that unless the distribution is made directly from the distributing plan to the new plan or IRA, or is paid to you in a check made payable to the new plan or IRA, the distributing plan will be required to withhold 20% of the total amount of the distribution.

Q. CAN I ROLL OVER A PART OF A DISTRIBUTION I RECEIVE FROM MY EMPLOYER'S PLAN?
A. Yes it is possible to roll over, tax free, any portion of a distribution from an employer plan without rolling over the entire amount distributed. Amounts you receive which are not paid directly from an employer plan to a new plan or IRA may be subject to tax and withholding, as noted above.

Q. ONCE I HAVE ROLLED OVER THIS DISTRIBUTION INTO AN IRA, CAN I SUBSEQUENTLY ROLL OVER THESE AMOUNTS INTO ANOTHER QUALIFIED RETIREMENT PLAN?
A. Yes. Part or all of a qualifed total distribution received from a qualified plan may be transferred to another qualifed plan through the medium of an IRA. However, the IRA must have no assets other than those which were previously distributed to you from the qualified plan. Specifically, the IRA cannot contain any regular annual IRA contributions. Also, the new qualified plan must provide for the acceptance of these amounts.

Q. HOW FREQUENTLY CAN I ROLL OVER ASSETS FROM MY IRA TO ANOTHER IRA?
A. You may "roll over" distributions from an IRA only once in any 365-day period. This rule applies to each individual IRA. Further, if you roll over assets from a qualified plan to an IRA you may subsequently roll over to another IRA.

   PLEASE REFER TO IRS PUBLICATION 590 FOR MORE INFORMATION ABOUT YOUR IRA

NEW ENGLAND FUNDS, L.P.
INDIVIDUAL RETIREMENT ACCOUNT
PROTOTYPE

The Custodial Account Agreement ("Agreement") including the Adoption Agreement executed by the Custodian and the Depositor constitutes a Custodial Account for the purpose of qualifying as an Individual Retirement Account under section 408(a) of the Internal Revenue Code of 1986.

                                  ARTICLE I
                                   GENERAL

1.01 INTERPRETATION AND ADMINISTRATION. The Agreement is intended to meet the requirements of the Internal Revenue Code ("IRC") relating to individual retirement accounts and shall be interpreted and administered in a manner consistent with such requirements.

1.02 AGREEMENT FOR EXCLUSIVE BENEFIT OF DEPOSITOR. In no circumstances shall any part of the corpus or income of the Agreement be used for or diverted to purposes other than for the exclusive benefit of the Depositor or his Beneficiary.

1.03 DEPOSITOR'S RIGHTS TO CONTRIBUTIONS NONFORFEITABLE. The right of the Depositor to or derived from contributions made shall be nonforfeitable at the time such contribution is paid to the Agreement.

1.04 GOVERNING STATE. The Agreement established hereunder shall be governed by the law of the State in which the Custodian is located.

1.05 SPONSOR. New England Funds, L.P. is the sponsoring organization of this Individual Retirement Account. New England Funds, L.P. shall mean the broker-dealer subsidiary of New England Investment Companies, L.P.

                                  ARTICLE II
                         CONTRIBUTIONS AND ROLLOVERS

2.01 CONTRIBUTION REQUIREMENTS.
     A. If an individual retirement account is established, whether alone or as part of a Simplified Employee Pension ("SEP"), the total contribution to such account by the Depositor for his taxable year must be in cash and shall not exceed the lesser of $2,000 or 100% of the Depositor's compensation for such year.

     B. If individual retirement accounts are established for the benefit of an individual who receives compensation and his non-employed spouse, the total contribution by the Depositors to both accounts for their taxable year must be in cash and shall not exceed the lesser of $2,250 or 100% of the compensation of the employed Depositor for such year. Provided, however, that no contribution made to the separate account of either spouse may exceed $2,000 for the taxable year.

     C. If an individual retirement account is established for the investment of contributions to a Simplified Employee Pension (SEP) described in section 408(k) of the Internal Revenue Code, the total contribution by the Depositor's employer to such account for the Depositor's taxable year shall not exceed the lesser of $22,500 or 15% of the Depositor's compensation (not in excess of the first $150,000), or such larger amount as may be prescribed by law for such year.

     D. If an individual retirement account is established for the investment of contributions to a Salary Reduction Simplified Employee Pension (SARSEP) described in section 408(k) of the IRC, the total contribution to the Depositor's account for the taxable year shall not exceed the employer contribution described in subsection C. increased by an employee elective deferral amount not to exceed $9,240 (as adjusted annually per IRC section 415(d)).

     "Compensation" means wages, salaries, professional fees, or other amounts derived from or received for personal services actually rendered (including, but not limited to commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, and bonuses) and includes earned income, as defined in section 401(c)(2) (reduced by the deduction the self employed individual takes for contributions made to a Keogh plan). Compensation does not include amounts derived from or received as earnings or profits from property (including but not limited to interest and dividends) or amounts not includible in gross income. Compensation also does not include any amount received as a pension or annuity or as deferred compensation. The term "compensation" shall include any amount includible in the individual's gross income under section 71 with respect to a divorce or separation instrument described in subparagraph (A) of section 71(b)(2).

2.02 ROLLOVERS. The provisions of Section 2.01 notwithstanding, a Depositor may make a contribution which exceeds such limits provided that the Depositor warrants that the amount contributed is a rollover contribution described in Internal Revenue Code section 402(a)(5), 402(a)(7), 403(a)(4), 403(b)
     (8), or 408(d)(3) relating to qualified plans, individual retirement accounts and individual retirement annuities and is contributed hereto within sixty (60) days of receipt by the Depositor.

     In the event that the Depositor elects to make a rollover contribution attributable to a distribution from an employer plan qualified under Code section 401(a), the Depositor shall have full discretion as to (a) whether such a contribution shall be made to an IRA containing regular annual contributions made pursuant to Section 2.01, (b) whether to make subsequent regular annual contributions to an IRA originally funded solely with rollover contributions attributable to distributions from a plan qualified under Code section 401(a), or (c) whether to maintain an IRA established with a rollover contribution attributable to a distribution from a plan qualified under section 401(a) as a separate IRA, not commingled with regular annual contributions pursuant to Section 2.01. The Custodian shall be under no duty to question any direction of the Depositor regarding any order to commingle rollover and regular annual contributions, nor shall the Custodian be liable for any loss or damage which may arise from any subsequent loss of portability of such an employer plan rollover contribution to another employer plan qualified under Code section 401(a).

                                 ARTICLE III
                     DEPOSITOR'S ACCOUNT AND INVESTMENTS

3.01 As used in this Agreement, the following terms shall have the following meanings:

     "Securities Account" shall mean an account consisting of shares of New England Funds which are distributed by New England Funds, L.P.

     "Insurer" shall mean the New England Mutual Life Insurance Company of Boston, Massachusetts.

     "Policy" shall mean an annuity contract issued by the Insurer. Such policies shall not provide for fixed premiums. No portion of a Depositor's Account shall be invested in life insurance contracts.

     "Savings Account" shall mean an interest bearing deposit in the Custodian's banking department of a type made available by the Custodian from time to time for investment hereunder, and which is intended by the Depositor as either (i) a relatively permanent investment, or (ii) an interim investment pending use of the deposit to invest in Policies or a Securities Account.

3.02 DEPOSITOR'S ACCOUNT. For each type of account designated in the Adoption Agreement, the Custodian shall establish an account to which shall be credited all contributions made for the Depositor according to the direction of the Depositor under Section 3.03. When the term "Depositor's Account" is used in the Agreement, it shall refer to all the accounts maintained for the Depositor under the Agreement.

     The Depositor's Account shall include all assets held by the Custodian or by the Insurer on behalf of the Depositor, including Securities Accounts, Policies, Savings Accounts, and uninvested funds.

     When the Adoption Agreement is checked for spousal accounts, a separate Depositor Account will be opened and maintained in each spouse's name. Contributions made on behalf of each spouse will be credited to that spouse's separate account. A spouse for whom the Agreement is established shall be the sole owner of all amounts in his Depositor's Account and shall have the right to direct the investments in his Depositor's Account in accordance with Sections 3.03 and 3.05. When any provision of the Agreement gives the Depositor a right, option or privilege, such provision shall extend to the spouse when the Agreement is established for a spouse.

3.03 INVESTMENT OF FUNDS. The Custodian shall receive and invest contributions made by or on behalf of the Depositor and shall invest and reinvest thereto without distinction between principal and income. No portion of the Agreement assets shall be invested in life insurance contracts or collectibles within the meaning of Code section 408(m), nor may the assets of the Agreement be commingled with other property except in a common trust fund or a common investment fund. The Custodian shall invest only in Securities Accounts, Policies, and Savings Accounts and may hold amounts uninvested without liability for interest thereon pursuant to Section 5.02(D).

     A. All investments acquired by the Custodian under any Securities Account or Savings Account shall be registered in the name of Custodian (with or without identifying Depositor) or of its nominee (and the same nominee may be used with respect to assets of other investors whether or not held under agreements similar to this one or in any fiduciary capacity whatsoever); provided, however, that the Custodian may hold any security in bearer form or by or through a central clearing corporation maintained by institutions active in the national securities markets; provided further, however, that (i) the books and records of the Custodian shall show that all such investments are part of the Custodial Account; (ii) each Custodial Account shall be separate and distinct;
        (iii) a separate account thereof shall be maintained by the party having actual custody of such assets; and (iv) the assets thereof shall be held in individual or bulk segregation in such party's vaults or in depositories approved by the Securities and Exchange Commission under the Securities Exchange Act of 1934.

     B. Policy Ownership. Each Policy shall be a contract between the Custodian and the Insurer. The Policy shall name the Custodian as owner, reserving to it all rights, options and benefits provided by the Policy or permitted by the Insurer except the right to change the Beneficiary shall be exercisable by the Depositor.

     C. Supplemental Agreement. A Disability Benefit Agreement (waiver of premium in the event of disability), if available from the Insurer, may be added to a Policy, provided that the additional cost of such Agreement together with the annual contribution for the Depositor shall not exceed the amounts specified in Section 2.01. The payment of benefits from such agreement shall in no sense or manner or for any purpose be considered or deemed a distribution by or through the Agreement.

3.04 DIVIDENDS AND GAINS. Dividends which may become payable under a Policy shall be held in the Depositor's Account to provide additional benefits. Dividends and capital gains or other distributions received under any Securities Account held for a Depositor's Account shall be reinvested in the Securities Account in accordance with the written direction by the Depositor. The shares so received upon such reinvestment shall be credited to such Depositor's Account. All interest earned on a Savings Account shall be credited as a deposit thereto. Notwithstanding the foregoing, a Depositor who has attained age 59 1/2 may request distribution of dividends and gains in accordance with the provisions of Article IV.

3.05 DEPOSITOR TO DIRECT INVESTMENTS. The Depositor shall direct the Custodian with respect to the investment of the Depositor's Account, except that such investments shall be limited to Securities Accounts, Policies, and Savings Accounts. The Custodian shall have no duty to look beyond instructions received by it from the Depositor and shall in no event be responsible for any loss incurred with respect to any investments made or retained in accordance with the directions of the Depositor.

3.06 CHANGES IN INVESTMENT. The Depositor may direct the Custodian in writing to change investments held by the Custodian, both with respect to investments already made and with respect to investments to be made with contributions currently due. The Custodian shall make such changes in investment as soon as reasonably possible after receiving written direction from the Depositor. The Custodian shall not be responsible for any investment gains or losses in the interim.

3.07 INFORMATION TO DEPOSITOR. When any portion of the Depositor's Account is invested in Securities Accounts or variable annuity Policies, the Custodian shall in accordance with requirements of applicable law, deliver or cause to be delivered to the Depositor copies of any notices of shareholders' meetings, proxies and proxy-soliciting materials, prospectuses, and annual and other reports to shareholders, which have been received by the Custodian with respect to such investments.

3.08 VOTING POWERS. With respect to Securities Accounts and variable annuity Policies each Depositor may direct the Custodian as to the manner in which any shares (including fractional shares) or units held by the Custodian for his Depositor's Account shall be voted with respect to any matters being voted upon by the entity which issued such shares or units. All such directions by the Depositor shall be in writing on a form approved by the Custodian, signed by the Depositor and delivered to the Custodian within the time prescribed by it. The Custodian shall not vote in the absence of such directions.

                                  ARTICLE IV
                                DISTRIBUTIONS

4.01 DISTRIBUTIONS AFTER AGE 59 1/2. A Depositor who has attained the age of 59 1/2 may receive a distribution of dividends and gains as they accrue or of other amounts in the account by directing the Custodian in writing to make such distributions and furnishing such proof of age as the Custodian may require.

4.02 COMMENCEMENT OF REQUIRED DISTRIBUTIONS. The entire interest (value of the account) of the Depositor will be distributed or commence to be distributed, no later than the first day of April following the calendar year in which such individual attains age 70 1/2 (required beginning date), in equal or substantially equal amounts, over (a) the life of the Depositor, or the lives of the Depositor and his or her designated beneficiary, or (b) a period certain not extending beyond the life expectancy of the Depositor, or the joint and last survivor expectancy of the Depositor and his or her designated beneficiary.

4.03 MINIMUM AMOUNTS TO BE DISTRIBUTED. If the Depositor's entire interest is to be distributed in other than a lump sum, then the amount to be distributed each year (commencing with the required beginning date and each year thereafter) must be at least equal to the quotient obtained by dividing the Depositor's benefit by the applicable life expectancy.

     For calendar years beginning before January 1, 1989, if the Depositor's spouse is not the designated beneficiary, the method of distribution selected must assure that at least 50% of the present value of the amount available for distribution is paid within the life expectancy of the Depositor.

     For calendar years beginning after December 31, 1988, the amount to be distributed each year, beginning with the first year for which distributions are required and then for each succeeding calendar year, shall not be less than the quotient obtained by dividing the Depositor's benefit by the lesser of (1) the applicable life expectancy or (2) if the Depositor's spouse is not the designated beneficiary, the applicable divisor determined from the table set forth in Q&A-4 of section 1.401(a)
     (9)-2 of the Proposed Income Tax Regulations. Distributions after the death of the Depositor shall be calculated using the applicable life expectancy as the relevant divisor without regard to proposed regulations section 1.401(a)(9)-2.

     Life expectancy is computed by use of the expected return multiples in Tables V and VI of section 1.72-9 of the Income Tax Regulations. Unless otherwise elected by the participant by the time distributions are required to begin, life expectancies shall be recalculated annually. Such election shall be irrevocable as to the participant and shall apply to all subsequent years. The life expectancy of a non-spouse beneficiary may not be recalculated; instead, life expectancy will be calculated using the attained age of such beneficiary during the calendar year in which distributions are required to begin pursuant to this section, and payments for subsequent years shall be calculated based on such life expectancy reduced by one for each calendar year which has elapsed since the calendar year life expectancy was first calculated.

     If the individual retirement arrangement is an annuity, distributions shall be made in accordance with the requirements of section 401(a)(9) of the Code and the regulations thereunder.

4.04 DISTRIBUTION PROCEDURE. Shortly before the time benefits are to commence under Section 4.02, the Depositor shall advise the Custodian or the Insurer of the arrangements to be made effective for the payment of benefits. Such benefits may be paid entirely by the Custodian or by the Insurer, or in part by each of them, and the Custodian shall have full authority to carry out the instructions of the Depositor for the payment of such benefits in a fixed or variable amount. In order to perform the foregoing, the Custodian shall have full authority to surrender a Policy or to transfer amounts held by it to the Insurer for settlement under a Policy. Any interest in a Securities Account shall be transferred to the Depositor or converted into cash and the value distributed to the Depositor. Any credit balance in Savings Account shall be distributable in a lump sum.

     Before making any distribution upon the death of a Depositor, the Custodian shall be furnished with any and all certificates, tax waivers and other documents requested in its discretion by the Custodian.

4.05 DISTRIBUTIONS UPON DEATH OF DEPOSITOR.

     A. Distributions beginning before death. If the Depositor dies after distribution of his or her interest has begun, the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Depositor's death.

     B. Distributions beginning after death. If the Depositor dies before distribution of his or her interest begins, the Depositor's entire interest will be distributed in accordance with one of the following four provisions:

        (1) The Depositor's entire interest will be paid by December 31 of the calendar year containing the fifth anniversary of the Depositor's death.

        (2) If the Depositor's interest is payable to a beneficiary designated by the Depositor and the Depositor has not elected (1) above, then the entire interest will be distributed over the life or over a period certain not greater than the life expectancy of the designated beneficiary commencing on or before December 31 of the calendar year immediately following the calendar year in which the Depositor died. The designated beneficiary may elect at any time to receive greater payments.

        (3) If the designated beneficiary of the Depositor is the Depositor's surviving spouse, the spouse may elect to receive equal or substantially equal payments over the life or life expectancy of the surviving spouse commencing at any date prior to the later of (1) December 31 of the calendar year immediately following the calendar year in which the Depositor died and (2) December 31 of the calendar year in which the Depositor would have attained age 70 1/2. Such election must be made no later than the earlier of December 31 of the calendar year containing the fifth anniversary of the Depositor's death or the date distributions are required to begin pursuant to the preceding sentence. The surviving spouse may accelerate these payments at any time, i.e., increase the frequency or amount of such payments.

        (4) If the designated beneficiary is the Depositor's surviving spouse, the spouse may treat the account as his or her own individual retirement arrangement (IRA). This election will be deemed to have been made if such surviving spouse makes a regular IRA contribution to the account, makes a rollover to or from such account, or fails to elect any of the above three provisions.

     C. Life expectancy is computed by use of the expected return multiples in Tables V and VI of section 1.72-9 of the Income Tax Regulations. For purposes of distributions beginning after the Depositor's death, unless otherwise elected by the surviving spouse by the time distributions are required to begin, life expectancies shall be recalculated annually. Such election shall be irrevocable as to the surviving spouse and shall apply to all subsequent years. In the case of any other designated beneficiary, life expectancies shall be calculated using the attained age of such beneficiary during the calendar year in which distributions are required to begin pursuant to this section, and payments for any subsequent calendar year shall be calculated based on such life expectancy reduced by one for each calendar year which has based on such life expectancy reduced by one for each calendar year which has elapsed since the calendar year life expectancy was first calculated.

     D. For purposes of this requirement, any amount paid to a child of the Depositor will be treated as if it had been paid to the surviving spouse if the remainder of the interest becomes payable to the surviving spouse when the child reaches the age of majority.

4.06 BENEFICIARY DESIGNATION. The term "Beneficiary" means one or more recipients designated to receive a payment upon the death of the Depositor. With respect to any Policy on the life of a Depositor, the proceeds shall be paid to the Beneficiary designated in the Policy. With respect to Securities Accounts and Savings Accounts, the amount remaining in the Depositor's Account shall be distributed to the Beneficiary last designated by the Depositor in writing on a form acceptable to the Custodian. Such designation shall not take effect until it is received by the Custodian. However, in the event no such designation is made or, if made, to the extent such designation does not effectively dispose of the Depositor's Account, the term "Beneficiary" shall mean the Depositor's estate.

4.07 DISTRIBUTION UPON DISABILITY OF DEPOSITOR. If the Depositor shall become disabled to the extent that he is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or to be of long, continued and indefinite duration as documented by a physician's statement, the Depositor may direct the Custodian to transfer the Depositor's Account to the disabled Depositor in such manner as directed by the Depositor provided, however, such manner does not conflict with Section 4.02 and 4.03.

4.08 DISTRIBUTION IN PERIODIC PAYMENTS FOR LIFE. The Depositor may elect to receive distributions at least annually as part of a series of substantially equal periodic payments (if not less than $100) over the life or life expectancy of the Depositor or the joint lives (or joint life expectancies) of the Depositor and his or her Beneficiary.

4.09 DISTRIBUTION TO DEPOSITOR. Except in the case of the Depositor's death, disability or attainment of age 59 1/2, the Custodian shall be notified by the Depositor as to the disposition of the amount distributed. The Depositor must direct the Custodian to commence distribution in accordance with Section 4.02.

4.10 DISTRIBUTION OF EXCESS CONTRIBUTIONS. If the Depositor shall contribute, in any calendar year, an amount greater than that which may be claimed as an allowable deduction under the Code, the Depositor shall be entitled to withdraw the excess, plus earnings thereon, before the date for filing of the Depositor's federal income tax return, plus extensions.

                                  ARTICLE V
                                  CUSTODIAN

5.01 CUSTODIAN. "Custodian" shall mean the State Street Bank and Trust Company or the Custodian named on the Adoption Agreement, and any successor Custodian.

5.02 PROVISIONS REGARDING CUSTODIAN.
     A. The Agreement shall take effect only when accepted and signed by the Custodian and Depositor. As directed, the Custodian shall then open and maintain a separate custodial account for the Depositor for each type of individual retirement account designated in the Adoption Agreement and invest the initial contribution hereunder as directed by the Depositor. The Custodian shall not accept annual contributions in excess of the amounts specified in Section 2.01 (or such other amounts as may be permitted under the Internal Revenue Code of 1986 as amended), unless the same is designated by the Depositor as a rollover contribution as provided in Section 2.02.

     B. The Depositor may direct the Custodian to establish another account for him under the Agreement or may redesignate the account he had originally designated in this adoption Agreement.

     C. When there is more than one account under the Agreement the Depositor shall direct the Custodian to which account each contribution shall be credited.

     D. The Custodian shall invest subsequent contributions as directed. However, if any such written instructions are not received as required, or if received, are in the opinion of Custodian unclear, the Custodian may hold or return all or a portion of the contribution uninvested without liability for loss of income or appreciation, and without liability for interest, pending receipt of written instructions or clarification. The Custodian does not undertake to render any investment advice whatsoever to the Depositor.

     E. The Custodian assumes (and shall have) no responsibility to make any distribution unless and until such instructions specify the occasion for such distribution, the elected manner of distribution, and any declaration required by Section 4.08. Also, before making any such distribution or before honoring any assignment of a Depositor's Account, the Custodian shall be furnished with any and all applications, certificates, tax waivers, signature guarantees, and other documents (including proof of any legal representative's authority) deemed necessary or advisable by the Custodian.

5.03 RECORDS OF TRANSACTIONS. The Custodian shall keep adequate records of transactions it is required to perform hereunder. Not later than sixty (60) days after the close of each calendar year or after the Custodian's resignation or removal pursuant to Section 5.07(A), the Custodian shall render to the Depositor a written report or reports reflecting the transactions effected by it during such period and the assets of the Agreement (other than Policies) at the close of the period, using such information as is reasonably available to it. Sixty (60) days after rendering such report(s), the Custodian shall be forever released and discharged (to the extent permitted by law) from all liability and accountability to anyone with respect to its acts and transactions shown in or reflected by such report(s), except with respect to those as to which the recipient of such report(s) shall have filed written objections with the Custodian within the latter such sixty (60) day period.

5.04 DUTIES OF CUSTODIAN. Except as provided in Section 3.03, the Custodian shall be an agent for the Depositor to receive and invest contributions directed by the Depositor, hold and distribute such investments, and keep adequate records and report thereon, all in accordance with this Agreement. Custodian may perform any of its administrative duties through other persons designated by the Custodian from time to time, except that the ownership of the assets shall be as prescribed in Section 3.03 and 3.07 and Custodian intends initially to delegate all such duties to its partially-owned subsidiary Boston Financial Data Service, Inc., but no such delegation or future change therein shall be considered as an amendment of this Agreement. Custodian shall not be liable (and assumes no responsibility) for the collection of contributions, the deductibility of any contribution or its propriety under this Agreement, the purpose or propriety of any distribution or the tax treatment of any distribution ordered by the Depositor or the Depositor's failure to commence distribution in accordance with Article IV, which matters are the responsibility of the Depositor.

5.05 INDEMNIFICATION. To the extent permitted by law, the Depositor shall always fully indemnify Custodian and save it harmless from any and all liability whatsoever which may arise in connection with this Agreement and matters which it contemplates, except that which arises due to Custodian's negligence or willful misconduct. Custodian shall not be obligated or expected to commence or defend any legal action or proceeding in connection with Agreement or such matters unless agreed upon by Custodian and Depositor and unless fully indemnified for so doing to Custodian's satisfaction.

5.06 RELIANCE ON INSTRUCTIONS. Custodian may conclusively rely upon and shall not be responsible for acting upon any written order from the Depositor or any other notice, request, consent, certificate, or other instrument or paper believed by it to be genuine and to have been properly executed, and so long as it acts in good faith, in taking or omitting to take any other action in reliance thereon, and shall have no further duty or inquiry.

5.07 RESIGNATION OR REMOVAL OF CUSTODIAN.
     A. The Custodian may resign at any time upon at least thirty (30) days prior notice in writing to the Depositor, and may be removed by the Depositor at any time upon at least thirty (30) days prior notice in writing to the Custodian. Upon such resignation or removal, the Depositor shall appoint a successor Custodian to serve under this Agreement. Upon receipt by the Custodian of written acceptance of such appointment by the successor Custodian, the Custodian shall transfer to such successor the assets of the Agreement and all necessary records (or copies thereof) pertaining thereto, provided that (if so requested by Custodian) any successor Custodian agrees not to dispose of any such records without the Custodian's consent. The Custodian is authorized, however, to reserve such a portion of such assets as it may deem advisable for payment of all its fees, compensation, costs, and expense, or for payment of any other liabilities constituting a charge on or against the assets of the Agreement or on or against the Custodian, with any balance of such reserve remaining after the payment of all such items to be paid over to the successor Custodian.

     B. If within thirty (30) days after Custodian's resignation or removal or such longer time as Custodian may agree to, the Depositor has not appointed a successor Custodian which has accepted such appointment, the Custodian shall terminate the Agreement.

     C. The Custodian shall not be liable for the acts or omissions of such successor.

     D. The Custodian, and every successor Custodian appointed to serve under this Agreement, must be a bank as defined in Code section 408(n).

     E. After the Custodian has transferred the Agreement assets (including any reserve balance as contemplated above) to the successor Custodian, the Custodian shall be relieved of all further liability with respect to this Custodial Agreement, and the assets thereof.

5.08 FEES, EXPENSES, AND TAXES. The Depositor shall pay the fees and reasonable expenses of the Custodian in connection with the operation of the Agreement.

     Upon thirty (30) days' prior notice, the Custodian may change such schedule of fees. Custodian's fees, any income, gift, estate and inheritance taxes and other taxes of any kind whatsoever, including transfer taxes incurred in connection with the investment or reinvestment of the assets of the Agreement, that may be levied or assessed in respect to such assets, and all other administrative expenses incurred by the Custodian, may be charged to a Depositor's Account, by sale or liquidation of the assets in such Account, or (at the Custodian's election) may be charged to the Depositor.

                                  ARTICLE VI
                    AMENDMENT AND TERMINATION OF AGREEMENT

6.01 AMENDMENT OF AGREEMENT. New England Funds, L.P. is the sponsoring organization for the Agreement. New England Funds, L.P. reserves to itself, and the Depositor by execution of an Adoption Agreement delegates to it, powers to amend the plan as it deems necessary or advisable including amendments in order to implement requirements of applicable law, provided that notice of such amendment shall be given to the Custodian and to the Depositor.

6.02 AMENDMENT OF AGREEMENT. A Depositor may amend his Adoption Agreement at any time by an instrument in writing which shall take effect 60 days after delivery to the Custodian (a copy of which amendment shall be sent to the Insurer) provided that

     A. no amendment shall deprive the Insurer of any of its exemptions and immunities with respect to Policies which were issued by it prior to receipt at its Home Office of notice of such amendment; and

     B. no amendment shall expand or increase the duties or liabilities of the Custodian without its consent.

6.03 TERMINATION OF AGREEMENT.
     A. The Custodian shall terminate the Agreement if, within the time specified in Section 5.07B, after the Custodian's resignation or removal, the Depositor has not appointed a successor Custodian which has accepted such appointment. Termination of this Agreement shall be effected by distributing all assets thereof in a lump sum in cash or in kind to the Depositor, subject to Custodian's right to reserve funds as provided in Section 5.07A.

     B. Upon termination of the Agreement, the Custodian shall be relieved from all further liability with respect to this Agreement, and all assets thereof so distributed.

6.04 WITHDRAWAL OF DEPOSITOR. The Depositor may terminate his Agreement at any time by an instrument in writing delivered to the Custodian, and upon such termination the Depositor shall be entitled to receive all values being held for his benefit in a manner consistent with Section 4.04.

6.05 FAILURE OF QUALIFICATION OF AGREEMENT. In the event that an Agreement shall fail to qualify initially under the applicable provisions of the Internal Revenue Code, the Custodian shall upon direction of the Depositor return to the Depositor the value of all assets of the Agreement and the Agreement thereupon shall be of no effect.

                                 ARTICLE VII
                            REPORTS; MISCELLANEOUS

7.01 ANNUAL INFORMATION. The Insurer and the Custodian shall supply annually such information concerning Agreement transactions affecting the Depositor as the Secretary of the Treasury or his delegate shall prescribe, and shall otherwise conform to such reporting requirements as may be prescribed by Federal or State regulatory authority.

7.02 INTERNAL REVENUE CODE. "Internal Revenue Code" or "Code" or "IRC" as used herein shall mean the Internal Revenue Code of 1986, as amended from time to time.

7.03 PROTECTION OF INSURER, SPONSOR. Neither the Custodian, the Sponsor nor the Insurer shall be responsible for the validity of a Depositor's Agreement or for the validity or tax compliance of any SEP or SARSEP whose contributions may be held under this Agreement. To the extent permitted by law, neither the Sponsor nor the Insurer shall owe the Depositor any responsibility for action taken or not taken by the Custodian, for determining the propriety of accepting premium payments or other contributions, for making payments in accordance with directions of the Custodian, or for the application of such payments. The Sponsor and the Insurer shall be fully protected in dealing with any officer, partner or principal of the Custodian.

7.04 NO ALIENATION OR ASSIGNMENT BY DEPOSITOR. Neither the Depositor nor a designated Beneficiary shall have the right to alienate or assign his interests provided by this Agreement. No such interest shall be subject to attachment, execution, garnishment, or any other legal or equitable process.

7.05 DEPOSITOR'S BENEFITS LIMITED TO ASSETS. The Depositor by his participation in the Agreement shall be conclusively deemed to have agreed to look solely to the assets held in the Agreement for the payment of any benefit to which he may be entitled by reason of his participation.

7.06 DEPOSITOR TO ENFORCE AGREEMENT. To the extent permitted by law, the Depositor shall have the sole authority to enforce the Agreement, and no person other than the Depositor shall institute or maintain any action or proceeding against the Custodian or the Insurer.

7.07 WITHHOLDING. Income tax may be withheld from payments provided under the Agreement unless the Depositor or the Depositor's Beneficiary effectively elects in writing not to have income tax withholding apply.

                             NEW ENGLAND FUNDS, L.P.

                INFORMATION ON YOUR INDIVIDUAL RETIREMENT ACCOUNT

This summary highlights the general provisions of federal tax law concerning your Individual Retirement Account Plan (IRA Plan) including certain provisions of the Tax Reform Act of 1986 (Act). As discussed below, this Act made a number of major changes to the law governing the deductibility of contributions to IRA plans. Hopefully, this summary will answer many of your questions about how the law now operates. Further information can be obtained from any district office of the Internal Revenue Service, from IRS Publication 590, from your investment dealer or New England Funds, L.P.

IRA PLAN MAY BE REVOKED
You have the right to revoke this IRA Plan for any reason within 7 days after it is established by delivering or mailing written notification to New England Funds, L.P. or your investment dealer. If mailed, the notification will be deemed mailed on the date of the postmark if it is deposited in the U.S. mail first class postage prepaid and properly addressed. The notification to New England Funds, L.P. should be mailed or delivered to:

    New England Funds, L.P.
    P.O. Box 8551
    Boston, Massachusetts 02266-8551

If you wish to mail your notification to your investment dealer, call your investment dealer for further information.

Upon revocation, all amounts paid will be refunded to you without adjustment due to sales commissions, administrative expenses, or change in market value.

INDIVIDUALS ELIGIBLE FOR IRA PLANS
If you had compensation or earned income during your taxable year, you are eligible to establish and contribute to an IRA Plan for yourself during the year. The term "compensation" includes alimony or separate maintenance payments which are includable in an individual's gross income with respect to a divorce or separation instrument. Under the Act, if you are eligible to establish an IRA Plan for yourself you may contribute to a Spousal IRA even if your spouse has earned some compensation during the year. Provided your spouse does not make a contribution to an IRA, you may set up a Spousal IRA consisting of an account for your spouse as well as an account for yourself. Note that an IRA Plan for the benefit of your spouse may be established only if you file a joint return.

If both you and your spouse have compensation or earned income during the taxable year, you may each establish and maintain separate IRA Plans.

DEDUCTIBLE CONTRIBUTIONS TO IRA PLANS
Under the Act, if neither you, nor your spouse, is an active participant (see A. below) you may make a contribution of up to the lesser of $2,000 (or $2,250 in the case of a Spousal IRA) or 100% of compensation and take a deduction for the entire amount contributed. If you are an active participant but have an adjusted gross income (AGI) below a certain level (see B. below), you may make a deductible contribution as under old law. If, however, you or your spouse is an active participant and your combined AGI is above the specified level, the amount of the deductible contribution you may make to an IRA Plan is phased down and eventually eliminated.

A.   Active Participant
     You are an "active participant" for a year if you are covered by a retirement plan. You are covered by a "retirement plan" for a year if your employer or union has a retirement plan under which money is added to your account or you are eligible to earn retirement credits. For example, if you are covered under a profit-sharing plan, certain government plans, a salary reduction arrangement (such as a tax sheltered annuity arrangement or a 401
     (k) plan), a simplified employee pension plan (SEP) or a plan which promises you a retirement benefit which is based upon the number of years of service you have with the employer, you are likely to be an active participant. Your Form W-2 for the year should indicate your participation status.

     You are an active participant for a year even if you are not yet vested in your retirement benefit. Also, if you make required contributions or voluntary employee contributions to a retirement plan, you are an active participant. In certain plans you may be an active participant even if you were only with the employer for part of the year.

     You are not considered an active participant if you are covered in a plan only because of your service as 1) an Armed Forces Reservist, for 90 days or less of active service, or 2) a volunteer firefighter covered for firefighting service by a government plan if your accrued benefit is below a threshold amount. Of course, if you are covered in any other plan, these exceptions do not apply.

     If you are married, living apart from your spouse, and file a separate tax return, your spouse's active participation does not affect your ability to make deductible contributions.

B.   Adjusted Gross Income (AGI)
     If you are an active participant, you must look at your AGI for the year (if you and your spouse file a joint tax return you use your combined AGI) to determine whether you can make a deductible IRA Plan contribution. Your tax return will show you how to calculate your AGI for this purpose. If you are at or below a certain AGI level, called the Threshold Level, you are treated as if you were not an active participant and can make a deductible contribution under the same rules as a person who is not an active participant.

     If you are single, your threshold AGI level is $25,000. The threshold level if you are married and file a joint tax return is $40,000, and if you are married but file a separate tax return, the threshold level is $0.

     If your AGI is less than $10,000 above your threshold level, you will still be able to make a deductible contribution but it will be limited in amount. The amount by which your AGI exceeds your Threshold Level (AGI-Threshold Level) is called your Excess AGI. The Maximum Allowable Deduction is $2,000 (or $2,250 for a Spousal IRA). You can estimate your deduction limit as follows:

      10,000 - Excess AGI
      -------------------     X Maximum Allowable Deduction = Deduction Limit
             10,000

You must round up the result to the next highest $10 level (the next highest number which ends in zero). For example, if the result is $1,525, you must round it up to $1,530. If the final result is below $200 but above zero, your Deduction Limit is $200. Your Deduction Limit cannot, in any event, exceed 100% of your compensation.

EXAMPLE 1: Ms. Smith, a single person, is an active participant and has an AGI of $31,619. She calculates her deductible IRA Plan contributions as follows:

  Her AGI is $31,619

  Her Threshold Level is $25,000

  Her Excess AGI is (AGI - Threshold Level) or ($31,619 - $25,000) = $6,619

  Her Maximum Allowable Deduction is $2,000

  So, her IRA Plan deduction limit is:

        $10,000 - $6,619
        ----------------     X $2,000 = $676 (rounded to $680).
            $10,000

EXAMPLE 2: Mr. and Mrs. Young file a joint tax return. Each spouse earns more than $2,000 and one is an active participant. They have a combined AGI of $44,255. They may each contribute to an IRA Plan and calculate their deductible contributions to each IRA Plan as follows:

  Their AGI is $44,255

  Their Threshold Level is $40,000

  Their Excess AGI is (AGI - Threshold Level) or ($44,255 - $40,000) = $4,255

  The Maximum Allowable Deduction for each spouse is $2,000

  So, each spouse may compute his or her IRA Plan deduction limit as follows:

        $10,000 - $4,255
        ----------------      X $2,000 = $1,149 (rounded to $1,150).
            $10,000

EXAMPLE 3: If, in example 2, Mr. Young did not earn any compensation, or elected to be treated as earning no compensation, Mrs. Young could establish a Spousal IRA. The amount of deductible contributions which could be made to the two IRA Plans is calculated using a Maximum Allowable Deduction of $2,250 rather than $2,000.

        $10,000 - $4,255
        ----------------      X $2,250 = $1,293 (rounded to $1,300).
            $10,000

The $1,300 can be divided between the two accounts, but neither IRA Plan may receive a deductible contribution of more than $1,150 (the limit in Example 2).

EXAMPLE 4:   Mr. Jones, a married person, files a separate tax return and is an active participant. He has $1,500 of compensation and wishes to make a deductible contribution to an IRA.

  His AGI is $1,500

  His Threshold Level is $0

  His Excess AGI is (AGI - Threshold Level) or ($1,500 - $0) = $1,500

  His Maximum Allowable Deduction is $2,000

  So, his IRA deduction limit is:

       $10,000 - $1,500
       ----------------     X $2,000 = $1,700
           $10,000

Even though his IRA Plan deduction limit under the formula is $1,700, Mr. Jones may not deduct an amount in excess of his compensation, so his actual deduction is limited to $1,500.

NONDEDUCTIBLE CONTRIBUTIONS TO IRA PLANS
Even if you are above the threshold level and thus may not make a deductible contribution of $2,000 ($2,250 for Spousal IRA), you may still contribute up to the lesser of 100% of compensation or $2,000 to an IRA Plan ($2,250 for a Spousal IRA). The amount of your contribution which is not deductible will be a nondeductible contribution to the IRA Plan. You may also choose to make a contribution nondeductible even if you could have deducted part or all of the contribution. Interest or other earnings on your IRA Plan contribution, whether from deductible or nondeductible contribution, will not be taxed until taken out of your IRA Plan and distributed to you.

If you make a nondeductible contribution to an IRA Plan you must report the amount of the nondeductible contribution to the IRS as a part of your tax return for the year.

You may make a $2,000 contribution at any time during the year, if your compensation for the year will be at least $2,000, without having to know how much will be deductible. When you fill out your tax return you may then figure out how much is deductible.

According to the IRS, you may withdraw an IRA Plan contribution made for a year any time before April 15 of the following year. If you do so, you must also withdraw the earnings attributable to that portion and report the earnings as income for the year for which the contribution was made. In addition, if you are not 59 1/2 at the time of the withdrawal, you also may be required to pay the premature distribution tax on these earnings. If some portion of your contribution is not deductible, you may decide either to withdraw the nondeductible amount, or to leave it in the IRA and designate that portion as a nondeductible contribution on your tax return.

IRA PLAN DISTRIBUTIONS
Because nondeductible IRA Plan contributions are made using income which has already been taxed (that is, they are not deductible contributions), the portion of the IRA Plan distributions consisting of nondeductible contributions will not be taxed again when received by you. If you make any nondeductible IRA Plan contributions, each distribution from your IRA Plan will consist of a nontaxable portion (return of nondeductible contributions) and a taxable portion (return of deductible contributions, if any, and account earnings).

Thus, you may not take a distribution which is entirely tax-free. The following formula is used to determine the nontaxable portion of your distributions for a taxable year:

        Remaining Nondeductible contributions                         Total                             Nontaxable
  --------------------------------------------------    X         Distributions           =            distributions
  Year-end total IRA Plan account balance                        (for the year)                       (for the year)
  (plus distributions taken during the year).

To Figure the year-end total IRA Plan account balance you treat all of your IRA Plans as a single IRA. This includes all regular IRAs, as well as Simplified Employer Pension (SEP) IRAs, and Rollover IRAs. You also add back the distributions taken during the year.

EXAMPLE:  An individual makes the following contributions to his or her IRA
Plans:

     YEAR       DEDUCTIBLE       NONDEDUCTIBLE
     1983         $2,000
     1984          1,800             $1,000
     1987          1,000              1,400
     1989            600
                  -----              -----
                  $5,400             $2,400

  Deductible Contributions .........................................  $5,400
  Nondeductible Contributions ......................................   2,400
  Earnings on IRA Plans ............................................   1,200
                                                                       -----
  Total Account Balance of IRA Plans as of 12/31/91 ................  $9,000
    (including distributions in 1991)

In 1991 the individual takes a distribution of $3,000. The total account balance in the IRA Plans on 12/31/91 plus 1991 distributions is $9,000. The nontaxable portion of the distributions for 1991 is figured as follows:

Total nondeductible contributions ........   $2,400 X $3,000
Total account balance in the IRA Plans       ---------------     = $800
  plus distributions .....................       $9,000

Thus, $800 of the $3,000 distribution in 1991 will not be included in the individual's taxable income. The remaining $2,200 will be taxable for 1991.

SIMPLIFIED EMPLOYEE PENSION (SEP) IRA PLANS
Your employer also may establish a SEP IRA Plan for you. If a SEP IRA Plan is established by your employer, you are allowed an exclusion for federal income tax purposes equal to the employer contributions made to your IRA Plan for the least of the following amounts:

  1. The actual amount of employer contributions made to your IRA Plan;

  2. $22,500; or

  3. 15% of your compensation (not in excess of the first $150,000) from such employer.

If you are a participant in a SEP IRA Plan you also may make your own IRA Plan contributions in accordance with the limitations described above.

A SARSEP is a Salary Reduction Simplified Employee Pension Plan. A salary reduction contribution of no more than $9,500 annually (as adjusted by law) is allowed. This salary reduction contribution is treated as an employer contribution in applying the exclusion for federal income tax purposes described above.

A SEP Plan may be established by completing IRS Form 5305-SEP. A SARSEP Plan may be established by completing IRS Form 5305A-SEP. A nonmodel SEP/SARSEP document may be required in some cases.

OTHER LIMITATIONS
The terms "compensation" and "earned income" do not include earnings from property such as interest, rents and dividends. IRA contributions must be made no later than the due date of your tax return (without regard to extensions) to be deductible for that year. No contributions may be made to your IRA Plan beginning with the taxable year in which you attain age 70 1/2. However, if you contribute to a Spousal IRA, contributions may be made on behalf of your spouse (who has not attained age 70 1/2) even if you are age 70 1/2 or older. Your employer may continue to make excludible contributions for you under a SEP IRA Plan after you have attained age 70 1/2. However, distribution must commence not later than April 1 of the calendar year following the year in which you attain age 70 1/2. The IRA Plan deduction is available whether or not you itemize deductions.

REQUIREMENTS OF AN IRA PLAN
An IRA Plan is a trust or custodial agreement with a bank or other organization approved by the Secretary of the Treasury which is for the exclusive benefit of an individual or his beneficiaries and which meets the following requirements:

  1. The interest of an individual in the IRA Plan must be non-forfeitable;

  2. The contributions for any year must be in cash and cannot exceed $2,000, except in the case of contributions to a SEP IRA Plan and a rollover contribution (described later);

  3. The assets of the IRA Plan cannot be commingled with other property except in a common trust fund or common investment fund; and

  4. Distribution of the assets of the IRA Plan must be made in the manner described in the LATEST TIME FOR DISTRIBUTION Section.

EXCESS CONTRIBUTIONS
Contributions which exceed the limits in either the DEDUCTIBLE CONTRIBUTIONS TO IRA PLANS or NONDEDUCTIBLE CONTRIBUTIONS TO IRA PLANS Sections are excess contributions. No deduction is allowed for excess contributions to your IRA Plan. If in any year you make an excess contribution to your IRA Plan, you may correct your contribution by withdrawing the excess amount (and any income earned by it) by the due date for filing your tax return (including extensions) for that year. The earned income withdrawn is taxable and may be subject to a 10% penalty as described in the PREMATURE DISTRIBUTION Section. Excess contributions which are not corrected are subject to a 6% nondeductible excise tax.

If you do not withdraw your excess contribution (and any income earned by it), you may withdraw the contribution in a later year or you may treat it as a deductible or nondeductible contribution for that year to the extent allowable. If you do not correct your contribution, the 6% nondeductible excise tax will be applied for each year that the excess contribution is allowed to remain in your IRA Plan. If an excess contribution is not withdrawn before the due date of your tax return (including extensions), the return of the excess contribution in a later year may be treated as a premature distribution which could result in an additional penalty tax being imposed. This tax is explained in the PREMATURE DISTRIBUTION Section. If, however, your total IRA contribution was not more than $2,250 for a taxable year and you have not been allowed a deduction for the excess contribution, you may withdraw the excess after the due date for your return. The excess withdrawn is not included in income or subject to a premature distribution tax, and you need not withdraw the related earnings.

PREMATURE DISTRIBUTION
If you receive a payment from your IRA Plan before you attain the age of 59 1/ 2 or become disabled, the payment will be considered a premature distribution. If you receive a premature distribution, some or all of the amount received may be included in your gross income in the taxable year of receipt. In addition, your income tax for that tax year is increased by an amount equal to 10% of the premature distribution includable in your gross income. However, the 10% penalty will not be imposed on amounts distributed on account of your death prior to age 59 1/2, on amounts rolled over, or on amounts distributed as part of a series of substantially equal periodic payments (made at least annually) over your life or life expectancy or the joint lives (or life expectancies) of you and your designated beneficiary.

LATEST TIME FOR DISTRIBUTION
Amounts contributed to an IRA Plan are intended to be paid out for retirement purposes. Distribution must be made or commenced not later than April 1 of the calendar year following the year in which you attain age 70 1/2, and the distribution generally must not extend beyond the lives of you and your designated beneficiary (or a period based on the life expectancies of you and your designated beneficiary). If your designated beneficiary is your spouse, the life expectancies of you and your spouse may be recomputed annually. If your designated beneficiary is other than your spouse, the life expectancy of such nonspouse beneficiary may be calculated only at the time distribution commences. If sufficient payments are not made from your IRA Plan, you may be liable for an excise tax of 50% of the amount of underdistribution. For example, if the payout that you should receive is $1,000 for the taxable year and you only receive $600, an excise tax of $200 (50% of the $400 underdistribution) must be paid by you unless the IRS grants you a waiver of this tax (see Form 5329 for an explanation of the procedures for applying for such a waiver). Detailed information about amounts required to be distributed can be found in your IRA Plan document.

ROLLOVERS
Rollover contributions permit you to withdraw all or a portion of your interest in your IRA Plan and reinvest it in another IRA Plan or other qualified vehicle without incurring any federal tax liability or penalty as a premature distribution. There is no tax deduction for the amount transferred. Rollovers between IRA Plans may be made once every year and the money and any other property received from one IRA Plan must be reinvested within 60 days of the date it was received into another IRA Plan. Some or all of the amount retained by you may be included in your gross income in the year of receipt and may be considered a premature distribution subject to an additional 10% tax if the distribution occurs prior to age 59 1/2.

If you take a partial or total distribution from a qualified retirement plan which is not transferred directly into an IRA or other qualified vehicle, you may be subject to a mandatory 20% withholding requirement.

PROHIBITED TRANSACTIONS
If you or your beneficiary engages in a prohibited transaction with respect to your IRA Plan, the IRA Plan will lose its exemption from tax, and the fair market value of the IRA Plan may be includible in your gross income for that year. In addition, if you have not attained age 59 1/2, there may be an additional 10% penalty tax as a premature distribution. The term "prohibited transaction" means any direct or indirect sale or exchange, or leasing, of any property, lending of money or other extension of credit, or furnishing of goods, services, or facilities between you or your beneficiary and the IRA Plan; transfer to, or use by or for the benefit of you or your beneficiary of the assets of the IRA Plan for your own interest; and receipt of any consideration by you or your beneficiary from any party dealing with the IRA Plan in connection with a transaction involving the income or assets of the IRA Plan.

SECURITY FOR LOAN
If you are participating in an IRA Plan and use any portion of the value as security for a loan, the portion so used will be treated as a distribution and may be includible in your gross income for that tax year. The transaction also may be treated as a premature distribution subject to an additional 10% tax if it occurs before age 59 1/2.

TAXABILITY OF IRA PLANS-FEDERAL INCOME TAX
Amounts which accumulate under your IRA Plan are exempt from federal income taxation while they remain in the IRA Plan. When you or your beneficiary receive distributions from your IRA Plan, the distributions may be taxed as ordinary income for the year received. Distributions from any IRA Plan are not eligible for the special averaging rules that apply to lump sum distributions from qualified employer plans. As noted above, distributions which qualify as rollovers will not incur tax liability, and there are penalties for premature distributions, insufficient distributions, borrowing under the IRA Plan or using the values as security for a loan.

TAXABILITY OF IRA PLANS -- FEDERAL ESTATE AND GIFT TAX
In the event of your death, distributions to the beneficiary of your IRA Plan will be included for purposes of determining your federal estate tax liability (if any). The designation by you of a beneficiary to receive payment under this IRA Plan is not considered to be a transfer subject to federal gift tax treatment.

TAXABILITY OF IRA PLANS -- STATE LAW
The treatment of IRA Plans varies under state income, estate or gift tax laws (if any). Consult your state office of taxation or your tax advisor for questions you may have concerning the effect of state law on your IRA Plan.

IRS FORM 5329 REQUIRED FOR SPECIAL SITUATIONS
IRS Form 5329, Additional Taxes Attributable to Qualified Retirement Plans (Including IRAs), Annuities, and Modified Endowment Contracts is used to report penalty taxes on your IRA Plan. The penalty taxes which must generally be reported on Form 5329 include excess contribution taxes, premature distribution taxes, and taxes imposed because an IRA Plan has not distributed a sufficient amount to you under the distribution rules.

Form 5329 and Instructions for Form 5329 are available at your local IRS office. Failure to file Form 5329 when required may be subject to penalty by the Internal Revenue Service.

APPROVAL BY IRS
The Internal Revenue Service approved the overall form of this account as an IRA plan. This does not represent a determination on the specific use of the account by you.

FINANCIAL DISCLOSURE
Your contributions to this IRA Plan will be subject to custodial fees which are described in the Individual Retirement Account booklet.

If the investment(s) you choose to fund this IRA Plan is (are) sold by prospectus, consult the applicable prospectus(es) you have been furnished for information concerning (i) the types and amounts of charges which are made against your contributions, (ii) the method for computing and allocating annual earnings, and (iii) the types of other charges which may be applied to your interest in the investment(s) in determining the net amount of money available to you and the method of computing each such charge. Growth in value of this IRA Plan is neither guaranteed nor projected.

                           INTERNAL REVENUE SERVICE

Plan Name: IRA Custodial Account
FFN: 50143000000-007  Case: 9070037  EIN: 04-1662730
Letter Serial No: D111853b

    NEW ENGLAND MUTUAL LIFE INSURANCE CO.
    501 BOYLSTON STREET
    BOSTON, MA 02117

DEPARTMENT OF THE TREASURY

Washington, DC 20224
Person to Contact:                  Mr. Westry
Telephone Number:                   (202) 535-4972
Refer Reply to:                     E:EP:Q:4
Date:                               04/30/90
Dear Applicant:

In our opinion, the amendment to the form of the prototype trust, custodial account or annuity contract identified above does not adversely affect its acceptability under section 408 of the Internal Revenue Code, as amended by the Tax Reform Act of 1986.

Each individual who adopts this approved plan will be considered to have a retirement savings program that satisfies the requirements of Code section 408, provided they follow the terms of the program and do not engage in certain transactions specified in Code section 408(e). Please provide a copy of this letter to each person affected.

The Internal Revenue Service has not evaluated the merits of this savings program and does not guarantee contributions or investments made under the savings program. Furthermore, this letter does not express any opinion as to the applicability of Code section 4975, regarding prohibited transactions.

Code section 408(i) and related regulations require that the trustee, custodian or issuer of a contract provide a disclosure statement to each participant in this program as specified in the regulations. Publication 590, Tax Information on Individual Retirement Arrangements, gives information about the items to be disclosed.

The trustee, custodian or issuer of a contract is also required to provide each adopting individual with annual reports of savings program transactions.

Your program may have to be amended to include or revise provisions in order to comply with future changes in the law or regulations.

If you have any questions concerning IRS processing of this case, call us at the above telephone number. Please refer to the Letter Serial Number and File Folder Number shown in the heading of this letter. Please provide those adopting this plan with your phone number, and advise them to contact your office if they have any questions about the operation of this plan.

You should keep this letter as a permanent record. Please notify us if you terminate the form of this plan.

                                        Sincerely yours,

                                    /s/ John Swieca

                                        John Swieca
                                        Chief, Employee Plans
                                        Qualifications Branch

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Thismaterial is authorized for distribution to prospective investors when it is
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information about distribution charges, management, and other items of interest.
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                                                                        IR12

         Defined Contribution Plan and Trust Document Table of Contents

1.0  GENERAL............................................................Page 3
         1.1  PURPOSE...................................................Page 3
         1.2  NAME OF PLAN..............................................Page 3
         1.3  APPROVAL OF INTERNAL REVENUE SERVICE......................Page 3
         1.4  AMENDMENT OR TERMINATION..................................Page 3
2.0  DEFINITIONS........................................................Page 4
         2.1  ACCRUED BENEFIT...........................................Page 4
         2.2  ACTIVE PARTICIPANT........................................Page 4
         2.3  ACTUARIAL EQUIVALENT......................................Page 4
         2.4  ADMINISTRATOR.............................................Page 4
         2.5  ADOPTION AGREEMENT........................................Page 5
         2.6  ANNIVERSARY DATE..........................................Page 5
         2.7  ANNUAL ADDITIONS..........................................Page 5
         2.8  AVERAGE ANNUAL COMPENSATION...............................Page 5
         2.9  BENEFICIARY...............................................Page 5
         2.10  BOARD....................................................Page 5
         2.11  COMPENSATION.............................................Page 5
         2.12  COVERED YEARS OF SERVICE.................................Page 6
         2.13  EARLY RETIREMENT DATE....................................Page 6
         2.14  EARNED INCOME............................................Page 6
         2.15  EFFECTIVE DATE...........................................Page 6
         2.16  ELIGIBLE CLASS...........................................Page 6
         2.17 EMPLOYEE..................................................Page 6
         2.18  EMPLOYER.................................................Page 7
         2.19  ENTRY DATE...............................................Page 7
         2.20  ERISA....................................................Page 7
         2.21  FORMER PARTICIPANT.......................................Page 7
         2.22  FUTURE SERVICE...........................................Page 7
         2.23  HIGHLY COMPENSATED EMPLOYEE..............................Page 7
         2.24  HOUR OF SERVICE..........................................Page 8
         2.25  INACTIVE PARTICIPANT.....................................Page 9
         2.26  INSURER..................................................Page 9
         2.27  INVESTMENT MANAGER.......................................Page 9
         2.28  JOINT AND SURVIVOR ANNUITY...............................Page 9
         2.29  LATE RETIREMENT DATE.....................................Page 9
         2.30  LIMITATION YEAR..........................................Page 9
         2.31  NET PROFITS..............................................Page 9
         2.32  NORMAL RETIREMENT AGE....................................Page 9
         2.33  NORMAL RETIREMENT DATE...................................Page 9
         2.34  ONE YEAR BREAK IN SERVICE................................Page 9
         2.35  OWNER-EMPLOYEE..........................................Page 10
         2.36  PARTICIPANT.............................................Page 10
         2.37  PARTICIPANT ACCOUNT.....................................Page 10
         2.38  PLAN....................................................Page 10
         2.39  PLAN YEAR...............................................Page 10
         2.40  PREDECESSOR EMPLOYER....................................Page 10
         2.41  PARTICIPANT CONTRIBUTION ACCOUNT........................Page 10
         2.42  QUALIFIED LEAVE OF ABSENCE..............................Page 10
         2.43  SELF-EMPLOYED INDIVIDUAL................................Page 11
         2.435  SHORT FORM ADOPTION AGREEMENT..........................Page 11
         2.44  SOCIAL SECURITY COVERED COMPENSATION....................Page 11
         2.45  TAXABLE WAGE BASE.......................................Page 11
         2.46  TOTAL AND PERMANENT DISABILITY..........................Page 11
         2.47  TRUST...................................................Page 11
         2.48 TRUSTEE..................................................Page 11
         2.49  YEAR....................................................Page 12
         2.50  YEAR OF SERVICE.........................................Page 12
3.0 ELIGIBILITY........................................................Page 12
         3.1  ELIGIBILITY REQUIREMENTS.................................Page 12
         3.2  RE-ELIGIBILITY...........................................Page 13
         3.3  LEAVE OF ABSENCE.........................................Page 13
4.0  FUNDING...........................................................Page 13
         4.1  CONTRIBUTION FORMULA.....................................Page 13
         4.2  FORFEITURES..............................................Page 14
         4.3  MISTAKE OF FACT..........................................Page 14
         4.4  DISALLOWANCE OF DEDUCTION................................Page 14
         4.5  VOLUNTARY CONTRIBUTIONS..................................Page 14
         4.6  QUALIFIED VOLUNTARY EMPLOYEE
                  CONTRIBUTIONS........................................Page 14
         4.7  ROLLOVER ACCOUNT.........................................Page 15
         4.8  EMPLOYER CONTRIBUTION ACCOUNT............................Page 15
         4.9  ALLOCATION OF CONTRIBUTIONS AND
                  FORFEITURES..........................................Page 15
         4.10  ALLOCATION OF TRUST GAINS AND LOSSES....................Page 15
         4.11  SEGREGATION OF PARTICIPANT ACCOUNTS.....................Page 16
5.0  BENEFIT...........................................................Page 16
         5.1  AMOUNT OF DISTRIBUTION...................................Page 16
         5.2  FORM OF BENEFIT..........................................Page 17
         5.3  DISTRIBUTION OF BENEFITS.................................Page 17
         5.4  VESTING ON TERMINATION AND
                  RE-EMPLOYMENT........................................Page 21
         5.5  LIMITATION ON BENEFITS AND
                  CONTRIBUTIONS........................................Page 23
         5.6  ALIENATION PROHIBITED....................................Page 27
         5.7  JOINT AND SURVIVOR ANNUITY
                  REQUIREMENTS.........................................Page 27
         5.8  PERMITTED DISPARITY IN PLAN
                  CONTRIBUTIONS........................................Page 31
6.0  LIFE INSURANCE....................................................Page 33
         6.1  AUTHORIZATION TO PURCHASE................................Page 33
         6.2  PAYMENT OF PREMIUMS......................................Page 33
         6.3  DISPOSITION OF POLICIES AT RETIREMENT....................Page 33
         6.4  LIMITATION ON AMOUNTS....................................Page 33
         6.5  CONFLICT WITH INSURANCE CONTRACTS........................Page 33
7.0  MISCELLANEOUS.....................................................Page 34
         7.1  LOANS TO PARTICIPANTS....................................Page 34
         7.2  DISCHARGE RIGHTS PRESERVED...............................Page 35
         7.3  BENEFICIARY DESIGNATED BY PARTICIPANT....................Page 35
         7.4  PRIORITY OF ADOPTION AGREEMENT...........................Page 35
         7.5  REFERENCE TO INTERNAL REVENUE CODE.......................Page 35
         7.6  SAVING CLAUSE............................................Page 35
         7.7  GOVERNING LAW............................................Page 35
         7.8  MERGER OR CONSOLIDATION OF PLAN..........................Page 36
         7.9  AGREEMENT BINDING ON ALL PARTIES.........................Page 36
         7.10  HEADINGS................................................Page 36
         7.11  SINGULAR INCLUDES PLURAL, ETC...........................Page 36
         7.12  FORFEITURE OF BENEFITS..................................Page 36
         7.13  DISTRIBUTION PURSUANT TO QUALIFIED
                  DOMESTIC RELATIONS ORDER.............................Page 36
8.0  TOP HEAVY PLAN....................................................Page 36
         8.1  PRECEDENCE OF SECTION....................................Page 36
         8.2  DEFINITIONS..............................................Page 36
         8.3  COMPENSATION IN TOP HEAVY PLAN YEAR......................Page 38
         8.4  VESTING IN TOP HEAVY PLAN YEAR...........................Page 38
         8.5  MINIMUM CONTRIBUTION UNDER TOP HEAVY
                  PLAN.................................................Page 39
         8.6  MINIMUM CONTRIBUTION UNDER MULTIPLE
                  PLANS................................................Page 39
         8.7  NONFORFEITABILITY OF MINIMUM BENEFIT.....................Page 39
         8.8  ADJUSTMENT TO DEFINED BENEFIT AND
                  DEFINED CONTRIBUTION FRACTION
                  FOR SUPER TOP-HEAVY PLAN.............................Page 40
9.0  AFFILIATED EMPLOYER...............................................Page 40
         9.1  MEMBERS OF CONTROLLED GROUP..............................Page 40
         9.2  LEASED EMPLOYEES.........................................Page 40
         9.3  PLAN OF A PREDECESSOR....................................Page 40
         9.4  CONTROLLED TRADES OR BUSINESSES OF
                  OWNER-EMPLOYEES......................................Page 40
10.0  TRUST PROVISIONS.................................................Page 41
         10.1  ESTABLISHMENT OF TRUST..................................Page 41
         10.2  APPOINTMENT OF ADMINISTRATOR AND
                  TRUSTEE..............................................Page 41
         10.3  ADMINISTRATOR FUNCTIONS.................................Page 42
         10.4  TRUSTEE FUNCTIONS.......................................Page 42
         10.5  INVESTMENT OF TRUST ASSETS..............................Page 47
         10.6  MISCELLANEOUS...........................................Page 49
         10.10  LOANS TO PARTICIPANTS..................................Page 50
11.0  CASH OR DEFERRED ARRANGEMENT.....................................Page 50
         11.1  PURPOSE AND EFFECTIVE DATE..............................Page 50
         11.2  ELIGIBILITY TO PARTICIPATE..............................Page 50
         11.3  DEFINITIONS.............................................Page 50
         11.4  ELECTIVE DEFERRALS .....................................Page 52
         11.5  TOP-HEAVY REQUIREMENTS..................................Page 55
         11.6  SPECIAL DISTRIBUTION RULES..............................Page 56
         11.7  MATCHING CONTRIBUTIONS..................................Page 57
         11.8  LIMITATIONS ON EMPLOYEE CONTRIBUTIONS
                  AND MATCHING CONTRIBUTIONS...........................Page 57
         11.9  PROFITS NOT REQUIRED UNDER THE CODA.....................Page 60
         11.10  FORFEITURES............................................Page 60

                  Defined Contribution Plan and Trust Document



1.0  GENERAL

1.1  PURPOSE
This Prototype Defined Contribution Plan and Trust with its Adoption Agreement constitute an employee pension benefit plan created hereby for the exclusive Benefit of eligible Employees of the Employer. All contributions thereto shall be made for the purpose of distributing to such eligible Employees their Accrued Benefit. Prior to satisfaction of all liabilities with respect to the Participants and their Beneficiaries, no part of the corpus or income of the Trust shall at any time be used for or diverted to purposes other than for the exclusive benefit of such Participants or their Beneficiaries. It is further the purpose of the Plan to provide benefits in accordance herewith for those Participants who remain in the employ of the Employer until their Accrued Benefit is vested or until they reach Normal Retirement Age, at which time benefits will be distributed in accordance herewith. It is further the intent to provide other benefits as are set forth in the Adoption Agreement.

1.2  NAME OF PLAN
The name of the Plan shall be the legal name of the Employer as set forth in the Adoption Agreement followed by the name of the plan as set forth in the Adoption Agreement followed by the words "and Trust".

1.3  APPROVAL OF INTERNAL REVENUE SERVICE
This Plan is contingent upon and subject to obtaining such initial approval of the District Director of Internal Revenue as may be necessary to establish the qualification for income tax purposes pursuant to Section 401 of the Internal Revenue Code of 1986 (Code) and as may be necessary to qualify for tax exemption under the provisions of Section 501 or other applicable provisions of the Code. Any modification or amendment of the Plan may be made if necessary or appropriate to initially qualify or maintain qualification of the Plan. If a final adverse action with respect to initial qualification or requalification is issued by the Internal Revenue Service, the Plan shall be treated as an individually designed plan and the Employer shall no longer participate in this prototype Plan.
1.4  AMENDMENT OR TERMINATION
  (A)  Amendment
    (1) The sponsoring organization may amend any part of the Plan. For purposes of sponsoring organization amendments, the mass submitter shall be recognized as the agent of the sponsoring organization. If the sponsoring organization does not adopt the amendments made by the mass submitter, it will no longer be identical to or a minor modifier of the mass submitter plan. The Employer may:
      (a)  Change the choice of options in the Adoption Agreement,
      (b) Add overriding language in the Adoption Agreement when such language is necessary to satisfy Section 415 or Section 416 of the Code because of the required aggregation of multiple plans, and
      (c) Add certain model amendments published by the Internal Revenue Service which specifically provide that their adoption will not cause the Plan to be treated as individually designed. An Employer that amends the Plan for any other reason including a waiver of the minimum funding requirement under Code Section 412(d), will no longer participate in this prototype plan and will be considered to have an individually designed plan. When this Plan is used to amend an existing plan, the terms and conditions of the prior plan document shall prevail as to obligations and rights of the parties to the Plan during the effective period of the prior plan document. No amendment to the Plan shall decrease the Accrued Benefit of any Participant. If the Employer amends any of the provisions of this Plan, it will be considered to be an individually designed plan.
    (2) No amendment to the Plan shall be effective to the extent that it has the effect of decreasing a Participant's Accrued Benefit. Notwithstanding the preceding sentence, a Participant's Accrued Benefit may be reduced to the extent permitted under Code Section 412(c)(8). For purposes of this paragraph, a Plan amendment which has the effect of:
      (a)  Decreasing a Participant's Accrued Benefit, or
      (b) Eliminating an optional form of benefit, with respect to benefits attributable to service before the amendment, shall be treated as reducing Accrued Benefits. Furthermore, if the vesting schedule of the Plan is amended, in the case of an Employee who is a Participant as of the later of the date such amendment is


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                  Defined Contribution Plan and Trust Document



adopted or the date it becomes effective, the nonforfeitable percentage (determined as of such date) of such Employee's Employer - derived accrued benefit will not be less than the percentage computed under the Plan without regard to such amendment.
    (3) If the Plan's vesting schedule is amended or the Plan is amended in any way that directly or indirectly affects the computation of a Participant's nonforfeitable percentage, or if the Plan is deemed amended by an automatic change to or from a top-heavy vesting schedule, each Participant with at least three (3) Years of Service with the Employer may elect within a reasonable period after the adoption of the amendment or change, to have his nonforfeitable percentage computed under the Plan without regard to such amendment or change. For Participants who do not have at least one (1) Hour of Service in any Plan Year beginning after December 31, 1988, the preceding sentence shall be applied by substituting "five (5) Years of Service" for "three (3) Years of Service" where such language appears. The period during which the election may be made shall commence with the date the amendment is adopted or deemed to be made and shall end on the latest of:
      (a)  Sixty (60) days after the amendment is adopted;
      (b) Sixty (60) days after the amendment becomes effective; or
      (c) Sixty (60) days after the Participant is issued written notice of the amendment by the Employer or Administrator.
  (B) The Employer also reserves the right to terminate the Plan and Trust at any time. In the event of the termination or partial termination of the Plan, or the complete discontinuance of contributions under a Profit Sharing Plan, the rights of all affected Active Participants and Inactive Participants to their Accrued Benefit as of the date of the termination or partial termination or the complete discontinuance of contributions under a Profit Sharing Plan, shall be non-forfeitable. Former Participants shall vest according to the vesting schedule in effect on their date of termination of service with the Employer. In no event, however, shall any amount be allocated to a Participant under this
Section 1.4 which would cause the Plan to fail to meet the integration requirements of Revenue Ruling 71-446 or the limitation specified under Section
5.8 of the Plan. 2.0 DEFINITIONS

2.1  ACCRUED BENEFIT
"Accrued Benefit" shall mean the balance of the Participant Account of each Participant.

2.2  ACTIVE PARTICIPANT
"Active Participant" means each Participant who is a member of the Eligible Class on the Anniversary Date or such other date as of which the Accrued Benefit of a Participant is determined.

2.3  ACTUARIAL EQUIVALENT
  (A) "Actuarial Equivalent" shall mean a benefit payable in an alternative mode which is equivalent to a benefit payable in a given mode under the Plan when computed using the rate of interest and the Mortality Table specified in the Adoption Agreement.
  (B) Anything in Section 2.3(A) notwithstanding, for purposes of the Short Form Adoption Agreement and for purposes of establishing present value to compute the top heavy ratio, benefit payments shall be discounted only for mortality and interest based upon a pre-retirement interest rate of 6.0% and the 83IAM Mortality Table at 6.0% interest.

2.4  ADMINISTRATOR
  (A) "Administrator" shall mean the Employer or other entity designated in the Adoption Agreement.
  (B) For purposes of the Short Form Adoption Agreement, "Administrator" shall mean the Employer.

2.5  ADOPTION AGREEMENT
"Adoption Agreement" shall mean that document which is attached hereto and is made a part hereof and which is an integral part of this document. It sets forth the detailed specifications of the Plan.

2.6  ANNIVERSARY DATE
"Anniversary Date" shall mean the date as of which the Plan shall be evaluated, which date shall be specified in the Adoption Agreement.

2.7  ANNUAL ADDITIONS
"Annual Additions" shall mean, with respect to each Participant for any Plan Year, the sum of the following amounts credited to a Participant's account for the


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                  Defined Contribution Plan and Trust Document



Limitation Year:
  (A) Contributions made by the Employer on behalf of the Participant to all qualified defined contribution plans of the Employer,
  (B) Forfeitures allocated to the account(s) of the Participant,
  (C)  The Participant's contributions, and
  (D) Amounts allocated after March 31, 1984 to an individual medical account, as defined in Code Section 415(l)(2), which is part of a pension or annuity plan maintained by the Employer, are treated as Annual Additions to a defined contribution plan; and amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits allocated to the separate account of a key Employee, as defined in Code Section 419(A)(d)(3), under a welfare benefit fund, as defined in Code Section 419(e), maintained by the Employer, are treated as Annual Additions to a defined contribution plan.
  (E) For this purpose, any excess amount applied pursuant to the provisions of
Section 5.5 in the Limitation Year to reduce Employer Contributions will be considered Annual Additions for such Limitation
Year.

2.8  AVERAGE ANNUAL COMPENSATION
"Average Annual Compensation" shall mean:
  (A) The average of a Participant's Compensation over the period of time specified in the Adoption Agreement, which shall not be less than three (3) consecutive Plan Years which produce the highest average. If the Participant has less than the period of time specified in the Adoption Agreement, Compensation is averaged over the Participant's total period of service. Compensation shall be annualized for any period of service which is less than twelve (12) months.
  (B) If the Adoption Agreement provides for permitted disparity under Internal Revenue Code Section 401(l), Final Average Compensation shall mean the greater of:
    (1) The Participant's Average Annual Compensation over:
      (a) The three (3) consecutive year period ending with the current year, or
      (b) If shorter, the Participant's full period of service, or
    (2) The Participant's highest Average Annual Compensation for any other period of three (3) consecutive years.

2.9  BENEFICIARY
"Beneficiary" shall mean the person or persons or legal entity designated as such by a Participant and which is entitled to receive benefits under the Plan.

2.10  BOARD
"Board" shall mean the Board of Directors of the Employer. Board shall also mean the sole proprietor of a sole proprietorship or the directing partners of a partnership.

2.11  COMPENSATION
As elected by the Employer in the Adoption Agreement, Compensation will mean all of each Participant's:
  (A)  W-2 earnings or
  (B) Compensation (as that term is defined in section 415(c)(3) of the Code).
    (1) For any Self-Employed Individual covered under the plan, compensation will mean Earned Income. Compensation shall include only that Compensation which is actually paid to the Participant during the applicable period. Except as provided elsewhere in this Plan, the applicable period shall be the period elected by the Employer in the Adoption Agreement. If the Employer makes no election, the applicable period shall be the Plan Year.
    (2) Notwithstanding the above, if elected by the Employer in the Adoption Agreement, Compensation shall include any amount which is contributed by the Employer pursuant to a salary reduction agreement and which is not includible in the gross income of the Employee under Sections 125, 402(a)(8), 402(h) or 403(b) of the Code.
    (3) The annual Compensation of each Participant taken into account under the Plan for any year shall not exceed $200,000, as adjusted by the Secretary at the same time and in the same manner as under Section 415(d) of the Code. In determining the Compensation of a Participant for purposes of this limitation, the rules of Section 414(q)(6) of the Code shall apply, except in


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                  Defined Contribution Plan and Trust Document



applying such rules, the term "family" shall include only the Spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the year. If, as a result of the application of such rules the adjusted $200,000 limitation is exceeded, then (except for purposes of determining the portion of Compensation up to the integration level if this Plan provides for permitted disparity), the limitation shall be prorated among the affected individuals in proportion to each such individual's Compensation as determined under this Section 2.11 prior to the application of this limitation.
  (C) Anything in Section 2.11(A) or (B) notwithstanding, for purposes of the Short Form Adoption Agreement, "Compensation" shall mean Compensation as that term is defined in Section 415(c)(3) of the Code which is actually paid to an Employee during the Plan Year.

2.12 COVERED YEARS OF SERVICE "Covered Years of Service" shall mean each Year of Service with which a Participant is credited for purposes of computing his vested interest in his Accrued Benefit, as determined under the vesting schedule specified in the Adoption Agreement.

2.13  EARLY RETIREMENT DATE
  (A)  "Early Retirement Date" shall mean the
Anniversary Date nearest the date on which a Participant meets the requirements for early retirement specified in the Adoption Agreement.
  (B) Anything in Section 2.13(A) notwithstanding, for purposes of the Short Form Adoption Agreement, early retirement shall not be permitted under the Plan.

2.14  EARNED INCOME
"Earned Income" shall mean the net earnings from self-employment with the Employer for which the personal services of the individual are a material income producing factor. Net earnings will be determined without regard to items not included in gross income and the deductions allocable to such items. Net earnings are reduced by contributions by the Employer to a qualified plan to the extent deductible under Code Section 404. Net earnings shall be determined with regard to the deduction allowed to the Employer by Code Section 164(f) for taxable years beginning after December 31, 1989.

2.15  EFFECTIVE DATE
"Effective Date" of the Plan shall mean the date specified in the Adoption Agreement.

2.16  ELIGIBLE CLASS
"Eligible Class" shall mean any Employee who is not excluded from participation under the Adoption Agreement.

2.17 EMPLOYEE
  (A) "Employee" shall mean any employee of the Employer maintaining the Plan or of any other employer required to be aggregated with such Employer as a related business under Sections 414(b), (c), (m) or (o) of the Code.
  The term Employee shall also include any leased employee deemed to be an employee of any employer described in the previous paragraph as provided in sections 414(n) or (o) of the Code.
  (B) Anything in Section 2.17(A) notwithstanding, for purposes of eligibility under Section 6 of the Short Form Adoption Agreement, the term "Employee" shall include all Employees of the Employer adopting the Plan and any other employer aggregated with this Employer under Internal Revenue Code Section 414(b), (c), or (m) and individuals required to be considered Employees of any such Employer under Code Section 414(n).

2.18  EMPLOYER
"Employer" shall mean the Employer named in the Adoption Agreement.

2.19  ENTRY DATE
"Entry Date" shall mean the date the Participant enters the Plan, as specified in the Adoption Agreement.

2.20  ERISA
"ERISA" shall mean the Employee Retirement Income Security Act of 1974 and any amendments thereto.

2.21  FORMER PARTICIPANT
"Former Participant" shall mean any former Employee who is entitled to receive a distribution from the Trust.



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                  Defined Contribution Plan and Trust Document



2.22  FUTURE SERVICE
"Future Service" shall mean each Year of Participation by an Active Participant prior to his Normal Retirement Date.

2.23  HIGHLY COMPENSATED EMPLOYEE
  (A) Highly Compensated Employee includes highly compensated active Employees and highly compensated former Employees.
  (B) A highly compensated active Employee includes any Employee who performs service for the Employer during the determination year and who, during the look-back year:
    (1) Received Compensation from the Employer in excess of $75,000 (as adjusted pursuant to section
415(d) of the Code);
    (2) Received Compensation from the Employer in excess of $50,000 (as adjusted pursuant to section 415(d) of the Code) and was a member of the top-paid group for such year; or
    (3) Was an officer of the Employer and received Compensation during such year that is greater than 50 percent of the dollar limitation in effect under section 415(b)(1)(A) of the Code.
  (C) The term Highly Compensated Employee also includes:
    (1) Employees who are both described in Section 2.23(B) if the term "determination year" is substituted for the term "look-back year" and the Employee is one of the 100 Employees who received the most Compensation from the Employer during the determination year; and
    (2) Employees who are 5 percent owners at any time during the look-back year or determination year.
  (D) If no officer has satisfied the Compensation requirement of Section 2.23(B)(3) above during either a determination year or look-back year, the highest paid officer for such year shall be treated as a Highly Compensated Employee.
  (E) For this purpose, the determination year shall be the Plan Year. The look-back year shall be the twelve-month period immediately preceding the determination year.
  (F) A highly compensated former employee includes any Employee who separated from service (or was deemed to have separated) prior to the determination year, performs no service for the Employer during the determination year, and was a highly compensated active Employee for either the separation year or any determination year ending on or after the Employee's 55th birthday.
  (G) If an Employee is, during a determination year or look-back year, a family member of either a 5 percent owner who is an active or former Employee or a Highly Compensated Employee who is one of the 10 most Highly Compensated Employees ranked on the basis of Compensation paid by the Employer during such year, then the family member and the 5 percent owner or top-ten Highly Compensated Employee shall be aggregated. In such case, the family member and 5 percent owner or top-ten Highly Compensated Employee shall be treated as a single Employee receiving Compensation and Plan contributions or benefits equal to the sum of such Compensation and contributions or benefits of the family member and 5 percent owner or top-ten Highly Compensated Employee. For purposes of this Section 2.23(G), family member includes the spouse, lineal ascendants and descendants of the Employee or former Employee and the spouses of such lineal ascendants and descendants.
  (H) The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of Employees in the top-paid group, the top 100 Employees, the number of Employees treated as officers and the Compensation that is considered, will be made in accordance with Section 414(q) of the Code and the regulations thereunder.

2.24  HOUR OF SERVICE
  (A) "Hour of Service" shall mean each Hour of Service for which:
    (1) An Employee is directly or indirectly paid or entitled to payment by the Employer for the performance of duties. These hours shall be credited to the Employee for the period or periods in which the duties were performed;
    (2) An Employee is paid or entitled to payment by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty, Qualified


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                  Defined Contribution Plan and Trust Document



Leave of Absence, or other leave of absence. No more than five hundred one (501) Hours of Service will be credited under this Section 2.24(A)(2) for a single computation period (whether or not the period occurs in a single computation period). These hours shall be credited to the Employee for the period or periods the payment pertains to rather than the period or periods in which the payment is made; and
    (3) Back pay, irrespective of mitigation of damage, has been either awarded or agreed to by the Employer. These hours shall be credited to the Employee for the period or periods to which the award or agreement pertains. In no event shall an Employee be credited with an Hour of Service under this Section 2.24(A)(3) for a period or periods in which he was credited with Hours of Service under Section 2.24(A)(1) or 2.24(A)(2).
  (B) Where the Employer uses this Plan to maintain a plan of a Predecessor Employer, an Hour of Service for purposes of eligibility, vesting and accrual for such Predecessor Employer shall be treated as an Hour of Service for the Employer. Where the Employer is a member of a controlled group of corporations, a group of trades or businesses under common control or an affiliated service group, as defined in Code Section 414(b), (c) or (m), an Hour of Service for purposes of eligibility or vesting for a member of the above groups shall be treated as an Hour of Service for the Employer. Hours of Service will also be credited for any individual considered an employee under Section 414(n) and any other entity required to be aggregated with the Employer pursuant to Code
Section 414(o) and the regulations thereunder. Notwithstanding the foregoing, nothing in this Section shall be construed as denying an Employee credit for Hours of Service pursuant to Section 2530.200(b)-2 of the Department of Labor Regulations which are hereby incorporated herein by this reference.
  Nothing herein shall be construed as denying an Employee credit for an Hour of Service if credit is required by separate federal law.
  (C) Solely for purposes of determining whether a One Year Break in Service, as defined in Section 2.34, for participation and vesting purposes has occurred in a computation period, an individual who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited to such individual but for such absence, or in any case in which such hours cannot be determined, eight (8) Hours of Service per day of such absence. For purposes of this Section 2.24(C), an absence from work for maternity or paternity reasons means an absence:
    (1) By reason of the pregnancy of the individual, (2) By reason of a birth of a child of the individual, (3) By reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or
    (4) For purposes of caring for such child for a period beginning immediately following such birth or placement.
  (D) The Hours of Service credited under Section 2.24(C), above, shall be credited:
    (1) In the computation period in which the absence begins if the crediting is necessary to prevent a One Year Break in Service in that period, or
    (2) In all other cases, in the following computation period.

2.25  INACTIVE PARTICIPANT
"Inactive Participant" shall mean any current Employee who was a Participant in the Plan who is currently excluded from participation as a result of his loss of status as a member of the Eligible Class.

2.26  INSURER
"Insurer" shall mean any insurance company selected by the Administrator to issue any life insurance or annuity contracts.

2.27  INVESTMENT MANAGER
"Investment Manager" shall mean any fiduciary (other than the Trustee or Administrator):
  (A) Who has the power to manage, acquire, or dispose of any asset of the Plan;
  (B) Who is (1) registered as an investment advisor under the Investment Advisors Act of 1940; (2) is a bank as defined in that Act; or (3) is an insurance company qualified to perform services described in paragraph 2.27(A), above, under the laws of more than one state, and;
  (C) Has acknowledged in writing that he is a fiduciary with respect to the Plan.



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                  Defined Contribution Plan and Trust Document



2.28 JOINT AND SURVIVOR ANNUITY "Joint and Survivor Annuity" shall mean an immediate annuity for the life of the Participant with a survivor annuity for the life of his spouse which is not less than one-half (1/2), nor greater than, the annuity payable during the joint lives of the Participant and his spouse. The Joint and Survivor Annuity will be the amount of benefit which can be purchased with the Participant's account balance. The percentage of the survivor annuity shall be fifty percent (50%). The consent of the Participant's spouse is required if the account balance is payable in any form other than a qualified Joint and Survivor Annuity and the Plan is required by law to offer a Qualified Joint and Survivor Annuity.

2.29  LATE RETIREMENT DATE
"Late Retirement Date" shall mean the first day of the month following a Participant's separation from service with the Employer after his Normal Retirement Date.

2.30  LIMITATION YEAR
  (A) "Limitation Year" shall mean the twelve (12) consecutive month period ending on the date specified in the Adoption Agreement.
  (B) Anything in 2.30(A) notwithstanding, for purposes of the Short Form Adoption Agreement "Limitation Year" shall mean the twelve (12) consecutive month period ending on December 31.

2.31  NET PROFITS
"Net Profits" shall mean the current and accumulated earnings of the Employer before Federal and State taxes and contributions to this Plan and any other qualified Plan.

2.32  NORMAL RETIREMENT AGE
  (A) "Normal Retirement Age" shall mean the age specified in the Adoption Agreement. Notwithstanding the vesting schedule elected under the Adoption Agreement, a Participant's Accrued Benefit shall be fully vested and non-forfeitable upon attainment of his Normal Retirement Age. If the Employer enforces a mandatory retirement age, the Normal Retirement Age is the lesser of that mandatory age or the age specified in the Adoption Agreement.
  (B) Anything in 2.32(A) notwithstanding, for purposes of the Short Form Adoption Agreement, "Normal Retirement Age" shall mean age 65.

2.33  NORMAL RETIREMENT DATE
"Normal Retirement Date" shall mean the Anniversary
Date nearest the Participant's Normal Retirement Age.

2.34  ONE YEAR BREAK IN SERVICE
"One Year Break in Service" shall mean a twelve (12) consecutive month period (computation period) during which a Participant has not completed more than 500 Hours of Service. For purposes of determining a One Year Break in Service, the twelve (12) consecutive month computation period shall be the same computation period used in determining Years of Service.

2.35  OWNER-EMPLOYEE
"Owner-Employee" shall mean a sole-proprietor or a partner who owns more than ten percent (10%) of either the capital or profits interest of the Employer.

2.36  PARTICIPANT
  (A) "Participant" shall mean any Employee who has fulfilled the eligibility requirements as specified in the Adoption Agreement and has become a member of the Plan.
  (B) Anything in 2.36(A) notwithstanding, for purposes of the Short Form Adoption Agreement, Participant shall not include any Employee who is included in a unit of Employees covered by a collective bargaining agreement between the Employer and Employee representatives, if retirement benefits were the subject of good faith bargaining. For this purpose, the term "Employee Representative" does not include any organization more than half of whose members are Employees who are owners, officers or executives of the Employer.

2.37 PARTICIPANT ACCOUNT "Participant Account" shall mean the records maintained to record a Participant's (or his Beneficiary's) interest in the Trust. Each Participant (or, when applicable, Beneficiary) shall have an Employer Contribution Account and, when applicable, a Participant Contribution Account, a Participant Deductible Contribution Account and those accounts necessary for a cash or deferred arrangement. If this


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                  Defined Contribution Plan and Trust Document



Plan is part of a qualified cash or deferred arrangement, Employee deferrals shall be allocated to the Employer Contribution Account established for such Participant.

2.38  PLAN
"Plan" shall mean this Prototype Defined Contribution Plan together with its related Adoption Agreement, as adopted by the Employer.

2.39  PLAN YEAR
"Plan Year" shall mean the period between the Effective Date and the first Anniversary Date following the Effective Date, and thereafter the twelve (12) consecutive calendar month period ending on each subsequent Anniversary Date. For periods prior to the Effective Date of the Plan, Plan Year shall mean each 12 month period ending on the Anniversary Date of the Plan, had the Plan then been in place.

2.40  PREDECESSOR EMPLOYER
  (A)  "Predecessor Employer" shall mean any
predecessor corporation, partnership or sole proprietorship to the Employer. For purposes of determining a Participant's Years of Service for eligibility and Covered Years of Service for vesting, service with the Predecessor Employer shall be considered service with the Employer, if elected in the Adoption Agreement.
  (B) Anything in Section 2.40(A) notwithstanding, for purposes of the Short Form Adoption Agreement, service with a Predecessor Employer, as defined in
Section 2.40(A), shall be counted for purposes of eligibility Years of Service and vesting (covered Years of Service).

2.41 PARTICIPANT CONTRIBUTION ACCOUNT "Participant Contribution Account" shall mean that portion of the Participant Account which is established to record a Participant's voluntary, nondeductible contributions to the Plan as adjusted for allocations of gains and losses and withdrawals.

2.42 QUALIFIED LEAVE OF ABSENCE "Qualified Leave of Absence" shall mean a leave of absence granted by the Employer on a uniform basis for service in the Armed Forces, or for sickness, accident, or other cause, provided, however, that a Participant granted such leave of absence for service in the Armed Forces shall be required to report for work within ninety (90) days following the date he was first eligible for discharge from such service; and provided further that any Active Participant or Inactive Participant who fails to return to active employment at or before the expiration of his leave of absence, shall, for the purposes of this Plan, be deemed to have terminated his employment as of the date of commencement of his leave of absence; provided further, however, that should he fail to return to work because of death or disability, his service, and participation if he was an Active Participant at the time such leave of absence commenced, shall be deemed to have continued until the date of his death or of the termination of his employment for disability. In granting Qualified Leaves of Absence pursuant to the provisions of this paragraph, the Employer shall not discriminate as between individuals covered by the Plan, and shall apply the same rules with respect to Qualified Leaves of Absence to all individuals covered thereby.

2.43  SELF-EMPLOYED INDIVIDUAL
"Self-Employed Individual" means any person who has Earned Income from the Employer for which the Plan is established for the taxable Year or who would have had Earned Income but for the fact that the Employer had no net profits for the taxable Year.

2.435 SHORT FORM ADOPTION AGREEMENT "Short Form Adoption Agreement" shall mean Money Purchase Pension Plan Adoption Agreement 001 and Profit Sharing Adoption Agreement 003.

2.44  SOCIAL SECURITY COVERED
COMPENSATION
"Social Security Covered Compensation" shall mean either:
  (A) The amount of Compensation which would be used to calculate the Participant's old age and survivor insurance benefits under the Social Security Act if the Participant's annual compensation for each year until age sixty-five
(65) equaled the taxable wage base. Social Security Covered Compensation shall be determined according to the table specified in the Adoption Agreement. However, no amendment increasing the amount of Social Security Covered


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                  Defined Contribution Plan and Trust Document



Compensation shall reduce anyone's Accrued Benefit under the Plan.
  (B) The dollar amount specified in the Adoption Agreement. Such amount shall not exceed the maximum Social Security Covered Compensation under Section 2.44(A) above for the oldest possible Participant in the Plan. No amendment which increases a Participant's Social Security Covered Compensation shall reduce the Accrued Benefit of any Participant.

2.45  TAXABLE WAGE BASE
"Taxable Wage Base" shall mean the maximum amount of earnings which may be considered wages for such Year under Code Section 3121(a)(1) in effect as of the beginning of the Plan Year.

2.46 TOTAL AND PERMANENT DISABILITY "Total and Permanent Disability" shall mean a disability where a licensed medical practitioner satisfactory to the Administrator certifies:
  (A) That a Participant has become totally disabled by bodily injury or disease so as to be prevented from engaging in any occupation suited to him by reason of education, training and experience.
  (B) That such disability can be expected to result in death or shall have continued or be expected to continue for a period of not less than twelve (12) consecutive months, and will be permanent and continuous during the remainder of his lifetime. The rules with respect to disability shall be uniformly and consistently applied to all Participants in similar circumstances. If the Plan is integrated with Social Security, the Participant must have commenced to receive disability benefits under the Federal Old Age Survivor and Disability Insurance Act.

2.47  TRUST
"Trust" shall mean the legal entity created under the trust agreement relating to the Plan to hold all monies, securities, and assets held by the Trustee for the benefit of Participants and Beneficiaries.

2.48 TRUSTEE
"Trustee" shall mean the Trustee(s) appointed by the Board under the trust agreement relating to the Plan and any duly appointed successor(s). 2.49 YEAR "Year" shall mean twelve (12) consecutive calendar months.

2.50  YEAR OF SERVICE
  (A) "Year of Service" shall mean each Plan Year in which an Employee is credited with at least one thousand (1000) Hours of Service, unless a lesser number of Hours of Service is elected in the Adoption Agreement. For purposes of determining an Employee's eligibility to participate in the Plan, Year of Service shall also mean the twelve (12) consecutive months of employment with the Employer beginning on the date for which the Employee is first credited with an Hour of Service for the Employer (Employment Commencement Date) and ending on the anniversary of such date during which he is credited with at least one thousand (1000) Hours of Service or the Hours of Service specified in the Adoption Agreement as constituting a Year of Service, if less than one thousand
(1000). For purposes of computing an Employee's nonforfeitable right to the account balance derived from Employer contributions, Years of Service and One Year Breaks in Service will be measured by the Plan Year.
  (B)  Short Form Adoption Agreement.
    (1) Anything in Section 2.50(A) notwithstanding, for purposes of the Short Form Adoption Agreement, a Year of Service shall mean each Plan Year in which an Employee is credited with at least one thousand
(1000) Hours of Service.
    (2) If the Years of Service selected in Option 6.2 of the Short Form Adoption Agreement is or includes a fraction of a Year of Service, an Employee shall not be required to complete any specified number of Hours of Service to receive credit for such fractional year.
  (C) Where this definition is used for purposes of contributions and allocations, it is possible that the Plan can fail the nondiscrimination tests under Code Sections 401(a)(26) and 410(b) by creating a group of nonbenefitting employees who have not incurred a Break in Service and because of the Year of Service requirement, are not entitled to receive an allocation of the Employer contribution.
   Each Nonstandard Adoption Agreement shall specifically address and remedy this problem so that the Plan will pass the required nondiscrimination tests.


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                  Defined Contribution Plan and Trust Document



   Each Standardized and Standardized Short Form Adoption Agreement will require that a Participant who has not incurred a Break in Service will be entitled to receive an allocation of the Employer contribution.

3.0 ELIGIBILITY

3.1  ELIGIBILITY REQUIREMENTS
  (A) Initial Eligibility. An Employee shall become a Participant in the Plan on the Entry Date coinciding with or next following the date he satisfies the requirements for eligibility specified in the Adoption Agreement, provided that he is then a member of the Eligible Class. For purposes of determining Years of Service and One Year Breaks in Service for purposes of eligibility, the initial eligibility computation period is the twelve (12) consecutive month period beginning on the date the Employee first performs an Hour of Service for the Employer (Employment Commencement Date).
  (B) Subsequent Eligibility. An Employee who fails to meet the requirements for participation in the Plan on the Entry Date on which he would otherwise commence participation in the Plan shall become a Participant on the Entry Date coinciding with or next following his completion of twelve (12) consecutive month period commencing on the date the Participant is first credited with one
(1) Hour of Service with the Employer (Employment Commencement Date) and each subsequent anniversary thereof. The succeeding twelve (12) consecutive month periods commence with the first anniversary of the Employee's Employment Commencement Date.
  Where an Employer has specified an eligibility computation period which is greater than one (1) Year of Service, the number of Years of Service (and fractions thereof, if any,) specified in the Adoption Agreement shall be substituted for one (1) Year of Service in Section 3.1 (B), above.
  (C) All Years of Service with the Employer are counted toward eligibility except the following:
    (1) If an Employee has a One Year Break in Service before satisfying the Plan's requirement for eligibility, service before such break will not be taken into account. This Section 3.1(C)(1) shall apply only if a participant is 100% vested upon completion of not more than two (2) Years of Service.
    (2) In the case of a Participant who does not have any nonforfeitable right to the account balance derived from Employer contributions, Years of Service before a period of consecutive One Year Breaks in Service will not be taken into account in computing eligibility service if the number of consecutive One Year Breaks in Service in such period equals or exceeds the greater of 5 or the aggregate number of Years of Service. Such aggregate number of Years of Service will not include any Years of Service disregarded under the preceding sentence by reason of prior breaks in service.
    (3) If a Participant's Years of Service are disregarded pursuant to the preceding paragraph, such Participant will be treated as a new Employee for eligibility purposes. If a Participant's Years of Service may not be disregarded pursuant to the preceding paragraph, such Participant shall continue to participate in the Plan, or, if terminated, shall participate immediately upon reemployment.

3.2  RE-ELIGIBILITY
If a Participant terminates employment, incurs a One Year Break in Service and is subsequently re-employed, such Former Participant shall become a Participant immediately upon his re-employment.
  In the event an Active Participant becomes ineligible to participate because he is no longer a member of the Eligible Class, but has not incurred a One Year Break in Service, such Employee shall again become an Active Participant as of the date on which he again becomes a member of the Eligible Class. If such Participant incurs a One Year Break in Service, eligibility will be determined under the break in service rules of the Plan. In the event an Employee who is not a member of the Eligible Class becomes a member of the Eligible Class, such Employee shall participate immediately if such Employee has satisfied the requirements for eligibility specified in the Adoption Agreement and would have previously become an Active Participant had he then been a member of the Eligible Class.

3.3  LEAVE OF ABSENCE
If an Employee leaves the employment of the Employer for the expressed purpose of a Qualified Leave of Absence authorized by the Employer, or for the expressed purpose of entering the Armed Forces and


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                  Defined Contribution Plan and Trust Document



serves therein, the time spent on such Qualified Leave of Absence or the time spent in the Armed Forces shall be included in determining his eligibility to participate in the Plan, provided that re-employment occurs within ninety (90) days following such Qualified Leave of Absence. If re-employment does not occur within said ninety (90) day period, his rights under the Plan, if any, shall be determined as of the date the absence began. All Employees, under similar circumstances, shall be treated alike according to uniform and impartial rules.

4.0  FUNDING

4.1  CONTRIBUTION FORMULA
  (A) Profit Sharing Plan. The Employer contribution for each Plan Year will be such amount as may be approved by the Board, in its sole discretion, without regard to the Net Profits of the Employer. In no event, however, shall such contribution exceed, in total, the maximum amount which is deductible under Code
Section 404. Except as required by Section 8.5, no contribution shall be made on behalf of a Participant who has not been credited with a Year of Service during the Plan Year for which the contribution is made.
  (B) Money Purchase Pension Plan. The Employer contribution for each Plan Year shall be determined according to the formula specified in the Adoption Agreement.
  (C) Target Benefit Pension Plan. The Employer contribution for each Plan Year shall be determined according to the formula specified in the Adoption Agreement.

4.2  FORFEITURES
Forfeitures shall be added to the Employer contribution for the current Plan Year and allocated therewith, in accordance with the Adoption Agreement. Forfeitures arising hereunder will be allocated only for the benefit of Employees of the Employer who adopted this Plan.

4.3  MISTAKE OF FACT
In the event that the Employer shall make a contribution by reason of a mistake of fact, the Employer shall be entitled to recover from the Trustee that portion of the contribution contributed by virtue of the mistake of fact within one (1) Year of the date the contribution is made by reason of a mistake of fact.

4.4  DISALLOWANCE OF DEDUCTION
In the event that the deduction for a contribution made by the Employer is not allowed under Section 404(a) of the Code, the Employer shall be entitled to recover from the Trustee that portion of such contribution which is in excess of the allowable deduction under Section 404(a) of the Code within one (1) Year of the date the deduction is disallowed. However, any income attributable to the portion of the contribution made in excess of the allowable deduction shall not revert to the Employer and any loss attributable thereto shall be used to reduce the amount to be returned.

4.5  VOLUNTARY CONTRIBUTIONS
  (A) Beginning with the Plan Year in which this Plan is adopted by the Employer, this Plan will no longer accept nondeductible Employee contributions and matching contributions. Employee contributions for Plan Years beginning after December 31, 1986, together with any matching contributions as defined in
Section 401(m) of the Code, will be limited so as to meet the nondiscrimination test of section 401(m).
  (B) A separate "Participant Contribution Account" shall be maintained by the Trustee for the nondeductible voluntary contributions of each Participant. The assets of the Trust shall be valued annually at fair market value as of the last day of the Plan Year. On such date, the earnings and losses attributable to the Participant Contribution Account will be added to each Participant's Participant Contribution Account in the ratio that such account balance bears to all such account balances. The total market value of the Employee contributions shall be nonforfeitable at all times. No forfeitures will occur solely as a result of a Participant's withdrawal of voluntary contributions.
  (C) A Participant may request withdrawal of an amount not to exceed the lesser of the total amount of actual contributions made by him or the total market value of said contributions, subject to the following conditions:
    (1) The Participant shall bear the administrative expense incident to this withdrawal of contributions.
    (2) Each Participant shall be limited to one such withdrawal in any Plan Year.


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                  Defined Contribution Plan and Trust Document



  (D) Subject to the Joint and Survivor Annuity requirements of Section 5.7, but notwithstanding any other provisions of this Plan to the contrary, the Participant Contribution Account, adjusted for gains and losses, of a Participant shall be paid to him, as the Administrator shall direct, upon his termination of employment for any reason (including retirement), or to his beneficiary in the event of his death while a Participant. (E) Neither the Employer, the Trustee, nor the Administrator to any extent warrants or represents that the value of a Participant Contribution Account at any time shall equal the total of the amounts previously credited thereto.
  (F) All amount allocated to the Participant's Participant Contribution Account shall be invested in the same manner as Employer contributions to the Plan unless directed by the Participant pursuant to the provisions of Section 4.11.

4.6  QUALIFIED VOLUNTARY EMPLOYEE
CONTRIBUTIONS
The Administrator will not accept deductible employee contributions which are made for a taxable year beginning after December 31, 1986. Contributions made prior to that date will be maintained in a separate account which will be nonforfeitable at all times. The assets of the trust will be valued annually at fair market value as of the last day of the Plan Year. On such date, the earnings and losses of the trust attributable to the accumulated deductible voluntary contribution will be allocated to each Participant's deductible voluntary contributions account in the ratio that such account balance bears to all such account balances. No part of the deductible voluntary contribution account will be used to purchase life insurance. Subject to Section 5.7, Joint and Survivor Annuity requirements (if applicable), the Participant may withdraw any part of the deductible voluntary contribution account by making a written application to the Plan Administrator.

4.7  ROLLOVER ACCOUNT
  (A) If permitted by the Administrator and under rules established by the Administrator on a non-discriminatory basis, any Employee who is or will become eligible to participate in the Plan may at the sole discretion of the Administrator roll over to the Trust any lump sum distribution received by such Employee from a tax-qualified plan under Code Section 401(a) or 408(k), an annuity plan qualified under Code Section 403(a) or 403(b) or accumulated deductible employee contributions as defined in Code Section 72(o)(5) that were distributed from a qualified retirement plan and rolled over pursuant to Code Sections 402(a)(5), 402(a)(7), 403(a)(4) or 408(d)(3) within sixty (60) days of the date such distribution occurred. Provided, however, that any Employee who transferred such lump sum distribution into an Individual Retirement Account under Code Section 408 within sixty (60) days of the date such distribution occurred may rollover such transferred amount to this Plan. The Plan will not accept rollovers of accumulated deductible employee contributions from a plan in which the Employee was covered as a Self-Employed Individual under Code Section 401(c).
  (B) The Employee's rollover contribution shall be maintained in a separate "Rollover Account" in which the Employee will be one hundred percent (100%) vested at all times.
  (C) An Employee may withdraw his Rollover Account at any time with the approval of the Administrator, in its sole discretion.
  (D) An Employee shall receive the benefits attributable to his Rollover Account in the manner specified in Section 5.2 and at the time specified in
Section 5.3 of the Plan.
  (E) All amounts allocated to an Employee's Rollover Account shall be invested in the same manner as Employer contributions to the Plan unless directed by the Participant pursuant to the Provisions of Section 4.11.

4.8 EMPLOYER CONTRIBUTION ACCOUNT A separate Employer Contribution Account shall be opened and maintained by the Administrator for each Participant who has become eligible to participate in the Plan in which shall be recorded the amounts of the Employer's contribution allocated to such Participant, adjustments for allocation of Trust earnings, forfeitures, distributions, and all other information affecting the value of such Employer Contribution Account. This account shall include such subaccounts as required to meet accounting rules for the plan.

4.9  ALLOCATION OF CONTRIBUTIONS AND


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                  Defined Contribution Plan and Trust Document



FORFEITURES
  (A) The Employer's contributions to the Trust for each Plan Year, together with any forfeitures, shall be allocated to the Employer Contribution Account for each Active Participant as specified in the Adoption Agreement.
  (B) Anything in Section 4.9(A) notwithstanding, for purposes of the Short Form Adoption Agreement, Employer contributions shall be allocated among Participant Accounts in the ratio which each Active Participant's Compensation bears to the Compensation paid to all Active Participants.

4.10  ALLOCATION OF TRUST GAINS AND
LOSSES
  (A) The Participant's account balance attributable to his Employer Contribution Account, Participant Contribution Account, Participant Deductible Contribution Account and his Rollover Account (Participant Account) shall be determined on each Anniversary Date in the following manner:
    (1) The Participant's Participant Account on the preceding Anniversary Date; plus
    (2) Any contributions to such Participant's Participant Account with respect to the Plan Year ended on the current Anniversary Date; minus
    (3) The amount of any withdrawals from such Participant Account during the Plan Year ended on the current Anniversary Date; plus or minus
    (4) The Participant's pro-rata share of the earnings or losses of that portion of the Trust, since the preceding Anniversary Date, attributable to all Participant Accounts, as determined under Section
4.10(B).
  (B) The earnings or losses of the Trust fund attributable to Participant Accounts shall be valued annually at fair market value and allocated as of the last day of each Plan Year and any other interim date selected by the Administrator for valuing the Trust ("Valuation Date") to each Participant in the ratio that his Participant Account on such Valuation Date bears to the total of all Participant Accounts on such Valuation Date. For purposes of this Section 4.10(B), in determining a Participant's Participant Account on such Valuation Date, any Participant contributions or rollovers actually contributed subsequent to the next preceding Valuation Date shall be disregarded.
4.11  SEGREGATION OF PARTICIPANT
ACCOUNTS
  (A) Subject to uniform rules established by the Administrator on a non-discriminatory basis, a Participant may request, subject to the approval of the Administrator, that his Participant Account and/or Participant Deductible Contribution Account and/or his Rollover Account be segregated in a separate account. The Administrator shall establish rules regarding the manner and the times by which such request can be made and/or revoked. The Plan Administrator shall adopt rules and regulations concerning all aspects of the segregated account including the adjustment of the segregated account for earnings and losses generated by the general Trust Fund if and where applicable. If the Plan Administrator authorized the segregation of any such Participant's account, such Participant shall have the full authority to direct the investment of such segregated account, held on his behalf, by written instruction delivered to the Trustee, in which event the Trustee shall follow, as soon as practicable, the directions of the Participant with respect to the investment of such segregated account; provided, however, that such an investment is not prohibited by statute or by any other provision of the Plan and Trust. In so doing, the Trustee shall be completely exonerated from any liability and held harmless by the Participant and the Plan Administrator with respect to such investments. Contributions made during the period in which a segregated account is maintained for the Participant shall be allocated appropriately to such segregated account.
  Notwithstanding the provisions of Section 4.10, the Participant's applicable segregated account shall be increased and/or decreased solely by the net earnings and/or losses resulting from the investments of the segregated account. All expenses incurred as a result of such an election and operation of the segregated account shall be charged to and deducted directly from said account.
  Upon retirement of the Participant, if any of his account balances are still segregated, his benefits shall be equal to the assets in his segregated account.
  (B) For purposes of the Short Form Adoption Agreement, each Participant will have a separate Individual Investment Account which will contain the


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


                  Defined Contribution Plan and Trust Document



amount allocated to the Participant Account. Each Participant will have the power to direct the investment with respect to his Individual Investment Account, as provided in Section 4.11(A).

5.0  BENEFIT

5.1  AMOUNT OF DISTRIBUTION
  (A) A Participant who attains Normal Retirement Age or who terminates his employment with the Employer by reason of death or Total and Permanent Disability shall be entitled to receive one hundred percent (100%) of the amount credited to his Employer Contribution Account as of the preceding valuation date together with one hundred percent (100%) of the amounts credited to his Participant Contribution Account and his Participant Deductible Contribution Account, if any.
  (B) A Participant who terminates his employment with the Employer for any reason other than death, Total and Permanent Disability or attainment of Normal Retirement Age will be entitled to receive his vested account balance.
  (C) For purposes of the Short Form Adoption Agreement, a Participant shall be vested 100% in his account balance at all times.
  (D) Anything in this Plan and Trust to the contrary notwithstanding;
    (1) A Participant under a Profit Sharing Plan may be able to take an in-service withdrawal of the funds which have accumulated in the Plan after two years provided that
      (a) such a distribution is on account of hardship, and
      (b) the Administrator approves such hardship as qualifying under the plan.
    (2) For purposes of this Section 5.1(D), a distribution will be on account of hardship if the distribution is necessary in light of immediate and heavy financial needs of the Employee. A distribution based upon financial hardship cannot exceed the amount required to meet the immediate need created by the hardship and the Employee lacks other available resources.

5.2  FORM OF BENEFIT
  (A) If this plan is a new profit sharing plan or an amended profit sharing plan which does not and has never permitted benefit forms subject to the joint and survivor requirements of Code Sections 401(a)(11) or 417, and meets the requirements of Section 5.7(F) of this Plan, the Participant may elect to receive his benefit in one of the following optional forms:
    (1)  a single lump sum payment, or
    (2) substantially equal monthly, quarterly or annual installments over a period of years not to exceed the life expectancy of the Participant or that of the Participant and his spouse.
  (B) In all cases to which Section 5.2(A) does not apply, notwithstanding anything in this document to the contrary, the Participant may elect, subject to the requirements of Section 5.7 of this document, to receive his benefit in one of the following optional forms:
    (1)  In the form of a single lump sum payment;
    (2) In the form of substantially equal monthly, quarterly or annual installments over a period of years which does not exceed the life expectancy of the Participant or the life expectancy of the Participant and his spouse;
    (3) In the form of an annuity for the life of the Participant;
    (4) In the form of an annuity for the life of the Participant, with the provision that if he dies prior to having received monthly benefit payments for a period of five (5), ten (10) or fifteen (15) years, the benefit payments remaining for the balance of the specified period shall continue to be paid to his Beneficiary;
    (5) In the form of a Joint and Survivor Annuity where the monthly amount payable to the contingent annuitant is fifty percent (50%) or one hundred percent (100%) of the amount payable during the joint lives of the Participant and the contingent annuitant.
  (C) The terms of any annuity contract purchased and distributed by the Plan to a Participant or spouse shall comply with the requirements of this Plan.
  If the Participant's Benefit is distributed in the form of an annuity purchased from an insurance company, distributions thereunder shall be made in accordance with the requirements of section 401(a)(9) of the Code and the Proposed Regulations thereunder.

5.3  DISTRIBUTION OF BENEFITS
  (A)  Unless the Participant elects otherwise,


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                  Defined Contribution Plan and Trust Document



distribution of benefits will begin no later than the 60th day after the latest of the close of the Plan Year in which:
    (1)  The Participant attains age 65 (or Normal
Retirement Age, if earlier);
    (2) Occurs the 10th anniversary of the year in which the Participant commenced participation in the Plan;
or,
    (3) The Participant terminates service with the Employer. Notwithstanding the foregoing, the failure of a Participant and spouse to consent to a distribution while a benefit is immediately distributable, within the meaning of section 5.4(D) of the Plan, shall be deemed to be an election to defer commencement of payment of any benefit sufficient to satisfy this Section.
  A Participant who has satisfied the service requirement for Early Retirement, but separated from service (with any non-forfeitable right to his Accrued Benefit) before satisfying the age requirement for such Early Retirement, shall be entitled to elect upon the satisfaction of such age requirement a benefit equal to the benefit to which he would be entitled at Normal Retirement Age. Any annuity contract distributed under this Plan shall be non-transferable.
  (B) Subject to Section 5.7, Joint and Survivor Annuity Requirements, the requirements of this Section 5.3 shall apply to any distribution of a Participant's interest and will take precedence over any inconsistent provisions of this Plan. Unless otherwise specified, the provisions of this Section 5.3 apply to calendar years beginning after December 31, 1984.
  All distributions required under this Section 5.3 shall be determined and made in accordance with the Proposed Regulations under Section 401(a)(9) of the Code, including the minimum distribution incidental benefit requirement of Section 1.401(a)(9)-2 of the
Proposed Regulations.
  (C) Required Beginning Date. The entire interest of a Participant must be distributed or begin to be distributed no later than the Participant's required beginning date.
  (D) Limits on Distribution Periods. As of the first distribution calendar year, distributions, if not made in a single-sum, may only be made over one of the following periods (or a combination thereof):
    (1)  The life of the Participant,
    (2)  The life of the Participant and a designated
Beneficiary,
    (3) A period certain not extending beyond the life expectancy of the Participant, or
    (4) A period certain not extending beyond the joint and last survivor expectancy of the Participant and a designated Beneficiary.
  (E) Determination of amount to be distributed each year. If the Participant's interest is to be distributed in other than a single sum, the following minimum distribution rules shall apply on or after the required beginning date:
    (1)  Individual Account.
      (a) If a Participant's benefit is to be distributed over (i) a period not extending beyond the life expectancy of the Participant or the joint life and last survivor expectancy of the Participant and the Participant's designated Beneficiary or (ii) a period not extending beyond the life expectancy of the designated Beneficiary, the amount required to be distributed for each calendar year, beginning with distributions for the first distribution calendar year, must at least equal the quotient obtained by dividing the Participant's benefit by the applicable life expectancy.
      (b) For calendar years beginning before January 1, 1989, if the Participant's spouse is not the designated Beneficiary, the method of distribution selected must assure that at least 50% of the present value of the amount available for distribution is paid within the life expectancy of the Participant.
      (c) For calendar years beginning after December 31, 1988, the amount to be distributed each year, beginning with distributions for the first distribution calendar year shall not be less than the quotient obtained by dividing the Participant's benefit by the lesser of:
        (i)  The applicable life expectancy or
        (ii) If the Participant's spouse is not the designated
Beneficiary, the applicable divisor determined from the table set forth in Q&A-4 of section 1.401(a)(9)-2 of the Proposed Regulations. Distributions after the death of the Participant shall be distributed using the applicable life expectancy in section 5.3(E)(1)(a) above as the relevant divisor without regard to Proposed Regulations section 1.401(a)(9)-2.
      (d) The minimum distribution required for the Participant's first distribution calendar year must be made on or before the Participant's required beginning


DCSTRPG792                                                              Page 17

                  Defined Contribution Plan and Trust Document



date. The minimum distribution for other calendar years, including the minimum distribution for the distribution calendar year in which the Employee's required beginning date occurs, must be made on or before December 31 of that distribution calendar year.
    (2) If the Participant's benefit is distributed in the form of an annuity purchased from an insurance company, distributions thereunder shall be made in accordance with the requirements of section 401(a)(9) of the Code and the Proposed Regulations thereunder.
  (F)  Death Distribution Provisions.
    (1) Distribution beginning before death. If the Participant dies after distribution of his interest has begun, the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Participant's death.
    (2) Distribution beginning after death. If the Participant dies before distribution of his interest begins, distribution of the Participant's entire interest shall be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death except to the extent that an election is made to receive distributions in accordance with (a) or (b) below:
      (a) If any portion of the Participant's interest is payable to a designated Beneficiary, distributions may be made over the life or over a period certain not greater than the life expectancy of the designated Beneficiary commencing on or before December 31 of the calendar year immediately following the calendar year in which the Participant died;
      (b) If the designated Beneficiary is the Participant's surviving Spouse, the date distributions are required to begin in accordance with (a) above shall not be earlier than the later of (1) December 31 of the calendar year immediately following the calendar year in which the Participant died and (2) December 31 of the calendar year in which the Participant would have attained age 70 1/2.
  If the Participant has not made an election pursuant to this Section 5.3(F)(2) by the time of his or her death, the Participant's designated Beneficiary must elect the method of distribution no later than the earlier of (1) December 31 of the calendar year in which distributions would be required to begin under this Section, or (2) December 31 of the calendar year which contains the fifth anniversary of the date of death of the Participant. If the Participant has no designated Beneficiary, or if the designated Beneficiary does not elect a method of distribution, distribution of the Participant's entire interest must be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.
    (3) For purposes of Section 5.3(F)(2) above, if the surviving spouse dies after the Participant, but before payments to such spouse begin, the provisions of Section 5.3(F)(2), with the exception of paragraph (b) therein, shall be applied as if the surviving spouse were the Participant.
    (4) For purposes of this Section (F), any amount paid to a child of the Participant will be treated as if it had been paid to the surviving spouse if the amount becomes payable to the surviving spouse when the child reaches the age of majority.
    (5) For the purposes of this Section (F), distribution of a Participant's interest is considered to begin on the Participant's required beginning date (or, if Section 5.3(F)(3) above is applicable, the date distribution is required to begin to the surviving spouse pursuant to Section 5.3(F)(2) above). If distribution in the form of an annuity irrevocably commences to the Participant before the required beginning date, the date distribution is considered to begin is the date distribution actually commences.
  (G)  Definitions
    (1) Applicable life expectancy. The life expectancy (or joint and last survivor expectancy) calculated using the attained age of the Participant (or designated Beneficiary) as of the Participant's (or designated Beneficiary's) birthday in the applicable calendar year reduced by one for each calendar year which has elapsed since the date life expectancy was first calculated. If life expectancy is being recalculated, the applicable life expectancy shall be the life expectancy as so recalculated. The applicable calendar year shall be the first distribution calendar year, and if life expectancy is being recalculated such succeeding calendar year.
    (2) Designated beneficiary. The individual who is designated as the Beneficiary under the Plan in accordance with Section 401(a)(9) of the Code and the regulations thereunder.
    (3)  Distribution calendar year.  A calendar year for


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                  Defined Contribution Plan and Trust Document



which a minimum distribution is required. For distributions beginning before the Participant's death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant's required beginning date. For distributions beginning after the Participant's death, the first distribution calendar year is the calendar year in which distributions are required to begin pursuant to Section F above.
    (4) Life expectancy. Life expectancy and joint and last survivor expectancy are computed by use of the expected return multiples in Tables V and VI of
Section 1.72-9 of the Income Tax Regulations.
  Unless otherwise elected by the Participant (or spouse, in the case of distributions described in Section 5.3(F)(2)(b) above) by the time distributions are required to begin, life expectancies shall be recalculated annually. Such election shall be irrevocable as to the Participant (or spouse) and shall apply to all subsequent years. The life expectancy of a nonspouse Beneficiary may not be recalculated.
    (5)  Participant's benefit.
      (a) The account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date.
      (b) Exception for second distribution calendar year. For purposes of paragraph (a) above, if any portion of the minimum distribution for the first distribution calendar year is made in the second distribution calendar year on or before the required beginning date, the amount of the minimum distribution made in the second distribution calendar year shall be treated as if it had been made in the immediately preceding distribution calendar year.
    (6)  Required beginning date.
      (a) General rule. The required beginning date of a Participant is the first day of April of the calendar year following the calendar year in which the Participant attains age 70 1/2.
      (b) Transitional rule. The required beginning date of a Participant who attains age 70 1/2 before January 1, 1988, shall be determined in accordance with (i) or (ii) below:
        (i) Non-5-percent owners. The required beginning date of a Participant who is not a "5-percent owner" (as defined in (c) below) is the first day of April of the calendar year following the calendar year in which the later of retirement or attainment of age 70 1/2 occurs.
        (ii) 5-percent owners. The required beginning date of a Participant who is a 5-percent owner during any year beginning after December 31, 1979, is the first day of April following the later of:
          (1) The calendar year in which the Participant attains age 70 1/2, or
          (2) The earlier of the calendar year with or within which ends the Plan Year in which the Participant becomes a 5-percent owner, or the calendar year in which the Participant retires.
  The required beginning date of a Participant who is not a 5-percent owner who attains age 70 1/2 during 1988 and who has not retired as of January 1, 1989, is April 1, 1990.
      (c) 5-percent owner. A Participant is treated as a 5-percent owner for purposes of this Section if such Participant is a 5-percent owner as defined in
Section 416(i) of the Code (determined in accordance with Section 416 but without regard to whether the Plan is top-heavy) at any time during the Plan Year ending with or within the calendar year in which such owner attains age 66 1/2 or any subsequent Plan Year.
      (d) Once distributions have begun to a 5-percent owner under this Section, they must continue to be distributed, even if the Participant ceases to be a 5-percent owner in a subsequent year.
  (H)  Transitional Rule
    (1) Notwithstanding the other requirements of this Section 5.3 and subject to the requirements of Section 5.7, Joint and Survivor Annuity Requirements, distribution on behalf of any Employee, including a 5-percent owner, may be made in accordance with all of the following requirements (regardless of when such distribution commences):
      (a) The distribution by the trust is one which would not have disqualified such trust under Section 401(a)(9) of the Internal Revenue Code as in effect prior to amendment by the Deficit Reduction Act of 1984.
      (b)  The distribution is in accordance with a method


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                  Defined Contribution Plan and Trust Document



of distribution designated by the Employee whose interest in the trust is being distributed or, if the Employee is deceased, by a Beneficiary of such Employee.
      (c) Such designation was in writing, was signed by the Employee or the Beneficiary, and was made before January 1, 1984.
      (d) The Employee had accrued a benefit under the Plan as of December 31, 1983.
      (e) The method of distribution designated by the Employee or the Beneficiary specifies the time at which distribution will commence, the period over which distributions will be made, and in the case of any distribution upon the Employee's death, the Beneficiaries of the Employee listed in order of priority.
    (2) A distribution upon death will not be covered by this transitional rule unless the information in the designation contains the required information described above with respect to the distributions to be made upon the death of the Employee.
    (3) For any distribution which commences before January 1, 1984, but continues after December 31, 1983, the Employee, or the Beneficiary, to whom such distribution is being made, will be presumed to have designated the method of distribution under which the distribution is being made if the method of distribution was specified in writing and the distribution satisfies the requirements in Sections 5.3(H)(1)(a) and (e).
    (4) If a designation is revoked any subsequent distribution must satisfy the requirements of Section 401(a)(9) of the Code and the Proposed Regulations thereunder. If a designation is revoked subsequent to the date distributions are required to begin, the trust must distribute by the end of the calendar year following the calendar year in which the revocation occurs the total amount not yet distributed which would have been required to have been distributed to satisfy Section 401(a)(9) of the Code and the Proposed Regulations thereunder, but for the Section 242(b)(2) election. For calendar years beginning after December 31, 1988, such distributions must meet the minimum distribution incidental benefit requirements in Section 1.401(a)(9)-2 of the Proposed Regulations. Any changes in the designation will be considered to be a revocation of the designation. However, the mere substitution or addition of another Beneficiary (one not named in the designation) under the designation will not be considered to be a revocation of the designation, so long as such substitution or addition does not alter the period over which distributions are to be made under the designation, directly or indirectly (for example, by altering the relevant measuring life). In the case in which an amount is transferred or rolled over from one plan to another plan, the rules in Q&A J-2 and Q&A J-3 of Section 1.401(a)(9)-1 of the Proposed Regulations shall apply.

5.4  VESTING ON TERMINATION AND
RE-EMPLOYMENT
  (A) If a Participant terminates employment, incurs a One Year Break in Service and is subsequently re-employed, Covered Years of Service completed prior to such break shall not be counted for vesting purposes until such time as the Participant has been re-employed by the Employer and has completed a Year of Service after his return to service. Such Year of Service will be measured by the twelve (12) month period beginning on the first day on which the Employee is credited with an Hour of Service for the performance of duties after the first eligibility computation period in which the Employee incurs a One Year Break in Service and on each subsequent anniversary of such date. After that time, that Year of Service shall be counted as a Covered Year of Service for vesting purposes, and all Covered Years of Service prior to the One Year Break in Service, except as provided in paragraph (C) below, shall be included in the aggregate of Covered Years of Service for vesting purposes.
  (B)  If an Employee terminates service:
    (1)  And the value of the Employee's Employer
Contribution Account and Participant Contribution Account is not greater than $3,500, the Employee will receive a distribution of the value of the entire vested portion of such account balance and the non-vested portion will be treated as a forfeiture. For purposes of this Section 5.4(B)(1), if the value of a Participant's vested account balance is zero, the Employee shall be deemed to have received a distribution of such vested account balance. A Participant's vested account balance shall not include accumulated deductible employee contributions within the meaning of Section 7.2(o)(5)(B) of the Code for Plan Years beginning


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                  Defined Contribution Plan and Trust Document



prior to January 1, 1989.
    (2) And elects, in accordance with the requirements of Section 5.4(D), to receive the value of the Employee's Employer Contribution Account and Participant Contribution Account, the non-vested portion will be treated as a forfeiture. If the Employee elects to have distributed less than the entire vested portion of the Employer Contribution Account, the part of the non-vested portion that will be treated as a forfeiture is the total non-vested portion multiplied by a fraction, the numerator of which is the amount of the distribution attributable to Employer contributions and the denominator of which is the total value of the vested Employer Contribution Account.
    (3) And receives or is deemed to receive a distribution pursuant to this
Section 5.4(B) which is less than the value of the Employee's account balance derived from Employer contributions, and resumes employment covered under this Plan, the Employee's account will be restored to the amount on the date of distribution if the Employee repays to the Plan the full amount of the distribution on or before the Employee incurs five (5) consecutive One Year Breaks in Service following the date of distribution.
  If a distribution is made at a time when a Participant has a nonforfeitable right to less than 100 percent of the account balance derived from Employer contributions and the Participant may increase the nonforfeitable percentage in the account:
      (a) A separate account will be established for the Participant's interest in the Plan as of the time of the distribution, and
      (b) At any relevant time the Participant's nonforfeitable portion of the separate account will be equal to an amount ("X") determined by the formula:
                                            X=P(AB + (R x D)) - (R x D)
  For purposes of applying the formula: P is the nonforfeitable percentage at the relevant time, AB is the account balance at the relevant time, D is the amount of the distribution, and R is the ratio of the account balance at the relevant time to the account balance after distribution.
  (C) In the case of a Participant who has 5 or more consecutive One Year Breaks in Service, all service after such One Year Breaks in Service will be disregarded for the purpose of vesting the Employer-derived account balance that accrued before such One Year Breaks in Service. Such Participant's pre-break service will count in vesting the post-break Employer-derived account balance only if either:
    (1) such Participant has any nonforfeitable interest in the account balance attributable to Employer contributions at the time of separation from service; or
    (2) upon returning to service the number of consecutive One Year Breaks in Service is less than the number of Years of Service.
  Separate accounts will be maintained for the Participant's pre-break and post-break Employer-derived account balance. Both accounts will share in the earnings and losses of the fund. If a Participant's Years of Service are disregarded pursuant to the preceding paragraph, such Participant will be treated as a new Employee for eligibility purposes. If a Participant's Years of Service may not be disregarded pursuant to the preceding paragraph, such Participant shall continue to participate in the Plan, or, if terminated, shall participate immediately upon reemployment.
  (D) If the value of a Participant's vested account balance derived from Employer and Employee contributions exceeds (or at the time of any prior distribution exceeded) $3,500, and the account balance is immediately distributable, the Participant and the Participant's spouse (or where either the Participant or the spouse has died, the survivor) must consent to any distribution of such account balance. The consent of the Participant and the Participant's spouse shall be obtained in writing within the 90-day period ending on the annuity starting date. The annuity starting date is the first day of the first period for which an amount is paid as an annuity or any other form. The Plan Administrator shall notify the Participant and the Participant's spouse of the right to defer any distribution until the Participant's account balance is no longer immediately distributable. Such notification shall include a general description of the material features, and an explanation of the relative values of, the optional forms of benefit available under the Plan in a manner that would satisfy the notice requirements of section 417(a)(3), and shall be provided no less than 30 days and no more than 90 days prior to the annuity starting date. Notwithstanding the foregoing, only the Participant need consent to the commencement of a distribution in the form of a qualified Joint and


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                  Defined Contribution Plan and Trust Document



Survivor Annuity while the account balance is immediately distributable. (Furthermore, if payment in the form of a qualified Joint and Survivor Annuity is not required with respect to the Participant pursuant to Section 5.7 of the Plan, only the Participant need consent to the distribution of an account balance that is immediately distributable.) Neither the consent of the Participant nor the Participant's spouse shall be required to the extent that a distribution is required to satisfy section 401(a)(9) or section 415 of the Code. In addition, upon termination of this Plan if the Plan does not offer an annuity option (purchased from a commercial provider), the Participant's account balance may, without the Participant's consent, be distributed to the Participant or transferred to another defined contribution plan (other than an employee stock ownership plan as defined in section 4975(e)(7) of the Code) within the same controlled group.
  An account balance is immediately distributable if any part of the account balance could be distributed to the Participant (or surviving spouse) before the Participant attains or would have attained if not deceased) the later of Normal Retirement Age or age 62.
  (E) For purposes of determining the applicability of the foregoing consent requirements to distributions made before the first day of the first Plan Year beginning after December 31, 1988, the Participant's vested account balance shall not include amounts attributable to accumulated deductible employee contributions within the meaning of section 72(o)(5)(B) of the Code.

5.5  LIMITATION ON BENEFITS AND
CONTRIBUTIONS
  (A)  No Participation in Another Qualified Plan or
Welfare Benefit Fund
    (1) If the Participant does not participate in, and has never participated in another qualified plan or a welfare benefit fund, as defined in Section 419(e) of the Code, maintained by the adopting Employer or an individual medical account, as defined in Code Section 415(l)(2) of the Code, maintained by the Employer, which provides an Annual Addition as defined in Section 2.7, the amount of Annual Additions which may be credited to the Participant's account for any Limitation Year will not exceed the lesser of the Maximum Permissible Amount or any other limitation contained in this Plan. If the Employer contribution that would otherwise be contributed or allocated to the Participant's account would cause the Annual Additions for the Limitation Year to exceed the Maximum Permissible Amount, the amount contributed or allocated will be reduced so that the Annual Additions for the Limitation Year will equal the Maximum Permissible Amount.
    (2) Prior to determining the Participant's actual Compensation for the Limitation Year, the Employer may determine the Maximum Permissible Amount for a Participant on the basis of a reasonable estimation of the Participant's Compensation for the Limitation Year, uniformly determined for all Participants similarly situated.
    (3) As soon as is administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for the Limitation Year will be determined on the basis of the Participant's actual Compensation for the Limitation Year.
    (4) If pursuant to Section 5.5(A)(3) or as the result of the allocation of forfeitures, there is an excess amount, the excess will be disposed of as follows:
      (a) Any non-deductible voluntary employee contributions, to the extent they would reduce the excess amount, will be returned to the Participant;
      (b) If after the application of Section 5.5(A)(4)(a) an excess amount still exists, and the Participant is covered by the Plan at the end of the Limitation Year, the excess amount in the Participant's account will be used to reduce Employer contributions (including any allocation of forfeitures) for such Participant in the next Limitation Year, and each succeeding Limitation Year, if necessary;
      (c) If after the application of Section 5.5(A)(4)(a) an excess amount still exists, and the Participant is not covered by the Plan at the end of a Limitation Year, the excess amount will be held unallocated in a suspense account. The suspense account will be applied to reduce future Employer contributions (including allocation of any forfeitures) for all remaining Participants in the next Limitation Year, and each succeeding Limitation Year, if necessary;
      (d) If a suspense account is in existence at any time during a Limitation Year pursuant to this Section 5.5, it will not participate in the allocation of the Trust's investment gains and losses. If a suspense account is in existence at any time during a particular Limitation


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                  Defined Contribution Plan and Trust Document



Year, all amounts in the suspense account must be allocated and reallocated to Participant's accounts before Employer contributions or any Employee contributions may be made to the Plan for that Limitation Year. Excess amounts may not be distributed to Participants or Former Participants.
  (B)  Participation in Another Qualified Master or
Prototype Plan or Welfare Benefit Fund.
    (1) This Section 5.5(B)(1) applies if, in addition to this Plan, the Participant is covered under another qualified master or prototype defined contribution plan maintained by the Employer, a welfare benefit fund, as defined in Section 419(e) of the Code, maintained by the Employer or an individual medical account, as defined in Code Section 415(l)(2) of the Code, maintained by the Employer, which provides an Annual Addition as defined in Section 2.7, during any Limitation Year. The Annual Additions which may be credited to a Participant's account under this Plan for any such Limitation Year will not exceed the Maximum Permissible Amount reduced by the Annual Additions credited to a Participant's account under the other plans and welfare benefit funds for the same Limitation Year. If the Annual Additions with respect to the Participant under other defined contribution plans and welfare benefit funds maintained by the Employer are less than the Maximum Permissible Amount, and the Employer contribution that would otherwise be contributed or allocated to the Participant's account under this Plan would cause the Annual Additions for the Limitation Year to exceed this limitation, the amount contributed or allocated will be reduced so that the Annual Additions under all such plans and funds for the Limitation Year will equal the Maximum Permissible Amount. If the Annual Additions with respect to the Participant under such other defined contribution plans and welfare benefit funds in the aggregate are equal to or greater than the Maximum Permissible Amount, no amount will be contributed or allocated to the Participant's account under this Plan for the Limitation Year.
    (2) Prior to determining the Participant's actual Compensation for the Limitation Year, the Employer may determine the Maximum Permissible Amount for a Participant in the manner described in Section
5.5(A)(2).
    (3) As soon as is administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for the Limitation Year will be determined on the basis of the Participant's actual Compensation for the Limitation Year.
    (4) If, pursuant to Section 5.5(B)(3) or as a result of the allocation of forfeitures, a Participant's Annual Additions under this Plan and such other plans would result in an excess amount for a Limitation Year, the excess amount will be deemed to consist of the Annual Additions last allocated, except that Annual Additions attributable to a welfare benefit fund or individual medical account will be deemed to have been allocated first regardless of the actual allocation date.
    (5) If an excess amount was allocated to a Participant on an allocation date of this Plan which coincides with an allocation date of another plan, the excess amount attributed to this Plan will be the product of: The total excess amount allocated as of such date, times the ratio of the Annual Additions allocated to the Participant for the Limitation Year, as of such date under this Plan to the total Annual Additions allocated to the Participant for the Limitation Year as of such date under this and all the other qualified master or prototype defined contribution plans.
    (6) Any excess amount attributed to this Plan will be disposed in the manner described in Section 5.5(A)(4).
  (C) If the Participant is covered under another qualified defined contribution plan maintained by the Employer which is not a master or prototype plan, Annual Additions which may be credited to the Participant's account under this Plan for any Limitation Year will be limited in accordance with Section 5.5(B) as though the other plan were a master or prototype plan, unless the Employer provides other limitations in the Adoption Agreement. For purposes of the Short Form Adoption Agreement, the provisions of Section 5.5(B) of the Plan will apply as if the other plan were a master or prototype plan.
  (D) If the Employer maintains, or at any time maintained, a qualified defined benefit plan (other than paired plan #01) covering any Participant in this Plan, the sum of the Participant's defined benefit plan fraction and defined contribution plan fraction will not exceed 1.0 in any Limitation Year. The Annual Additions which may be credited to the Participant's account under this Plan for any Limitation Year will be limited


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                  Defined Contribution Plan and Trust Document



in accordance with the Adoption Agreement. If the Employer maintains, or at any time maintained, a qualified defined benefit plan other than paired plan #01, the Employer cannot adopt the Short Form Adoption Agreement.
  (E)  Definitions
    (1) Compensation: A Participant's earned income, wages, salaries, and fees for professional services and other amounts received for personal services actually rendered in the course of employment with the Employer maintaining the Plan (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses), and excluding the following:
      (a) Employer contributions to a plan of deferred compensation which are not includible in the Employee's gross income for the taxable year in which contributed, or Employer contributions under a simplified employee pension plan to the extent such contributions are deductible by the Employee, or any distributions from a plan of deferred compensation;
      (b) Amounts realized from the exercise of a nonqualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;
      (c)  Amounts realized from the sale, exchange or
other disposition of stock acquired under a qualified
stock option; and
      (d) Other amounts which received special tax benefits, or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity described in Section 403(b) of the Internal Revenue Code (whether or not the amounts are actually excludable from the gross income of the Employee).
  For purposes of applying the limitations of this Section 5.5, Compensation for a Limitation Year is the Compensation actually paid or includible in gross income during such year.
  Notwithstanding the preceding sentence,
Compensation for a Participant in a defined
contribution plan who is permanently and totally
disabled (as defined in Section 22(e)(3) of the Internal Revenue Code) is the Compensation such Participant would have received for the Limitation Year if the Participant had been paid at the rate of Compensation paid immediately before becoming permanently and totally disabled; such imputed Compensation for the disabled Participant may be taken into account only if the Participant is not a highly compensated employee as defined in Code Section 414(q); and contributions made on behalf of such Participant are non-forfeitable when made.
    (2) Defined benefit fraction: A fraction, the numerator of which is the sum of the Participant's projected annual benefits under all the defined benefit plans (whether or not terminated) maintained by the Employer; and the denominator of which is the lesser of 125 percent of the dollar limitation determined for the Limitation Year under Sections 415(b) and (d) of the Internal Revenue Code, or 140 percent of the highest average compensation including any adjustments under Code Section 415(b).
  Notwithstanding the above, if the Participant was a participant as of the first day of the first Limitation Year beginning after December 31, 1986 in one or more defined benefit plans maintained by the Employer which were in existence on May 6, 1986, the denominator of this fraction will not be less than 125 percent of the sum of the annual benefits under such plans which the Participant had accrued as of the close of the last Limitation Year beginning before January 1, 1987 disregarding any changes in the terms and conditions of the Plan after May 5, 1986. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of Section 415 for all Limitation Years beginning before January 1, 1987.
    (3)  Defined contribution dollar limitation:  $30,000
or if greater, one-fourth of the defined benefit dollar limitation set forth in section 415(b)(1) of the Code as in effect for the Limitation Year.
    (4) Defined contribution fraction: A fraction, the numerator of which is the sum of the Annual Additions to the Participant's account under all the defined contribution plans (whether or not terminated) maintained by the Employer for the current and all prior Limitation Years (including the Annual Additions attributable to the Participant's non-deductible employee contributions to all defined benefit plans, whether or not terminated, maintained by the Employer, and the Annual Additions attributable to all


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                  Defined Contribution Plan and Trust Document



welfare benefit funds, as defined in Section 419(e) of the Code and individual medical accounts, as defined in Code Section 415(l)(2), maintained by the Employer); and the denominator of which is the sum of the maximum aggregate amounts for the current and all prior Limitation Years of service with the Employer (regardless of whether a defined contribution plan was maintained by the Employer). The maximum aggregate amount in any Limitation Year is the lesser of 125 percent of the dollar limitation determined under Code Sections 415(b) and (d) in effect under Section 415(c)(1)(A) of the Code or 35 percent of the Participant's Compensation for such year. If the Employee was a Participant as of the end of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined contribution plans maintained by the Employer which were in existence on May 6, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the defined benefit fraction would otherwise exceed 1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of the excess of the sum of the fractions over
1.0 times the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last Limitation Year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the Plan made after May 5, 1986, but using the section 415 limitation applicable to the first Limitation Year beginning on or after January 1, 1987. The Annual Addition for any Limitation Year beginning before January 1, 1987, shall not be recomputed to treat all Employee contributions as Annual Additions.
    (5) Employer: For purposes of this Section 5.5, Employer shall mean the Employer that adopts this Plan, and all members of a controlled group of corporations (as defined in Section 414(b) of the Internal Revenue Code as modified by Section 415(h)), all commonly controlled trades or businesses (as defined in Section 414(c) as modified by Section 415(h) or affiliated service groups (as defined in Section 414(m)) of which the adopting Employer is a part, and any other entity required to be aggregated with the Employer pursuant to regulations under Code Section 414(o).
    (6) Excess amount: The excess of the Participant's Annual Additions for the Limitation Year over the maximum permissible amount.
    (7) Highest average compensation: The average compensation for the three consecutive Years of Service with the Employer that produces the highest average. A Year of Service with the Employer is the 12-consecutive month period ending on the Anniversary Date defined in Section 4 of the Adoption Agreement.
    (8) Limitation Year: A calendar year or the 12-consecutive month period elected by the Employer in the Adoption Agreement. All qualified plans maintained by the Employer must use the same Limitation Year. If the Limitation Year is amended to a different 12-consecutive month period, the new Limitation Year must begin on a date within the Limitation Year in which the amendment is made.
    (9) Master or prototype plan: A plan, the form of which, is the subject of a favorable option letter from the Internal Revenue Service.
    (10) Maximum permissible amount. The maximum Annual Addition that may be contributed or allocated to a Participant's account under the Plan for any Limitation Year shall not exceed the lesser of:
      (a)  The defined contribution dollar limitation, or
      (b) 25 percent of the Participant's Compensation for the Limitation Year.
  The Compensation limitation referred to in (b) shall not apply to any contribution for medical benefits (within the meaning of Section 401(h) or Section 419A(f)(2) of the Code) which is otherwise treated as an Annual Addition under section 415(l)(1) or 419A(d)(2) of the Code.
  If a short Limitation Year is created because of an amendment changing the Limitation Year to be a different 12-consecutive month period, the maximum permissible amount will not exceed the defined contribution dollar limitation multiplied by the following fraction: Number of months in the short limitation year / 12
    (11) Projected annual benefit: The annual retirement benefit (adjusted to an actuarially equivalent straight life annuity if such benefit is expressed in a form other than a straight life annuity or qualified Joint and Survivor Annuity) to which the Participant would be entitled under the terms of the Plan assuming:


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                  Defined Contribution Plan and Trust Document



      (a) the Participant will continue employment until Normal Retirement Age under the Plan (or current age, if later), and
      (b) the Participant's Compensation for the current Limitation Year and all other relevant factors used to determine benefits under the Plan will remain constant for all future Limitation Years.

5.6  ALIENATION PROHIBITED
No benefit or interest available under the Plan shall be subject in any manner to alienation, anticipation, assignment, charge, encumbrance, pledge, sale or transfer, either voluntary or involuntary, and any attempt to do so shall be void. No benefit under the Plan shall in any manner be liable or subject to the debts, contracts, liabilities, engagements, or torts of any person. The preceding sentences shall also apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order, unless such order is determined to be a qualified domestic relations order, as defined in Code Section 414(p), or any domestic relations order entered before January 1, 1985.

5.7  JOINT AND SURVIVOR ANNUITY
REQUIREMENTS
  (A) The provisions of this Section 5.7 shall apply to any Participant whose vested Accrued Benefit exceeds $3,500 and who is credited with at least one Hour of Service with the Employer on or after August 23, 1984, and such other Participants as provided in Section 5.7(G).
  (B) Unless an optional form of benefit is selected pursuant to a Qualified Election within the 90-day period ending on the annuity starting date, a married Participant's vested Accrued Benefit will be paid in the form of a qualified Joint and Survivor Annuity and an unmarried Participant's vested Accrued Benefit will be paid in the normal form of an immediate life annuity. The Participant may elect to have such annuity distributed upon attainment of the Earliest Retirement Age under the Plan.
  (C) Unless an optional form of benefit has been selected within the election period pursuant to a Qualified Election, if a Participant dies before the annuity starting date, then the Participant's vested account balance shall be applied toward the purchase of an annuity for the life of the surviving Spouse. The surviving Spouse may elect to have such annuity distributed within a reasonable period after the Participant's death.
  (D)  Definitions.
    (1) Election Period: The period which begins on the first day of the Plan Year in which the Participant attains age 35 and ends on the date of the Participant's death. If a Participant separates from service prior to the first day of the Plan Year in which age 35 is attained, with respect to benefits accrued prior to separation, the Election Period shall begin on the date of separation.
  Pre-age 35 waiver: A Participant who will not yet attain age 35 as of the end of any current Plan Year may make a special qualified election to waive the qualified preretirement survivor annuity for the period beginning on the date of such election and ending on the first day of the Plan Year in which the Participant will attain age 35. Such election shall not be valid unless the Participant receives a written explanation of the qualified preretirement survivor annuity in such terms as are comparable to the explanation required under Section 5.7(E). Qualified preretirement survivor annuity coverage will be automatically reinstated as of the first day of the Plan Year in which the Participant attains age 35. Any new waiver on or after such date shall be subject to the full requirements of this Section 5.7.
    (2) Earliest Retirement Age: The earliest date on which, under the Plan, the Participant could elect to receive retirement benefits.
    (3) Qualified Election: A waiver of a qualified Joint and Survivor Annuity or a qualified preretirement survivor annuity. Any waiver of a qualified Joint and Survivor Annuity or a qualified preretirement survivor annuity shall not be effective unless:
      (a) the Participant's Spouse consents in writing to the election;
      (b) the election designates a specific alternate Beneficiary, including any class of Beneficiaries or any contingent Beneficiaries, which may not be changed without spousal consent (or the Spouse expressly permits designations by the Participant without any further spousal consent;
      (c) the Spouse's consent acknowledges the effect of the election; and


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                  Defined Contribution Plan and Trust Document



      (d) the Spouse's consent is witnessed by a Plan representative or notary public.
  Additionally, a Participant's waiver of the qualified Joint and Survivor Annuity will not be effective unless the election designates a form of benefit payment which may not be changed without spousal consent (or the Spouse expressly permits designations by the Participant without any further spousal consent. If it is established to the satisfaction of a Plan representative that such written consent may not be obtained because there is no Spouse or the Spouse cannot be located, a waiver will be deemed a Qualified Election.
  Any consent by a Spouse obtained under this provision (or establishment that the consent of a Spouse may not be obtained) shall be effective only with respect to such Spouse. A consent that permits designations by the Participant without any requirement of further consent by such Spouse must acknowledge that the Spouse has the right to limit consent to a specific Beneficiary, and a specific form of benefit where applicable, and that the Spouse voluntarily elects to relinquish either or both of such rights. A revocation of a prior waiver may be made by a Participant without the consent of the Spouse at any time prior to the commencement of benefits. The number of revocations shall not be limited. No consent obtained under this provision shall be valid unless the participant has received notice as provided in Section 5.7(E) below.
    (4) Qualified Joint and Survivor Annuity: An immediate annuity for the life of the Participant with a survivor annuity for the life of the Spouse which is not less than 50 percent and not more than 100 percent of the amount of the annuity which is payable during the joint lives of the Participant and the Spouse and which is the amount of benefit which can be purchased with the Participant's vested account balance.
    (5) Spouse (Surviving Spouse): The Spouse or Surviving Spouse of the Participant, provided that a former Spouse will be treated as the Spouse or Surviving Spouse and a current Spouse will not be treated as the Spouse or surviving Spouse to the extent provided under a qualified domestic relations order as described in Section 414(p) of the Code.
    (6) Annuity Starting Date: The first day of the first period for which an amount is paid as an annuity or any other form.
    (7) Vested Account Balance: The aggregate value of the Participant's vested Account Balance derived from Employer and Employee contributions (including rollovers) whether vested before or upon death, including the proceeds of insurance contracts, if any, on the Participant's life. The provisions of this
Section 5.7 shall apply to a Participant who is vested in amounts attributable to Employer contributions, Employee contributions (or both) at the time of death or distribution.
  (E)  Notice Requirements
    (1) In the case of a qualified Joint and Survivor Annuity as described in
Section 5.7(B), the Plan Administrator shall provide each Participant no less than 30 days and no more than 90 days prior to the annuity starting date a written explanation of: (a) the terms and conditions of a qualified Joint and Survivor Annuity; (b) the Participant's right to make and the effect of an election to waive the qualified Joint and Survivor Annuity form of benefit; (c) the rights of a Participant's Spouse; and (d) the right to make, and the effect of, a revocation of a previous election to waive the qualified Joint and Survivor Annuity.
    (2) In the case of a qualified preretirement survivor annuity as described in Sections 5.7(C), the Plan Administrator shall provide each Participant within the applicable period for such Participant, a written explanation of the qualified preretirement survivor annuity in such terms and in such a manner as would be comparable to the explanation provided for meeting the requirements of
Section 5.7(E)(1) applicable to a qualified Joint and Survivor Annuity.
  The applicable period for a Participant is whichever of the following periods ends last: (a) the period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35; (b) a reasonable period ending after the individual becomes a Participant; (c) a reasonable period ending after Section 5.7(E)(3) ceases to apply to the Participant; (d) a reasonable period ending after this Section 5.7 first applies to the Participant. Notwithstanding the foregoing, notice must be provided within a reasonable period ending after separation of service in case of a Participant who separates from service before attaining age 35.
  For purposes of the preceding paragraph, a reasonable period ending after the enumerated events described in


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                  Defined Contribution Plan and Trust Document



(b), (c) and (d) is the end of the two year period beginning one year prior to the date the applicable event occurs and ending one year after that date. In the case of a Participant who separates from service before the Plan Year in which age 35 is attained, notice shall be provided within the two year period beginning one year prior to separation and ending one year after separation. If such a Participant thereafter returns to employment with the Employer, the applicable period for such Participant shall be redetermined.
    (3) Notwithstanding the other requirements of this Section 5.7(E), the respective notices prescribed by this Section need not be given to the Participant if:
      (a) the Plan "fully subsidizes" the costs of a Qualified Joint and Survivor Annuity or qualified preretirement survivor annuity, and
      (b) the Plan does not allow the Participant to waive the Qualified Joint and Survivor Annuity or qualified preretirement survivor annuity and does not allow a married Participant to designate a nonspouse beneficiary. For purposes of this Section 5.7(E)(3), a Plan fully subsidizes the costs of a benefit if no increase in cost, or decrease in benefits to the Participant may result from the Participant's failure to elect another benefit.
  (F) Safe harbor rules.
    (1) This Section 5.7(F) shall apply to a Participant in a profit sharing plan, and to any distribution, made on or after the first day of the first Plan Year beginning after December 31, 1988, from or under a separate account attributable solely to accumulated deductible employee contributions, as defined in section 72(o)(5)(B) of the Code, and maintained on behalf of a Participant in a money purchase pension plan, (including a target benefit plan) if the following conditions are satisfied: (1) the Participant does not or cannot elect payments in the form of a life annuity; and (2) on the death of a Participant, the Participant's vested account balance will be paid to the Participant's surviving Spouse, but if there is no surviving Spouse, or if the surviving Spouse has consented in a manner conforming to a qualified election, then to the Participant's designated Beneficiary. The surviving Spouse may elect to have distribution of the vested account balance commence within the 90-day period following the date of the Participant's death. The account balance shall be adjusted for gains or losses occurring after the Participant's death in accordance with the provisions of the Plan governing the adjustment of account balances for other types of distributions. This Section 5.7(F) shall not be operative with respect to a Participant in a profit sharing plan if the plan is a direct or indirect transferee of a defined benefit plan, money purchase plan, a target benefit plan, stock bonus, or profit sharing plan which is subject to the survivor annuity requirements of Section 401(a)(11) and Section 417 of the Code. If this Section 5.7(F) is operative, then the provisions of this Section
5.7 other than Section 5.7(G), shall be inoperative.
    (2) The Participant may waive the spousal death benefit described in this
Section 5.7 at any time provided that no such waiver shall be effective unless it satisfies the conditions described in Section 5.7(D)(3) (other than the notification requirement referred to therein) that would apply to the Participant's waiver of the qualified preretirement survivor annuity.
    (3) For purposes of this Section 5.7(F), vested account balance shall mean, in the case of a money purchase pension plan or a target benefit plan, the Participant's separate account balance attributable solely to accumulated deductible employee contributions within the meaning of Section 72(o)(5)(B) of the Code. In the case of a profit sharing plan, vested account balance shall have the same meaning as provided in Section 5.7(D)(7).
  (G)  Transitional Rules.
    (1) Any living Participant not receiving benefits on August 23, 1984, who would otherwise not receive the benefits prescribed by the previous sections of this Section 5.7 must be given the opportunity to elect to have the prior sections of this Section 5.7 apply if such Participant is credited with at least one Hour of Service under this Plan or a predecessor plan in a Plan Year beginning on or after January 1, 1976, and such Participant had at least 10 years of vesting service when he separated from service.
    (2) Any living Participant not receiving benefits on August 23, 1984, who was credited with at least one Hour of Service under this Plan or a predecessor plan on or after September 2, 1974, and who is not otherwise credited with any service in a Plan Year beginning on or after January 1, 1976, must be given the opportunity to have his benefits paid in accordance


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                  Defined Contribution Plan and Trust Document



with Section 5.7(G)(4).
    (3) The respective opportunities to elect (as described in Section 5.7(G)(1) and (2) above) must be afforded to the appropriate Participants during the period commencing on August 23, 1984, and ending on the date benefits would otherwise commence to said Participants.
    (4) Any Participant who has elected pursuant to Section 5.7(G)(2) and any Participant who does not elect under Section 5.7(G)(1) or who meets the requirement of Section 5.7(G)(1) except that such Participant does not have at least 10 years of vesting service when he separates from service, shall have his benefits distributed in accordance with all of the following requirements if benefits would have been payable in the form of a life annuity:
      (a) Automatic joint and survivor annuity. If benefits in the form of a life annuity become payable to a married Participant who:
        (i) Begins to receive payments under the plan on or after Normal Retirement Age; or
        (ii)  Dies on or after Normal Retirement Age
while still working for the Employer; or
        (iii) Begins to receive payments on or after the qualified early retirement age; or
        (iv) Separates from service on or after attaining Normal Retirement Age (or the qualified early retirement age) and after satisfying the eligibility requirements for the payment of benefits under the Plan and thereafter dies before beginning to receive such benefits; then such benefits will be received under this Plan in the form of a qualified Joint and Survivor Annuity, unless the Participant has elected otherwise during the Election Period. The Election Period must begin at least 6 months before the Participant attains qualified early retirement age and end not more than 90 days before the commencement of benefits. Any election hereunder will be in writing and may be changed by the Participant at any time.
      (b) Election of early survivor annuity. A Participant who is employed after attaining the qualified early retirement age will be given the opportunity to elect, during the Election Period, to have a survivor annuity payable on death. If the Participant elects the survivor annuity, payments under such annuity must not be less than the payments which would have been made to the Spouse under the qualified Joint and Survivor Annuity if the Participant had retired on the day before his death. Any election under this provision will be in writing and may be changed by the Participant at any time. The election period begins on the later of (i) the 90th day before the Participant attains the qualified early retirement age, or (ii) the date on which participation begins, and ends on the date the Participant terminates employment.
      (c)  For purposes of this Section 5.7(G)(4):
        (i)  Qualified early retirement age is the latest of:
          (1) The earliest date, under the plan, on which the Participant may elect to receive retirement benefits,
          (2) The first day of the 120th month beginning before the Participant reaches Normal Retirement Age, or
          (3)  The date the Participant begins participation.
        (ii) Qualified Joint and Survivor Annuity is an annuity for the life of the Participant with a survivor annuity for the life of the Spouse as described in Section 5.10(G)(4).

5.8  PERMITTED DISPARITY IN PLAN
CONTRIBUTIONS
  (A)  Profit Sharing Plan
    (1) A Profit Sharing Plan meets the requirements of Code Section 401(l) if the Excess Contribution Percentage does not exceed the Base Contribution Percentage by more than the Profit Sharing Maximum
Disparity Rate.
    (2) "Profit Sharing Maximum Disparity Rate" means the lesser of:
      (a)  The greater of:
        (i)  2.7% (5.7% if not Top Heavy)
        (ii) The percentage equal to the portion of the rate of tax under Code Section 3111(a) (in effect as of the beginning of the Plan
Year) which is attributable to old age insurance, less the percentage allocated under Section 11.2(2) of the Adoption Agreement.
      (b)  The applicable percentage determined in
accordance with the table below:

If the Integration Level:
is more than      but not           the applicable
                  more than         percentage is:

 $0               X*                2.7% (5.7%
                                    if not Top


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                  Defined Contribution Plan and Trust Document



                                    Heavy)
X* of TWB         80% of TWB        1.3% (4.3% if
                                    not Top Heavy)
80% of TWB        Y**               2.4% (5.4% if
                                    not Top Heavy)
  TWB = Taxable Wage Base
  *X = the greater of $10,000 or 20 percent of the Taxable Wage Base.
  **Y = any amount more than 80% of the Taxable Wage Base but less than 100% of the Taxable Wage Base.

  If the Integration Level used is equal to the Taxable Wage Base, the applicable percentage is the percentage specified in Section 5.8(A)(2)(a) above.
  (B)  Money Purchase Pension Plan
    (1)  A Money Purchase Pension Plan meets the
requirements of Code Section 401(l) if the Excess Contribution Percentage does not exceed the Base Contribution Percentage by more than the Money Purchase Maximum Disparity Rate.
    (2)  "Money Purchase Maximum Disparity Rate"
means the applicable of:
      (a)  If Section 10.2 of the Adoption Agreement is
elected, the lesser of:
        (i)  The greater of:
          (aa)  5.7%
          (bb) The percentage equal to the portion of the rate of tax under Code
Section 3111(a) (in effect as of the beginning of the Plan Year) which is attributable to old age insurance.
        (ii)  If the Integration Level:
is more than      but not           the applicable
                  more than         percentage is:

$0                X*                5.7%
X* of TWB         80% of TWB        4.3%
80% of TWB        Y**               5.4%

  TWB = Taxable Wage Base
  *X = the greater of $10,000 or 20 percent of the Taxable Wage Base.
  **Y = any amount more than 80% of the Taxable Wage Base but less than 100% of the Taxable Wage Base.

  If the Integration Level used is equal to the Taxable Wage Base, the applicable percentage is the percentage specified in Section 5.8(B)(2)(a)(i)(aa) above.
      (b)  If Sections 10.1 and 11.2 of the Adoption
Agreement are elected, the lesser of:
        (i)  The greater of:
          (aa)  2.7% (5.7% if not Top Heavy)
          (bb)  The percentage equal to the portion of the
rate of tax under Code Section 3111(a) (in effect as of the beginning of the Plan Year) which is attributable to old age insurance, less the percentage allocated under Section 11.2(2) of the Adoption Agreement.
        (ii)  If the integration level:
is more than      but not           the applicable
                  more than         percentage is:

$0                X*                2.7% (5.7% if
                                    not Top Heavy)
X* of TWB         80% of TWB        1.3% (4.3% if
                                    not Top Heavy)
80% of TWB        Y**               2.4% (5.4% if
                                    not Top Heavy)
  TWB = Taxable Wage Base
  *X = the greater of $10,000 or 20 percent of the Taxable Wage Base.
  **Y = any amount more than 80% of the Taxable Wage Base but less than 100% of the Taxable Wage Base.
  If the Integration Level used is equal to the Taxable Wage Base, the applicable percentage is the percentage specified in Section 5.8(B)(2)(b)(i) above.
  (C)  Target Benefit Plan - See Adoption Agreement
  (D)  Definitions
The following definitions apply to Sections 5.8(A) and (B) above:
    (1) "Excess Contribution Percentage" means the percentage of Compensation which is contributed under the Plan with respect to that portion of each Participant's Compensation in excess of the Integration Level specified in the Adoption Agreement.
    (2) "Base Contribution Percentage" means the percentage of Compensation contributed under the Plan with respect to that portion of each Participant's Compensation which is not in excess of the Integration Level specified in the Adoption Agreement.
    (3) "Integration Level" means the amount of Compensation specified under the Plan (by dollar amount or formula) at or below which the rate at which


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                  Defined Contribution Plan and Trust Document



contributions or benefits are provided (expressed as a percentage) is less than such rate above such amount. The Integration Level shall be equal to the Taxable Wage Base or such lesser amount elected by the Employer in the Adoption Agreement. In no event shall the Integration Level exceed the contribution and benefit base in effect under Section 230 of the Social Security Act for such Plan Year.
    (4) "Compensation" shall mean compensation as defined in Code Section 414(S).
  (E) If this Plan is paired with another plan sponsored by the Employer, the permitted disparity under this Section 5.8 shall be in only one of the paired plans. Such permitted disparity shall be as follows:
    (1) If this Plan is paired with a Money Purchase Pension Plan, the permitted disparity shall be in the Money Purchase Pension Plan.
    (2) If this Plan is paired with a Defined Benefit Pension Plan, the permitted disparity shall be in the Defined Benefit Pension Plan.
    (3) If the paired plans are a Profit Sharing Plan and a Target Benefit Pension Plan, the permitted disparity shall be in the Target Benefit Pension Plan.

6.0  LIFE INSURANCE

6.1  AUTHORIZATION TO PURCHASE
The Administrator may direct the Trustee to invest a portion of each Participant Account in an annual premium contract on a Participant's life issued by a legal reserve life insurance company. The Administrator shall direct the purchase of life insurance as an earmarked investment for a Participant, if said Participant consents to such purchase. If any life insurance is purchased, the option to purchase shall be available to each Participant in a nondiscriminatory manner.

6.2  PAYMENT OF PREMIUMS
The Trustee shall normally pay premiums on any policy subject hereto as such premiums fall due. Dividends, experience rating credits, or surrender or cancellation credits shall be allocated to the Employer Contribution Account of the Participant for whose benefit the contract is held. If at any time the Administrator shall decide that the premium on any policy is not to be paid in cash, the Administrator, in its sole discretion, shall decide whether such premium is to be paid by policy loan (if the policy contains such a provision) or whether the policy is to be continued as a paid-up policy, or whether some other action is to be taken under the policy. Notwithstanding the above, policy loans may cause Unrelated Business Income tax to become payable by the Trust.

6.3  DISPOSITION OF POLICIES AT
RETIREMENT
Subject to Section 5.7, when any Participant whose policy is held hereunder shall reach his actual retirement date, or if this Trust shall terminate, the Trustee at the direction of the Administrator shall convert the contracts on a Participant's life to cash or an annuity or distribute such contracts to the Participant upon commencement of benefits. If insurance contracts are distributed, the modes of settlement under the contract shall be limited to those provided under the Plan. Any annuity contract distributed hereunder must be non-transferable.

6.4  LIMITATION ON AMOUNTS
The amount of life insurance held by the Trustee on the life of any Participant shall be limited as follows:
  (A) Ordinary Life - For purposes of these incidental insurance provisions, ordinary life insurance contracts are contracts with both non-decreasing death benefits and non-increasing premiums. If such contracts are purchased, less than one-half (1/2) of the aggregate Employer contributions allocated to any Participant shall be used to pay premiums on ordinary life insurance contracts.
  (B) Term Life - No more than one-fourth (1/4) of the aggregate Employer contributions allocated to any Participant shall be used to pay premiums on term life insurance contracts and all other life insurance contracts which are not ordinary life.
  (C) Combination - The sum of one-half (1/2) of the ordinary life insurance premiums and all other life insurance premiums shall not exceed one-fourth (1/4) of the aggregate Employer contributions allocated to any Participant.

6.5 CONFLICT WITH INSURANCE CONTRACTS The Trustee shall apply for and will be the owner of any insurance contract purchased under the terms of


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                  Defined Contribution Plan and Trust Document



this Plan. The insurance contract(s) must provide that proceeds will be payable to the Trustee; however, the Trustee shall be required to pay over all proceeds of the contract(s) to the Participant's designated Beneficiary in accordance with the distribution provisions of this Plan. A Participant's spouse will be the designated Beneficiary of the proceeds in all circumstances unless a qualified election has been made in accordance with Section 5.7, Joint and Survivor Annuity Requirements, if applicable. Under no circumstances shall the Trust retain any part of the proceeds. In the event of any conflict between the terms of this Plan and the terms of any insurance contract purchased hereunder, the Plan provisions shall control.

7.0  MISCELLANEOUS

7.1  LOANS TO PARTICIPANTS
The Administrator may, in its sole discretion, establish a loan program and direct the Trustee to make a loan to a Participant or Beneficiary, other than shareholder-Employees or Owner-Employees.
  (A) Loans made pursuant to this program shall be subject to such rules as the Administrator, in its sole discretion, shall adopt, provided that such rules and regulations do not discriminate in favor of officers, shareholders or highly compensated Employees of the Employer and that loans shall be available to all Participants or Beneficiaries on a non-discriminatory basis. No loans shall be made under this Section 7.1 to any shareholder-Employees or Owner-Employees.
  (B) Any loan to a Participant made under this program shall comply with the following terms and conditions:
    (1) An application for a loan shall be made in writing to the Administrator, whose action thereon shall be final.
    (2) The loan shall be adequately secured, pursuant to Section 5, below.
    (3) The loan shall bear a reasonable rate of interest, as determined by the Plan Administrator in its sole discretion. The interest rate shall be comparable to the rate charged by commercial lenders in the geographical area of the Employer for similar types of loans, as determined by conditions customarily taken into account by such lenders in the making of similar types of loans.
    (4) A loan shall be made for fixed period of time, as determined by the Plan Administrator in its sole discretion, which in no event shall exceed five (5) Years from the date of such loan, except that such five (5) Year repayment rule shall not apply to any loan used to acquire a dwelling unit which, within a reasonable period of time, will be used as a principal residence of the Participant.
  Security for Loans to Participants is described in section 10.6.
    (5) No distribution shall be made to any Active Participant, inactive Participant, Former Participant or Beneficiary of any such Participant unless and until all unpaid loans, including accrued interest thereon, have been satisfied.
    (6) Loans shall be made available to all Participants and Beneficiaries on a reasonably equivalent basis.
    (7) No loan to any Participant or Beneficiary can be made to the extent that the amount of the loan, when added to the outstanding balance of all other loans to the Participant or Beneficiary, would exceed the lesser of:
      (a) $50,000 reduced by the excess (if any) of the highest outstanding balance of loans during the one year period ending on the day before the loan is made, over the outstanding balance of loans from the Plan on the date the loan is made, or
      (b) one-half the value of the vested account balance of the Participant. For the purpose of the above limitation, all loans from all qualified plans of the Affiliated Employers are aggregated.
    (8) In the event of default, foreclosure on and attachment of security will not occur until a distributable event occurs in the Plan.
    (9) Loans shall not be made available to highly compensated employees (as defined in Section 414(g) of the Code) in an amount greater than the amount made available to other Employees.
    (10) A Participant must obtain the consent of his Spouse, if any, to use of the Accrued Benefit as security for the loan. Spousal consent shall be obtained no earlier than the beginning of the 90-day period that ends on the date on which the loan is to be so secured. The consent must be in writing, must acknowledge the effect of the loan, and must be witnessed by a Plan representative or notary public. Such consent shall thereafter be binding with respect to the consenting


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                  Defined Contribution Plan and Trust Document



Spouse or any subsequent Spouse with respect to that loan. A new consent shall be required if the Accrued Benefit is used for renegotiation, extension, renewal, or other revision of the loan. If a valid spousal consent has been obtained in accordance with this Section 7.1(c)(11), then, notwithstanding any other provision of this Plan, the portion of the Participant's vested Accrued Benefit used as a security interest held by the Plan by reason of a loan outstanding to the Participant shall be taken into account for purposes of determining the amount of the Accrued Benefit payable at the time of death or distribution, but only if the reduction is used as repayment of the loan. If less than 100% of the Participant's vested Accrued Benefit (determined without regard to the preceding sentence) is payable to the surviving Spouse, then the Accrued Benefit shall be adjusted by first reducing the vested Accrued Benefit by the amount of the security used as repayment of the loan, and then determining the benefit payable to the surviving Spouse.
  (C) No loan may be made to any Owner Employee or shareholder Employee. For purposes of this requirement, a shareholder Employee means an Employee or officer of an electing small business (Sub Chapter S) corporation who owns (or is considered as owning within the meaning of Code Section 318(a)(1)), on any day during the taxable year of such corporation, more than five percent (5%) of the outstanding stock of the corporation.

7.2 DISCHARGE RIGHTS PRESERVED The Plan shall not be deemed to constitute an employment contract or to be consideration for the employment of any Employee.

7.3  BENEFICIARY DESIGNATED BY
PARTICIPANT
Subject to the Joint and Survivor Annuity requirements of Section 5.7, a beneficiary designation shall be filed by all Participants with the Administrator at the time they become Participants. In the absence of a valid designation or the survival of any Beneficiary designated by the Participant, the Administrator may, either before or after the Participant's death, designate the Participant's Beneficiary or Beneficiaries from among the following order of
Priority: spouse, children, grandchildren, parents, brothers and sisters, nephews and nieces, or his estate.

7.4 PRIORITY OF ADOPTION AGREEMENT Should the terms and conditions of this Plan and the related trust agreement conflict with the terms and conditions of the Adoption Agreement, the latter shall prevail. The Adoption Agreement, therefore, has the function of amending the terms of this Plan and trust agreement when necessary or appropriate. In the event of any conflict between the terms of the Plan or the Adoption Agreement and the terms of any insurance contract issued hereunder, the Plan or Adoption Agreement provisions shall control.

7.5  REFERENCE TO INTERNAL REVENUE
CODE
All references herein to Sections of the Internal Revenue Code, or any regulations or ruling thereunder shall be deemed to refer to such Sections as they may subsequently be modified, amended, replaced, or amplified by any Federal tax statutes, regulations or rulings of similar application and import.

7.6  SAVING CLAUSE
In the event any provision of the Plan is held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts of the Plan, but this instrument shall be construed and enforced as if said provision had never been included.

7.7  GOVERNING LAW
This Plan shall be construed, administered, and governed in all respects under and by ERISA and to the extent applicable, the laws of the Home State of the Employer, provided, however, that if any provision is susceptible to more than one interpretation, such interpretation shall be given thereto as is consistent with this Plan and Trust being a qualified employees' pension benefit plan and trust within the meaning of the Code and ERISA.

7.8 MERGER OR CONSOLIDATION OF PLAN In the case of a merger or consolidation of this Plan with another plan or transfer of assets or liabilities to another plan, each participant in the successor plan shall (if the Plan then terminated) receive a benefit immediately after the merger, consolidation or transfer


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which is at least equal to the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated).

7.9 AGREEMENT BINDING ON ALL PARTIES This Agreement shall be binding upon the heirs, executors, administrators, successors and assigns, as such terms shall apply, or any and all parties hereto, present and future.

7.10  HEADINGS
Headings in this instrument are inserted for convenience of reference only. They constitute no part of this instrument.

7.11  SINGULAR INCLUDES PLURAL, ETC.
Whenever appropriate, words used herein in the singular may include the plural or the plural may be read as the singular and the masculine may include the feminine.

7.12  FORFEITURE OF BENEFITS
  (A) If a retirement benefit become payable under this Plan to a Participant (or his Beneficiary) and such retirement benefit remains unpaid for a period of five (5) Years from the date such retirement benefit first became payable because the Participant (or his Beneficiary) cannot be located, the retirement benefit shall be deemed to be a forfeiture under the Plan and shall be used to reduce future Employer contributions to the Plan as soon as practicable after the deemed forfeiture.
  (B) Anything in this Section 7.12 to the contrary notwithstanding, if a retirement benefit is forfeited under the provisions of Section 7.12(A) and the Participant (or his Beneficiary) is located, the retirement benefit shall be reinstated and paid to the Participant (or his Beneficiary) under the terms of this Plan. The Employer shall make up any loss to the Plan as a result of the reinstatement of a retirement benefit as soon as practicable thereafter.

7.13 DISTRIBUTION PURSUANT TO QUALIFIED DOMESTIC RELATIONS ORDER Anything in
Section 5.3 notwithstanding, the Plan Administrator may, pursuant to procedures which do not discriminate in favor of highly compensated employees as defined in Code Section 414(q), and at the request of the Participant and his former Spouse, elect to treat a Qualified Domestic Relations Order as immediately distributable even though the Participant had not yet attained the Earliest Retirement Age under the Plan.

8.0  TOP HEAVY PLAN

8.1  PRECEDENCE OF SECTION
Anything in this Plan or the Adoption Agreement to the contrary notwithstanding, this Section 8 shall supersede and take precedence over any other provisions of the Plan or the Adoption Agreement for any Plan Year commencing on or after January 1, 1984, for which the Plan is determined to be a Top Heavy Plan or Super Top Heavy Plan under this Section 8.

8.2  DEFINITIONS
For purposes of determining whether the Plan is a Top Heavy Plan or Super Top Heavy Plan for any Plan Year commencing on or after January 1, 1984, the following terms, wherever capitalized, shall have the meanings set forth below:
  (A) "Determination Date" shall mean the date on which the Plan is tested to determine if it is a Top Heavy Plan or Super Top Heavy Plan, which date shall be the last day of the Plan Year for the first Plan Year and the last day of the preceding Plan Year for all subsequent Plan Years.
  (B) "Key Employee" shall mean any Employee or former Employee (or Beneficiary) in the Plan who, at any time during the "Determination Period," is or was:
    (1) An officer of the Employer if such individual's annual Compensation exceeds fifty percent (50%) of the dollar limitation under Code Section 415(b)(1)(A) (not more than 10% of the Employees of the Employer to a maximum of 50 such Employees shall be considered officers for this purpose);
    (2) An owner (or considered an owner under Code Section 318) of one (1) of the ten largest interests in the Employer if such individual's Compensation exceeds one hundred percent (100%) of the dollar limitation under Code Section 415(c)(1)(A);
    (3) An owner of five percent (5%) or more of an Employer; and


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    (4) An owner of one percent (1%) or more of the Employer having an annual
Compensation from the Employer which is in excess of $150,000.00.
  Annual Compensation means Compensation as defined in Section 415(c)(3) of the Code but includes amounts contributed by the Employer pursuant to a salary reduction agreement which are excludable from the Employee's gross income under
Section 125, Section 402(a)(8), Section 402(h) or Section 403(b) of the Code. "Determination Period" is the Plan Year containing the Determination Date and the four (4) preceding Plan Years. The determination of who is a Key Employee will be made in accordance with Code Section 416(i)(1) and the regulations thereunder.
  (C) "Permissive Aggregation Group" shall mean the Required Aggregation Group of plans plus any other plan or plans of the Employer which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Section 401(a)(4) and 410 of the Code.
  (D) "Present Value" shall be based only on the interest and mortality rates specified in the Adoption Agreement.
  (E)  "Required Aggregation Group" shall mean:
    (1) Each qualified plan of the Employer in which at least one Key Employee participates or participated at any time during the determination period (regardless of whether the Plan terminated); and
    (2) Any other qualified plan of the Employer which enables a plan described in Section 8.2(E)(1) above to meet the requirements of Sections 401(a)(4) or 410 of the Code.
  (F) "Top Heavy Plan" shall mean the Plan where, with respect to any Plan Year commencing after December 31, 1983, any of the following conditions exist:
      (a) If the Top-Heavy Ratio for this Plan exceeds 60 percent and this Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of plans,
      (b)  If this Plan is a part of a Required Aggregation
Group of plans (but which is not part of a Permissive
Aggregation Group ) and the Top-Heavy Ratio for the group of plans exceeds 60 percent, or
      (c) If this Plan is a part of a Required Aggregation Group of plans and part of a Permissive Aggregation Group and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds 60 percent.
  (G)  "Top-Heavy Ratio" shall mean:
    (1) If the Employer maintains one or more defined contribution plans (including any Simplified Employee Pension Plan) and the Employer has not maintained any defined benefit plans which during the 5-year period ending on the Determination Date(s) has or has had accrued benefits, the Top-Heavy Ratio for this Plan alone or for the Required or Permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the Determination Date(s) (including any part of any account balance distributed in the five-year period ending on the Determination Date(s)), and the denominator of which is the sum of all account balances (including any part of any account balances distributed in the five-year period ending on the Determination Date(s)), both computed in accordance with Code Section 416 and the regulations thereunder. Both the numerator and denominator of the Top-Heavy Ratio are increased to reflect any contribution not actually made as of the Determination Date, but which is required to be taken into account on that date under Section 416 of the Code and the regulations thereunder.
    (2) If the Employer maintains one or more defined contribution plans (including any Simplified Employee Pension Plan) and the Employer maintains or has maintained one or more defined benefit plans which during the 5-year period ending on the Determination Date(s) has or has had any accrued benefits, the Top Heavy Ratio for any Required or Permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of the present value of accrued benefits under the aggregate defined benefit plan or plans for all Key Employees and the sum of account balances under the aggregated defined contribution plan or plans for all Key Employees, determined in accordance with (1) above, as of the Determination Date(s), and the denominator of which is the sum of the present values of accrued benefits under the aggregated defined benefit plan or plans for all Participants and the sum of the account balances under the aggregated defined contribution plan or plans, determined in accordance with (1) above, for all participants as of the Determination Date(s), all determined in accordance with Section 416 of the Code and the regulations thereunder. The accrued benefits


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                  Defined Contribution Plan and Trust Document



under a defined benefit plan in both the numerator and denominator of the Top-Heavy Ratio are increased for any distribution of an accrued benefit made in the 5-year period ending on the Determination Date.
    (3) For purposes of (1) and (2) above, the value of account balances and the present value of accrued benefits will be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date, except as provided in Section 416 of the Code and the regulations thereunder for the first and second plan years of a defined benefit plan. The account balances and accrued benefits of a Participant (a) who is not a Key Employee but who was a Key Employee in a prior year, or (b) who has not been credited with at least one (1) Hour of Service with any Employer maintaining the Plan at any time during the 5-year period ending on the Determination Date will be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Section 416 of the Code and the regulations thereunder. Deductible employee contributions will not be taken into account for purposes of computing the Top-Heavy Ratio. When aggregating plans, the value of account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.
  The Accrued Benefit of a Participant other than a key employee shall be determined under (a) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer, or (b) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of section 411(b)(1)(C) of the Code.
  (H) "Valuation Date" shall mean the date as of which account balances or accrued benefits are valued for purposes of calculating the Top-Heavy Ratio which date shall be the last day of the Plan Year.

8.3  COMPENSATION IN TOP HEAVY PLAN
YEAR
During any Plan Year in which the Plan is determined to be a Top Heavy Plan or Super Top Heavy Plan, the Compensation used to determine a Participant's Accrued Benefit under Section 11 of the Adoption Agreement shall be limited to $200,000.00, as adjusted annually for increases in the cost of living by the Secretary of the Treasury, as described in Code Section 416(d)(2).

8.4 VESTING IN TOP HEAVY PLAN YEAR When a Plan is determined to be a Top Heavy Plan or a Super Top Heavy Plan for a Plan Year, each Participant's Accrued Benefit shall be subject to the following vesting schedule provided that the Participant has at least (1) Hour of Service during any Plan Year in which the Plan is determined to be a Top Heavy Plan or Super Top Heavy Plan:

  Years of Service        Vesting Percentage
  Less than 2              0%
  2 but less than 3        20%
  3 but less than 4        40%
  4 but less than 5        60%
  5 but less than 6        80%
  6 or more                100%

This Section 8.4 shall be applicable only in the event that the Employer has adopted a variable vesting schedule under Section 9 of the Adoption Agreement which is not as favorable as the above vesting schedule in all years. If the vesting schedule under the Plan shifts in or out of the above schedule for any Plan Year because of the Plan's top-heavy status, such shift is an amendment to the vesting schedule and the election in Section 1.4(A)(3) of the Plan applies. The minimum vesting schedule applies to all benefits within the meaning of Code
Section 411(a)(7) except those attributable to Employee contributions, including benefits accrued before the effective date of Code Section 416 and benefits accrued before the Plan became top heavy. Further, no decrease in a Participant's nonforfeitable percentage may occur in the event the Plan's status as a Top Heavy Plan changes for any Plan Year.

8.5  MINIMUM CONTRIBUTION UNDER TOP
HEAVY PLAN
  (A) Except as otherwise provided in Sections 8.5(C) and (D) below, the Employer contributions and forfeitures allocated in any Plan Year in which the plan is determined to be a Top Heavy Plan or a Super Top


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                  Defined Contribution Plan and Trust Document



Heavy Plan, on behalf of any Participant who is not a Key Employee, shall not be less than the lesser of three percent (3%) of such Participant's Compensation or, in the case where the Employer has no defined benefit plan which designates this Plan to satisfy section 416 of the Code, the largest percentage of Employer contributions and forfeitures, as a percentage of the first $200,000 of the Key Employee's Compensation, allocated on behalf of any Key Employee for that Year. The minimum allocation is determined without regard to any Social Security contribution. This minimum allocation shall be made even though, under other plan provisions, the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the Year because of
(1) the Participant's failure to complete 1,000 Hours of Service (or any equivalent provided in the Plan); (2) the Participant's failure to make mandatory employee contributions to the Plan; or (3) Compensation less than a stated amount.
  (B) For purposes of computing the minimum allocation, Compensation will mean Compensation as defined in Section 2.11 of the Plan.
  (C) The provision in (A) above shall not apply to any Participant who was not employed by the Employer on the last day of the Plan Year.
  (D) The provision in (A) above shall not apply to any Participant to the extent the Participant is covered under any other plan or plans of the Employer, and the Employer has provided in the Adoption Agreement that the minimum allocation or benefit requirement applicable to Top Heavy Plans will be met in the other plan or plans.

8.6  MINIMUM CONTRIBUTION UNDER
MULTIPLE PLANS
  (A) If the Employer elects to provide the additional minimum benefit under the Adoption Agreement, when the paired plans are top heavy but not super top heavy, the Employer will provide each non-key Employee who is a participant in paired defined benefit plan #01 a minimum non-integrated contribution of seven and one-half percent (7 1/2%) of Compensation. A minimum non-integrated contribution of four percent (4%) of Compensation will be provided to any non-key Employee otherwise entitled to receive top heavy contributions from this Plan who is not entitled to receive a minimum benefit from the paired defined benefit plan.
  (B) If the Employer does not elect to provide the additional minimum benefit under the Adoption Agreement, if the paired plans are top heavy, or when the paired plans are super top heavy, then the top heavy requirements set forth in
Section 8.5 of this Plan shall apply except that each non-key Employee who is a Participant in paired defined contribution plan #02 and who is also a participant in paired defined benefit plan #01 shall receive a minimum contribution of five percent (5%) of such Employee's total Compensation. For purposes of the Short Form Adoption Agreement, if the minimum benefit requirement is met under this Plan, the additional minimum benefit shall not be provided.

8.7  NONFORFEITABILITY OF MINIMUM BENEFIT
The minimum benefit required under Section 8.5 and 8.6 of the Plan (to the extent required to be nonforfeitable under Code Section 416(b)) may not be suspended or forfeited under Code Section 411(a)(3)(B) or Section 411(a)(3)(D).

8.8  ADJUSTMENT TO DEFINED BENEFIT AND DEFINED CONTRIBUTION FRACTION FOR
SUPER TOP-HEAVY PLAN
In any Plan Year in which the Top-Heavy Ratio exceeds ninety percent (90%) (i.e., the Plan becomes a super Top-Heavy Plan) or sixty percent (60%) where the Employer does not elect to provide the additional minimum benefit in the Adoption Agreement the denominators of the defined benefit fraction as defined in Section 5.5(E)(2) of the Plan, and defined contribution fraction as defined in Section 5.5(E)(3) of the Plan shall be computed using 100 percent of the dollar limitation instead of 125 percent.

9.0  AFFILIATED EMPLOYER

9.1 MEMBERS OF CONTROLLED GROUP All employees of all corporations which are members of a controlled group of corporations (as defined in Section 414(b) of the Code), all employees of all trades or businesses (whether or not incorporated) which are under common control (as defined in Section 414(c) of


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                  Defined Contribution Plan and Trust Document



the Code) and all employees of members of affiliated service groups (as defined in Section 414(m) of the Code) shall be treated as employed by a single employer.

9.2  LEASED EMPLOYEES
  (A) "Leased Employee" shall mean any person (other than an Employee of the recipient) who pursuant to an agreement between the recipient and any other person ("leasing organization") has performed services for the recipient (or for the recipient and related persons determined in accordance with Section 414(n)(6) of the Code) on a substantially full-time basis for a period of at least one year, and such services are of a type historically performed by employees in the business field of the recipient Employer. Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for the recipient employer shall be treated as provided by the recipient employer.
  (B) A leased Employee shall not be considered an employee of the recipient if:
    (1) Such employee is covered by a money purchase pension plan providing:
      (a) A nonintegrated employer contribution rate of at least 10 percent of compensation, as defined in section 415(c)(3) of the Code, but including amounts contributed pursuant to a salary reduction agreement which are excludable from the employee's gross income under section 125, section 402(a)(8), section 402(h) or section 403(b) of the Code.
      (b)  Immediate participation, and
      (c)  Full and immediate vesting; and
    (2) Leased Employees do not constitute more than 20 percent of the recipient's nonhighly compensated workforce.

9.3 PLAN OF A PREDECESSOR EMPLOYER If the Employer maintains this Plan as a successor to the plan of a Predecessor Employer, Years of Service and Covered Years of Service with the Predecessor Employer shall be treated as Years of Service and Covered Years of Service with the Employer.

9.4  CONTROLLED TRADES OR BUSINESSES OF
OWNER-EMPLOYEES
  (A) If this Plan provides contributions or benefits for one (1) or more Owner-Employees who control both the business for which the Plan is established and one (1) or more other trades or businesses, this Plan and the plan established for such other trades or businesses must, when looked at as a single plan, satisfy Section 401(a) and (d) of the Code for the Employees of this and all other trades or businesses.
  (B) If the Plan provides contributions or benefits for one (1) or more Owner-Employees who control one (1) or more other trades or businesses, the employees of the other trades or businesses must be included in a plan which satisfies Code Sections 401(a) and (d) and which provides contributions and benefits not less favorable than provided for Owner-Employees under this Plan.
  (C) If an individual is covered as an Owner-Employee under the plans of two
(2) or more trades or businesses which are not controlled and such individual controls at least one (1) other trade or business, the contributions and benefits provided for the employees under the plan of such controlled trade or business must be as favorable as those provided for such individual under the most favorable plan of the trade or business which is not controlled.
  (D) For purposes of this Section 9.4, an Owner-Employee, or two (2) or more Owner-Employees, will be considered to control a trade or business if the Owner-Employee, or two (2) or more Owner-Employees together:
    (1) Own the entire interest in an unincorporated trade or business; or
    (2) In the case of a partnership, own more than fifty percent (50%) of either the capital interest or the profits interest in the partnership.
  (E) For purposes of section 9.4(D), an Owner-Employee or two (2) or more Owner-Employees will be treated as owning any interest in a partnership which is owned, directly or indirectly, by a partnership which such Owner-Employee or such two (2) or more Owner-Employees are considered to control within the meaning of Section 9.4(D).

10.0  TRUST PROVISIONS

10.1  ESTABLISHMENT OF TRUST
It is the intention of the Employer that the Trust


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                  Defined Contribution Plan and Trust Document



established pursuant to this Section 10 shall be a qualified Trust under Section 501(a) of the Internal Revenue Code, and under such other Federal or State statute of a similar import, in order that the Trust created hereby may qualify as a tax exempt employees' Trust under all applicable law. However, notwithstanding any other provisions of the Trust, if the Internal Revenue Service is requested to issue to the Company a favorable written determination or ruling with respect to the initial qualification of the Plan and exemption of the Trust from tax and such request is denied, the Trustee shall, after receiving a written direction from the Employer or Administrator, pay to each Participant that portion of the Trust Fund applicable to said Participant's voluntary contributions, if any, and provided the Plan so states, pay to the Company any part of the Trust Fund attributable to Company contributions then remaining in the Trustee's possession. As a condition to such repayment, the Company must execute, acknowledge, and deliver to the Trustee its written undertaking, in form satisfactory to the Trustee, to indemnify, defend, and hold the Trustee harmless from all claims, actions, demands, or liabilities arising in connection with such repayment, and provided further that such repayment will occur within one year after the date the request for qualification is denied.

10.2  APPOINTMENT OF ADMINISTRATOR AND
TRUSTEE
  (A) The Board shall appoint the Administrator, who may be a person or committee consisting of any number of members. Any member of the Administrator may resign by giving notice in writing to the Employer. The Board shall have the power to remove a member of the Administrator for any or no reason. A member shall cease to be such upon his death or upon being declared legally incompetent.
  (B) The Board shall appoint the Trustee(s) (hereinafter referred to as the Trustee). The Trustee may resign at any time upon sixty (60) days written notice to the Board. The Trustee may be removed for any or no reason at any time by the Board upon sixty (60) days written notice to the Trustee. In the event of resignation, death or removal of the Trustee, or one or more of the Trustees, the Board shall appoint a successor Trustee who shall become effective upon acceptance in writing by the successor Trustee or Co-Trustee. Upon such resignation, death or removal of the Trustee or in the event of termination of this Trust, the Trustee shall have the right to a settlement of its account, which may be made, at the option of the Trustee, either
    (1) By judicial settlement in an action instituted by the Trustee in a court of competent jurisdiction, or
    (2) By agreement of settlement between the Trustee and the Administrator.
  Upon such settlement, all right, title and interest of the Trustee in the assets of the Trust and all rights and privileges under this Agreement heretofore vested in the Trustee shall vest in the successor Trustee and thereupon all future liability of the Trustee shall terminate; provided however that the Trustee shall execute, acknowledge and deliver all documents and written instruments which are necessary to transfer and convey the right, title and interest in the Trust assets and all rights and privileges to the successor Trustee.

10.3  ADMINISTRATOR FUNCTIONS
  (A) As of each Anniversary Date, the Employer shall, as soon as possible, certify to the Administrator the name, date of birth, date of employment, Hours of Service, and Compensation of each Employee who has become a Participant hereunder within the Plan Year in question; and shall also certify the name, Hours of Service, and Compensation of each Employee who was a Participant on the prior Anniversary Date and who was such at any time during the Plan Year in question. As soon as the above is determined, the Employer shall notify the Administrator of the amount of the contribution due to be made by it or made by it as of the Anniversary Date in question. The Administrator, upon receipt of such certifications from the Employer, shall compute therefrom the Accrued Benefit of each Participant. The Administrator shall keep complete records which shall show its actions under this Plan. The Administrator shall also keep such records for such periods as may be required under ERISA and regulations issued thereunder and under any other Federal law or regulations issued thereunder. The Administrator shall also maintain and retain records on matters for which disclosure is required by ERISA in sufficient detail that the information disclosed may be verified, and it shall keep such records available for


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examination for a period of not less than six (6) years after the filing date of documents containing the disclosed information.
  (B) The Administrator shall prepare, or cause to have prepared by any plan service organization as may be retained to do so, a written Participant statement to be delivered to the Participant setting forth the Accrued Benefit of such Participant. The statement of a Participant's Accrued Benefit shall not be made available for examination by any other Participant without the consent of the Administrator.
  (C) Upon the occurrence of an event giving rise to the payment of benefits under the Plan, the Administrator shall undertake to calculate such benefits based on the records of the Administrator and such other pertinent information as may be put before the Administrator by outside agencies or the Participant or the Beneficiary of the Participant and shall direct the Trustee to distribute the benefits at the time that such benefit becomes due and payable.
  (D) The Administrator shall give a Participant, or the Beneficiary of a deceased Participant, written notice, addressed to his last known address, by certified mail, of any denial of claim for benefits under the Plan, setting forth the specific reasons for such denial, written in a manner calculated to be understood by him. Such notice shall be sent within ninety (90) days after such denial and shall grant such Participant, or the Beneficiary of a deceased Participant, a reasonable opportunity within sixty (60) days after registered receipt of such notice to appear before the named members of the Administrator at a stated place, date and time for a full and fair review by them of the decision to deny the claim. Failure of the Participant, or the Beneficiary of a deceased Participant, to so appear before the Administrator within such sixty
(60) day period, shall constitute an irrevocable consent by such Participant, or the Beneficiary of a deceased Participant, to the decision denying the claim made by the Administrator. The Administrator shall extend such sixty (60) day period an additional thirty (30) days and shall provide another stated place, date and time for such review or appearance, if it receives a written request to do so by the Participant, or the Beneficiary of a deceased Participant, within the first sixty (60) day period. The Administrator shall also change the stated time and date of such appearance if requested to do so by the Participant, or the Beneficiary of a deceased Participant, and if the parties are able to agree upon such other time and date. The written notice by the Administrator shall explain such irrevocable consent upon failure to appear before the Administrator at the stated place, time and date, and the right of the Participant, or the Beneficiary of a deceased Participant, to one thirty (30) day extension for his appearance, and his right to request a different time and date within such period. The Administrator shall maintain minutes of any meeting denying a claim for benefits and of any review thereof and copies thereof shall be made available to the Participant, or the Beneficiary of a deceased Participant, upon written request.
  (E) The Administrator may retain and consult with legal counsel, who may be counsel for the Employer, with respect to the meaning or construction of this agreement or its obligations or duties hereunder, or with respect to any action or proceeding or any question of law, and shall be fully protected with respect to any action taken or omitted by it in good faith pursuant to the advice of such legal counsel, provided that the Administrator acts prudently in choosing such legal counsel. The Administrator may retain such other persons or organizations including actuaries, accountants and benefit, financial or administrative consultants to assist in the plan ministerial services. The Administrator shall have the sole ultimate to construe Plan terms and determine eligibility for benefits.
  (F) The Employer may directly pay the reasonable expenses of the Administrator in the administration of this Trust, including legal, accounting, and advisor fees or expenses. Should the Employer, for any reason, fail to pay such expenses, the same shall be paid by the Trustee out of the Trust. No member of the Administrator shall be entitled to compensation for his services as such member, but the Employer agrees to supply such stenographic or office help as may be necessary to assist the Administrator in the performance of his powers, duties and discretions.
  (G) The Administrator shall establish a funding policy so that the Trust will meet Plan needs. The
Administrator shall review the funding policy just prior to the end of each Fiscal Year for its appropriateness under the circumstances then prevailing. In


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                  Defined Contribution Plan and Trust Document



establishing a funding policy for the Trust, the Administrator shall follow the procedures set forth in this paragraph. The Administrator shall first determine the following matters:
    (1)  Approximate value of the assets in the Trust;
    (2)  Anticipated Employer contribution for the Plan
Year then ending;
    (3)  Approximate amount to be transferred to
segregated accounts of the Trust during the following year;
    (4) Anticipated income of the Trust during the following year;
    (5) Estimate of the anticipated withdrawals during the following year from Participants' voluntary contribution accounts;
    (6) Anticipated distributions from the Trust during the following year to retired Participants, terminated
Participants and to Beneficiaries; and
    (7)  Estimate as to such distributions for the next five
(5) years.
  Following a review of this material and consideration of anticipated contributions and income and distributions, the Administrator shall determine a funding policy for the Trust bearing in mind both the short-run and long-run needs and goals of the Plan. Such funding policy shall be communicated to the Trustee if the investment policy has been delegated to the Trustee or to the Investment Manager of the Trust, if one shall have been appointed, so that the investment policy of the Trust can be coordinated with Plan needs.

10.4  TRUSTEE FUNCTIONS
The Administrator hereby delegates to the Trustee the following functions:
  (A) The Trustee shall hold in safekeeping the funds and assets received by the Trustee under this Trust subject to the terms of this Agreement and for the purposes herein set forth. The Trustee shall be responsible only for such funds and assets as shall actually be received by the Trustee as Trustee hereunder. So long as a Trustee is acting, title to any of the assets of the Trust may be held or registered in the name of a nominee of the Trustee for ease of dealing with the same, provided that the books of the Trust reflect actual ownership. The assets so held or registered shall at all times remain in the possession or under the control of the Trustee. The Trustee may not maintain the indicia of ownership of any assets of the Trust outside the jurisdiction of the district courts of the United States except as authorized by Regulations. The Trustee may retain and consult with legal counsel, who may be legal counsel for the Employer, with respect to the meaning or construction of this agreement or its obligations or duties hereunder, or with respect to any action or proceeding or any question of law, and shall be fully protected with respect to any action taken or omitted by it in good faith pursuant to the advice of such legal counsel, provided that the Trustee acts prudently in choosing such legal counsel and in retaining such legal counsel. The Trustee may retain such other persons or organization including actuaries, accountants and benefit, financial or administrative consultants to assist in the Trust ministerial services.
  (B) The Trustee shall have such powers as may from time to time be necessary, appropriate or expedient to perform its functions in the management of the Trust. In addition to the powers enumerated herein, the Trustee shall have each and all the powers for trustees enumerated in the Statutes of the Home State of the Employer. The enumeration herein of a lesser, greater or other power shall not be deemed to exclude any statutory power. Without limiting the generality of the foregoing, the Trustee has the power to:
    (1)  Receive the income of the Trust;
    (2) Hold uninvested any cash contributions to the Trust and to create reserves of cash or other assets of the Trust for the payment of expenses or for distribution pursuant to the Plan, or for any other purpose in connection with the Plan;
    (3) Enter into any contracts with, or purchase any annuities from, any insurance company or insurance companies for the purpose of providing for the payment of all or any part of the retirement income payable under the Plan, and to disburse under any such contracts or for the purchase of any such annuities any monies held in the Trust;
    (4) Deposit any monies at any time held in the Trust in any savings and loan association or in the savings department of any bank, including the savings department of the Trustee;
    (5) Purchase, or subscribe for, any securities or property and to retain the same in the Trust;
    (6)  Sell, exchange, convey, transfer, or otherwise


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                  Defined Contribution Plan and Trust Document



dispose of, any securities or property held by it, by private contract or public action, and no person dealing with the Trustee shall be bound to see the application of the purchase money or to inquire into the validity, expediency, or propriety of any such sale or other dispositions;
    (7) Accept and retain for such time as it shall be determined any securities or other property received or acquired by the Trustee hereunder, whether or not such securities or other property would normally be purchased as investments hereunder;
    (8) Renew or extend, or to participate in the renewal or extension of, any mortgage, upon such terms as may be deemed advisable by the Plan Administrator or the Investment Manager, as the case may be;
    (9) Vote upon any stocks, bonds or other securities; to give general or special proxies or powers of attorney with or without powers of substitution; to exercise any conversion privileges, subscription rights or other options, and to make payments incidental thereto; to oppose, or to consent to, or otherwise participate in, corporate reorganizations or other changes affecting corporate securities, and to delegate discretionary powers, and to pay any assessments or charges in connection therewith; to abandon any property determined by it to be worthless; and generally to exercise any of the powers of an owner with respect to stocks, bonds, securities and other property held as part of the Trust.
    (10) Borrow or raise monies for the purposes of the Trust from anyone (other than a "party in interest" as defined in Section 3(14) of ERISA) in such amount, and upon such terms and conditions, as the Plan Administrator may deem advisable; and, for any sum so borrowed, to issue its promissory note as Trustee, and to secure the repayment thereof by pledging all, or any part, of the Trust; and no person lending money to the Trustee shall be bound to see to the application of the money lent or to inquire into the validity, expediency or propriety of such borrowing; it being intended that the Trustee shall also have the power to borrow from itself;
    (11) Settle, compromise, or submit to arbitration any claims, debts or damages due or owing from the Trust, to commence or defend suits or legal or administrative proceedings, and to represent the Trust in all suits and legal and administrative proceedings;
    (12) Repair, alter or improve any buildings which may be on any real estate forming part of the Trust or to erect an entirely new structure thereon;
    (13) Register any investment held as part of the Trust Fund in its own name or in the name of a nominee or to hold any investment in bearer form; provided, however, that the books and records of the Trustee shall at all time show that all such investments are part of the Trust;
    (14) Engage such attorneys, investment advisors, accountants and such other advisors as it may deem necessary or helpful in connection with the administration of the Trust, at such wages, fees, remuneration, consideration or otherwise, and upon such terms and conditions as it shall deem proper. Such compensation shall in no event be deducted from any commissions or other compensation payable to the Trustee;
    (15) Make, execute, acknowledge and deliver any and all documents of transfer and conveyance and any and all other instruments that may be necessary or appropriate to carry out the powers herein granted;
    (16) Lend or borrow securities, write or sell options or futures or enter into repurchase agreements unless specifically prohibited by the Plan Administrator, subject to such restrictions as the Trustee in its sole discretion may impose;
    (17) Do all such acts, and exercise all such rights and privileges, although not specifically mentioned herein, as may be necessary or proper for the accomplishment of the purposes for which the Trust is established; and
    (18) Settle securities trades effected by the Administrator or the Investment Manager through a securities depository utilizing an institutional delivery system. In such event, the Trustee may deliver or receive securities in accordance with appropriate trade reports or statements given to the Trustee by the depository without having received communications or instructions directly from the Administrator or the Investment Manager.
  (C) The Trustee shall receive from the Employer its contributions in cash made under the Plan. If Participant contributions are required under the Plan, the Trustee shall receive from the Employer such Participant contributions in cash. All contributions so received, together with the income and earnings therefrom and any increments thereto, shall be held,


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                  Defined Contribution Plan and Trust Document



managed, and administered in trust pursuant to the terms of this Plan and Trust, to provide benefits under the Plan according to its terms. The Trustee shall be under no duty to determine whether any contribution made to this Trust is in a proper amount; nor shall the Trustee have any duty or responsibility to collect any sum which the Employer is to contribute under this Trust.
  (D) The Trustee shall from time to time, on the written directions of the Administrator, make benefit payments out of the Trust to Participants or Beneficiaries in such manner, in such amounts, and for such purposes as may be specified by the Administrator. The Trustee shall not be responsible in any way for the purpose or application of such payments.
  The Trustee shall not be required to make any investigation beyond contacting the Social Security Administration to determine the mailing address of any retired or terminated Participant entitled to benefits under this agreement, or to determine the identity and mailing address of any person entitled to death benefits, and shall be entitled to withhold making any payments or deliveries until such mailing address of retired or terminated Participants, and identity and mailing address of persons entitled to death benefits, have been certified to the Trustee by the Administrator or Social Security Administration.
  (E) As agreed upon from time to time by the Employer and Trustee, the Trustee may be paid reasonable compensation for services rendered, or reimbursed expenses properly and actually incurred in the performance of duties with respect to the Trust. However, no Trustee who already receives full time pay from the Employer shall receive compensation from such Trust, except for reimbursement of expenses properly and actually incurred. In the absence of specific arrangement for such payments, any compensation or reimbursed expenses shall be withdrawn by the Trustee from the Trust, unless paid by the Employer. Such compensation shall include accounting, legal and administrative services rendered by or to the Trustee unless specifically excluded by appropriate written agreement. If so excluded, the Trustee may charge and withdraw from the Trust the cost of such services as may be authorized by the Employer. To the extent that the Trustee fees are to be charged against Employee contributions, the Employer shall so advise each Participant.
  (F) The Trustee shall keep accurate and detailed records of the administration of the Trust hereunder which shall be open to inspection at all reasonable times by any person designated by the Administrator or by the Board. At the end of each Plan Year, as soon as is practicable after the close of such other periods as may be agreed upon between the Trustee and the Employer and within sixty (60) days after the removal or resignation of the Trustee, the Trustee shall file with the Employer a written report setting forth all investments, receipts, disbursements and other transactions effected by it during such Plan Year or other period. The report shall contain an exact description of all securities, contracts, or other property purchased and sold, the cost or net proceeds of sale, (excluding accrued interest paid or received), and showing the securities and investments held at the end of such Plan Year or other period, and the cost and fair market value of each item thereof as carried on the books of the Trustee, and the total market value of the Trust at the end of such Plan Year or other period. The approval of the Administrator, or the lack of written objection from him within sixty (60) days after submission, of any report or accounting by the Trustee shall be a complete release and discharge to the Trustee and shall be binding upon all Participants and all persons claiming in place of or through such Participants, provided that they do not contain any statement that is a result of a breach of any fiduciary duty by the Trustee or they do not omit or conceal such breach. If the Trustee shall determine that the Trust consists in whole or in part of property not traded freely on a recognized market, or that information necessary to ascertain the fair market value thereof is not readily available to the Trustee, the Trustee shall request the party determining investment policy to instruct the Trustee as to the value of such property for all purposes under the Plan and Trust, and such party shall comply with such request. The value placed upon such property by such party in its instructions to the Trustee shall be conclusive and binding upon the Employer, the Administrator, Participants, their Beneficiaries and all other persons with an interest herein. If such party determining investment policy fails or refuses to instruct the Trustee as to the value of such property


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                  Defined Contribution Plan and Trust Document



within a reasonable time after receipt of the Trustee's request, the Trustee shall engage a competent appraiser to fix the fair market value of such property for all purposes hereunder. The determination of any such property shall be conclusive upon all parties interested therein and the Trustee shall have no liability in connection therewith. The reasonable fees and expenses incurred for any such appraisal shall be paid by the Trustee out of the Trust or, at the option of the Employer, by the Employer. The Trustee shall prepare and file such other reports, publications, statements, tax returns and forms required to be filed by the Trustee with the Secretary of Labor or Secretary of Treasury as the Trustee shall agree to undertake.
  (G) If the Administrator directs, the Trustee will commingle into one Trust the assets of two or more Employer plans each of which shall be qualified under
Section 401(a) of the Internal Revenue Code. The Trustee shall have no responsibility to determine the value of each separate plan; such responsibility shall remain with the Administrator. Should one or more plans be disqualified, the Administrator shall notify the Trustee and the Trustee shall segregate the funds of such plan or plans.
  (H) If the Administrator directs, the Trustee shall keep full accounts of all receipts and disbursements for each Participant's account. The Trustee shall render an annual report for each Participant's account to the Plan Administrator within sixty (60) days after the end of each Plan Year, said report to contain a complete accounting showing the total assets in the Trust and the fair market value of such assets as of that date, as well as a statement of purchases, sales and any investment changes and all income, expenses and disbursements since the last such report.
  (I) Notwithstanding any other provision contained in this Trust, the Trustee, at the direction of the Administrator and at the election of the Participant, shall transfer, upon termination of a Participant, the non-forfeitable interest to another trust forming part of a pension, profit sharing or stock bonus plan maintained by such Participant's new employer and meeting the requirements of Code Section 401(a), provided that the trust to which such transfers are made permits the transfer to be made. With the consent of the Administrator, the Trustee may accept funds transferred from another Trust forming part of a pension, profit sharing or stock bonus plan maintained by such Participant's previous employer and meeting the requirements of Internal Revenue Code Section 401(a) for the account of a Participant under this Plan, provided that the trust from which such funds are transferred permits the transfer to be made and, in the opinion of legal counsel for the Employer, the transfer will not jeopardize the exempt status of the Trust or create adverse tax consequences to the Employer. In the event of such a transfer to a Participant's account under this Trust, the Trustee shall maintain a separate, non-forfeitable account for the amount transferred and its share of the gains or losses of the Trust hereafter, as provided under Section 4.7.
  (J) The duties and responsibilities of the Trustee shall be solely those set forth in this document and the Trustee shall not have the authority to interpret the Plan.

10.5  INVESTMENT OF TRUST ASSETS
  (A) If an individual Trustee has been appointed by the Board, the Trustee shall have the authority and duty to direct the investment and management of all of the Trust assets and the Trustee shall be the fiduciary with respect to the investment and management of such Trust assets and the Administrator shall have no responsibility therefore, to the extent that such authority and duty has not been delegated to the Administrator or an Investment Manager by the Board. If more than one (1) individual Trustee is appointed by the Board, each such individual Trustee shall have full investment and management powers with respect to the Trust assets as if such Trustee was the sole Trustee, unless such investment and management authority is restricted by the Board or the Administrator.
  (B) If a bank or other corporate Trustee has been appointed by the Board, the Administrator shall have the authority and duty to direct the investment and management of all of the Trust assets, to the extent that such authority and duty has not been delegated to the Trustee or an Investment Manager by the Administrator.
    (1) The Administrator may by appropriate action appoint the Trustee to direct the investment and management of all or a portion of the assets of the Trust pursuant to the powers enumerated in Section 10.5. Written direction of the Administrator's action shall be


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                  Defined Contribution Plan and Trust Document



delivered to the Trustee whereupon the Trustee shall be the fiduciary with respect to the investment and management of such Trust assets and the Administrator shall have no responsibility therefore. Any transfer of investment and management to the Trustee may be revoked by a written notice to that effect by the Administrator.
  (C) The Board or the Administrator, by appropriate action, may appoint an Investment Manager to direct the Trustee to invest and manage all or a portion of the assets of the Trust pursuant to the powers enumerated in Section 10.5. If investment of the Trust Fund is to be directed in whole or in part by an Investment Manager, the Plan Administrator shall deliver to the Trustee a copy of each of the following documents: (1) Instrument appointing the Investment Manager; (2) Instrument evidencing the Investment Manager's acceptance of such appointment; (3) Investment Manager's acknowledgment that it is a fiduciary of the Plan; and (4) Certificate evidencing the Investment Manager's current registration under the Investment Advisor's Act of 1940, whereupon the Investment Manager shall be the fiduciary with respect to the investment and management of such Trust assets and the Administrator and the Trustee shall have no responsibility therefore. The Trustee shall be fully protected in relying upon such documents until such time as it is otherwise notified in writing of some change by the Plan Administrator.
  (D) The party who has been charged with the duty and authority to direct the investment and management of Trust assets shall have such powers as may from time to time be necessary, appropriate or expedient to perform its functions in the management of the Trust. The term "Power" is used herein in its broad sense and as including powers, implied powers, rights, privileges and immunities. Without limiting the foregoing, such party shall have the following enumerated powers:
    (1) To sell, convey, exchange, lease, convert, transfer, divide, repair, partition, consent to partition, or otherwise dispose of any property at any time held in trust hereunder;
    (2) Subject to the provisions of Sections 404, 405 and 407 of ERISA, to invest and reinvest the Trust and keep the Trust invested, without distinction between principal and income in such securities or in such property, real or personal, wherever situated, as they shall deem advisable, including, but not limited to, annuity contracts, insurance contracts, real estate, management commodity assets, stocks, common or preferred, option, futures, contract options on futures in trust and participation certificates, bonds and mortgages (including part interests in bonds and mortgages or notes and mortgages insured by the Federal Housing Administration), leaseholds on improved and unimproved real estate, qualifying securities or qualifying real property of the Employer or any of its affiliates to the maximum extent permitted under ERISA, partnership interests, interests in joint ventures, insurance company investment contracts, trust funds established by the Trustee, common or collective trust funds or pooled investment funds maintained for the investment of qualified retirement trusts by a bank, trust company or other financial institution acting in a fiduciary or custodial capacity for the Plan, (investment in a common or collective trust fund or pooled investment funds shall constitute the adoption of the instrument or agreement creating such fund), and other evidences of indebtedness or ownership;
    (3) Borrow money, and to secure the same by mortgage, deed of trust, or pledge of the Trust, or any assets constituting a part thereof, and to pay and discharge any and all indebtedness of the Trust or any liens or other charges against the Trust;
    (4) Borrow the cash values of annuity or insurance contracts. Such borrowed funds may be invested in any security or other property including premiums for insurance or annuity contracts. Notwithstanding anything herein to the contrary, the Administrator will only direct the Trustee to exercise its power hereunder to the extent that the unborrowed cash values of the contracts issued to the accounts of highly compensated Participants and officers or shareholders of the Employer are proportionally no greater than the unborrowed cash values of insurance contracts issued to the accounts of other Participants;
    (5) To have, with respect to bonds, shares of stock and other securities, all the rights, powers and privileges of an owner, including holding securities in the name of the Trustee or in the name of a nominee with or without disclosures of the Trust, voting, giving proxies, making payment of calls, assessments, or other sums deemed by the Trustee expedient for the


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protection of the Trust, exchanging securities, selling or exercising stock subscriptions or conversion rights, participating in foreclosures, reorganizations, consolidations, mergers, liquidations, pooling agreements, voting trusts, and assenting to corporate sales, leases and encumbrances;
    (6) Settle, compromise or submit to arbitration any claims, debts, or damages due or owing to or from the Trust; to commence to defend legal proceedings for or against the Trust; and to represent the Trust in all proceedings in any court of law or equity or before any other body or tribunal. The Trustee shall not exercise these powers conferred on it without first giving notice of the action proposed to be taken by the Administrator and obtaining written approval of such action from the Administrator;
    (7) Invest, on a uniform basis for all Participants, in an annual premium contract on his life issued by a legal reserve life insurance company and, if permitted by the policy purchased, at the Participant's retirement, to pay to such insurance company additional amounts from the Participant's account for the purpose of converting such policy so as to provide a retirement income;
    (8) Invest in any common or collective trust funds in which an Employee Benefit Trust is eligible to participate if such trust is established and maintained by the Trustee. The Declaration of Trust, as amended from time to time, shall be deemed to be a part hereof to the same extent as if fully set forth at length herein at the time of execution; and
    (9) Deposit funds in any interest bearing savings account at the bank which may also serve as Trustee.
  (E) If a Participant or Beneficiary exercises control over the assets in his account under the Plan, the Trustee shall invest such account as directed by such Participant or Beneficiary in writing. Provided, however, that the Trustee shall have no duty or obligation with respect to any such individually directed investments beyond the duties and obligations imposed upon the Trustee in this
Section 10 with respect to non-individually directed investments.
  (F) All directions concerning investments made by the Administrator or the Investment Manager shall be verbal unless the Trustee requires written confirmation. The Trustee shall be under no duty to question any directions of the Administrator or Investment Manager nor to review any securities or other property of the Trust constituting assets thereof with respect to which the Administrator or the Investment Manager has investment responsibility, nor to make any suggestions to such Administrator or the Investment Manager in connection therewith. The Trustee shall, as promptly as possible, comply with any written directions given by the Administrator or the Investment Manager hereunder. The Trustee shall not be liable, in any manner nor for any reason, for the making or retention of any investment pursuant to such directions of the Administrator or the Investment Manager, nor shall the Trustee be liable for its failure to invest any or all of the Trust in the absence of such written direction. The Administrator or the Investment Manager shall not direct the purchase, sale or retention of any assets of the Trust if such directions are not in compliance with the applicable provision of ERISA and any Regulations or Rulings issued thereunder.
  (G) The Trustee shall not be liable nor responsible for losses or unfavorable results arising from the Trustee's compliance with proper directions of the Administrator or Investment Manager which are made in accordance with the terms of the Plan and Trust and which are not contrary to the provisions of any applicable Federal or State statute regulating such investment and management of the assets of any employee benefit trust.

10.6  MISCELLANEOUS
  (A) This Trust is declared to be irrevocable. However, although the Employer has established the Trust with the bona fide intention and expectation that it will be able to make contributions to it indefinitely, the Employer is not and shall not be under any obligation or liability whatsoever to continue its contributions or to maintain the Plan for any given length of time. The Employer may in its sole and absolute discretion completely discontinue its contributions or terminate the Trust in accordance with the provisions of the Plan at any time. Unless sooner terminated in accordance with the other provisions of this agreement, this Trust shall in any event terminate:
    (1) Upon the date specified in a written notice of termination of the Plan and Trust, executed by the Employer and delivered to the Trustee; or
    (2) Upon the complete accomplishment of all the purposes for which the Plan is created.


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                  Defined Contribution Plan and Trust Document



  The assets of a Plan shall never inure to the benefit of any Employer and shall be held for the exclusive purposes of providing benefits to Participants in the Plan and their Beneficiaries and defraying reasonable expenses of administering the Trust. Any contribution made by the Employer because of a mistake of fact must be returned to the Employer within one year of the contribution. In the event that the Commissioner of Internal Revenue determines that the Plan is not initially qualified under the Internal Revenue Code, any contribution made incident to that initial qualification by the Employer must be returned to the Employer within one year after the date the initial qualification is denied, but only if the application for the qualification is made by the time prescribed by law for filing the Employer's return for the taxable year in which the Plan is adopted, or such later date as the Secretary of the Treasury may prescribe.
  (B) The Trustee and the Administrator as well as all other fiduciaries under the Trust shall discharge their duties with respect to this Trust solely in the interest of the Participants and their Beneficiaries; and,
    (1) For the exclusive purpose of providing benefits to Participants and their Beneficiaries, and defraying reasonable expenses of administering this Trust;
    (2) Acting prudently, with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims;
    (3) By diversifying the investments of the Trust so as to minimize the risk of large losses, unless under the circumstances it is clearly not prudent to do so; and
    (4) In accordance with the terms of this Trust insofar as they are consistent with Title I of the Employee Retirement Income Security Act of 1974.
  (C) The Trust created hereby shall not terminate or be held to have terminated upon any theory of merger based on the fact that the same persons are, by the terms of this instrument, made sole Participant and Trustee of said Trust; and said Participants are expressly given the right and privilege to participate in the profits, dividends, earnings and increases thereof, without regard to the relation as Trustee which such Participants may bear to said Trust.
  (D) The Trust will be administered in the Home State of the Trustee, and its validity, construction, and all rights hereunder shall be governed by ERISA and, to the extent not preempted, by the laws of the Home State of the Trustee. If any provisions of this Agreement shall be invalid or unenforceable, the remaining provisions shall continue to be fully effective.


10.10  LOANS TO PARTICIPANTS
  (A) All loans shall be adequately secured by the assignment of fifty percent of the Participant's vested Accrued Benefit in the plan and such other security as the Plan Administrator deems appropriate under the circumstances. The loan shall be evidenced by the Participant's collateral promissory note payable to the Trustee describing the amount, term and security for the loan.

11.0  CASH OR DEFERRED ARRANGEMENT
(The Plan Sponsor may choose to offer this provision in his Plan)

11.1  PURPOSE AND EFFECTIVE DATE
  (A) Purpose. If so elected in the cash or deferred arrangement (CODA) adoption agreement, it is the intention of the Employer to incorporate a CODA, which satisfies the requirements of Section 401(k) of the Code, as part of its profit sharing plan.
  (B) Effective Date. The CODA is effective upon adoption by the adopting employer.

11.2  ELIGIBILITY TO PARTICIPATE
  (A) Notwithstanding any other provision of the Plan, an Employee will be eligible to make Elective Deferrals on the Entry Date next following the earlier of:
    (1) The date on which the Employee meets the age and service requirements specified in Section 6 of the Adoption Agreement, or
    (2) The date on which the Employee attains age 21 and is credited with one
(1) Year of Service.

11.3  DEFINITIONS
The following definitions shall apply for purposes of this amendment only:
  (A) "Actual Deferral Percentage" or "ADP" shall mean, for a specified group of Participants for a Plan


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                  Defined Contribution Plan and Trust Document



Year, the average of the ratios (calculated separately for each Participant in such group) of
    (1) The amount of Employer contributions actually paid over to the trust on behalf of such Participant for the Plan Year to
    (2) The Participant's Compensation for such Plan Year (whether or not the Employee was a Participant for the entire Plan Year). Employer contributions on behalf of any Participant shall include:
      (a) Any Elective Deferrals made pursuant to the Participant's deferral election, including Excess Elective Deferrals, but excluding Elective Deferrals that are taken into account in the Contribution Percentage test (provided the ADP test is satisfied both with and without exclusion of these Elective Deferrals); and
      (b) At the election of the Employer, Qualified Non-elective Contributions and Qualified Matching Contributions. For purposes of computing Actual Deferral Percentages, an Employee who would be a Participant but for the failure to make Elective Deferrals shall be treated as a Participant on whose behalf no Elective Deferrals are made.
  (B) "Adjustment Factor" shall mean the cost of living factor prescribed by the Secretary of the Treasury under Section 415(d) of the Code for years beginning after December 31, 1987, as applied to such items and in such manner as the Secretary shall provide.
  (C) "Affiliated Employer" shall mean any corporation which is a member of a controlled group of corporations (as defined in Section 414(b) of the Code) which includes the Employer; any trade or business (whether or not incorporated) which is under common control (as defined in Section 414(c) of the Code) with the Employer; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Section 414(m) of the Code) which includes the Employer; and any other entity required to be aggregated with the Employer pursuant to regulations under Section 414(o) of the Code.
  (D) "Average Actual Deferral Percentage" shall mean the average (expressed as a percentage) of the Actual Deferral Percentages of the Participants in a group.
  (E) "Code" shall mean the Internal Revenue Code of 1986.
  (F) "Compensation" shall mean, unless otherwise elected in the CODA adoption agreement, compensation paid by the Employer to the Participant during the Plan Year which is required to be reported as wages on the Participant's Form W-2, or which, in the case of a self-employed individual, constitutes payment for services includible in the self-employed individual's gross income. For purposes of the EZFLEX Adoption Agreement: the Employer may elect that Compensation shall not include earnings prior to the date an Employee became a Plan Participant. This definition shall apply solely for purposes of determining the Actual Deferral Percentage under Section 11.4(F) and the Contribution Percentage under
Section 11.8(A).
  (G) "Elective Deferrals" shall mean any Employer contributions made to the Plan at the election of the Participant, in lieu of cash Compensation, and shall include contributions made pursuant to a salary reduction agreement or other deferral mechanism. With respect to any taxable year, a Participant's Elective Deferral is the sum of all Employer contributions made on behalf of such Participant pursuant to an election to defer under any qualified CODA as described in Section 401(k) of the Code, any simplified employee pension cash or deferred arrangement as described in Section 402(h)(1)(B), any eligible deferred compensation plan under Section 457, any plan as described under Section 501(c)(18), and any Employer contributions made on the behalf of a Participant for the purchase of an annuity contract under Section 403(b) pursuant to a salary reduction agreement.
  (H) "Employee" shall mean employees of the Employer and shall include leased employees within the meaning of Section 414(n)(2) of the Code. Notwithstanding the foregoing, if such leased employees constitute less than twenty (20) percent of the Employer's Non-highly Compensated work force within the meaning of
Section 414(n)(5)(C)(ii) of the Code, the term "Employee" shall not include those leased employees covered by a plan described in Section 414(n)(5)(B) of the Code unless otherwise provided by the terms of this plan other than this amendment.
  (I) "Employee Contributions" shall mean contributions to the plan made by a Participant during the Plan Year.


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  (J) "Employer" shall mean the entity that establishes or maintains the plan, any successor to such entity, and any Affiliated Employer.
  (K) "Excess Contributions" shall mean, with respect to any Plan Year, the excess of:
    (1) The aggregate amount of employer contributions actually taken into account in computing the ADP of Highly Compensated Employees for such Plan Year, over
    (2) The maximum amount of such contributions permitted by the ADP test (determined by reducing contributions made on behalf of Highly Compensated Employees in order of the ADPs, beginning with the highest of such percentages).
  (L) "Excess Elective Deferrals" shall mean those Elective Deferrals that are includible in a participant's gross income under Section 402(g) of the Code to the extent such participant's Elective Deferrals for a taxable year exceed the dollar limitation under such Code section. Excess Elective Deferrals shall be treated as annual additions under the plan.
  (M) "Family Member" shall mean an individual described in Section 414(q)(6)(B) of the Code.
  (N) "Highly Compensated Employee" shall mean an Employee described in Section
2.23 of the Plan and in Section 414(q) of the Code. (O) "Matching Contribution" shall mean any contribution to the plan made by the Employer for the Plan Year and allocated to a Participant's account by reason of the Participant's Employee Contributions or Elective Deferrals. Matching Contributions are subject to the distribution provisions applicable to Employer contributions in the underlying Plan document.
  (P) "Non-highly Compensated Employee" shall mean the Employee of the Employer who is neither a Highly Compensated Employee nor a Family Member.
  (Q) "Participant" shall mean any Employee of the Employer who has met the eligibility and participation requirements of the Plan.
  (R) "Plan Year" shall mean the Plan Year otherwise specified in the Plan.
  (S) "Qualified Non-elective Contributions" shall mean contributions (other than Matching Contributions or Qualified Matching Contributions) made by the Employer and allocated to Participant's accounts that the Participants may not elect to receive in cash until distributed from the Plan; that are nonforfeitable when made; and that are distributable only in accordance with the distribution provisions that are applicable to Elective Deferrals and Qualified Matching Contributions.
  (T) "Qualified Matching Contributions" shall mean Matching Contributions which are subject to the distribution and nonforfeitability requirements under Section 401(k) of the Code when made.

11.4  ELECTIVE DEFERRALS
  (A) Allocation of Deferrals. The Employer shall contribute and allocate to each Participant's Elective Deferral account an amount equal to the amount of a Participant's Elective Deferrals.
  (B) Elective Deferrals Pursuant to a Salary Reduction Agreement. To the extent provided in the CODA adoption agreement, a Participant may elect to have Elective Deferrals made under this plan. Elective Deferrals shall include both single-sum and continuing contributions made pursuant to a salary reduction agreement. A Participant shall designate the amount and frequency of his or her Elective Deferrals in the form and manner specified by the Plan Administrator.
    (1) Commencement of Elective Deferrals: A Participant shall be afforded a reasonable period at least once each calendar year, as specified in Section 10.2 of the CODA adoption agreement, to elect to commence Elective Deferrals. Such election shall not become effective before the time specified in Section 10.2 of the CODA adoption agreement.
    (2) Modification and Termination of Elective Deferrals. A Participant's election to commence Elective Deferrals shall remain in effect until modified or terminated. A Participant shall be afforded a reasonable period at least once each calendar year, as specified in Section 10.2(e) of the CODA adoption agreement, to modify the amount or frequency of his or her Elective Deferrals. A Participant may terminate his or her election to make Elective Deferrals at any time.
  (C) Cash bonuses. To the extent provided in Section 10.2 of the CODA adoption agreement, a Participant may also base Elective Deferrals on cash bonuses that, at the Participant's election, may be contributed to the CODA or received by the Participant in cash.
    (1) Time and Manner of Election. A Participant shall be afforded a reasonable period, as provided in
Section 10.2(f) of the CODA adoption agreement, to


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                  Defined Contribution Plan and Trust Document



elect to defer amounts described in Section 11.4(c) above to the CODA. Such election shall not become effective before the time specified in Section 10.2(a) of the CODA adoption agreement.
  (D) Maximum Amount of Elective Deferrals. A Participant's Elective Deferrals are subject to any limitations imposed in Section 10.2 of the CODA adoption agreement and any further limitations under the plan. No Participant shall be permitted to have Elective Deferrals made under this Plan during any calendar year in excess of the maximum dollar limitation under Section 402(g) of the Code in effect at the beginning of the calendar year.
  (E) Distribution of Excess Elective Deferrals. A participant may assign to this Plan any Excess Elective Deferrals made during a taxable year of the Participant by notifying the Plan Administrator on or before the date specified in the adoption agreement of the amount of the Excess Elective Deferrals to be assigned to the Plan. Notwithstanding any other provisions of the Plan, Excess Elective Deferrals, plus any income and minus any loss allocable thereto, shall be distributed no later than April 15 to any Participant to whose account Excess Elective Deferrals were assigned for the preceding year and who claims Excess Elective Deferrals for such taxable year.
    (1) The Participant's claim shall be in writing; shall be submitted to the plan administrator not later than the date elected in Section 15 of the CODA adoption agreement; shall specify the amount of the Participant's Excess Elective Deferral for the preceding calendar year; and shall be accompanied by the Participant's written statement that if such amounts are not distributed, such Excess Elective Deferrals, when added to amounts deferred under other plans or arrangements described in Sections 401(k), 408(k), or 403(b) of the Code, will exceed the limit imposed on the Participant by Section 402(g) of the Code for the year in which the deferral occurred.
    (2) Determination of income and loss: Excess Elective Deferrals shall be adjusted for any income or loss up to the date of distribution. The income or loss allocable to Excess Elective Deferrals is the sum of:
      (a) Income or loss allocable to the Participant's Elective Deferral account for the taxable year multiplied by a fraction, the numerator of which is such Participant's Excess Elective Deferrals for the year and the denominator is the Participant's account balance attributable to Elective Deferrals without regard to any income or loss occurring during such taxable year; and
      (b) Ten percent of the amount determined under (a) multiplied by the number of whole calendar months between the end of the Participant's taxable year and the date of distribution, counting the month of distribution if distribution occurs after the 15th of such month.
  (F) Actual Deferral Percentage. The Actual Deferral Percentage "ADP" for Participants who are Highly Compensated Employees for each Plan Year and the ADP for Participants who are Non-highly Compensated Employees for the same Plan Year must satisfy one of the following tests:
    (1) The ADP for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ADP for Participants who are Non-highly Compensated Employees for the Plan Year multiplied by 1.25; or
    (2) The ADP for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ADP for Participants who are Non-highly Compensated Employees for the Plan Year multiplied by 2.0, provided that the ADP for Participants who are Highly Compensated Employees does not exceed the ADP for Participants who are Non-highly Compensated Employees by more than two (2) percentage points.
  (G)  Special Rules:
    (1) The ADP for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Elective Deferrals (and Qualified Non-elective Contributions or Qualified Matching Contributions, or both, if treated as Elective Deferrals for purposes of the ADP test) allocated to his accounts under two or more arrangements described in Section 401(k) of the Code, that are maintained by the Employer, shall be determined as if such Elective Deferrals (and, if applicable, such Qualified Non-elective Contributions or Qualified Matching Contributions, or both) were made under a single arrangement. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different Plan Years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement.


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    (2) In the event that this Plan satisfies the requirements of Section
401(k), 401(a)(4), or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this Section shall be applied by determining the ADP of Employees as if all such plans were a single plan. For Plan Years beginning after December 31, 1989, plans may be aggregated in order to satisfy Section 401(k) of the Code only if they have the same Plan Year.
    (3) For purposes of determining the ADP of a Participant who is a 5-percent owner or one of the ten most highly-paid Highly Compensated Employees, the Elective Deferrals (and Qualified Non-elective Contributions or Qualified Matching Contributions, or both, if treated as Elective Deferrals for purposes of the ADP test) and Compensation of such Participant shall include the Elective Deferrals (and, if applicable, Qualified Non-elective Contributions and Qualified Matching Contributions, or both) and Compensation for the Plan Year of Family Members (as defined in Section 414(q)(6) of the Code). Family Members, with respect to such Highly Compensated Employees, shall be disregarded as separate employees in determining the ADP both for Participants who are Non-highly Compensated Employees and for Participants who are Highly Compensated Employees.
    (4) For purposes of determining the ADP test, Elective Deferrals, Qualified Non-elective Contributions and Qualified Matching Contributions must be made before the last day of the twelve-month period immediately following the Plan Year to which contributions relate.
    (5) The Employer shall maintain records sufficient to demonstrate satisfaction of the ADP test and the amount of Qualified Non-elective Contributions or Qualified Matching Contributions, or both, used in such test.
    (6) The determination and treatment of the ADP amounts of any participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.
  (H) Distribution of Excess Contributions. Notwithstanding any other provision of this Plan, Excess Contributions, plus any income and minus any loss allocable thereto, shall be distributed no later than the last day of each Plan Year to Participants to whose accounts such Excess Contributions were allocated for the preceding Plan Year. If such excess amounts are distributed more than 2 1/2 months after the last day of the Plan Year in which such excess amounts arose, a ten (10) percent excise tax will be imposed on the Employer maintaining the Plan with respect to such amounts. Such distributions shall be made to Highly Compensated Employees on the basis of the respective portions of the Excess Contributions attributable to each of such Employees. Excess Contributions shall be allocated to Participants who are subject to the family member aggregation rules of Section 414(q)(6) of the Code in the manner prescribed by the regulations. Excess Contributions (including the amounts recharacterized) shall be treated as Annual Additions under the Plan.
    (1) Determination of Income or Loss: Excess Contributions shall be adjusted for any income or loss up to the date of distribution. The income or loss allocable to Excess Contributions is the sum of:
      (a) Income or loss allocable to the Participant's Elective Deferral account (and, if applicable, the Qualified Non-elective Contribution account or the Qualified Matching Contributions account or both) for the Plan Year multiplied by a fraction, the numerator of which is such Participant's Excess Contributions for the year and the denominator is the Participant's account balance attributable to Elective Deferrals (and Qualified Non-Elective Contributions or Qualified Matching Contributions, or both, if any of such contributions are included in the ADP test) without regard to any income or loss occurring during such Plan Year; and
      (b) Ten Percent of the amount determined under (a) multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution, counting the month of distribution if distribution occurs after the 15th of such month.
    (2) Accounting for Excess Contributions: Excess Contributions shall be distributed from the Participant's Elective Deferral account and Qualified Matching Contribution account (if applicable) in proportion to the Participant's Elective Deferrals and Qualified Matching Contributions (to the extent used in the ADP test) for the Plan Year. Excess Contributions shall be distributed from the Participant's Qualified


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                  Defined Contribution Plan and Trust Document



Non-elective Contribution account only to the extent that such Excess Contributions exceed the balance in the Participant's Elective Deferral account and Qualified Matching Contribution account.
    (3) A Participant may treat his Excess Contributions as an amount distributed to the Participant and then contributed by the Participant to the Plan. Recharacterized amounts will remain nonforfeitable and subject to the same distribution requirements as Elective Deferrals. Amounts may not be recharacterized by a Highly Compensated Employee to the extent that such amount in combination with other Employee Contributions made by that Employee would exceed any stated limit under the Plan on Employee Contributions. Recharacterization must occur no later than two and one-half months after the last day of the Plan Year in which such Excess Contributions arose and is deemed to occur no earlier than the date the last Highly Compensated Employee is informed in writing of the amount recharacterized and the consequences thereof. Recharacterized amounts will be taxable to the Participant for the Participant's tax year in which the Participant would have received them in cash.
  (I) Qualified Non-Elective Contributions
    (1) The Employer may elect to make Qualified
Non-elective Contributions under the Plan on behalf of Employees as provided in the Adoption Agreement.
    (2) In addition, in lieu of distributing Excess Contributions as provided in
Section 11.4(H) of the Plan, or Excess Aggregate Contributions as provided in
Section 11.8(D) of the Plan, and to the extent elected by the Employer in the Adoption Agreement, the Employer may make Qualified Non-elective Contributions on behalf of Non-highly Compensated Employees that are sufficient to satisfy either the Actual Deferral Percentage test or the Average Contribution Percentage test, or both, pursuant to regulations under the Code.
  (J) Separate Accounts. A separate account shall be maintained for that portion of a Participant's accrued benefit that is attributable to Elective Deferrals and a separate account shall be maintained for that portion of a Participant's accrued benefit that is attributable to Qualified Non-elective Contributions. Each separate account shall be credited with the applicable contributions, earnings and losses, distributions, and other applicable adjustments.
  (K) Under no circumstances may Elective Deferrals and Qualified Non-elective Contributions be contributed and allocated to the trust under the plan later than thirty (30) days after the close of the Plan Year for which the contributions are deemed to be made, or such other time as provided in applicable regulations under the Code.

11.5  TOP-HEAVY REQUIREMENTS
  (A) If the underlying plan document does not designate another plan to satisfy the top-heavy requirements of Section 416 of the Code, or if the underlying plan document allocates less than three (3) percent of each Non-key Employee's top-heavy Compensation under the Plan to such Participant's account for a Plan Year, then the minimum top-heavy allocation under the Plan shall be allocated on behalf of Non-key Employees in accordance with Section 416 of the Code. Such allocation shall not be less than the lesser of three (3) percent of such Participant's Compensation or, in the case where the Employer has no defined benefit plan which designates this Plan to satisfy
Section 401 of the Code, the largest percentage of Employer contributions and forfeitures, as a percentage of the first $200,000 of the Key Employee's compensation, allocated on behalf of any Key Employee for that year.
  (B) For purposes of satisfying the minimum contribution on behalf of each Non-key Employee under Section 11.5(A) above, Elective Deferrals and Matching Contributions shall not be taken into account.
  (C) For purposes of determining whether a plan is top-heavy under Section 416 of the Code, Elective Deferrals are considered employer contributions.

11.6  SPECIAL DISTRIBUTION RULES
  (A) Elective Deferrals, Qualified Non-elective Contributions and Qualified Matching Contributions and income allocable thereto are not distributable to the Participant, or the Participant's Beneficiary or Beneficiaries, in accordance with the Participant's or Beneficiary's election, earlier than upon separation from service, death, or disability.
  (B)  Such amounts may also be distributed upon:
    (1)  Termination of the Plan without the
establishment of another defined contribution plan.
    (2)  The disposition by a corporation to an unrelated


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                  Defined Contribution Plan and Trust Document



corporation of substantially all of the assets (within the meaning of Section 409(d)(2) of the Code) used in a trade or business of such corporation if such corporation continues to maintain this Plan after the disposition, but only with respect to Employees who continue employment with the corporation acquiring such assets.
    (3) The disposition by a corporation to an unrelated entity of such corporation's interest in a subsidiary (within the meaning of Section 409(d)(3) of the Code) if such corporation continues to maintain this Plan, but only with respect to Employees who continue employment with such subsidiary.
    (4)  The hardship of the Participant as described in
Section 11.6(C).
    (5) The attainment of age 59 1/2 in the case of a Profit Sharing Plan.
  All distributions that may be made pursuant to one or more of the foregoing distributable events are subject to the spousal and participant consent requirements (if applicable) contained in Sections 401(a)(11) and 417 of the Code.
  (C) Distribution of Elective Deferrals (and earnings thereon accrued as of December 31, 1988) may be made to a Participant in the event of hardship. For the purposes of this Section, hardship is defined as an immediate and heavy financial need of the Employee where such Employee lacks other available resources. Hardship distributions are subject to the spousal consent requirements contained in Sections 401(a)(11) and 417 of the Code.
    (1) The following are the only financial needs considered immediate and heavy: deductible medical expenses (within the meaning of Section 213(d) of the Code) of the Employee, the Employee's spouse, children, or dependents; the purchase (excluding mortgage payments) of a principal residence for the Employee; payment of tuition for the next quarter or semester of post-secondary education for the Employee, the Employee's spouse, children or dependents; or the need to prevent the eviction of the Employee from, or a foreclosure on the mortgage of, the Employee's principal residence.
    (2) A distribution will be considered as necessary to satisfy an immediate and heavy financial need of the Employee only if:
      (a) The Employee has obtained all distributions, other than hardship distributions, and all nontaxable loans under all plans maintained by the Employer;
      (b) All plans maintained by the Employer provide that the Employee's Elective Deferrals (and Employee Contributions) will be suspended for twelve months after the receipt of the hardship distribution;
      (c) The distribution is not in excess of the amount of an immediate and heavy financial need; and
        (d) All plans maintained by the Employer provide that the Employee may not make Elective Deferrals for the Employee's taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limit under Section 402(g) of the Code for such taxable year less the amount of such Employee's Elective Deferrals for the taxable year of the hardship distribution.
    (3) The determination of the existence of financial hardship, and the amount required to be distributed to meet the need created by the hardship, shall be made by a person or persons designated by the Employer (unless a different person or persons are given authority elsewhere in the plan to approve hardship distributions).
    (4) All determinations regarding financial hardship shall be made in accordance with written procedures that are established by the person or persons described in Section 11.6(C)(3) above, and applied in a uniform and nondiscriminatory manner. Such written procedures shall specify the requirements for requesting and receiving distributions on account of hardship, including what forms must be submitted and to whom. All determinations regarding financial hardship must be made in accordance with objective criteria set forth in Section 7.2(a) through (c) of the CODA adoption agreement. Such determinations must also comply with applicable regulations under the Code.
    (5) Processing of applications and distributions of amounts under this Section, on account of a bona fide financial hardship, must be made as soon as administratively feasible.
    (6) If this Plan document provides for distributions on account of hardship, but does not comply with the requirements for hardship as stated in this Section 11.6(C), and as otherwise provided in applicable regulations under the Code, then Elective Deferrals may be distributed on account of hardship only in


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                  Defined Contribution Plan and Trust Document



accordance with this Section 11.6(C).

11.7  MATCHING CONTRIBUTIONS
  (A) If elected by the Employer in the CODA adoption agreement, the Employer will make Matching Contributions to the Plan. The amount of such Matching Contributions shall be calculated by reference to the Participant's Elective Deferrals as specified by the Employer in the Adoption Agreement.
  (B) Separate Account. A separate account shall be maintained for that portion of a Participant's accrued benefit that is attributable to Matching Contributions. Such separate account shall be credited with the applicable contributions, earnings and losses, distributions, and other adjustments.
  (C) Vesting. Matching Contributions will be vested in accordance with the Employer's election in Section 13.2 of the CODA adoption agreement. In any event, Matching Contributions shall be fully vested at Normal Retirement Age, upon the complete or partial termination of the Profit Sharing Plan, or upon the complete discontinuance of Employer contributions.
  (D) Forfeitures. Forfeitures of Matching Contributions other than Excess Aggregate Contributions shall be made in accordance with Section 4.2 of the Plan.
  (E) Qualified Matching Contributions. If elected by the Employer in Section 12 of the CODA adoption agreement, the Employer will make Qualified Matching Contributions to the plan. The amount of such Qualified Matching Contributions shall be calculated by reference to the Participant's Elective Deferrals as specified in the CODA adoption agreement.

11.8  LIMITATIONS ON EMPLOYEE
CONTRIBUTIONS AND MATCHING
CONTRIBUTIONS
  (A) The Average Contribution Percentage ("ACP") for Participants who are Highly Compensated Employees for each Plan year and the ACP for Participants who are Non-highly Compensated Employees for the same Plan Year must satisfy one of the following tests:
    (1) The ACP for Participants who are Highly Compensated Employees for each Plan Year shall not exceed the ACP for Participants who are Non-highly Compensated Employees for the same Plan Year multiplied by 1.25; or
    (2) The ACP for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ACP for Participants who are Non-highly Compensated Employees for the same Plan Year multiplied by two (2), provided that the ACP for Participants who are Highly Compensated Employees does not exceed the ACP for Participants who are Non-highly Compensated Employees by more than two (2) percentage points.
  (B)  Definitions:
    (1)  "Aggregate Limit" shall mean the sum of:
      (a) 125 percent of the greater of the ADP of the Non-highly Compensated Employees for the Plan Year or the ACP of Non-highly Compensated Employees under the plan subject to Code Section 401(m) for the Plan Year beginning with or within the Plan Year of the CODA and
      (b) The lesser of 200% or two plus the lesser of such ADP or ACP.
    (2) "Average Contribution Percentage" shall mean the average of the Contribution Percentages of the Eligible Participants in a group.
    (3) "Contribution Percentage" shall mean the ratio (expressed as a percentage) of the Participant's Contribution Percentage Amounts to the Participant's Compensation for the Plan Year (whether or not the Employee was a Participant for the entire Plan Year).
    (4) "Contribution Percentage Amounts" shall mean the sum of the Employee Contributions, Matching Contributions, and Qualified Matching Contributions (to the extent not taken into account for purposes of the ADP test) made under the plan on behalf of the Participant for the Plan Year. Such Contribution Percentage Amounts shall include forfeitures of Excess Aggregate Contributions or Matching Contributions allocated to the Participant's account which shall be taken into account in the year in which such forfeiture is allocated. If so elected in the adoption agreement the Employer may include Qualified Non-elective Contributions in the Contribution Percentage Amounts. The employer also may elect to use Elective Deferrals in the Contribution Percentage Amounts so long as the ADP test is met before the Elective Deferrals are used in the ACP test and continues to be met following the exclusion of those Elective Deferrals that are used to meet the ACP test.


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                  Defined Contribution Plan and Trust Document



    (5) "Eligible Participant" shall mean any Employee who is eligible to make an Employee Contribution, or an Elective Deferral (if the employer takes such contributions into account in the calculation of the Contribution Percentage), or to receive a Matching Contribution (including forfeitures) or a Qualified Matching Contribution. If an Employee Contribution is required as a condition of participation in the Plan, any Employee who would be a Participant in the Plan if such Employee made such a contribution shall be treated as an Eligible Participant on behalf of whom no Employee Contributions are made.
    (6) "Employee Contribution" shall mean any contribution made to the Plan by or on behalf of a Participant that is included in the Participant's gross income in the year in which made and that is maintained under a separate account to which earnings and losses are allocated.
    (7) "Matching Contribution" shall mean an Employer contribution made to this or any other defined contribution plan on behalf of a Participant on account of an Employee Contribution made by such Participant, or on account of a Participant's Elective Deferral, under a plan maintained by the Employer.
  (C)  Special Rules:
    (1) Multiple Use: If one or more Highly Compensated Employees participate in both a CODA and a plan subject to the ACP test maintained by the Employer and the sum of the ADP and ACP of those Highly Compensated Employees subject to either or both tests exceeds the Aggregate limit, then the ACP of those Highly Compensated Employees who also participate in a CODA will be reduced (beginning with such Highly Compensated Employee whose ACP is the highest) so that the limit is not exceeded. The amount by which each Highly Compensated Employee's Contribution Percentage Amounts is reduced shall be treated as an Excess Aggregate Contribution. The ADP and ACP of the Highly Compensated Employees are determined after any corrections required to meet the ADP and ACP tests. Multiple use does not occur if both the ADP and ACP of the Highly Compensated Employees does not exceed 1.25 multiplied by the ADP and ACP of the Non-highly Compensated Employees.
    (2) For purposes of this Section, the Contribution Percentage for any Participant who is a Highly Compensated Employee and who is eligible to have Contribution Percentage Amounts allocated to his account under two or more plans described in Section 401(a) of the Code, or arrangements described in Section 401(k) of the Code that are maintained by the Employer, shall be determined as if the total of such Contribution Percentage Amounts was made under such plan. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different plan years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement.
    (3) In the event that that Plan satisfies the requirements of Section 401(m), 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Sections of the Code only if aggregated with this Plan, then this Section shall be applied by determining the Contribution Percentage of Employees as if all such plans were a single plan. For plan years beginning after December 31, 1989, plans may be aggregated in order to satisfy Section 401(m) of the Code only if they have the same Plan Year.
    (4) For purposes of determining the Contribution Percentage of a Participant who is a five-percent owner or one of the ten most highly-paid Highly Compensated Employees, the Contribution Percentage Amounts and Compensation of such Participant shall include the Contribution Percentage Amounts and Compensation for the Plan Year of Family Members (as defined in Section 414(g)(6) of the Code). Family Members, with respect to Highly Compensated Employees, shall be disregarded as separate Employees in determining the Contribution Percentage both for Participants who are non-highly Compensated Employees and for Participants who are Highly Compensated Employees.
    (5) For purposes of determining the Contribution Percentage test, Employee Contributions are considered to have been made in the Plan Year in which contributed to the Trust. Matching Contributions and Qualified Non-elective Contributions will be considered made for a Plan Year if made no later than the end of the twelve-month period beginning on the day after the close of the Plan Year.
    (6) The Employer shall maintain records sufficient to demonstrate satisfaction of the ACP test and the


DCSTRPG792                                                              Page 55

                  Defined Contribution Plan and Trust Document



amount of Qualified Non-elective Contributions or Qualified Matching Contributions, or both, used in such test.
    (7) The determination and treatment of the Contribution Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.
  (D)  Distribution of Excess Aggregate Contributions
    (1) Notwithstanding any other provision of this Plan, Excess Aggregate Contributions, plus any income and minus any loss allocable thereto, shall be forfeited, if forfeitable, or if not forfeitable, distributed no later than the last day of each Plan year to Participants to whose accounts such Excess Aggregate Contributions were allocated for the preceding Plan Year. Excess Aggregate Contributions shall be allocated to Participants who are subject to the Family Member aggregation rules of Section 414(q)(6) of the Code in the manner prescribed by the regulations. If such Excess Aggregate Contributions are distributed more than 2 1/2 after the last day of the Plan Year in which such excess amounts arose, a ten (10) percent excise tax will be imposed on the Employer maintaining the Plan with respect to those amounts. Excess Aggregate Contributions shall be treated as Annual Additions under the Plan.
    (2) Determination of Income or Loss: Excess Aggregate Contributions shall be adjusted for any income or loss up to the date of distribution. The income or loss allocable to Excess Aggregate Contributions is the sum of:
      (a) Income or loss allocable to the Participant's Employee Contribution account, Matching Contribution account (if any, and if all amounts therein are not used in the ADP test) and, if applicable, Qualified Non-elective Contribution account and Elective Deferral account for the Plan Year multiplied by a fraction, the numerator of which is such Participant's Excess Aggregate Contributions for the year and the denominator is the Participant's account balance(s) attributable to Contribution Percentage Amounts without regard to any income or loss occurring during such Plan Year; and
      (b) Ten Percent of the amount determined under (a) multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution, counting the month of distribution if distribution occurs after the 15th of such month.
    (3) Forfeitures of Excess Aggregate Contributions: Forfeitures of Excess Aggregate Contributions may either be reallocated to the accounts of Non-highly Compensated Employees or applied to reduce Employer contributions, as elected by the Employer in Section 17 of the CODA Adoption Agreement.
    (4) Accounting for Excess Aggregate Contributions: Excess Aggregate Contributions shall be forfeited, if forfeitable or distributed on a pro-rata basis from the Participant's Employee Contribution account, Matching Contribution account, Qualified Matching Contribution account (and, if applicable, the Participant's Qualified Non-elective Contribution account or Elective Deferral account, or both).
  (E) "Excess Aggregate Contributions" shall mean, with respect to any Plan Year, the excess of:
    (1) The aggregate Contribution Percentage Amounts taken into account in computing the numerator of the Contribution Percentage actually made on behalf of Highly Compensated Employees for such Plan Year, over
    (2) The maximum Contribution Percentage Amounts permitted by the ACP test (determined by reducing contributions made on behalf of Highly Compensated Employees in order of their Contribution Percentages beginning with the highest of such percentages).
  Such determination shall be made after first determining Excess Elective Deferrals pursuant to Section 11.4(E) and then determining Excess Contributions pursuant to Section 11.4(H).

11.9  PROFITS NOT REQUIRED UNDER THE CODA
  (A) If the Employer elects, Employer contributions to the CODA may be made without regard to profits in accordance with Section 10.1 of the CODA Adoption Agreement. The Plan shall continue to be designed to qualify as a profit sharing plan for purposes of Section 401(a), 402, 412, and 417 of the Code.

11.10  FORFEITURES
The Participant's Accrued Benefit derived from
Elective Deferral, Qualified Non-elective
Contributions, Employee Contributions, and Qualified
Matching Contributions is nonforfeitable.  Separate


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


                  Defined Contribution Plan and Trust Document


accounts for Elective Deferrals, Qualified Non-elective Contributions, Employee Contributions, Matching Contributions, and Qualified Matching Contributions will be maintained for each Participant. Each account will be credited with the applicable contributions and earnings thereon.


DCSTRPG792                                                              Page 57

           First Amendment to the Defined Contribution Plan and Trust

Pursuant to Article 1.4 of the Basic Plan and Trust, the Trust Consultants, Inc, Mass Submitter Defined Contribution Plan and Trust is hereby amended effective the first day of the Plan Year beginning on or after January 1, 1993.

The following new Section 5.9 is added to Article 5 of the Basic Document:

"5.9 Direct Rollover

(A) This Section applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

(B) Definitions.

         (1) Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or the life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such is required under section 401 (a)
         (9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities.)

(2) Eligible retirement plan: An eligible retirement plan is an individual retirement acount described in section 408(a) of the Code, an individual retirement annuity described in section 408 (h) of the Code, an annuity plan described in section 403 (a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement account or individual retirement annuity.

(3) Distributee: A distributee includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's sppouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

(4) Direct rollover: A direct rollover is payment by the plan to the eligible retirement plan specified by the distributee."

           Second Amendment to the Defined Contribution Plan and Trust


Pursuant to Article 1.4 of the Basic Plan and Trust, the Defined Contribution Plan and Trust is hereby amended as noted below:

1. Effective the first day of the Plan Year beginning on or after January 1, 1993 the following new Section 5.10 is added to Article 5 of the Basic Document.

"5.10 Less than 30 Day Notice

If a distribution is one to which sections 401(a) (11) and 417 of the Internal Revenue code do not apply, such distribution may commence less than 30 days after the notice required under section 1.411(a)11(C) of the Income Tax Regulations is given, provided that:

(A) The plan administrator clearly informs the participant that the participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

(B) The participant, after receiving the notice, affirmatively elects a distribution."

2. Effective the first day of the Plan Year beginning on or after January 1, 1994 the following new Section 2.11(B)(4) is added to Article 2 of the Basic
Document:

(4) In addition to other applicable limitation set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the annual compensation of each employee taken into account under the plan shall not exceed the OBRA '93 annual compensation limit. The OBRA '93 annual compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with section 401(a)(17)(B) of the Internal Revenue Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

For Plan Years beginning on or after January 1, 1994, any reference in this Plan to the limitation under section 401(a)(17) of the Code shall mean the OBRA '93 annual compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first plan year beginning on or after January 1, 1994, OBRA '93 annual compensation limit is $150,000.*